                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               WORLD ACCESS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        World Access Convertible Preferred Stock, Series C

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          369,400 shares of World Access Convertible Preferred Stock, Series C.

        ------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The underlying value of the transaction was computed based on the issuance of 369,400 shares of Convertible Preferred Stock, Series C, of World Access with a fair value of approximately $720.00 per share or an aggregate fair value of approximately $266,000,000 as computed using the Black-Scholes Option Pricing Model and a 10% discount for the lack of liquidity in a private security; $56,000,000 in cash; and 520,000 options that each may be exercised for one share of World Access Common Stock at an average exercise price of $3.06 per share with an aggregate fair value of approximately $6,400,000 as computed using the Black-Scholes Option Pricing Model, for an aggregate underlying value of the transaction of approximately $328,400,000.

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        $328,400,000.00

        ------------------------------------------------------------------------

     (5)  Total fee paid:
        $65,687.00
        ------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               WORLD ACCESS, INC.
                      945 E. PACES FERRY ROAD, SUITE 2200
                             ATLANTA, GEORGIA 30326

Dear Stockholder:


     You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of World Access, Inc. ("World Access" or the "Company") to be held at the Company's principal executive offices located at 945 E. Paces Ferry Road, Suite 2200, Atlanta, Georgia 30326, on December 7, 1999, at 11:00 a.m., local time.



     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the adoption of an Agreement and Plan of Merger, dated as of August 17, 1999 (the "Merger Agreement"), among World Access, FaciliCom International, Inc., a Delaware corporation ("FaciliCom"), Armstrong International Telecommunications, Inc., a Delaware corporation, Epic Interests, Inc., a Pennsylvania corporation, and BFV Associates, Inc., a Delaware corporation. The Merger Agreement provides, among other things, for the merger of FaciliCom with and into World Access (the "Merger"), pursuant to which all issued and outstanding shares of common stock, par value $.01 per share, of FaciliCom ("FaciliCom Common Stock") will be converted into the right to receive, and certain outstanding options to purchase FaciliCom Common Stock will be exchanged for, in the aggregate, (i) an amount in cash and/or shares of common stock, par value $.01 per share, of World Access ("World Access Common Stock") equal in value to $56.0 million, (ii) approximately $369.4 million in aggregate liquidation preference of Convertible Preferred Stock, Series C, of World Access and (iii) approximately 520,000 vested options that each may be exercised for one share of World Access Common Stock at an average exercise price of $3.06 per share as more fully described in the accompanying Proxy Statement.


     You are urged to read carefully the accompanying Proxy Statement for more detailed information concerning the Merger.

     THE BOARD OF DIRECTORS OF WORLD ACCESS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF WORLD ACCESS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF WORLD ACCESS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     Whether or not you plan to attend the Special Meeting in person, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Special Meeting. If you attend the Special Meeting in person, you may vote your shares personally on all matters even if you have previously returned a proxy card. Your prompt cooperation will be greatly appreciated.


     We look forward to seeing you on December 7, 1999.


                                                         Sincerely,

                                                   /s/ John D. Phillips
                                                       John D. Phillips
                                                       Chairman and Chief
                                                       Executive Officer


November 5, 1999

                               WORLD ACCESS, INC.
                      945 E. PACES FERRY ROAD, SUITE 2200
                             ATLANTA, GEORGIA 30326

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON DECEMBER 7, 1999


TO THE STOCKHOLDERS OF WORLD ACCESS, INC.:


     NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Special Meeting") of World Access, Inc., a Delaware corporation ("World Access"), will be held at the principal executive offices of World Access located at 945 E. Paces Ferry Road, Suite 2200, Atlanta, Georgia 30326, on December 7, 1999, at 11:00 a.m., local time, for the purposes described below.


     The purposes of the Special Meeting are as follows:


          1. To consider and vote upon a proposal to approve the adoption of an Agreement and Plan of Merger, dated as of August 17, 1999 (the "Merger Agreement"), among World Access, FaciliCom International, Inc., a Delaware corporation ("FaciliCom"), Armstrong International Telecommunications, Inc., a Delaware corporation, Epic Interests, Inc., a Pennsylvania corporation, and BFV Associates, Inc., a Delaware corporation. The Merger Agreement provides, among other things, for the merger of FaciliCom with and into World Access (the "Merger"), pursuant to which all issued and outstanding shares of common stock, par value $.01 per share, of FaciliCom ("FaciliCom Common Stock") will be converted into the right to receive, and certain outstanding options to purchase FaciliCom Common Stock will be exchanged for, in the aggregate, (i) an amount in cash and/or shares of common stock, par value $.01 per share, of World Access ("World Access Common Stock") equal in value to $56.0 million, (ii) approximately $369.4 million in aggregate liquidation preference of Convertible Preferred Stock, Series C, of World Access ("Series C Preferred Stock") and (iii) approximately 520,000 vested options that each may be exercised for one share of World Access Common Stock at an average exercise price of $3.06 per share and as more fully described in the accompanying Proxy Statement.


          2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement.


     Only holders of record of World Access Common Stock, World Access 4.25% Cumulative Senior Perpetual Convertible Preferred Stock, Series A, and World Access 4.25% Cumulative Junior Convertible Preferred Stock, Series B, on October 22, 1999 are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.


     All stockholders are cordially invited to attend the Special Meeting. However, to ensure your representation at the Special Meeting, you are urged to complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Special Meeting. If you attend the Special Meeting in person, you may vote your shares personally on all matters even if you have previously returned a proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, World Access will vote your proxy in favor of adopting the Merger Agreement. If you do not return your card, the effect will be a vote against the Merger Agreement. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by your broker or nominee regarding how to instruct them to vote your shares.

                                                         BY ORDER OF THE BOARD
                                                         OF DIRECTORS

                                                         /s/ W. Tod Chmar
                                                         W. Tod Chmar
                                                         Executive Vice
                                                         President and Secretary


November 5, 1999

                               WORLD ACCESS, INC.

                                PROXY STATEMENT


     This Proxy Statement is being furnished to stockholders of World Access, Inc., a Delaware corporation ("World Access"), in connection with the solicitation of proxies by the board of directors of World Access (the "Board of Directors") for use at a special meeting of stockholders (the "Special Meeting") of World Access to be held at the principal offices of World Access located at 945 E. Paces Ferry Road, Suite 2200, Atlanta, Georgia 30326, on December 7, 1999, at 11:00 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders of World Access.



     This Proxy Statement is being furnished to the stockholders of World Access for use at the Special Meeting for the purpose of considering and voting upon a proposal to approve the adoption of an Agreement and Plan of Merger, dated as of August 17, 1999 (the "Merger Agreement"), among World Access, FaciliCom International, Inc., a Delaware corporation ("FaciliCom"), Armstrong International Telecommunications, Inc., a Delaware corporation ("Armstrong"), Epic Interests, Inc., a Pennsylvania corporation ("Epic"), and BFV Associates, Inc., a Delaware corporation ("BFV" and, together with Armstrong and Epic, the "FaciliCom Shareholders"). The Merger Agreement provides, among other things, for the merger (the "Merger") of FaciliCom with and into World Access pursuant to which all issued and outstanding shares of common stock, par value $.01 per share, of FaciliCom (the "FaciliCom Common Stock") will be converted into the right to receive, and certain outstanding options to purchase FaciliCom Common Stock will be exchanged for, in the aggregate, (i) an amount of cash and/or shares of common stock, par value $.01 per share, of World Access ("World Access Common Stock") equal in value to $56.0 million, (ii) approximately 369,400 shares, or $369.4 million in liquidation preference, of Convertible Preferred Stock, Series C, of World Access ("Series C Preferred Stock") and (iii) approximately 520,000 vested options that each may be exercised for one share of World Access Common Stock at an average exercise price of $3.06 per share. In connection with the Merger, FaciliCom has also granted new stock options to its employees under the FaciliCom 1999 Stock Option Plan which will convert upon consummation of the Merger into non-qualified options to purchase approximately
1.9 million shares of World Access Common Stock at an exercise price of $15.00 per share.



     The Series C Preferred Stock will rank (i) as to dividends, on parity with the World Access Common Stock and junior to the Series A Preferred Stock and Series B Preferred Stock (as each such term is defined below) and (ii) as to liquidation preference, senior to the World Access Common Stock, on parity with the Series B Preferred Stock and junior to the Series A Preferred Stock. The Series C Preferred Stock has a liquidation preference of $1,000 per share and is convertible, at any time in whole or in part, into shares of World Access Common Stock at a conversion rate of one share of World Access Common Stock per $20.38 of liquidation preference, subject to potential adjustments, as more fully described herein. Any Series C Preferred Stock still outstanding on the third anniversary of the consummation of the Merger will automatically be converted into shares of World Access Common Stock at a conversion rate of one share of World Access Common Stock per each amount of liquidation preference as is equal to the current market price of the World Access Common Stock at such time; provided that such conversion rate shall not be below one share of World Access Common Stock per $11.50 of liquidation preference and is subject to other potential adjustments. The holders of the Series C Preferred Stock will be entitled to elect, and the initial holders of the World Access Common Stock issued upon conversion of the Series C Preferred Stock will be entitled to designate for recommendation by the World Access Board of Directors for election by the World Access stockholders, up to four members of the Board of Directors, in each case, subject to maintaining specified levels of stock ownership. Holders of the Series C Preferred Stock will be entitled to vote on an as converted basis on all matters voted on by holders of World Access Common Stock, other than for the election of directors. Upon consummation of the Merger and certain related transactions, the holders of the Series C Preferred Stock will control approximately 24.1% of the total voting power of World Access Voting Stock (as hereinafter defined), and four out of the twelve members of the Board of Directors will be representatives of the holders of the Series C Preferred Stock. See "THE MERGER -- Consideration to be Received in the
Merger -- Description of the Series C Preferred Stock."

     Holders of record of World Access Common Stock, World Access 4.25% Cumulative Senior Perpetual Convertible Preferred Stock, Series A ("Series A Preferred Stock"), and World Access 4.25% Cumulative Junior Convertible Preferred Stock, Series B ("Series B Preferred Stock" and, together with the World Access Common Stock and the Series A Preferred Stock, and, after the consummation of the Merger, the Series C Preferred Stock, the "World Access Voting Stock"), on October 22, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. The proposed Merger is contingent upon, among other things, the approval of the holders of a majority in voting power of the World Access Voting Stock voting together as a single class. John D. Phillips, Chairman of the Board, President and Chief Executive Officer of World Access, WorldCom Network Services, Inc. ("WNS") and The 1818 Fund III, L.P. ("The 1818 Fund") have entered into a voting agreement with FaciliCom and the FaciliCom Shareholders in which they have each agreed to vote their shares, which as of the Record Date represent in the aggregate approximately 24.1% of the voting power of the World Access Voting Stock, in favor of adopting the Merger Agreement.



     Consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including, among other things, receipt of (i) consent from the holders of a majority in interest of FaciliCom's $300.0 million aggregate principal amount of 10 1/2% Series B Senior Notes due 2008 (the "FaciliCom Notes") issued under the indenture between FaciliCom, as issuer, and State Street Bank and Trust Company, as trustee, dated as of January 28, 1998, as amended (the "FaciliCom Indenture"), to amend the terms of the FaciliCom Indenture eliminating such holders' rights pursuant to the FaciliCom Indenture to require FaciliCom to repurchase their FaciliCom Notes at 101% of the principal amount of such FaciliCom Notes in connection with the change of control of FaciliCom resulting from the consummation of the Merger and (ii) certain other amendments of the provisions of the FaciliCom Indenture required to consummate the Merger or as is agreed to by World Access and FaciliCom (collectively, the "FaciliCom Notes Consent").



     Pursuant to the terms of an Agreement to Exchange and Consent, dated October 12, 1999 (the "Exchange Agreement"), World Access agreed, under certain circumstances, to make an exchange offer (the "Exchange Offer") in connection with the Merger for the outstanding FaciliCom Notes, and the holders of a majority in interest of the FaciliCom Notes (the "Majority Holders") agreed to consent to the amendments constituting the FaciliCom Notes Consent, subject to the consummation of the Merger and the Exchange Offer. The Exchange Agreement provides that holders of FaciliCom Notes will be entitled to tender their FaciliCom Notes and accept in exchange for each $1,000 in principal amount of such FaciliCom Notes (i) $1,000 principal amount of World Access' 13.25% Senior Notes due 2008 (the "Exchange Notes"), (ii) $10 in cash, and (iii) World Access Common Stock having a market value of $50, as measured at the time of the exchange (the "Stock Consideration"). In the event World Access subsequently generates cash or cash equivalents from certain asset sales and is required to make an offer to repurchase the Exchange Notes at 100% of principal, the repurchase price will be reduced by the then current market value of the Stock Consideration. The closing of the Exchange Offer is expected to occur immediately after the closing of the Merger.



     On August 16, 1999, the last full trading day prior to the public announcement of the execution of the Merger Agreement, and November 3, 1999, the last reported sale prices on The Nasdaq National Market ("Nasdaq") of World Access Common Stock were $13.69 and $13.19, respectively.


     All information contained in this Proxy Statement relating to World Access and its subsidiaries has been supplied by World Access. All information contained in this Proxy Statement relating to FaciliCom and its subsidiaries has been supplied by FaciliCom.


     This Proxy Statement and the form of proxy are first being mailed to stockholders of World Access on or about November 5, 1999.



              THE DATE OF THIS PROXY STATEMENT IS NOVEMBER 5, 1999

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
SUMMARY.....................................................     1
  The Companies.............................................     1
  The Special Meeting.......................................     1
  Voting Agreement..........................................     2
  Risk Factors..............................................     2
  Recommendation of the World Access Board of Directors.....     2
  Opinion of World Access Financial Advisor.................     2
  Ownership of World Access After the Merger................     3
  The Merger................................................     3
  The Private Placement.....................................     7
  Exchange Offer for FaciliCom Notes........................     7
MARKETS AND MARKET PRICES...................................     8
SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION.....     9
  World Access Selected Historical Financial Information....     9
  FaciliCom Selected Historical Financial Information.......    11
  Unaudited Selected Pro Forma Financial Information........    13
COMPARATIVE PER SHARE DATA..................................    15
RISK FACTORS................................................    17
  Risk Factors Concerning the Merger........................    17
  Risk Factors Concerning the Business and Operations of the
     Surviving Corporation..................................    19
  Forward-Looking Statements................................    23
THE SPECIAL MEETING.........................................    24
  General...................................................    24
  Matters to Be Considered..................................    24
  Board of Directors' Recommendations.......................    24
  Record Date...............................................    24
  Stockholders Entitled to Vote.............................    24
  Quorum; Vote Required.....................................    24
  Security Ownership by Certain Beneficial Owners and
     Management.............................................    25
  Voting Agreement..........................................    25
  Solicitation and Revocability of Proxies..................    25
THE MERGER..................................................    27
  Purpose and Effects of the Merger.........................    27
  Background of the Merger..................................    27
  Recommendation of the World Access Board of Directors.....    28
  World Access' Reasons for the Merger......................    28
  Opinion of World Access' Financial Advisor................    29
  Closing; Effective Time of the Merger.....................    34
  Management of the Surviving Corporation...................    34
  Consideration to be Received in the Merger................    36
  Certain Material Federal Income Tax Consequences of the
     Merger.................................................    38
  Limitations on Resales by Affiliates......................    40
  Accounting Treatment......................................    40
  Appraisal or Dissenters' Rights...........................    40
  Regulatory Approvals......................................    40
  Interests of Certain Persons in the Merger................    41

                                                              PAGE
                                                              ----
THE MERGER AGREEMENT........................................    45
  The Merger................................................    45
  Certificate of Incorporation and Bylaws of Surviving
     Corporation............................................    45
  Directors of the Surviving Corporation....................    45
  Merger Consideration......................................    45
  Treatment of FaciliCom Stock Options......................    46
  Representations and Warranties............................    46
  Covenants of the Parties..................................    47
  Conditions to the Consummation of the Merger..............    50
  Termination...............................................    52
  Amendment.................................................    53
RELATED AGREEMENTS..........................................    54
  Voting Agreement..........................................    54
  Letter Agreement..........................................    54
  Registration Rights Agreement.............................    54
  Agreement to Exchange and Consent.........................    55
  Private Placement Agreements..............................    56
RELATED TRANSACTIONS........................................    57
  Exchange Offer for FaciliCom Notes........................    57
  Private Placement.........................................    59
  Release of Escrowed Shares................................    59
PRINCIPAL STOCKHOLDERS......................................    60
BUSINESS OF WORLD ACCESS....................................    63
  Telecommunications Group..................................    63
  Equipment Group...........................................    63
  Recent Developments.......................................    64
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS................................................    67
FACILICOM'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............    77
  Overview..................................................    77
  Results of Operations.....................................    78
  Liquidity and Capital Resources...........................    81
  Impact of the Year 2000 Issue.............................    82
  Quantitative and Qualitative Disclosures about Market
     Risk...................................................    84
BUSINESS OF FACILICOM.......................................    85
  Overview..................................................    85
  Strengths.................................................    86
  Operating Markets.........................................    87
  Network...................................................    89
  Services..................................................    92
  Customers.................................................    93
  Sales and Marketing.......................................    94
  Management Information Systems............................    94
  Competition...............................................    96
  Licenses and Regulation...................................    97
  Employees.................................................   100
  Intellectual Property.....................................   100
  Properties................................................   100

                                                              PAGE
                                                              ----
Legal Proceedings...........................................   101
  Capital Stock.............................................   101
  Recent Developments.......................................   101
ACCOUNTANTS.................................................   102
OTHER MATTERS...............................................   102
STOCKHOLDER PROPOSALS.......................................   103
AVAILABLE INFORMATION.......................................   103
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   104
FACILICOM CONSOLIDATED FINANCIAL STATEMENTS.................   F-1
APPENDICES:
APPENDIX A: Agreement and Plan of Merger, dated as of August
            17, 1999, by and among World Access, Inc.,
            FaciliCom International, Inc., Armstrong
            International Telecommunications, Inc., Epic
            Interests, Inc. and BFV Associates, Inc.........   A-1
APPENDIX B: Opinion of Donaldson, Lufkin & Jenrette
            Securities Corporation Regarding the Merger.....   B-1
APPENDIX C: Voting Agreement, dated as of August 17, 1999,
            by and among FaciliCom International, Inc.,
            Armstrong International Telecommunications,
            Inc., BFV Associates, Inc., Epic Interests,
            Inc., WorldCom Network Services, Inc., The 1818
            Fund III, L.P. and John D. Phillips.............   C-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is not, and is not intended to be, a complete description of the matters covered in this Proxy Statement and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, including the appendices hereto and the documents incorporated herein by reference. Stockholders of World Access are urged to read carefully the entire Proxy Statement, including the appendices hereto and the documents incorporated by reference herein, and particularly the matters set forth in this Proxy Statement under "RISK FACTORS."

THE COMPANIES

     World Access, Inc. World Access provides international long distance services and proprietary network equipment to the global telecommunications markets. The World Access Telecommunications Group terminates international long distance voice and data traffic in more than 200 countries through a combination of owned or leased international network facilities, various international termination agreements and resale arrangements with other international long distance service providers. The World Access Equipment Group develops, manufactures and markets intelligent multiplexers, digital microwave radio systems, digital switches, billing and network telemanagement systems, cellular base stations, fixed wireless local loop systems, and other telecommunications network products.

     The principal executive offices of World Access are located at 945 E. Paces Ferry Road, Suite 2200, Atlanta, Georgia 30326, and its telephone number at that location is (404) 231-2025.

     FaciliCom International, Inc. FaciliCom is a multinational, facilities-based telecommunications carrier. It provides international long distance services to other carriers worldwide and offers international and domestic long distance voice, internet access, data and other value-added services to business and residential customers in select European markets. FaciliCom provides these services over its carrier-grade international network, which consists of 17 gateway switches and 18 additional points of presence in the U.S. and in 13 European countries, as well as a satellite earth station. The FaciliCom network is connected primarily by fiber optic cable capacity that FaciliCom owns or leases. In addition to these facilities, FaciliCom has 12 interconnection agreements, ten of which are with the dominant national carriers in its markets, and 21 operating agreements, 16 of which are with the dominant national carriers in its markets.

     The principal executive offices of FaciliCom are located at 1401 New York Avenue, N.W., 9th Floor, Washington, D.C. 20005, and its telephone number at this location is (202) 496-1100.

THE SPECIAL MEETING


     Time, Date and Place of the Meeting. The Special Meeting will be held at the principal offices of World Access located at 945 E. Paces Ferry Road, Suite 2200, Atlanta, Georgia 30326, on December 7, 1999, at 11:00 a.m., local time.



     Record Date. The Record Date for determination of holders of World Access Voting Stock entitled to vote at the Special Meeting is October 22, 1999.



     Stockholders Entitled to Vote. As of the close of business on the Record Date, 45,205,424 shares of World Access Common Stock were outstanding, held by approximately 661 holders of record. Each share of outstanding World Access Common Stock is entitled to one vote.


     World Access has 50,000 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock is convertible at the option of the holder into World Access Common Stock in accordance with a conversion formula contained in the Certificate of Incorporation of the Company (the "World Access Certificate"). The Series A Preferred Stock is entitled to vote on the approval and adoption of the Merger Agreement on an as converted basis with the World Access Common Stock as a single class. Therefore, the holder of the Series A Preferred Stock may vote with the holders of World Access Common Stock on the proposal described herein as if it held 4,347,826 shares of World Access Common Stock.

     World Access also has 23,174 shares of Series B Preferred Stock issued and outstanding. Each share of Series B Preferred Stock is convertible at the option of the holder into World Access Common Stock in accordance with a conversion formula contained in the World Access Certificate. The Series B Preferred Stock is entitled to vote on the approval and adoption of the Merger Agreement on an as converted basis with the World Access Common Stock as a single class. Therefore, the holders of the Series B Preferred Stock may vote with the holders of World Access Common Stock on the proposal described herein as if they held 1,448,375 shares of World Access Common Stock.

     Only holders of record of World Access Voting Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

     Purpose of the Meeting. The purpose of the Special Meeting is to consider and vote upon proposals (i) to approve and adopt the Merger Agreement and the transactions contemplated thereby and (ii) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Vote Required. The approval of the adoption of the Merger Agreement and the transactions contemplated thereby will require the affirmative vote of a majority in voting power of the outstanding shares of World Access Voting Stock entitled to vote and voting as a single class. See "THE SPECIAL MEETING -- Quorum; Vote Required."

     Shares of World Access Voting Stock that are voted "FOR" or "AGAINST" at the Special Meeting will be treated as being present at such meeting for purposes of establishing a quorum. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Because adoption of the Merger Agreement requires the affirmative vote of a majority in voting power of outstanding shares of World Access Voting Stock, abstentions and broker non-votes will have the same effect as negative votes.

VOTING AGREEMENT

     John D. Phillips, WNS and The 1818 Fund have entered into a voting agreement with FaciliCom and the FaciliCom Shareholders in which they have agreed to vote their shares of World Access Voting Stock, which as of the Record Date represent in the aggregate approximately 24.1% of the total voting power of the World Access Voting Stock, in favor of adopting the Merger Agreement. See "RELATED AGREEMENTS -- Voting Agreement."

RISK FACTORS

     World Access stockholders should consider carefully the matters set forth in this Proxy Statement under "RISK FACTORS."

RECOMMENDATION OF THE WORLD ACCESS BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF WORLD ACCESS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF WORLD ACCESS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. See "THE
MERGER -- Recommendation of the World Access Board of Directors" and "-- World Access' Reasons for the Merger."

OPINION OF WORLD ACCESS FINANCIAL ADVISOR

     In making its recommendation with respect to the Merger, the Board of Directors of World Access considered, among other things, the written opinion, dated as of August 17, 1999, of Donaldson, Lufkin &

Jenrette Securities Corporation ("DLJ"), financial advisor to World Access, to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the consideration to be paid by World Access pursuant to the Merger Agreement was fair, from a financial point of view, to World Access. A copy of such opinion is attached to this Proxy Statement as Appendix B. DLJ's opinion, which sets forth the assumptions made, procedures followed and matters considered by DLJ, and the scope of its review, should be read carefully in its entirety. DLJ's opinion does not take into account the specific consideration offered in the Exchange Offer. See "THE MERGER -- Opinion of World Access' Financial Advisor."


OWNERSHIP OF WORLD ACCESS AFTER THE MERGER


     Upon consummation of the Merger, Armstrong, BFV and Epic will hold 309,977, 38,320 and 19,160 shares of Series C Preferred Stock, respectively. The remaining 1,934 shares of Series C Preferred Stock to be issued in the Merger will be held by other individuals who are stockholders of FaciliCom. Management of FaciliCom and BFV anticipate that BFV will merge with and into FaciliCom prior to the consummation of the Merger with the result that the shareholders of BFV, Walter J. Burmeister, the Chief Executive Officer and President of FaciliCom, and Juan Carlos Valls, will hold shares of FaciliCom Common Stock and receive shares of Series C Preferred Stock in the Merger. On an as converted basis, using the conversion rate of one share of World Access Common Stock per $20.38 of liquidation preference, and taking into account the 7,500,000 shares of World Access Common Stock to be released from escrow (the "Escrowed Shares") in connection with World Access' prior acquisitions of Cherry Communications U.K. Limited ("Cherry U.K.")and Cherry Communications Incorporated (d/b/a Resurgens Communications Group) ("Cherry U.S."), the issuance by World Access of $75.0 million of new shares of World Access Common Stock in connection with the Merger and the issuance by World Access of up to $15.0 million of new shares of World Access Common Stock in the Exchange Offer, these shares held by Armstrong, BFV (or Messrs. Burmeister and Valls in the aggregate), and Epic will represent approximately 20.2%, 2.5% and 1.3%, respectively, of the total voting power of the World Access Voting Stock. In addition, Armstrong, BFV and Epic could receive additional shares of World Access Common Stock in the Merger to the extent that World Access pays the $56.0 million portion of the Merger consideration in shares of World Access Common Stock in lieu of cash. See "THE MERGER AGREEMENT -- Merger Consideration."



     As part of the release of the Escrowed Shares, (i) entities controlled by John D. Phillips will receive 1,250,000 additional shares of World Access Common Stock which, together with his current stockholdings, will represent upon consummation of the Merger 2.5% of the total voting power of the World Access Voting Stock, and (ii) it is estimated that WNS will receive approximately 4,200,000 additional shares of World Access Common Stock which, together with its current stockholdings, will represent upon consummation of the Merger 8.1% of the total voting power of the World Access Voting Stock. See "THE MERGER -- Interests of Certain Persons in the Merger," "RELATED TRANSACTIONS -- Release of Escrowed Shares" and "PRINCIPAL STOCKHOLDERS."


THE MERGER

     Purpose of the Merger. The purpose of the Merger is to combine World Access and FaciliCom. The directors and management of World Access believe the Merger will provide World Access with extensive switching and transport networks in Europe, allowing it to leverage its long distance volume and to aggressively pursue its strategy to be a leader in the wholesale and retail international long distance markets. After the Merger, the Surviving Corporation (as defined below) intends to take advantage of growth opportunities in international long distance services by leveraging its substantial wholesale volume and international relationships to develop a strong retail presence in selected international markets.


     Description of the Merger. Pursuant to the Merger Agreement, (i) FaciliCom will be merged with and into World Access, with World Access continuing as the surviving corporation (the "Surviving Corporation"), and (ii) all of the outstanding capital stock of FaciliCom will be converted into the right to receive, and certain outstanding options to purchase FaciliCom Common Stock will be exchanged for, in the aggregate, (A) approximately 369,400 shares, or $369.4 million in aggregate liquidation preference, of Series C Preferred

Stock, (B) an amount of cash and/or World Access Common Stock equal in value to $56.0 million and (C) approximately 520,000 options that each may be exercised for one share of World Access Common Stock at an average exercise price of $3.06 per share. Any cash payments made by World Access are expected to be funded by the proceeds from the issuance and sale of World Access Common Stock prior to the consummation of the Merger. World Access has received commitments from a group of institutional and sophisticated investors to purchase $75.0 million of World Access Common Stock in a private transaction (the "Private Placement") that is conditioned upon, among other things, and will close simultaneously with, the Merger. World Access will use the majority of the proceeds from the Private Placement to fund the cash portion of the Merger consideration, including related fees and expenses. In connection with the closing of the Private Placement, Massimo Prelz Oltramonti, a Managing Director of Gilbert Global Equity Partners, and John P. Rigas, Managing Partner of Zilkha Capital Partners, have agreed to join the World Access Board of Directors. See "RELATED AGREEMENTS -- Private Placement Agreements."



     Series C Preferred Stock. The Series C Preferred Stock will rank (i) as to dividends, on parity with the World Access Common Stock and junior to the Series A Preferred Stock and Series B Preferred Stock and (ii) as to liquidation preference, senior to the World Access Common Stock, on parity with the Series B Preferred Stock and junior to the Series A Preferred Stock. The Series C Preferred Stock has a liquidation preference of $1,000 per share and is convertible, at any time in whole or in part, into shares of World Access Common Stock at a conversion rate of one share of World Access Common Stock per $20.38 of liquidation preference, subject to potential adjustments, as more fully described herein. Any Series C Preferred Stock still outstanding on the third anniversary of the consummation of the Merger will automatically be converted into shares of World Access Common Stock at a conversion rate of one share of World Access Common Stock per each amount of liquidation preference as is equal to the current market price of the World Access Common Stock at such time; provided that such conversion rate shall not be below one share of World Access Common Stock per $11.50 of liquidation preference and is subject to other potential adjustments. The holders of the Series C Preferred Stock will be entitled to elect, and the initial holders of the World Access Common Stock issued upon conversion of the Series C Preferred Stock will be entitled to designate for recommendation by the World Access Board of Directors for election by the World Access stockholders, up to four members of the World Access Board of Directors, in each case, subject to maintaining specified levels of stock ownership. Holders of the Series C Preferred Stock will be entitled to vote on an as converted basis on all matters voted on by holders of World Access Common Stock, other than for the election of directors. Upon consummation of the Merger and certain related transactions, the holders of the Series C Preferred Stock will control approximately 24.1% of the total voting power of the World Access Voting Stock and four out of the twelve members of the World Access Board of Directors will be representatives of the holders of the Series C Preferred Stock. See "THE MERGER -- Consideration to be Received in the
Merger -- Description of the Series C Preferred Stock."


     Interests of Certain Persons. In considering the recommendations of the World Access Board of Directors with respect to the Merger, World Access stockholders should be aware that certain directors and executive officers of World Access, including certain of the new directors and executive officers to be appointed in connection with the Merger, have interests in the Merger that may be in addition to the interests of other holders of World Access Voting Stock.


     In consideration for the agreement by John D. Phillips not to sell or transfer shares of World Access Common Stock he holds for a specified time pursuant to a Letter Agreement, dated August 17, 1999, by and between Mr. Phillips and Armstrong (the "Letter Agreement"), the Board of Directors of World Access has agreed to accelerate the exercisability of options for 1,000,000 shares of World Access Common Stock held by Mr. Phillips upon consummation of the Merger. See "RELATED AGREEMENTS -- Letter Agreement."


     Pursuant to World Access' acquisition of Cherry U.K. and Cherry U.S. completed in December 1998, the consummation of the Merger will trigger the release from escrow of (i) 1,250,000 Escrowed Shares to entities controlled by John D. Phillips, (ii) approximately 4,200,000 Escrowed Shares to WNS and (iii) approximately 2,050,000 Escrowed Shares to certain former creditors of Cherry U.S. Of the 1,250,000 Escrowed Shares to be released to entities controlled by John D. Phillips; John D. Phillips, Carl E. Sanders and John P. Imlay, Jr., who are directors of World Access and will continue as directors of the Surviving Corporation after the Merger, will be entitled to receive the economic benefit of approximately 416,667 shares, 40,000 shares and 26,667 shares, respectively. Lawrence C. Tucker, who is a director of World Access and will continue as a director of the Surviving Corporation after the Merger, is a member of the Board of Directors of MCI WorldCom, Inc., the parent of WNS. WNS is also the largest customer of World Access accounting for revenues of $138.2 million, or 43.0%, of total revenues during the first six months of 1999. The Escrowed Shares were subject to release or forfeiture based on whether Cherry U.K. and Cherry U.S. would meet certain future financial performance criteria. While it cannot be determined at this time whether the relevant financial criteria would have been in fact satisfied, the World Access Board of Directors, in approving the Merger Agreement, considered the release of the Escrowed Shares in the context of the overall Merger transaction and believed that the relevant performance criteria would have been satisfied and that the Escrowed Shares would have been released in February 2000 and 2001 irrespective of the Merger. In addition, in reaching its opinion that the consideration to be paid by World Access pursuant to the Merger Agreement was fair, from a financial point of view, to World Access, DLJ also considered the release of the Escrowed Shares.


     Walter J. Burmeister, President and Chief Executive Officer of FaciliCom, and Bryan Cipoletti, an executive officer of AHI (as defined below), two of the four persons designated as representatives of the holders of the Series C Preferred Stock on the board of directors of the Surviving Corporation, are, directly or indirectly, a stockholder and optionholder and an optionholder, respectively, of FaciliCom and will be entitled to receive a portion of the consideration payable in the Merger for the shares of FaciliCom Common Stock and/or FaciliCom stock options held by them. Three of the representatives of the Series C Preferred Stock are also executive officers of Armstrong Holdings, Inc. ("AHI"), a Delaware corporation and the sole stockholder of Armstrong, and hold other executive and board positions with AHI and affiliated companies and will continue to do so after the consummation of the Merger.



     AHI and one of its affiliates provide certain management information and financial accounting services to FaciliCom for specified fees based on the extent and type of services performed. AHI and its affiliate are expected to continue to provide such services after the consummation of the Merger. The terms and conditions of the agreements governing these arrangements after the Merger have not yet been determined.



     AHI serves as guarantor for FaciliCom under its $35.0 million credit facility with Key Corporate Capital, Inc., and an affiliate of AHI has issued letters of credit on behalf of FaciliCom totaling $6.9 million as of September 30, 1999. The termination of this guarantee and these letters of credit on terms and conditions reasonably satisfactory to FaciliCom are conditions to the obligations of FaciliCom and the FaciliCom Shareholders to complete the Merger.


     Walter J. Burmeister, President and Chief Executive Officer of FaciliCom and a designee of the holders of the Series C Preferred Stock to the board of directors of the Surviving Corporation, is a co-founder, stockholder and director of Telecommunications Management Group, an international telecommunications consulting company ("TMG"). TMG has provided certain limited consulting services to FaciliCom in the past and may continue to provide comparable services to the Surviving Corporation after the closing of the Merger.

     See "THE MERGER -- Interests of Certain Persons in the Merger" and "RELATED AGREEMENTS -- Letter Agreement."


     Appraisal and Dissenters' Rights. The stockholders of World Access are not entitled to dissenters' rights of appraisal or other dissenters' rights in connection with the Merger. Stockholders of FaciliCom representing 99.5% of the outstanding FaciliCom Common Stock have adopted the Merger Agreement and the transactions contemplated thereby and are not entitled to dissenters' rights of appraisal or other dissenters' rights. The remaining FaciliCom stockholders are entitled to such rights. See "THE MERGER -- Appraisal or Dissenters' Rights."


     Federal Income Tax Consequences. World Access believes that the Merger should qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and will report the Merger as a "reorganization" on its consolidated federal income tax return. If the Merger qualifies as a reorganization under the Code, no gain or loss will be recognized by World Access or FaciliCom as a result of the Merger. Even in the event the Merger does not qualify as a reorganization under the Code, no gain or loss would be recognized by World Access as a result of the Merger or, if applicable, the sale by World Access of World Access Common Stock for cash to fund World Access' payment of the cash portion of the Merger consideration. World Access has not requested a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences of the Merger. It is not a condition to the Merger that the parties receive such a ruling or an opinion of tax counsel to FaciliCom or World Access concerning such tax consequences. For a summary of these matters, see "THE MERGER -- Certain Material Federal Income Tax Consequences of the Merger."

     Accounting Treatment. The Merger will be accounted for by World Access under the purchase method of accounting for business combinations. See "THE MERGER -- Accounting Treatment."


     Regulatory Matters. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder, the Merger may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Justice Department (the "Antitrust Division"), and the specified waiting period requirements have been satisfied or terminated. The FTC granted early termination of the HSR Act waiting period relating to the Merger, effective October 19, 1999. The consummation of the Merger is also subject to the satisfaction of other various antitrust and telecommunications regulatory requirements. See "THE MERGER -- Regulatory Approvals."



     Conditions to the Merger. Consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including, among other things, (i) the approval of the Merger and the Merger Agreement by the requisite vote of the stockholders of World Access; (ii) the termination or expiration of the waiting period (and any extension thereof) applicable to the Merger under the HSR Act;
(iii) no court or governmental authority can have passed a law or entered an injunction that prohibits the Merger or that would have a Material Adverse Effect (as defined in the Merger Agreement) on the Surviving Corporation after giving effect to the Merger; and (iv) receipt of the FaciliCom Notes Consent. World Access is seeking the FaciliCom Notes Consent through the Exchange Offer. See "-- Exchange Offer for FaciliCom Notes" and "RELATED
TRANSACTIONS -- Exchange Offer for FaciliCom Notes."


     Additional conditions must be met or waived for World Access to complete the Merger, including the receipt by World Access from Simpson Thacher & Bartlett, counsel to FaciliCom and the FaciliCom Shareholders, of an opinion, dated the closing date of the Merger, in a form reasonably satisfactory to World Access.

     Additional conditions must be met or waived for FaciliCom and the FaciliCom Shareholders to complete the Merger, including the following:

          (i) the receipt by FaciliCom from Long Aldridge & Norman LLP, counsel to World Access, of an opinion, dated the closing date of the Merger, in a form reasonably satisfactory to FaciliCom and the FaciliCom Shareholders;

          (ii) the execution and delivery by World Access to the stockholders of FaciliCom of a registration rights agreement with respect to shares of World Access Common Stock issued upon conversion or exchange of the Series C Preferred Stock;

          (iii) to the extent that World Access Common Stock is issued to stockholders or option holders of FaciliCom as consideration in the Merger in lieu of cash, World Access shall have filed with the Securities and Exchange Commission (the "Commission") a registration statement in connection with the resale of such World Access Common Stock;

          (iv) the Certificate of Designation for the Series C Preferred Stock shall have been duly filed by World Access with the Secretary of State of the State of Delaware;

          (v) any required approval of the Merger Agreement and the transactions contemplated thereby by the holders of the Series A Preferred Stock of World Access shall have been obtained;

          (vi) the guarantee by AHI of FaciliCom's obligations under its credit facility with Key Corporate Capital, Inc. shall have been terminated without any liability on the part of AHI and on terms reasonably satisfactory to FaciliCom; and

          (vii) certain letters of credit issued by an affiliate of AHI on behalf of FaciliCom shall have been terminated without any liability on the part of such affiliate and on terms reasonably satisfactory to FaciliCom.

See "THE MERGER AGREEMENT -- Conditions to the Consummation of the Merger."

     Termination and Amendment of the Merger Agreement. The Merger Agreement may be terminated and the Merger and the Merger Agreement may be abandoned prior to the effective time of the Merger notwithstanding approval by the stockholders of World Access under the circumstances specified in the Merger Agreement, including by mutual written agreement of World Access, FaciliCom and the FaciliCom Shareholders. In addition, the Merger Agreement may be terminated by World Access or FaciliCom and the FaciliCom Shareholders if the Merger is not consummated by February 28, 2000. The Merger Agreement may be amended by World Access and FaciliCom by written agreement at any time prior to the effective time (the "Effective Time") of the Merger; provided that no amendment may be made after the adoption of the Merger Agreement by the stockholders of World Access which by law or in accordance with the rules of any relevant stock exchange or automatic quotations system requires further approval by such stockholders without such further approval. See "THE MERGER
AGREEMENT -- Termination" and "THE MERGER AGREEMENT -- Amendment."

     Registration Rights Agreement. World Access has agreed to enter into a registration rights agreement (the "Registration Rights Agreement") with certain of the stockholders of FaciliCom pursuant to which World Access will grant certain rights to such persons to cause World Access to register their shares of World Access Common Stock, including World Access Common Stock issued or issuable upon conversion of the Series C Preferred Stock so that such shares may be resold to the public in compliance with applicable securities laws. For a more detailed description of the Registration Rights Agreement, see "RELATED AGREEMENTS -- Registration Rights Agreement."


     Additional World Access Options. In connection with the Merger, FaciliCom has granted additional stock options to certain of its employees which are to be exchanged for new World Access stock options with respect to approximately 1.9 million shares of World Access Common Stock at an exercise price of $15.00 per share. See "THE MERGER -- Consideration to be Received in the Merger Treatment of FaciliCom Stock Options."



THE PRIVATE PLACEMENT



     World Access has received commitments from a group of institutional and sophisticated investors to purchase $75.0 million of World Access Common Stock in a private transaction that is conditioned upon, among other things, and will close simultaneously with, the Merger. World Access will use the majority of the proceeds from the Private Placement to fund the cash portion of the Merger, including related fees and expenses. The World Access Common Stock to be issued will be priced at the average trading value of the World Access Common Stock during a five day period prior to the closing of the Merger, with the purchase price to be no lower than $13.00 per share and no higher than $17.00 per share. Brown Brothers Harriman & Co. acted as an advisor to World Access on this transaction.



EXCHANGE OFFER FOR FACILICOM NOTES



     Pursuant to the terms of the Exchange Agreement, World Access agreed, under certain circumstances, to make the Exchange Offer in connection with the Merger for the outstanding FaciliCom Notes, and the Majority Holders agreed to consent to the waivers and amendments constituting the FaciliCom Notes Consent, subject to the consummation of the Merger and the Exchange Offer. The Exchange Agreement provides that holders of FaciliCom Notes will be entitled to receive in exchange for each $1,000 in principal amount of their FaciliCom Notes tendered (i) $1,000 principal amount of the Exchange Notes, (ii) $10 in cash, and (iii) the Stock Consideration. In the event World Access subsequently generates cash or cash equivalents from certain asset sales and is required to make an offer to repurchase the Exchange Notes at 100% of principal, the repurchase price will be reduced by the then current market value of the Stock Consideration. The closing of the Exchange Offer is expected to occur immediately after the closing of the Merger.



     For a description of the Exchange Notes to be issued by World Access in the Exchange Offer, see "RELATED TRANSACTIONS -- Exchange Offer for FaciliCom Notes."


                           MARKETS AND MARKET PRICES

     The World Access Common Stock is traded on Nasdaq under the symbol "WAXS." The following table shows the high and low sales prices for the World Access Common Stock as reported by Nasdaq for the periods indicated.


                                                              HIGH       LOW
                                                              ----       ---
CALENDAR YEAR 1997
  First Quarter.............................................  $ 9 1/4   $ 7  1/2
  Second Quarter............................................   23         7  5/8
  Third Quarter.............................................   34 1/8    20
  Fourth Quarter............................................   33 3/4    17
CALENDAR YEAR 1998
  First Quarter.............................................   33 1/2    21  5/8
  Second Quarter............................................   40        25  3/8
  Third Quarter.............................................   30 15/16  18  3/4
  Fourth Quarter............................................   24 3/4    12
CALENDAR YEAR 1999
  First Quarter.............................................   22 3/4     6  3/8
  Second Quarter............................................   14 1/8     7  7/8
  Third Quarter.............................................   16 3/16   10  5/16
  Fourth Quarter (through November 3, 1999).................   14 1/16   10 13/16



     World Access has not paid or declared any cash dividends on the World Access Common Stock since its inception and anticipates that its future earnings will be retained to finance the continuing development of its business. The payment of any future dividends will be at the discretion of the World Access Board of Directors or the Surviving Corporation's board of directors, as applicable, and will depend upon future earnings, the success of business activities, regulatory and capital requirements, the financial condition of World Access, or the Surviving Corporation, as applicable, general business conditions and other factors. World Access is currently restricted from paying dividends on the World Access Common Stock under its revolving credit facility and the Surviving Corporation will also be restricted from paying dividends under the Exchange Notes.


     The holders of Series A Preferred Stock and Series B Preferred Stock, in preference to the holders of shares of World Access Common Stock, are entitled to receive, when, as and if declared by the World Access Board of Directors or the Surviving Corporation's board of directors, as applicable, cash dividends at an annual rate on the respective liquidation preferences equal to 4.25%. Dividends payable on the Series A Preferred Stock and Series B Preferred Stock are cumulative and accrue, whether or not declared, on a daily basis from the respective dates of issuance. The current annual dividend payments required to be made by World Access on the Series A Preferred Stock and Series B Preferred Stock are approximately $3.1 million in the aggregate.

     The FaciliCom Common Stock is not publicly traded.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

WORLD ACCESS SELECTED HISTORICAL FINANCIAL INFORMATION

     The selected financial data presented below for the five years ended December 31, 1998 have been derived from the audited consolidated financial statements of World Access. The financial data for the six month periods ended June 30, 1998 and 1999 have been derived from unaudited consolidated financial statements of World Access, which, in the opinion of World Access' management, include all the significant normal and recurring adjustments necessary for fair presentation of the financial position and results of operations for such unaudited periods.


     On October 28, 1999, World Access reported financial results of its third quarter ended September 30, 1999. Net sales, income from continuing operations and income from continuing operations per diluted share for the three and nine months ended September 30, 1999 were $203.0 million and $524.3 million; $14.3 million and $22.6 million; and $0.33 and $0.56, respectively. For additional information relating to these financial results see "BUSINESS OF WORLD
ACCESS -- Recent Developments."



                                                                                     SIX MONTHS
                                       YEAR ENDED DECEMBER 31,                     ENDED JUNE 30,
                          --------------------------------------------------     -------------------
                           1994      1995      1996       1997       1998          1998       1999
                          -------   -------   -------   --------   ---------     --------   --------
                                                                                     (UNAUDITED)
STATEMENT OF CONTINUING
OPERATIONS DATA(1):
Equipment sales.........  $ 6,014   $12,612   $17,131   $ 48,614   $ 138,990     $ 56,684   $122,360
Carrier service
  revenues..............       --        --        --         --      13,143        1,263    198,891
                          -------   -------   -------   --------   ---------     --------   --------
     Total sales........    6,014    12,612    17,131     48,614     152,133       57,947    321,251
Gross profit............      135     1,802     3,055     21,087      56,031       27,477     64,929
In-process research and
  development...........       --        --        --         --     100,300       35,400         --
Goodwill impairment.....       --        --        --         --       6,200           --         --
Restructuring and other
  charges...............       --        --        --         --      17,240          590         --
Income (loss) from
  continuing
  operations............   (2,079)     (389)   (1,041)     8,350    (114,645)     (27,690)     8,393
Income (loss) from
  continuing operations
  per share (2).........  $ (0.45)  $ (0.04)  $ (0.07)  $   0.45   $   (5.19)    $  (1.39)  $   0.22
Weighted average shares
  outstanding (2).......    4,631     9,083    14,530     18,708      22,073       19,960     38,446
OTHER FINANCIAL DATA:
EBITDA from continuing
  operations(3).........  $(1,261)  $   288   $  (632)  $ 13,709    (106,950)    $(19,489)  $ 34,903
Cash flows from
  operating
  activities............   (1,247)   (6,189)    1,995     (1,602)    (13,038)       2,952      4,288
Cash flows from
  investing
  activities............     (240)   (2,687)   (1,793)   (18,240)    (66,527)     (69,774)    (4,102)
Cash flows from
  financing
  activities............    1,616    10,010    20,391    115,427      16,676        6,410     43,634
Capital expenditures....      240       280     1,176      3,591      12,216        5,859      4,163

                                              AT DECEMBER 31,                         AT JUNE 30,
                             --------------------------------------------------   -------------------
                              1994      1995      1996       1997       1998        1998       1999
                             -------   -------   -------   --------   ---------   --------   --------
                                                                                      (UNAUDITED)
BALANCE SHEET DATA (4):
Cash and equivalents.......  $   753   $ 1,887   $22,480   $118,065   $  55,176   $ 57,653   $ 98,996
Working capital............    2,267    10,222    37,961    153,750     125,586    112,465    180,061
Total assets...............    8,943    28,515    60,736    225,283     613,812    268,518    693,146
Long-term debt.............    4,328     3,750        --    115,264     137,864    115,529    140,728
Total liabilities..........    7,783    14,181     8,362    133,528     253,229    169,944    267,354
Stockholders' equity.......    1,160    14,334    52,374     91,755     360,583     98,574    425,792


---------------

(1) Includes the results of operations for the following businesses from their respective dates of acquisition: AIT, Inc. -- May 1995; Cellular Infrastructure Supply, Inc. -- January 1997; Galaxy Personal Communications Services, Inc. -- July 1997; Advanced TechCom, Inc. -- January 1998; NACT Telecommunications, Inc. -- February 1998; Telco Systems, Inc.
    ("Telco") -- November 1998; and Cherry U.S. and Cherry U.K. -- December
    1998.
(2) Net income (loss) per share and weighted average shares outstanding are presented on a diluted basis. The calculations exclude 8,307,000; 995,000; 401,000 and 896,000 shares of World Access Common Stock for 1998, 1997, 1996 and 1995, respectively, that are held in escrow accounts. See Notes A and B to the World Access Consolidated Financial Statements which are incorporated by reference. See also "THE MERGER -- Interests of Certain Persons in the Merger" and "RELATED TRANSACTIONS -- Release of Escrowed Shares."

(3) EBITDA from continuing operations consists of earnings (losses) before interest expense, income taxes, depreciation and amortization. EBITDA should not be considered as a substitute for operating earnings, net income (loss), cash flow or other combined statement of operations or cash flow data computed in accordance with generally accepted accounting principles or as a measure of World Access' results of operations or liquidity. EBITDA is widely used as a measure of a company's operating performance and its ability to service its indebtedness because it assists in comparing performance on a consistent basis across companies, which can vary significantly. EBITDA from continuing operations before special charges excludes charges for in-process research and development, goodwill impairment, provision for doubtful accounts, restructuring and other charges and inventory write-downs. The following table reconciles income (loss) from continuing operations to EBITDA from continuing operations and EBITDA from continuing operations before special charges:



                                                                                      SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                     JUNE 30,
                                  ------------------------------------------------   ------------------
                                   1994      1995     1996      1997       1998        1998      1999
                                  -------   ------   -------   -------   ---------   --------   -------
Income (loss) from continuing
operations......................  $(2,079)  $ (389)  $(1,041)  $ 8,350   $(114,645)  $(27,690)  $ 8,393
Interest expense (income),
  net...........................      511      308      (230)   (1,426)      3,413        988     3,098
Income taxes (benefit)..........       --       --      (114)    4,792      (1,387)     5,906     9,357
Income tax related to minority
  interests.....................       --       --        --        --      (1,663)    (1,021)       --
Depreciation and amortization...      307      369       753     1,993       7,332      2,328    14,055
                                  -------   ------   -------   -------   ---------   --------   -------
EBITDA from continuing
  operations....................   (1,261)     288      (632)   13,709    (106,950)   (19,489)   34,903
Special charges:
In-process research and
  development...................       --       --        --        --     100,300     35,400        --
Write-down of inventories.......       --       --        --        --       9,292        465        --
Goodwill impairment.............       --       --        --        --       6,200         --        --
Provision for doubtful
  accounts......................       --       --        --        --      10,674         --        --
Restructuring and other
  charges.......................       80      980        --        --      17,240        590        --
                                  -------   ------   -------   -------   ---------   --------   -------
EBITDA from continuing
  operations before special
  charges.......................  $(1,181)  $1,268   $  (632)  $13,709   $  36,756   $ 16,966   $34,903
                                  =======   ======   =======   =======   =========   ========   =======

(4) In October 1997, World Access sold $115.0 million of convertible subordinated notes. See Note I to the World Access Consolidated Financial Statements which are incorporated by reference.


FACILICOM SELECTED HISTORICAL FINANCIAL INFORMATION


     The selected financial data presented below for the period from January 1, 1995 to June 30, 1995 are from FaciliCom's predecessor (the "Predecessor"), the period from FaciliCom's inception on May 5, 1995 to September 30, 1995 and for the fiscal years ended September 30, 1996, 1997 and 1998 have been derived from the audited consolidated financial statements of FaciliCom. The selected financial data for FaciliCom for the nine month periods ended June 30, 1998 and 1999 have been derived from the unaudited consolidated financial statements of FaciliCom which, in the opinion of FaciliCom's management, include all significant normal and recurring adjustments necessary for fair presentation of the financial position and results of operations for such unaudited periods.



     On November 4, 1999, FaciliCom reported financial results of its fourth quarter ended September 30, 1999. Revenues and net loss for the three and twelve months ended September 30, 1999 were $124.1 million and $403.8 million and $22.6 million and $74.5 million, respectively. For additional information relating to these financial results see "BUSINESS OF FACILICOM -- Recent Developments."



                                PERIOD FROM          PERIOD FROM
                                 JANUARY 1,          MAY 5, 1995                                    NINE MONTHS ENDED
                                  1995 TO                TO           YEAR ENDED SEPTEMBER 30,          JUNE 30,
                               JUNE 30, 1995        SEPTEMBER 30,   ----------------------------   -------------------
                           FOR THE PREDECESSOR(1)       1995         1996      1997       1998       1998       1999
                           ----------------------   -------------   -------   -------   --------   --------   --------
                                                                                                       (UNAUDITED)
STATEMENT OF OPERATIONS
DATA:
U.S. originated..........         $    --              $    --      $ 7,838   $53,821   $116,383   $ 80,755   $121,591
European originated......             367                  547        4,053    16,366     67,863     36,391    158,104
                                  -------              -------      -------   -------   --------   --------   --------
  Total Revenues.........             367                  547       11,891    70,187    184,246    117,146    279,695
Cost of revenues.........             938                1,022       12,742    65,718    178,952    114,473    257,253
                                  -------              -------      -------   -------   --------   --------   --------
Gross profit (deficit)...            (571)                (475)        (851)    4,469      5,294      2,673     22,442
Operating loss...........          (1,305)              (1,560)      (9,576)  (11,360)   (43,886)   (30,181)   (35,171)
Net loss.................          (1,341)              (1,725)      (9,662)  (14,031)   (46,595)   (32,515)   (51,879)
OTHER FINANCIAL DATA:
EBITDA(2)................         $(1,108)             $(1,418)     $(8,433)  $(9,042)  $(35,070)  $(24,867)  $(18,276)
Cash flows from operating
  activities.............             563               (1,624)      (5,413)   (8,361)   (36,115)   (26,304)   (30,290)
Cash flows from investing
  activities.............            (545)              (1,055)      (1,074)   (1,664)  (184,692)  (185,462)   (18,232)
Cash flows from financing
  activities.............              --                2,788        8,572     7,914    285,154    290,622       (742)
Capital expenditures.....           1,213                1,105        8,404    12,282    101,910     72,460     94,771


                                                  AT SEPTEMBER 30,                  AT JUNE 30,
                                        -------------------------------------   --------------------
                                         1995     1996      1997       1998       1998       1999
                                        ------   -------   -------   --------   --------   ---------
                                                                                    (UNAUDITED)
BALANCE SHEET DATA:
Cash and equivalents..................  $  109   $ 2,198   $ 1,016   $ 68,129   $ 80,433   $  18,696
Marketable securities-unrestricted....      --        --        --     38,698     56,864          --
Marketable securities-restricted(3)...      --        --        --     74,518     87,131      61,280
Net property and equipment............   2,661    10,144    20,244    115,748     84,338     185,768
Total assets..........................   5,664    21,008    44,017    378,884    375,701     384,765
Total long-term obligations...........   1,906     9,194    20,973    305,137    305,429     304,166
Total capital accounts................   1,109    (1,715)   (9,421)   (38,575)   (22,170)   (106,137)

---------------

(1) Data for periods prior to January 1, 1995 have not been presented because amounts were insignificant and not meaningful. Cumulative revenue and net losses from inception through December 31, 1994 were $35,758 and $287,564, respectively, and both total assets and liabilities at December 31, 1994 were $2.6 million.

(2) EBITDA consists of earnings (losses) before interest expense, income taxes, depreciation, amortization and foreign exchange (loss) gain. EBITDA should not be considered as a substitute for operating earnings, net income (loss), cash flow or other combined statement of income or cash flow data computed in accordance with generally accepted accounting principles or as a measure of results of operations or liquidity. EBITDA is widely used as a measure of a company's operating performance and its ability to service its indebtedness because it assists in comparing performance on a consistent basis across companies, which can vary significantly. The following table reconciles net loss to EBITDA:



                                                  PERIOD FROM
                                PERIOD FROM       MAY 5, 1995                                     NINE MONTHS ENDED
                              JANUARY 1, 1995         TO           YEAR ENDED SEPTEMBER 30,           JUNE 30,
                              TO JUNE 30, 1995   SEPTEMBER 30,   -----------------------------   -------------------
                               (PREDECESSOR)         1995         1996       1997       1998       1998       1999
                              ----------------   -------------   -------   --------   --------   --------   --------
Net loss....................      $(1,341)          $(1,725)     $(9,662)  $(14,031)  $(46,595)  $(32,515)  $(51,879)
Foreign exchange (loss)
  gain......................           (8)               85         (226)     1,335        391        655      1,346
Interest expense (income),
  net.......................           44                80          312      1,336     14,460      8,945     22,044
Gain on settlement
  agreement.................           --                --           --         --       (791)      (791)        --
Income tax benefit..........           --                --           --         --    (11,351)    (6,475)    (6,682)
Depreciation and
  amortization..............          197               142        1,143      2,318      8,816      5,314     16,895
                                  -------           -------      -------   --------   --------   --------   --------
EBITDA......................      $(1,108)          $(1,418)     $(8,433)  $ (9,042)  $(35,070)  $(24,867)  $(18,276)
                                  =======           =======      =======   ========   ========   ========   ========


(3) Comprises amounts deposited in 1998 which are required to be used to fund interest payments on the FaciliCom Notes.

UNAUDITED SELECTED PRO FORMA FINANCIAL INFORMATION


     The unaudited selected pro forma balance sheet data of World Access as of June 30, 1999 set forth below give effect to the Merger, the Private Placement and the Exchange Offer as if consummated on such date. The unaudited selected pro forma statement of operations data of World Access for the year ended December 31, 1998 and the six months ended June 30, 1999 set forth below give effect to the Merger and certain transactions that World Access has completed in 1998 and 1999, as if consummated at the beginning of 1998. The selected pro forma information set forth below is qualified in its entirety by, and should be read in conjunction with, the Unaudited Pro Forma Combined Financial Statements included herein and the historical financial information of World Access, FaciliCom, NACT, Telco and Cherry U.S. and Cherry U.K., which in the case of FaciliCom, are included in this document and, in the case of World Access, NACT, Telco and Cherry U.S. and Cherry U.K., are incorporated herein by reference.


     The selected pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or operating results that would have occurred if the transactions given retroactive effect therein had been consummated as of the dates indicated, nor is it necessarily indicative of future financial conditions or operating results. See "Unaudited Pro Forma Combined Financial Statements."


                                                                                   SIX MONTHS
                                                                 YEAR ENDED           ENDED
                                                              DECEMBER 31, 1998   JUNE 30, 1999
                                                              -----------------   -------------
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS DATA:
Carrier service revenues....................................      $ 322,353         $ 367,808
Equipment sales.............................................        236,532           122,360
                                                                  ---------         ---------
  Total sales...............................................        558,885           490,168
Cost of carrier services....................................        340,234           350,785
Cost of equipment sold......................................        138,783            68,690
Write-down of inventories...................................          9,292                --
Amortization of acquired technology.........................          4,806             2,400
                                                                  ---------         ---------
  Total cost of sales.......................................        493,115           421,875
                                                                  ---------         ---------
  Gross profit..............................................         65,770            68,293
Engineering and development.................................         22,611             8,773
Selling, general and administrative.........................        120,455            52,205
Amortization of goodwill....................................         40,585            20,473
In-process research and development.........................         20,985                --
Goodwill impairment.........................................          6,200                --
Provision for doubtful accounts.............................         18,939             4,270
Restructuring and other charges.............................         17,240                --
                                                                  ---------         ---------
  Operating loss from continuing operations.................       (181,245)          (17,428)
Foreign exchange loss.......................................           (391)           (1,290)
Interest and other income...................................         14,556             4,268
Interest and other expense..................................        (58,908)          (26,051)
                                                                  ---------         ---------
  Loss from continuing operations before income taxes.......       (225,988)          (40,501)
Income taxes (benefit)......................................        (21,498)            1,781
                                                                  ---------         ---------
  Loss from continuing operations...........................       (204,490)          (42,282)
Preferred stock dividends...................................             --               413
                                                                  ---------         ---------
  Loss from continuing operations available to common
     stockholders...........................................      $(204,490)        $ (42,695)
                                                                  =========         =========

                                                                                   SIX MONTHS
                                                                 YEAR ENDED           ENDED
                                                              DECEMBER 31, 1998   JUNE 30, 1999
                                                              -----------------   -------------
Loss from continuing operations per common share(1):
  Basic.....................................................      $   (4.22)        $   (0.85)
  Diluted...................................................      $   (4.22)        $   (0.85)
Weighted average shares outstanding(1):
  Basic.....................................................         48,460            50,102
  Diluted...................................................         48,460            50,102


---------------

(1) Represents basic and diluted earnings per share including shares of World Access Common Stock issued in connection with the Merger and certain other transactions that World Access has completed as if consummated on January 1, 1998, calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128. Due to the pro forma loss from continuing operations for the year ended December 31, 1998 and the six months ended June 30, 1999, potential common stock shares related to stock options, stock warrants, convertible notes and convertible preferred stock have been excluded from the weighted average shares outstanding as the inclusion of these potential common stock shares would be anti-dilutive.


                                                                   AT
                                                              JUNE 30, 1999
                                                              -------------
UNAUDITED PRO FORMA COMBINED BALANCE SHEET DATA:
Current Assets
  Cash and equivalents......................................   $  123,442
  Accounts receivable.......................................      195,884
  Restricted marketable securities..........................       31,755
  Inventories...............................................       45,216
  Other current assets......................................       60,996
                                                               ----------
          Total Current Assets..............................      457,293
Property and equipment......................................      248,093
Goodwill and other intangibles..............................      874,149
Restricted marketable securities............................       29,525
Other assets................................................       25,348
                                                               ----------
          Total Assets......................................   $1,634,408
                                                               ==========
Current Liabilities
Short-term debt.............................................   $   34,122
Accounts payable............................................      184,816
Other accrued liabilities...................................       84,220
                                                               ----------
          Total Current Liabilities.........................      303,158
Long-term debt..............................................      429,894
Noncurrent liabilities......................................       10,204
                                                               ----------
          Total Liabilities.................................      743,256
                                                               ----------
Stockholders' Equity
  Common and preferred stock................................          517
  Capital in excess of par value............................    1,009,773
  Accumulated deficit.......................................     (119,138)
                                                               ----------
          Total Stockholders' Equity........................      891,152
                                                               ----------
          Total Liabilities and Stockholders' Equity........   $1,634,408
                                                               ==========

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)


     Set forth below are historical income (loss) per share from continuing operations and book value per common share data of World Access and FaciliCom and the income (loss) per share from continuing operations and book value per common share data of World Access on a pro forma basis to give effect to the Merger, the Private Placement, the Exchange Offer, the acquisition of a majority interest in NACT Telecommunications, Inc. in February 1998 and subsequent merger with NACT in October 1998, the acquisition of Telco (the "Telco Acquisition") in November 1998 and the acquisition of Cherry U.S. and Cherry U.K. (the "Cherry Acquisition") in December 1998. No common stock dividends were paid by World Access during the periods presented below.



     The pro forma information assumes the issuance of (i) 5,308,000 shares of World Access Common Stock in connection with the Private Placement expected to close simultaneously with the Merger; (ii) 1,062,000 shares of World Access Common Stock expected to be paid to holders of FaciliCom Notes in connection with the Exchange Offer; and (iii) the release of 7,500,000 shares of World Access Common Stock held in escrow in connection with the Cherry Acquisition, which will be released upon consummation of the Merger. It does not assume the conversion of the Series C Preferred Stock (conversion price of $20.38 per share) due to its anti-dilutive effect. World Access issued 1,430,000, 2,790,000, 7,042,000 and 3,687,500 shares of World Access Common Stock as part of the consummation of the acquisition of a majority interest in NACT, the merger with NACT, the Telco Acquisition and the Cherry Acquisition, respectively. Equivalent pro forma information for FaciliCom is not meaningful and therefore not presented due to the Merger consideration being in the form of cash and/or World Access Common Stock and Series C Preferred Stock. The pro forma per share data is not necessarily indicative of actual results had the Merger, the Private Placement and the Exchange Offer occurred on such dates or of future expected results.



                                                                                   SIX MONTHS
                                                                 YEAR ENDED           ENDED
                                                              DECEMBER 31, 1998   JUNE 30, 1999
                                                              -----------------   -------------
World Access -- Historical
  Income (loss) per share from continuing operations
     Basic..................................................       $(5.19)           $ 0.22
     Diluted................................................        (5.19)             0.22
  Book value per common share(1)............................        10.06              9.85
World Access -- Pro Forma
  Loss per share from continuing operations(2)
     Basic..................................................       $(4.22)           $(0.85)
     Diluted................................................        (4.22)            (0.85)
  Book value per common share(3)............................        10.41             11.13


                                                                                    NINE MONTHS
                                                                  YEAR ENDED           ENDED
                                                              SEPTEMBER 30, 1998   JUNE 30, 1999
                                                              ------------------   -------------
FaciliCom -- Historical
  Net loss per share(4)
     Basic..................................................       $(206.41)         $(229.55)
     Diluted................................................        (206.41)          (229.55)
  Book value per common share(1)............................        (170.88)          (467.72)

---------------

(1) Calculated by dividing historical stockholders' equity by the number of outstanding common shares. Historical stockholders' equity for World Access at June 30, 1999 does not include the issuance of preferred stock. The outstanding common shares do not include shares issuable upon exercise of stock options, stock warrants, conversion of outstanding convertible securities, or outstanding shares which have been placed in escrow in connection with previous acquisitions.
(2) Pro forma income (loss) per share from continuing operations is presented on a basic and diluted basis computed as pro forma income (loss) from continuing operations divided by the weighted average number of shares outstanding, assuming shares issued in each of the transactions were outstanding since the beginning of each period presented. The outstanding common shares do not include shares issuable upon exercise of stock options, stock warrants, or conversion of outstanding convertible securities.
(3) Calculated by dividing pro forma stockholders' equity by the number of outstanding shares of World Access Common Stock expected to be outstanding as of the consummation of the Merger, and does not include shares issuable upon the exercise of stock options, stock warrants, the conversion of outstanding convertible securities, or outstanding shares which have been placed in escrow in connection with previous acquisitions. Pro forma stockholders' equity at June 30, 1999 does not include the issuance of preferred stock.
(4) The calculation of net loss per share assumes FaciliCom's reorganization occurred on October 1, 1997. See FaciliCom's Consolidated Financial Statements included elsewhere in this Proxy Statement.

                                  RISK FACTORS

     You should carefully consider the following factors, in addition to the other information contained in this Proxy Statement. For additional risk factors concerning World Access, see its Registration Statement on Form S-3 (No. 333-79097) incorporated herein by reference.

RISK FACTORS CONCERNING THE MERGER

     The Surviving Corporation may not achieve anticipated benefits from integration of operations. The Merger is expected to create a more competitive company. This requires the integration in a timely manner of two companies that previously operated independently. The workforce will have to be combined and offices consolidated. Some employees may be required to relocate as part of this process. World Access and FaciliCom expect that the Surviving Corporation will, as a result of its increased size and requirements, be able to consolidate its purchasing and obtain more favorable prices from suppliers. However, its ability to do so may be limited by changes in the purchasing power or practices of its competitors and other market dynamics. No assurance can be given that the companies will be able to integrate their operations without encountering difficulties or experiencing the loss of key employees or that the cost savings and synergies expected from such integration will be realized. The consolidation of operations will require substantial attention from management. The diversion of management's attention and any difficulties encountered in the transition and integration process could have a material adverse effect on the revenues, levels of expenses and operating results of the Surviving Corporation and damage its relationship with its key customers and employees.


     The Surviving Corporation may not be able to achieve profitability. World Access and FaciliCom believe that certain efficiencies will be achieved by combining their operations following the Merger. After the Effective Time, World Access anticipates that its cost of transmission will decrease as it will be able to transmit a portion of its long distance traffic on FaciliCom's existing transmission networks. In addition, following consummation of the Merger, World Access plans to integrate the existing World Access and FaciliCom networks, which should result in a reduction in the Surviving Corporation's cost of providing telecommunication services. There also will be reductions in operator service expenses, elimination of duplicative network switching centers and reductions in selling, general and administrative expenses as a result. Notwithstanding these anticipated benefits, there can be no assurance that the anticipated changes in the operations of the Surviving Corporation described above will result in profitable operations in the future. On a pro forma basis, after giving effect to the Merger and certain other transactions, the Surviving Corporation would have had a loss from continuing operations for the six months ended June 30, 1999 of $0.85 per diluted share as compared to income of $0.22 per diluted share from continuing operations for the same period for World Access on a stand alone basis.



     World Access and FaciliCom will incur significant Merger-related charges. World Access and FaciliCom estimate that, as a result of the Merger, the Surviving Corporation will incur significant consolidation and integration expenses. In addition, it is expected that World Access and FaciliCom will incur Merger-related expenses (including expenses related to the Exchange Offer) of approximately $12.5 million, consisting of investment banking, legal and accounting fees and financial printing and other related charges. The foregoing amounts are preliminary and the actual amounts may be higher or lower. Moreover, the Surviving Corporation may incur additional unanticipated expenses in connection with the integration of World Access' and FaciliCom's businesses.



     The Surviving Corporation may not be able to meet its obligations on outstanding indebtedness because of its increased financial leverage and will be subject to significant operating and financial restrictions. Immediately subsequent to the consummation of the Merger, the Surviving Corporation will have a higher degree of financial leverage than World Access. At June 30, 1999, World Access had $140.7 million of long-term debt and a total debt to equity ratio of 62.8%, and FaciliCom had $304.2 million of long-term debt and negative stockholders' equity. Based on the Surviving Corporation's pro forma balance sheet at June 30, 1999, as a result of the consummation of the Merger, the Exchange Offer and certain other transactions, the Surviving Corporation would have had long-term debt of $429.9 million and a total debt to equity ratio of 83.4%.

     The indenture that will govern the Exchange Notes and FaciliCom's revolving credit facility will limit the Surviving Corporation's ability to incur additional indebtedness and contains other significant operating and financial restrictions, such as limits on the Surviving Corporation's ability to create liens, sell assets, engage in mergers or consolidations, make investments and pay dividends. A change of control of the Surviving Corporation would also require it to offer to repurchase the Exchange Notes at a price of 101% of the original principal amount thereof. See "RELATED TRANSACTIONS -- Exchange Offer for FaciliCom Notes." In addition, World Access' $75.0 million revolving line of credit contains provisions which will also limit the Surviving Corporation's operations. For example, the Surviving Corporation will need to obtain the lender's consent and sometimes prepay a portion of the outstanding debt under this credit facility before it can issue securities, enter into acquisitions for cash or securities, dispose of its assets or incur additional debt. Under this line of credit, the Surviving Corporation must also maintain certain operating ratios and achieve specified financial thresholds.


     The Surviving Corporation's substantial indebtedness could have important consequences. For example, it could:

     - limit the Surviving Corporation's ability to obtain additional financing for working capital, capital expenditures or other purposes or to obtain such financing on terms favorable to the Surviving Corporation;

     - require the Surviving Corporation to dedicate a substantial portion of its cash flow from operations to service payments on the Surviving Corporation's debt, which will reduce the funds that would otherwise be available to the Surviving Corporation for operations and future business opportunities;

     - make it difficult for the Surviving Corporation to meet its debt service requirements or force it to modify its operations if there is a substantial decrease in operating income and cash flows or an increase in expenses; and

     - limit the Surviving Corporation's flexibility to react to changes in its business and the industry in which it operates and make the Surviving Corporation more vulnerable to downturns and competitive pressures in its businesses.


     There is no assurance that the Surviving Corporation will be able to meet the obligations on its outstanding indebtedness. The Surviving Corporation anticipates that its 1999 pro forma debt service payments will be approximately $61.0 million. If the Surviving Corporation is unable to generate sufficient cash flow or to otherwise obtain funds necessary to meet its obligations, or if it does not comply with the various covenants under its indebtedness, the Surviving Corporation will be in default under the terms of that debt. If the Surviving Corporation defaults, the holders of the Surviving Corporation's indebtedness can accelerate the maturity of the indebtedness that is owed to them, and this could cause defaults under other indebtedness of the Surviving Corporation.


     Increased cash flow will be necessary to fund capital expenditures. If available cash flow of the Surviving Corporation substantially decreases as a result of lower telecommunications prices or otherwise, the Surviving Corporation may have limited ability to continue to make capital expenditures for the acquisition and development of its international telecommunications network. Historically, World Access and FaciliCom have financed these expenditures primarily with cash flow from operations and proceeds from debt and equity financings, asset sales and sales of partial interests in foreign concessions. If the Surviving Corporation's cash flow from operations is not sufficient to satisfy its capital expenditure requirements, there can be no assurance that additional debt or equity financing or other sources of capital will be available to meet these requirements. If the Surviving Corporation is not able to fund its capital expenditures, its interests in some of its properties may be reduced or forfeited.


     Voting interests of World Access stockholders will be substantially diluted. Following the consummation of the Merger, including the issuance of additional World Access Common Stock in the Private Placement, the issuance of the Series C Preferred Stock, the issuance of the Stock Consideration in the Exchange Offer, the release of the Escrowed Shares and the grant of World Access stock options to purchase approximately 520,000 shares of World Access Common Stock, the current World Access stockholders (i) will own shares representing approximately 67.9% of the total voting power of the Surviving Corporation and (ii) will own 60.6% of the total number of outstanding shares of World Access Common Stock on a fully diluted basis. The consummation of the Merger and related transactions will result in a substantial dilution of the voting and equity interests of current World Access stockholders.



     Holders of Series C Preferred Stock may be able to materially influence the outcome of stockholder votes in a manner adverse to the interests of other stockholders. Following the consummation of the Merger, including the issuance of additional World Access Common Stock in the Private Placement, the issuance of the Stock Consideration in the Exchange Offer and the release of the Escrowed Shares, the holders of the Series C Preferred Stock will collectively own shares representing approximately 24.1% of the voting power of World Access Voting Stock. In addition, the holders of the Series C Preferred Stock, voting as a separate series, will be entitled to elect up to four members of the board of directors of the Surviving Corporation, subject to maintaining specified levels of stock ownership, and will have approval rights, voting as a separate series, with respect to certain reorganizations, consolidations or mergers of the Surviving Corporation. Such concentration of voting power may enable these holders to materially influence the outcome of matters submitted to a vote of the stockholders of the Surviving Corporation and may have the effect of delaying, deferring or preventing a change of control of the Surviving Corporation pursuant to a transaction which might otherwise be beneficial to stockholders.


     Sale of shares by FaciliCom Shareholders could adversely affect the trading price of the World Access Common Stock. The Series C Preferred Stock is freely convertible into World Access Common Stock at any time, and the holders of such World Access Common Stock issuable upon conversion of the Series C Preferred Stock are not contractually prohibited from selling all or any portion of such stock at any time. In addition, the FaciliCom Shareholders have demand and piggyback registration rights with respect to the World Access Common Stock issuable upon conversion of the Series C Preferred Stock which would permit a public resale of such stock. If World Access is unable to pay all or any portion of the $56.0 million of the Merger consideration in cash, World Access will be required to issue to the stockholders and certain optionholders of FaciliCom at the closing of the Merger and thereafter such number of shares of World Access Common Stock as will result upon resale by such persons in net proceeds of $56.0 million. There can be no assurance that the FaciliCom Shareholders will not resell a substantial portion of their stockholdings after the consummation of the Merger resulting in an adverse effect on the trading price of the World Access Common Stock.

RISK FACTORS CONCERNING THE BUSINESS AND OPERATIONS OF THE SURVIVING CORPORATION

     Future acquisitions may significantly decrease the Surviving Corporation's stockholders' percentage ownership in it, reduce its profitability and hinder its ability to raise capital. The Surviving Corporation may issue securities in future acquisitions that could significantly reduce its stockholders' equity ownership in the Surviving Corporation and reduce its earnings on a per share basis. The Surviving Corporation also may incur additional debt and amortization expense related to goodwill and other intangible assets acquired in future acquisitions. This additional debt and amortization expense may reduce significantly its profitability and hinder its ability to raise capital in the future.

     If the Surviving Corporation is unable to attract and retain qualified management and technical personnel, it may not be able to successfully operate its business. The Surviving Corporation will be highly dependent on the services of several key executive officers and technical employees, particularly John D. Phillips, World Access' Chairman of the Board, President and Chief Executive Officer, and Walter J. Burmeister, FaciliCom's President and Chief Executive Officer. In addition, the Surviving Corporation will need to hire additional skilled personnel to support the continued growth of its business. Neither FaciliCom nor World Access maintains "key person" insurance, and none of FaciliCom's current executive officers are bound by an employment agreement. The market for skilled personnel, especially those with the technical abilities World Access and FaciliCom require, is currently very competitive, and the Surviving Corporation will have to compete with much larger companies with significantly greater resources to attract and retain these persons. If it is unable to retain the services of Mr. Phillips, Mr. Burmeister and other key management and technical personnel, or to attract such personnel in the future, the Surviving Corporation may not be able to successfully operate its business.

     The Surviving Corporation's significant reliance on international sales could adversely affect its financial condition because of international regulatory changes, political and economic instability and collection efforts. On a pro forma basis giving effect to the Merger and certain other transactions, international sales would have represented approximately 22.4% of the Surviving Corporation's total revenues for the six months ended June 30, 1999 and 15.9% of its total revenues in the year ended December 31, 1998. The Surviving Corporation intends to increase its international sales, which are subject to inherent risks, including:

     - unexpected changes in legal or regulatory requirements, tariffs, exchange rates, or other barriers;

     - difficulties in staffing and managing foreign operations;

     - longer payment cycles;

     - unstable political and economic environments;

     - greater difficulty in accounts receivable collection;

     - potentially adverse tax consequences;

     - dependence on foreign partners; and

     - difficulties in staffing international operations.

     The Surviving Corporation may not be able to lease transmission facilities at historical rates. The future profitability of the Surviving Corporation will be based in part upon its ability to transmit long distance telephone calls over transmission facilities (also referred to in the industry as network facilities) leased from others on a cost-effective basis. As a result of the Merger, the Surviving Corporation will be able to utilize both World Access' network facilities and FaciliCom's network facilities. However, a substantial portion of transmission capacity used by World Access and FaciliCom is obtained on a variable, per minute and short-term basis, subjecting the Surviving Corporation to the possibility of unanticipated price increases and service cancellations. Since the Surviving Corporation will not generally have long-term arrangements for the purchase or resale of international long distance services, and since rates fluctuate significantly over short periods of time, the Surviving Corporation's gross margins are subject to significant fluctuations over short periods of time. The Surviving Corporation's gross margins also may be negatively impacted in the longer term by competitive pricing pressures.

     Termination of the Surviving Corporation's carrier service agreement with WNS could materially adversely affect its revenues. The Carrier Service Agreement with WNS pursuant to which WNS purchases international long distance services on a wholesale basis will continue in effect for the Surviving Corporation. WNS presently provides a significant portion of World Access' service revenues. Termination of the Carrier Service Agreement, or any reduction in services provided thereunder, could materially decrease the Surviving Corporation's revenues. WNS is obligated to purchase from the Surviving Corporation at least $25 million a month of such services, provided the services are of acceptable quality and the rates quoted are at least equal to the rates WNS is obtaining from other third party providers. The Carrier Service Agreement is for a one-year term but automatically renews each month, subject to a one year termination notice. On a pro forma basis after giving effect to the Merger and certain other transactions, revenues attributable to the Carrier Service Agreement for the first six months of 1999 would have comprised approximately 28.2% of total revenues of the Surviving Corporation for this period.

     Technical difficulties with or failures in the Surviving Corporation's network could result in dissatisfied customers and loss of revenue. Technical difficulties with or failures in the Surviving Corporation's telecommunications network could result in dissatisfied customers and lost revenue. For example, a failure in a portion of its network could prevent the Surviving Corporation from delivering telephone calls initiated by its customers. Additionally, technical difficulties with the network could cause the loss of call detail record information, which is the basis for the Surviving Corporation's ability to process and substantiate customer billings. Components of World Access' Telecommunications Group's network have failed in the past, which have had a material adverse effect on its Telecommunications Group's operating results. There can be no assurance that similar or other failures will not occur in the future.

     Regulation of customers may materially adversely affect the Surviving Corporation's revenues by decreasing the volume of traffic it receives from major customers. The Surviving Corporation's customers will also be subject to actions taken by domestic or foreign regulatory authorities that may affect the ability of customers to deliver traffic to the Surviving Corporation. Regulatory sanctions have been imposed on certain of World Access' and FaciliCom's customers in the past. Future regulatory actions could materially adversely affect the volume of traffic received from a major customer, which could materially decrease the Surviving Corporation's revenues.

     Existing and future governmental regulation in the U.S. and in the other countries in which it operates or in which it may operate could increase the Surviving Corporation's costs or restrict its operations in a manner that would reduce its profitability. National and local laws and regulations governing telecommunications services differ significantly among the countries in which the Surviving Corporation currently operates and in which it may operate. In the United States, the Surviving Corporation's business is subject to the Communications Act of 1934, as amended (the "Communications Act"), and the rules promulgated thereunder by the Federal Communications Commission (the "FCC"), including regulations which limit the conditions under which a carrier may connect international private lines to the telephone network and which limit the arrangements U.S. international carriers may enter into with foreign carriers for exchanging telecommunications traffic. To the extent it provides intrastate services, the Surviving Corporation's business is also subject to the applicable laws and regulations of the individual states. The Surviving Corporation is also subject to the laws and regulations of the various foreign countries in which it operates. The interpretation and enforcement of these laws and regulations varies and could limit the Surviving Corporation's ability to provide communications services in some of the markets in which it operates, or make it more costly for the Surviving Corporation to conduct its operations. In addition, future regulatory, judicial and legislative changes may have a material adverse effect on the Surviving Corporation. While each of World Access and FaciliCom believes it is in substantial compliance with all applicable U.S. and foreign laws and regulations, U.S. or foreign regulators or third parties, including the Surviving Corporation's competitors, may allege that the Surviving Corporation has failed to comply with applicable laws and regulations. If the Surviving Corporation fails to comply with national, local or foreign regulations, whether existing or future, it could become subject to fines, penalties, the forfeiture of its authorizations, the termination of its arrangements with foreign carriers, or other adverse actions. These penalties could substantially increase the Surviving Corporation's costs or prevent the Surviving Corporation from providing its services.

     Governments of many countries exercise substantial influence over various aspects of the telecommunications market. In some cases, the government owns or controls companies that are or may become competitors of the Surviving Corporation or companies, such as national telephone companies, upon which the Surviving Corporation and its foreign partners may depend for required interconnections to local telephone networks and other services. Accordingly, government actions in the future could have a material adverse effect on the Surviving Corporation's operations. In highly regulated countries in which the Surviving Corporation is not dealing directly with the dominant local exchange carrier, the dominant carrier may have the ability to route service to the Surviving Corporation or its foreign partner and, if this occurs, the Surviving Corporation may have limited or no recourse. In countries where competition is not yet fully established and the Surviving Corporation is dealing with an alternative operator, foreign laws may prohibit or impede new operators from offering services in these markets.

     The Surviving Corporation currently plans to expand its foreign operations as these markets increasingly permit competition. The nature, extent and timing of the Surviving Corporation's foreign operations, however, will be determined, in part, by the actions taken by foreign governments to permit competition and the response of incumbent carriers to these efforts. The regulatory authorities in these countries may not provide the Surviving Corporation with practical opportunities to compete in the near future, or at all, and the Surviving Corporation may not be able to take advantage of any such liberalization in a timely manner.

     Recent FCC actions may adversely affect the Surviving Corporation by increasing competition, which may increase pricing pressures and decrease demand for the Surviving Corporation's services. Recent FCC rulemaking orders and other actions have lowered the entry barriers for new carriers and resale international carriers by streamlining the processing of new applications and by eliminating the international settlements policy for arrangements with foreign carriers that lack market power and on other selected routes. In addition, the FCC's rules implementing the World Trade Organization Basic Telecommunications Agreement (the "WTO Agreement") presume that competition will be advanced by the U.S. entry of carriers and resale carriers from World Trade Organization ("WTO") member countries, thus further increasing the number of potential competitors in the U.S. market and the number of carriers which may also offer end-to-end services.


     In addition, the Telecommunications Act of 1996 permits the FCC to forbear enforcement of the tariff provisions in such act, which apply to all interstate and international carriers, and the U.S. Court of Appeals for the District of Columbia Circuit is currently reviewing an FCC order directing all domestic interstate carriers to de-tariff their offerings. The FCC's order, which is stayed pending the court's review, only applies to the Surviving Corporation's domestic services. However, subject to the court's decision, the FCC may also forbear from enforcing its current tariff rules for U.S. international carriers, or order these carriers to de-tariff their services. In that event, the Surviving Corporation would have greater flexibility in pricing its international service offerings and to compete, although any such FCC action likely would grant other non-dominant international carriers equivalent freedom. The FCC also routinely reviews the contribution rate for various levels of regulatory fees, including the rate for fees levied to support universal service, which fees may be increased in the future for various reasons, including the need to support the universal service programs mandated by the Telecommunications Act of 1996, the total costs for which are still under review by the FCC. The Surviving Corporation expects that competition will continue to intensify as a result of the new competitive opportunities created by the Telecommunications Act of 1996 and the implementation of the WTO Agreement. Such increased competition may increase pricing pressures, reduce the Surviving Corporation's margins and decrease demand for its services.


     World Access' Telecommunications Group also competes with MCI WorldCom, Pacific Gateway Exchange, Inc. and other foreign and U.S.-based long distance providers, including the regional Bells, which presently have FCC authority to resell and route international telecommunication services originating outside of their respective in-region states. Many of the long distance providers and telecommunications equipment manufacturers with whom World Access and FaciliCom compete have significantly more extensive engineering, manufacturing, marketing, financial and technical resources than World Access and FaciliCom. World Access and FaciliCom are uncertain whether the Surviving Corporation can continue to compete successfully with its competitors.

     FCC intervention regarding the settlement rates charged by foreign carriers may disrupt the Surviving Corporation's transmission arrangements to certain countries. The FCC recently has sought to reduce the foreign routing costs of U.S. international carriers by prescribing maximum or benchmark settlement rates which foreign carriers may charge U.S. carriers for routing telecommunications traffic. The FCC's benchmarks order was recently upheld by the U.S. Court of Appeals for the District of Columbia Circuit. The FCC's action may reduce the Surviving Corporation's settlement costs, although the costs of other U.S. international carriers also may be reduced in a similar fashion. The FCC has not stated how it will enforce the new settlement benchmarks if U.S. carriers are unsuccessful in negotiating settlement rates at or below the prescribed benchmarks. Any future FCC intervention could disrupt the Surviving Corporation's transmission arrangements to certain countries or require the Surviving Corporation to modify its existing arrangements.

     Delays and inconsistencies in implementation of the WTO Agreement and other competitive directives may adversely affect the Surviving Corporation's business in some foreign countries. Under the WTO Agreement, the U.S. and 68 other countries agreed to open their telecommunications markets to competition and foreign ownership effective February 5, 1998. These WTO member countries (which have increased to 72) represent approximately 90% of worldwide telecommunications traffic. Although the WTO Agreement has been implemented, to some degree, by most of the 72 signatory countries, some signatory countries have not yet fully implemented their WTO commitments. The Surviving Corporation's ability to expand its operations internationally will be limited if any signatory countries to the WTO Agreement fail to implement their obligations on a timely basis. These factors and other obstacles which could develop in connection with the deregulation of telecommunications services could have a material adverse effect on the Surviving Corporation's operations by slowing down the rate of any expansion by the Surviving Corporation.

     The national governments of the European Union ("EU") member states in which the Surviving Corporation currently operates, and in which it may operate in the future, were required to pass legislation to liberalize the telecommunications markets within their countries to implement European Commission directives. Most of the member states have now implemented the required legislation. In certain cases this has been done on an inconsistent, and sometimes unclear, basis. In addition, the legislation and/or its implementation have, in certain circumstances, imposed significant obstacles on the ability of carriers to proceed with the licensing process. These barriers include requirements that carriers:

     - post significant bonds or make significant capital commitments to build infrastructure;

     - complete extensive application documentation; and

     - pay substantial license fees.

     Implementation has also been slow in certain member states as a result of their failure to dedicate the resources necessary to have a functioning regulatory body in place. These factors and other obstacles which could develop in connection with deregulation of telecommunications services could have a material adverse effect on the Surviving Corporation's operations by slowing down the rate of any expansion by the Surviving Corporation.

     As the Surviving Corporation expands its focus on retail customers and emerging carriers, its level of uncollectible debt may increase. As a wholesale provider of international long distance services, the Surviving Corporation will depend upon traffic from other long distance providers, and upon the collection of receivables from these customers. If the Surviving Corporation experiences difficulties in the collection of its accounts receivable from its major customers, its cash flow may be substantially reduced. In addition, the Surviving Corporation may expend considerable resources to collect receivables from customers who fail to make timely payments.

     In the experience of World Access and FaciliCom, a higher percentage of the revenues generated by retail customers and from emerging carriers is uncollectible. Therefore, if the percentage of the Surviving Corporation's revenues derived from retail operations and from sales to emerging carriers increases, the Surviving Corporation's level of uncollectible debt is likely to increase.

FORWARD-LOOKING STATEMENTS

     This Proxy Statement and the documents incorporated by reference in this Proxy Statement contain certain information regarding World Access', FaciliCom's and the Surviving Corporation's plans and strategies that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). When used in this Proxy Statement or in the documents incorporated by reference, the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar terms and/or expressions are intended to identify forward-looking statements. These statements reflect these companies' assessment of a number of risks and uncertainties and their actual results could differ materially from the results anticipated in these forward-looking statements. Any forward-looking statement speaks only as of the date of this Proxy Statement or the documents incorporated by reference, and none of World Access, FaciliCom or the Surviving Corporation undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event.

                              THE SPECIAL MEETING

GENERAL


     This Proxy Statement is being furnished to stockholders of World Access in connection with the Special Meeting to be held at the principal executive offices of World Access located at 945 E. Paces Ferry Road, Suite 2200, Atlanta, Georgia 30326, on December 7, 1999, at 11:00 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders of World Access.


MATTERS TO BE CONSIDERED

     At the Special Meeting, stockholders of record of World Access as of the close of business on the Record Date will be asked to consider and vote upon proposals (i) to approve and adopt the Merger Agreement and the transactions contemplated thereby and (ii) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

BOARD OF DIRECTORS' RECOMMENDATION


     The Board of Directors of World Access unanimously approved the Merger Agreement and the transactions contemplated thereby and unanimously recommends that the stockholders of World Access vote "FOR" the approval and adoption of the Merger Agreement and the transactions contemplated thereby.


RECORD DATE


     The Board of Directors of World Access has fixed October 22, 1999 as the Record Date for determination of holders of World Access Voting Stock entitled to notice of and to vote at the Special Meeting.


STOCKHOLDERS ENTITLED TO VOTE


     As of the close of business on the Record Date, 45,205,424 shares of World Access Common Stock were outstanding, held by approximately 661 holders of record. Each share of outstanding World Access Common Stock is entitled to one vote.


     World Access has 50,000 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock is convertible at the option of the holder into World Access Common Stock in accordance with a conversion formula contained in the World Access Certificate. The Series A Preferred Stock is entitled to vote on the approval and adoption of the Merger Agreement on an as converted basis with the World Access Common Stock as a single class. Therefore, the holder of the Series A Preferred Stock may vote with the holders of World Access Common Stock on the proposal described herein as if it held 4,347,826 shares of World Access Common Stock.

     World Access also has 23,174 shares of Series B Preferred Stock issued and outstanding. Each share of Series B Preferred Stock is convertible at the option of the holder into World Access Common Stock in accordance with a conversion formula contained in the World Access Certificate. The Series B Preferred Stock is entitled to vote on the approval and adoption of the Merger Agreement on an as converted basis with the World Access Common Stock as a single class. Therefore, the holders of the Series B Preferred Stock may vote with the holders of World Access Common Stock on the proposal described herein as if they held 1,448,375 shares of World Access Common Stock.

     Only holders of record of World Access Voting Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

QUORUM; VOTE REQUIRED

     A majority of the shares of World Access Common Stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. The approval of the adoption of the

Merger Agreement and the transactions contemplated thereby will require the affirmative vote of a majority in voting power of the outstanding shares of World Access Voting Stock entitled to vote and voting as a single class. The total outstanding shares of World Access Common Stock for purposes of calculating the number of shares constituting a quorum includes the number of shares of World Access Common Stock issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock.

     Shares of World Access Voting Stock that are voted "FOR" or "AGAINST" at the Special Meeting will be treated as being present at such meeting for purposes of establishing a quorum. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Because adoption of the Merger Agreement requires the affirmative vote of a majority in voting power of outstanding shares of World Access Voting Stock, abstentions and broker non-votes will have the same effect as negative votes.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the close of business on the Record Date, directors and executive officers of World Access and their respective affiliates may be deemed to be the beneficial owners of shares of World Access Voting Stock representing approximately 12.4% of the total voting power of World Access. See "PRINCIPAL STOCKHOLDERS."

VOTING AGREEMENT


     John D. Phillips, WNS and The 1818 Fund have entered into a voting agreement pursuant to which they have agreed to vote all of their shares of World Access Voting Stock, which as of the Record Date represent in the aggregate approximately 24.1% of the voting power of World Access Voting Stock, as well as any other shares of which they acquire beneficial ownership after the date of such agreement in favor of the adoption of the Merger Agreement and the transactions contemplated thereby. See "RELATED AGREEMENTS -- Voting Agreement."


SOLICITATION AND REVOCABILITY OF PROXIES


     This Proxy Statement is being furnished to holders of World Access Voting Stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of World Access for use at the Special Meeting. All shares of World Access Voting Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at such meeting and not duly and timely revoked will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted "FOR" the approval and adoption of the Merger Agreement and the transactions contemplated thereby.


     If any other matters are properly presented for consideration at the Special Meeting or any adjournments or postponements thereof, including, among other things, consideration of a motion to adjourn or postpone such meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and voting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that proxies voting against the proposals presented in this Proxy Statement may not be voted for an adjournment or postponement of the Special Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of World Access at or before the taking of the vote at the Special Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of World Access before the taking of the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to World Access, Inc., at 945 E. Paces Ferry Road, Suite 2200, Atlanta, Georgia 30326, Attention: Secretary, or hand-delivered to the Secretary of World Access at or before the taking of the vote at the Special Meeting.

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement to stockholders of World Access, will be borne by World Access. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of World Access in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. World Access has retained Georgeson & Company Inc. at an estimated cost of approximately $50,000 to assist in its solicitations of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and World Access will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                                   THE MERGER

PURPOSE AND EFFECTS OF THE MERGER

     The purpose of the Merger is to combine World Access and FaciliCom. The directors and management of World Access believe the Merger will provide World Access with extensive switching and transport networks in Europe, allowing it to leverage its long distance volume and to aggressively pursue its strategy to be a leader in the wholesale and retail international long distance markets. The Surviving Corporation intends to take advantage of growth opportunities in international long distance services by leveraging its substantial wholesale volume and international relationships to develop a strong retail presence in selected international markets.

BACKGROUND OF THE MERGER

     On or about July 16, 1999, Brown Brothers Harriman & Co. ("BBH") was contacted regarding the possibility of an investment by BBH in FaciliCom. BBH, the general partner of The 1818 Fund, which holds 50,000 shares of Series A Preferred Stock, was not inclined to invest in a competitor of World Access, but suggested that FaciliCom and World Access contact each other directly regarding a potential strategic alliance. During the week of July 19, 1999, Clifford S. Rees, Executive Vice President of International Business Development for the World Access Telecommunications Group, called Walter J. Burmeister, President and Chief Executive Officer of FaciliCom, to arrange a meeting between members of management of World Access and FaciliCom.

     On the morning of July 26, 1999, John D. Phillips and W. Tod Chmar, Executive Vice President of World Access, met with Mr. Burmeister and Jeffrey J. Guzy, Executive Vice President of Sales, Marketing and Product Development of FaciliCom, at the principal executive offices of FaciliCom in Washington, D.C. The parties determined that they shared similar views on the outlook for the international telecommunications industry and the market strategies to be followed in order to capitalize on the favorable trends expected to occur in the industry. They also determined that the operating networks and customer bases of World Access and FaciliCom were complimentary and that the possibility of a strategic transaction should be explored. Mr. Burmeister indicated that management of AHI, the indirect controlling stockholder of FaciliCom, should be contacted and participate in any discussions to be held. At the request of Mr. Phillips, a meeting between Messrs. Phillips, Chmar and Burmeister and the senior management of AHI was immediately scheduled for that afternoon.

     On the afternoon of July 26, 1999, Messrs. Phillips, Chmar and Burmeister met with Kirby J. Campbell, Chief Executive Officer of AHI, and Bryan Cipoletti, Vice President of Finance of AHI, at the principal executive offices of AHI in Butler, Pennsylvania. The parties discussed the potential advantages of combining (i) the significant international wholesale, retail and data services revenue base and extensive carrier-grade European network of FaciliCom with (ii) the MCI WorldCom wholesale carrier service revenues, Equipment Group and financial strength of World Access. The parties also discussed the advantages of the Equipment Group of World Access providing funding for the forecasted growth of the Surviving Corporation's services business, the strategy of adding significant retail services and the expansion of the Surviving Corporation's network and future acquisitions in Europe.

     On July 28, 1999, Messrs. Campbell, Cipoletti, Burmeister, Christopher S. King, Chief Financial Officer of FaciliCom, and representatives of Lehman Brothers, Inc. ("Lehman Brothers"), financial advisor to FaciliCom, met with Messrs. Phillips and Chmar and Mark A. Gergel, Executive Vice President and Chief Financial Officer of World Access, A. Lindsay Wallace, President of the World Access Equipment Group, and Michael F. Mies, Vice President of Finance and Treasurer of World Access, at the principal executive offices of World Access in Atlanta, Georgia. On July 30, 1999, Messrs. Phillips, Chmar and Gergel met with the same representatives of FaciliCom and AHI in Butler, Pennsylvania and discussed the relative valuations of World Access and FaciliCom and the alternative structures of convertible preferred stock to be used as consideration in a potential merger transaction.

     The parties continued to discuss the terms of a possible strategic transaction during the week of August 2, 1999, and on August 6, 1999 reached a preliminary understanding on certain principal terms of the Merger.

     During August 10 through 12, 1999, Messrs. Chmar, Gergel and Mies met with Messrs. Cipoletti, Burmeister and King, members of FaciliCom's and World Access' operating management, representatives of BBH, including Lawrence C. Tucker (also a director of World Access), representatives of DLJ, financial advisor to World Access, and representatives of Lehman Brothers at the principal executive offices of FaciliCom in Washington, D.C. The purpose of these meetings was for each party to conduct business due diligence and develop a combined business model. In addition to business due diligence, counsel for World Access reviewed publicly available documents filed by FaciliCom with the Commission and conducted legal due diligence on materials provided to it at FaciliCom's Washington, D.C. offices.

     Throughout the week of August 9, 1999, senior management of World Access had several telephone conferences with each of the members of the World Access Board of Directors in order to update the Board individually on the discussions with FaciliCom. On August 13, 1999, the Board had a telephonic conference call during which legal counsel reviewed the terms of a draft of the Merger Agreement, which had been provided to the Board prior to the call, and advised the Board of its fiduciary duties in the context of the proposed Merger. DLJ reviewed the preliminary financial terms of the proposed Merger and its analysis thereof. During the call, the members of the Board of Directors had extensive discussions regarding the legal and financial terms of the proposed Merger. The Board of Directors instructed management of World Access to proceed with its discussions with FaciliCom and the FaciliCom Shareholders to finalize the terms of the proposed Merger Agreement.

     On August 16, 1999, the Board of Directors of World Access met by telephonic conference call to discuss the terms of the Merger, and DLJ gave its oral opinion as to the fairness of the consideration to be paid by World Access pursuant to the Merger Agreement. Legal counsel advised the Board with respect to, and responded to questions regarding, the development of negotiations with FaciliCom and the FaciliCom Shareholders. During this conference, the World Access Board of Directors unanimously approved the Merger Agreement and the transactions contemplated thereby and unanimously agreed to recommend its adoption to the stockholders of World Access. On August 17, 1999, DLJ forwarded its written opinion regarding the fairness of the consideration to be paid by World Access pursuant to the Merger Agreement to the members of the Board of Directors of World Access.

RECOMMENDATION OF THE WORLD ACCESS BOARD OF DIRECTORS

     The Board of Directors of World Access has carefully considered the advisability of the Merger and believes that the terms of the Merger are fair to, and that the Merger is in the best interests of, the stockholders of World Access. THE BOARD OF DIRECTORS OF WORLD ACCESS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF WORLD ACCESS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

WORLD ACCESS' REASONS FOR THE MERGER

     The Board of Directors of World Access believes that the Merger is fair to and in the best interests of World Access and its stockholders. As outlined above under "-- Background of the Merger," after consideration of relevant business, financial, legal and market factors, the Board of Directors unanimously approved the Merger Agreement and the transactions contemplated thereby and voted to recommend that the stockholders of World Access vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby.

     In deciding to approve the Merger Agreement and to recommend approval and adoption of the Merger Agreement by the stockholders of World Access, the Board of Directors considered a number of factors, including particularly the factors listed below. In view of the number and wide variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The Board of Directors viewed its position and recommendation as being based on the totality of the information and factors presented to and considered by it. In addition, individual directors may have given different weight to different information and factors.

     The Financial Terms of the Merger. The Board of Directors of World Access considered information concerning the business, earnings, operations, financial condition and prospects of World Access and FaciliCom, both individually and on a combined basis. The Board of Directors also considered the financial analyses and other information with respect to World Access and FaciliCom presented to it by World Access' financial advisor, as well as the directors' own knowledge of World Access and FaciliCom and their respective businesses.

     FaciliCom's Extensive Facilities-Based International Telecommunications Network. The Board of Directors of World Access considered FaciliCom's strong European presence and the potential for entry into additional deregulating European countries. The Board of Directors also considered the technical capabilities, cost effectiveness and available capacity of FaciliCom's carrier-grade network in 14 countries and the utilization of this network to facilitate World Access' global expansion strategy.

     Industry Trend Toward Consolidation. The Board of Directors of World Access considered the status of the international telecommunications services industry and the likely trend toward consolidation of service providers. The Board of Directors also considered the importance of market position in the global telecommunications services industry. The Board of Directors considered the potential significant cost savings to be achieved as a result of the Merger in order to provide global retail telecommunications services at competitive rates.

     FaciliCom's Established Wholesale Customer Base. The Board of Directors of World Access considered the compatibility of FaciliCom's established base of wholesale customers with World Access' existing wholesale customer base. With only approximately 20% wholesale customer overlap between World Access and FaciliCom, the Board of Directors considered the significant expansion possibility to be achieved with the addition of approximately 220 wholesale carrier customers of FaciliCom.

     Significant Increase in Offered Services. The Board of Directors of World Access considered the additional services offered by FaciliCom, which would be made available to current and future customers of World Access. Specifically, the Board of Directors considered the potential growth opportunities for new internet and data services that the Board of Directors believes will be available to the Surviving Corporation.

OPINION OF WORLD ACCESS' FINANCIAL ADVISOR


     The Board of Directors of World Access engaged DLJ to act as its financial advisor in connection with the Merger. On August 16, 1999, DLJ rendered an oral opinion to World Access' Board of Directors, subsequently confirmed in writing as of August 17, 1999, to the effect that, as of such date, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the consideration to be paid by World Access pursuant to the Merger Agreement was fair to World Access, from a financial point of view. DLJ's opinion does not take into account the specific consideration offered in the Exchange Offer.


     THE FULL TEXT OF DLJ'S OPINION IS INCLUDED AS APPENDIX B AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY AND IS INCORPORATED HEREIN BY REFERENCE, INCLUDING WITHOUT LIMITATION, THE DESCRIPTIONS OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN IN ARRIVING AT SUCH OPINION. DLJ'S OPINION WAS PREPARED FOR AND ADDRESSED TO WORLD ACCESS' BOARD OF DIRECTORS AND ONLY ADDRESSES THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE PAID BY WORLD ACCESS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF WORLD ACCESS AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

     DLJ's opinion DOES NOT CONSTITUTE an opinion as to the price at which World Access' stock will actually trade at any time. The type and amount of consideration was determined in arms-length negotiations between World Access and FaciliCom. No restrictions or limitations were imposed by World Access upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion.

     In arriving at its opinion, DLJ, among other things:

     - reviewed the draft dated August 17, 1999 of the Merger Agreement and the draft dated August 17, 1999 of the Certificate of Designation of the Series C Preferred Stock and assumed that the final form of such agreements would not vary in any respect that would be material to its analysis;

     - reviewed financial and other information that was publicly available or furnished to it by World Access and FaciliCom, including information provided during discussions with their respective managements which included certain financial projections of each of World Access and FaciliCom, prepared by their respective managements; and

     - conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering its opinion.

     In rendering its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by World Access and FaciliCom or their respective representatives, or that was otherwise reviewed by it. In particular, DLJ relied upon the estimates of the management of World Access of the operating synergies achievable as a result of the Merger and upon DLJ's discussion of such synergies with the management of FaciliCom. DLJ also assumed that the financial projections of World Access and FaciliCom supplied to it were reasonably prepared on the basis reflecting the best currently available estimates and good faith judgments of the respective managements of World Access and FaciliCom as to the future operating and financial performance of World Access and FaciliCom, respectively. DLJ expressed no opinion with respect to such forecasts or the assumptions on which they were based, DLJ did not assume any responsibility for making any independent evaluation or appraisal of the assets or liabilities of World Access or for making any independent verification of any of the information reviewed by DLJ. DLJ also did not assume any responsibility for making any independent investigation of any legal matters affecting World Access or FaciliCom and assumed the correctness of all legal advice given to each of them and to World Access' Board of Directors, including advice as to the tax consequences of the Merger.

     DLJ's opinion was necessarily based upon economic, market, financial and other conditions as they existed on, and on information available to it as of, the date of its opinion. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion as a result of changes in such conditions or otherwise.

     The following is a brief summary of the principal analyses performed by DLJ in connection with DLJ's opinion and included in its presentation to World Access' Board of Directors. For purposes of the following analysis, DLJ used (i) the August 12, 1999 closing price of the World Access Common Stock of $12.875 per share, (ii) the initial conversion rate of the Series C Preferred Stock of one share of World Access Common Stock per $20.38 of liquidation preference of the Series C Preferred Stock and (iii) the minimum conversion rate of the Series C Preferred Stock of one share of World Access Common Stock per $11.50 of liquidation preference of the Series C Preferred Stock.

     Each of the analyses described below was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of the analyses taken as a whole. Included in the discussion below are summaries of some of the statistical information appearing in such discussion presented in a tabular format. While these tables are presented for the purpose of clarity and ease of reference, they are not substitutes for, and must be read along with, all of the information appearing under the captions immediately preceding them as well as all of the information set forth in this document.

          (i) Consideration Paid Analysis. DLJ reviewed the consideration to be paid by World Access pursuant to the Merger Agreement by valuing the Series C Preferred Stock at the theoretical market value as well as at the liquidation preference value. In addition, in reviewing the consideration to be paid by World Access, DLJ estimated a maximum value of the consideration, which valued the Series C

     Preferred Stock at the liquidation preference value and included as part of the consideration the market value of the accelerated contingent payment of World Access Common Stock in connection with a prior acquisition by World Access. For this purpose, DLJ assumed the issuance of 7.5 million Escrowed Shares issued at the August 12, 1999 closing price of $12.875 per share. See "THE MERGER -- Interests of Certain Persons in the Merger -- Release of Escrowed Shares of World Access Common Stock" and "-- Release of Contingent Shares of World Access Common Stock."

          In estimating the theoretical market value of the Series C Preferred Stock, DLJ valued the Series C Preferred Stock using the Black-Scholes Option Pricing Model assuming a volatility range of 30% to 60%, a risk free rate of 6% and a 10% discount for lack of liquidity in a private security. Based on the mid-point of such analysis, DLJ estimated a theoretical market value of the Series C Preferred Stock to be 72% of the liquidation preference of the Series C Preferred Stock.

          (ii) Discounted Cash Flow Analysis. DLJ performed a discounted cash flow analysis for World Access on a stand-alone basis, for FaciliCom on a stand-alone basis and for World Access pro forma for the Merger. These analyses were based upon financial projections prepared by the management of each company for the five-year period ending fiscal 2003. DLJ calculated EBITDA for each of World Access and FaciliCom. EBITDA is earnings before interest, taxes, depreciation and amortization and other items. DLJ performed this analysis to estimate FaciliCom's net present value of equity and to compare World Access' net present value of equity per share on a stand-alone basis to World Access' net present value of equity per share pro forma for the Merger.

          DLJ calculated the terminal value of World Access and FaciliCom at the end of the forecast period, by applying a range of estimated EBITDA multiples selected in DLJ's subjective judgment. The terminal value estimates are a hypothetical approximation of the value of the enterprise's cash flows beyond the end of the five year period covered by the managements' projections.


          The managements' projected EBITDA and DLJ's subjective estimate of the terminal values based on management's projected EBITDA were then discounted to the present using a range of discount rates selected in DLJ's subjective judgment.


                         DISCOUNTED CASH FLOW ANALYSIS
                   ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                       PRO FORMA
                                           WORLD ACCESS          FACILICOM            WORLD ACCESS
                                        ------------------   ------------------   --------------------
Range of EBITDA Multiples.............     7.5x to 9.5x         7.5x to 9.5x          7.5x to 9.5x
Discount Rates........................    15.6% to 19.6%       12.6% to 16.6%        14.8% to 18.8%
Implied Net Present Value of Equity...  $805.6 to $1,153.9   $596.4 to $1,023.5   $1,547.8 to $2,357.8
Implied Equity Value per Share........   $16.07 to $23.02            NM                    --
Implied Equity Value per Share Using
  the Initial Conversion Price of
  $20.38 per Share and assuming the
  issuance of the Contingent Shares...          --                   --             $19.20 to $29.25
Implied Equity Value per Share using
  the Minimum Conversion Price of
  $11.50 per Share and assuming the
  issuance of the Contingent Shares...          --                   --             $16.29 to $24.82

     The above analysis shows that the range of implied equity value per share for World Access would increase from $16.07 to $23.02 on a stand-alone basis to
(i) $19.20 to $29.25 using the initial conversion rate of the Series C Preferred Stock of one share of World Access Common Stock per $20.38 of liquidation preference and assuming the issuance of the Escrowed Shares, and (ii) $16.29 to $24.82 using the minimum conversion rate of the Series C Preferred Stock of one share of World Access Common Stock per $11.50 of liquidation preference and assuming the issuance of the Escrowed Shares.

          (iii) Comparable Company Analysis. DLJ selected publicly traded companies that operate businesses similar to that of FaciliCom. However, no other company utilized in DLJ's analysis of comparable publicly traded companies is identical to World Access or FaciliCom. Accordingly, this analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of each of World Access and FaciliCom and other factors that could affect the public trading value of World Access, FaciliCom or any other comparable company included in such analysis. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable company data. DLJ performed this analysis in order to compare the ratio of FaciliCom's enterprise value to its last quarter annualized revenues, estimated 1999 and 2000 revenues as provided by FaciliCom, gross property, plant and equipment and net property plant and equipment (using both the liquidation value of the Series C Preferred Stock plus the market value of the Escrowed Shares and the theoretical market value of the Series C Preferred Stock) to those of the comparable companies at August 12, 1999.

          DLJ analyzed the operating performance of FaciliCom relative to six companies deemed by DLJ to be reasonably comparable to FaciliCom. These companies were:

                 (i)    Destia Communications Inc.;
                 (ii)   IDT Corp.;
                 (iii)  Pacific Gateway Exchange, Inc.;
                 (iv)   Primus Telecommunications Inc.;
                 (v)    RSL Communications Ltd.; and
                 (vi)   Viatel, Inc.

     Historical financial information used with respect to the comparable companies was as of the most recent financial statements publicly available for each company as of August 12, 1999. DLJ examined certain publicly available financial data of the comparable companies including enterprise value (defined as market value of common equity plus book value of total debt and preferred stock less cash) as multiples of the latest publicly available last quarter annualized revenues, estimated 1999 and 2000 revenues taken from various analysts research reports, gross property, plant and equipment and net property plant and equipment.

                          COMPARABLE COMPANY ANALYSIS

                                                                                          FACILICOM USING
                                                                                          THE LIQUIDATION
                                                                                         VALUE OF SERIES C
                                                                       FACILICOM USING    PREFERRED STOCK
                                                                       THE THEORETICAL    PLUS THE MARKET
                                                                       MARKET VALUE OF     VALUE OF THE
                                                                          SERIES C          CONTINGENT
                                                HIGH   MEDIAN   LOW    PREFERRED STOCK        SHARES
                                                ----   ------   ----   ---------------   -----------------
Enterprise Value/Last Quarter Annualized
Revenues......................................  5.4x    1.1x    0.7x        1.4x               1.8x
Enterprise Value/1999 Estimated Revenues(1)...  4.8x    1.0x    0.6x        1.2x               1.7x
Enterprise Value/2000 Estimated Revenues(1)...  2.6x    0.8x    0.6x        0.7x               0.9x
Enterprise Value/Gross PP&E...................  4.2x    3.6x    3.0x        2.7x               3.7x
Enterprise Value/Net PP&E.....................  5.4x    4.5x    3.5x        3.1x               4.2x

          (1) Source of Projections:

             (i) Destia: Lehman Brothers research report dated June 2, 1999;

             (ii) IDT: Morgan Stanley research report dated June 16, 1999;

             (iii) Pacific Gateway Exchange: Paine Webber research report dated May 25, 1999;

             (iv) Primus: CIBC Oppenheimer research report dated June 8, 1999;

             (v) RSL: Morgan Stanley research report dated July 7, 1999;

             (vi) Viatel: CS First Boston research report dated April 8, 1999;
        and

             (vii) FaciliCom: projections provided by FaciliCom management.


     The comparable company analysis showed that the implied multiples of World Access' consideration under both methodologies of valuing the Series C Preferred Stock were either within or lower than the range of multiples implied by the prevailing market prices of the comparable companies.


        (iv) Analysis of Selected M&A Transactions. DLJ reviewed selected mergers and acquisitions transactions of companies that operate businesses similar to that of FaciliCom. DLJ performed this analysis in order to compare the ratio of the implied transaction value to its last twelve months revenues, last quarter annualized revenues and net property plant and equipment (using both the liquidation value of the Series C Preferred Stock plus the market value of the Escrowed Shares and the theoretical market value of the Series C Preferred Stock) to those of the selected mergers and acquisitions transactions.

                 SELECTED MERGERS AND ACQUISITIONS TRANSACTIONS


                                                                      FACILICOM         FACILICOM USING
                                                                        USING           THE LIQUIDATION
                                                                   THE THEORETICAL     VALUE OF SERIES C
                                                                   MARKET VALUE OF      PREFERRED STOCK
                                                                      SERIES C       PLUS THE MARKET VALUE
                                           HIGH    MEDIAN   LOW    PREFERRED STOCK   OF THE ESCROWED SHARES
                                           -----   ------   ----   ---------------   ----------------------
Transaction Value/Last Twelve Months
Revenues.................................  16.5x    5.2x    1.1x        1.5x                  2.0x
Transaction Value/Last Quarter Annualized
  Revenues...............................   4.8x    2.1x    1.2x        1.4x                  1.8x
Transaction Value/Net PP&E...............  42.0x   20.0x    5.9x        3.1x                  4.2x


     The analysis of selected mergers and acquisitions transactions showed that the implied multiples of World Access' consideration under both methodologies of valuing the Series C Preferred Stock were, in each case, lower than the median of multiples paid by the selected mergers and acquisitions transactions.

     The summary set forth above is not a complete description of the analyses performed by DLJ, but describes, in summary form, the principal elements of the analyses made by DLJ in arriving at DLJ's opinion. The preparation of a fairness opinion involves determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily summarized.

     DLJ's conclusion involved significant elements of judgment and qualitative analyses as well as financial and quantitative analyses. DLJ did not place particular reliance or weight on any individual factor, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion.

     In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and regulatory, financial, economic, monetary, political and market conditions and other matters, many of which are beyond the control of World Access or FaciliCom. In addition, analyses relating to the value of the businesses or securities do not purport to be appraisals, or to reflect the prices at which such businesses or securities can actually be sold. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. See "RISK FACTORS."

     World Access selected DLJ to render an opinion in connection with the Merger based upon DLJ's qualifications, expertise and reputation, including the fact that DLJ, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.


     Pursuant to the terms of an engagement letter dated August 12, 1999, World Access agreed (i) to pay DLJ a fee of (a) $850,000 at the time that DLJ delivered to the World Access Board of Directors its opinion, irrespective of the conclusion reached therein and (b) $1.2 million less any amounts paid pursuant to clause (a), payable in cash promptly upon consummation of a business combination between World Access and FaciliCom in one or a series of transactions, by merger, consolidation, or any other business combination, by purchase involving all or a substantial amount of the business, securities or assets of FaciliCom or otherwise, (ii) to reimburse DLJ for all of its out-of-pocket expenses, including the reasonable fees and expenses of counsel incurred by DLJ, and (iii) to indemnify DLJ for liabilities and expenses arising out of a transaction, including liabilities under federal securities laws.



     The terms of the fee arrangement with DLJ, which DLJ and World Access believe are customary in transactions of this nature, were negotiated at arms-length between World Access and DLJ. World Access' Board of Directors was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Merger.



     DLJ provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or debt of World Access and/or FaciliCom for its own account and for the accounts of its customers.


CLOSING; EFFECTIVE TIME OF THE MERGER

     The closing of the Merger (the "Closing") will take place on the second business day following the satisfaction or waiver of the conditions to be fulfilled prior to such Closing set forth in the Merger Agreement, unless another date is agreed to in writing by World Access, FaciliCom and the FaciliCom Shareholders (the actual time and date of the Closing being referred to herein as the "Closing Date"). On the Closing Date, World Access and FaciliCom will file a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Effective Time will occur at the time of filing of the Certificate of Merger, or at such subsequent date or time as World Access and FaciliCom agree and specify in the Certificate of Merger. It is anticipated that, assuming all conditions are met, the Merger will occur prior to December 31, 1999.

MANAGEMENT OF THE SURVIVING CORPORATION


     Executive Officers. Following the consummation of the Merger, John D. Phillips, Chairman of the Board, President and Chief Executive Officer of World Access, will serve as Chairman of the Board and Chief Executive Officer of the Surviving Corporation, and Walter J. Burmeister, President and Chief Executive Officer of FaciliCom, will serve as the President of the Surviving Corporation. It is anticipated that the other current executive officers of World Access will continue as executive officers of the Surviving Corporation with the duties and responsibilities they currently have at World Access. At the time of mailing this Proxy Statement, the parties have not yet determined which specific offices will be held by the other current executive officers of FaciliCom. Mr. Burmeister does not have an employment contract with FaciliCom. For FaciliCom's fiscal year ended September 30, 1999, FaciliCom paid Mr. Burmeister $212,000 in cash compensation. Mr. Burmeister's compensation arrangements with the Surviving Corporation have not yet been determined.



     Board of Directors. As of the Effective Time, the Board of Directors of the Surviving Corporation will consist of twelve members. Six of these twelve are the current directors of World Access who will continue as directors of the Surviving Corporation, and four of these twelve will be designated by the holders of the Series C Preferred Stock. The remaining two directors are the two individuals who have agreed to join the World Access Board of Directors in connection with the closing of the Merger and the Private Placement. The current directors of World Access are John D. Phillips, Stephen J. Clearman, Mark A. Gergel, John P. Imlay, Carl E. Sanders and Lawrence C. Tucker. The initial designees of the holders of the Series C Preferred Stock to the Board of Directors are Dru A. Sedwick, Kirby J. Campbell, Bryan Cipoletti and Walter J. Burmeister. The two individuals who will join the World Access Board of Directors in connection with the Private Placement are Massimo Prelz Oltramonti and John P. Rigas. Of the six continuing directors, The 1818 Fund, as sole holder of the Series A Preferred Stock, is entitled to designate one person for recommendation for election by the World Access Board of Directors to the stockholders of World Access. Lawrence C. Tucker was so designated by The 1818 Fund.


     Information concerning the six current directors of World Access who will continue as directors of the Surviving Corporation can be found in World Access' Proxy Statement for its 1999 Annual Meeting held on June 15, 1999. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     The initial four persons designated by the holders of the Series C Preferred Stock to be members of the Board of Directors of the Surviving Corporation are as follows:

     Walter J. Burmeister (age 60) is one of FaciliCom's co-founders and has been its Chief Executive Officer, President and one of its directors since it was founded in 1995. Prior to co-founding FaciliCom, Mr. Burmeister founded TMG, a telecommunications consulting firm, and he has served as its Chairman from 1992 to the present. Before founding this firm, Mr. Burmeister was Vice President and Chief Financial Officer of Bell Atlantic International from 1989 to 1992. In these positions, Mr. Burmeister was responsible for overseeing business development in Central and South America, the Middle East and Africa, as well as managing that company's financial affairs. During his 31 years with Bell Atlantic, Mr. Burmeister was Vice President of Bell of Pennsylvania's and Diamond State Telephone's sales organization and headed the C&P Telephone Operations Staff. Mr. Burmeister has served as a director of Skysat Communications Network since 1992.

     Kirby J. Campbell (age 52) has served as Treasurer, Vice President and as a director of FaciliCom since its inception. Since June 1997, Mr. Campbell has been the Chief Executive Officer of AHI, and he was previously since 1993 Executive Vice President of AHI. Mr. Campbell also holds various executive and board positions with AHI's affiliated companies.

     Dru A. Sedwick (age 35) has served as Secretary, Vice President and as a director of FaciliCom since FaciliCom's inception. Since June 1997, Mr. Sedwick has been President of AHI, and previously since 1993 he was Senior Vice President of AHI. Mr. Sedwick also holds various executive and board positions with AHI's affiliated companies.

     Bryan Cipoletti (age 39) has been one of FaciliCom's directors since September 1997. Since 1993, Mr. Cipoletti has been Vice President of Finance of AHI. Mr. Cipoletti also holds various executive and board positions with AHI's affiliated companies.


     The two people who have agreed to join the World Access Board of Directors in connection with the closing of the Merger and the Private Placement are as follows:



     Massimo Prelz Oltramonti (age 44) is a Managing Director of Gilbert Global Equity Partners, L.L.C., a private equity firm with a diversified global investment strategy. He previously served as Managing Director of Advent International Corporation, the general partner of a series of global private equity funds. In this capacity, he co-managed the media and telecom investment activity of Advent International in Europe and was directly responsible for its investments in Scandinavian Broadcasting Systems SA, Esat Telecom Group plc, PrimaCom AG, Esaote S.p.A. and Jazztel SA. Prior to joining Advent International in 1991, Mr. Prelz was a partner at Alta Berkeley Associates, a venture capital group in London. He currently serves as Vice-Chairman of PrimaCom AG and is a director of Esat Telecom Group plc, Jazztel SA and Iaxis N.V.



     John P. Rigas (age 36) is a Managing Partner of Zilkha Capital Partners L.P., a private equity firm involved in a wide variety of venture capital and technology investments both in the U.S. and internationally. Mr. Rigas has been with Zilkha Capital Partners and its predecessor firms for twelve years. He currently serves as the Chairman of Advanced Interactive Systems Inc. and as a director of New Colt Holding, Inc. and Omniglo, Inc.


CONSIDERATION TO BE RECEIVED IN THE MERGER


     In the Merger, the outstanding FaciliCom Common Stock will be converted into the right to receive, and certain outstanding options to purchase FaciliCom Common Stock will be exchanged for, in the aggregate, (i) an amount of cash and/or World Access Common Stock equal in value to $56.0 million, (ii) approximately 369,400 shares, or $369.4 million in aggregate liquidation preference, of Series C Preferred Stock and (iii) approximately 520,000 vested options that each may be exercised for one share of World Access Common Stock at an average exercise price of $3.06 per share.



     World Access has received commitments from a group of institutional and sophisticated investors to purchase $75.0 million of World Access Common Stock in a private transaction that is conditioned upon, among other things, and will close simultaneously with, the Merger. World Access will use the majority of the proceeds from the Private Placement to fund the cash portion of the Merger, including related fees and expenses. The World Access Common Stock to be issued will be priced at the average trading value of the World Access Common Stock during a five day period prior to the closing of the Merger, with the purchase price to be no lower than $13.00 per share and no higher than $17.00 per share. Brown Brothers Harriman & Co. acted as an advisor to World Access on this transaction.


     In the event that World Access is unable to obtain net proceeds of $56.0 million on or prior to the Closing (the "Cash Shortfall"), the FaciliCom stockholders and certain of the FaciliCom optionholders will be entitled to receive, in the aggregate, such number of shares of World Access Common Stock as is equal to the Cash Shortfall divided by the market price of World Access Common Stock on the trading day immediately preceding the Closing Date plus such number of additional shares of World Access Common Stock as will result, upon the resale by such persons of all such shares, in the aggregate, in net cash proceeds to such persons equal to the Cash Shortfall. See "THE MERGER
AGREEMENT -- Merger Consideration." World Access has agreed to file a registration statement with the Commission in connection with the resale of any World Access Common Stock received by the stockholders of FaciliCom. Descriptions of the Series C Preferred Stock to be received by the stockholders of FaciliCom and the treatment of FaciliCom options in the Merger are set forth below.

  Description of the Series C Preferred Stock.


     Designation. Upon the filing of a Certificate of Designation (the "Certificate of Designation") with the Secretary of State of the State of Delaware, approximately 369,400 shares of World Access' authorized preferred stock will be designated as "Convertible Preferred Stock, Series C."


     Ranking. The Series C Preferred Stock will rank, as to dividends, on parity with the World Access Common Stock and junior to the Series A Preferred Stock and the Series B Preferred Stock. The Series C Preferred Stock will rank, as to liquidation preference, senior to the World Access Common Stock, on parity with the Series B Preferred Stock and junior to the Series A Preferred Stock.

     Voting Rights. In addition to any voting rights provided by law, except with respect to the election of directors, the holders of shares of Series C Preferred Stock will be entitled to vote on all matters voted on by the holders of World Access Common Stock voting together as a single class with the holders of World Access Common Stock, Series A Preferred Stock, Series B Preferred Stock and other shares entitled to vote thereon. Each holder of shares of Series C Preferred Stock will be entitled to cast the number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series C Preferred Stock into World Access Common Stock on the record date for determining the stockholders eligible to vote on any such matters.

     In addition, unless the consent or approval of a greater number of shares is then required by law, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Series C Preferred Stock, voting separately as a single series, will be required to: (i) authorize, increase the authorized number of shares of or issue any shares of any class or classes of stock ranking senior to the Series C Preferred Stock; (ii) authorize, adopt or approve an amendment to the certificate of incorporation of the Surviving Corporation that would increase or decrease the par value of the shares of Series C Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series C Preferred Stock, or would alter or change the powers, preferences or special rights of stock ranking senior to the Series C Preferred Stock; (iii) amend or alter the certificate of incorporation of the Surviving Corporation so as to affect the shares of Series C Preferred Stock adversely and materially; (iv) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of stock ranking senior to the Series C Preferred Stock; and (v) subject to certain exceptions set forth in the Certificate of Designation for the Series C Preferred Stock, effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Surviving Corporation, or the consolidation or merger of the Surviving Corporation with or into any other entity (except a wholly-owned subsidiary of the Surviving Corporation), or the sale or other distribution to another entity of all or substantially all of the assets of the Surviving Corporation.

     Board of Directors Representation. The holders of the outstanding shares of Series C Preferred Stock will have the right, voting as a separate series, to nominate and elect four directors to the board of directors of the Surviving Corporation (and will not be entitled to vote with respect to the election of any other directors); provided that on the record date for determining the stockholders eligible to vote on such matters, at least 15% of the originally issued shares of Series C Preferred Stock (the "Minimum Preferred Stock Percentage") is outstanding. Notwithstanding the foregoing, if the World Access Common Stock issuable upon conversion of the Series C Preferred Stock equals less than 20% of the outstanding shares of capital stock of World Access entitled to vote for the election of directors then, so long as the outstanding shares of Series C Preferred Stock constitute at least the Minimum Preferred Stock Percentage, the holders of Series C Preferred Stock will have the right to elect, voting as a separate series, such number of directors which, as a percentage of the total number of members of the board of directors of the Surviving Corporation, is at least equal to the percentage of all outstanding shares of capital stock entitled to vote for the election of directors held by such holders of Series C Preferred Stock on an as converted basis.

     Conversion Price. The shares of Series C Preferred Stock will be convertible into shares of World Access Common Stock at a conversion rate equal to one share of World Access Common Stock per $20.38 of liquidation preference (the "Conversion Price"), subject to adjustment in the event of below market issuances of World Access Common Stock, stock dividends, subdivisions, combinations, reclassifications and other distributions with respect to World Access Common Stock and in certain other instances specified in the Certificate of Designation for the Series C Preferred Stock.

     Mandatory Conversion. If for 60 consecutive trading days the Market Price (as defined in the Certificate of Designation for the Series C Preferred Stock) of World Access Common Stock on each such trading day exceeds the Conversion Price in effect on each such trading day, then the outstanding shares of Series C Preferred Stock will be automatically converted into such number of shares of World Access Common Stock as is equal to the number of shares of Series C Preferred Stock subject to conversion multiplied by the quotient of (i) the liquidation preference of the Series C Preferred Stock (i.e., $1,000 per share) (the "Liquidation Preference") divided by (ii) the Conversion Price in effect on the last trading day of such 60-day period.

     In addition, any outstanding shares of Series C Preferred Stock that have not been converted into World Access Common Stock within three years following the issue date of the Series C Preferred Stock (that date which is three years following the issue date being referred to as the "Three Year Conversion Date") will automatically be converted into such number of shares of World Access Common Stock as is equal to the number of shares of Series C Preferred Stock subject to conversion multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the Current Market Price (as defined in the Certificate of Designation) (the "Three Year Conversion Price"). Notwithstanding the foregoing, (x) the Three Year Conversion Price may not be less than $11.50,
(y) if (A) the Three Year Conversion Price is less than the Market Price on the issue date of the Series C Preferred Stock and (B) the Nasdaq Composite Index ("IXIC") on the close of business of the Three Year Conversion Date is 85% or less than the IXIC on the close of business on the issue date of the Series C Preferred Stock (the difference between 100% and such percentage being referred to as the "Market Correction Percentage"), then the Three Year Conversion Price will be increased by a percentage equal to that portion of the Market Correction Percentage in excess of 15%; and (z) the Three Year Conversion Price may not be greater than the Conversion Price.

  Treatment of FaciliCom Stock Options.


     FaciliCom 1998 Stock Option Plan. FaciliCom has granted options to approximately 70 individuals under its 1998 Stock Option Plan, representing rights to acquire approximately 12,242 shares of non-voting FaciliCom Common Stock. Pursuant to the provisions of the FaciliCom 1998 Stock Option Plan, in the event of a change or exchange of the non-voting FaciliCom Common Stock, each share of non-voting FaciliCom Common Stock subject to each outstanding option shall be substituted with the number and kind of stock or securities into which the non-voting FaciliCom Common Stock is changed or exchanged, with an appropriate adjustment to the per share option exercise price. In addition, pursuant to the provisions of the FaciliCom 1998 Stock Option Plan, each outstanding option granted under that plan shall become fully exercisable upon a "change in control" of FaciliCom. For that purpose, the Merger will constitute a "change in control" of FaciliCom.



     In connection with the Merger, the options to acquire 12,242 shares of non-voting FaciliCom Common Stock are expected to be exchanged for an aggregate of approximately $10.7 million in cash and non-qualified related options to acquire approximately 520,000 shares of World Access Common Stock, at an average exercise price of $3.06 per share. The cash consideration and the fair value of the new options are part of the total consideration to be paid by World Access in the Merger.



     FaciliCom 1999 Stock Option Plan. In October 1999, FaciliCom granted stock options under a new FaciliCom 1999 Stock Option Plan to its employees who are expected to continue with the Surviving Corporation after the Merger. These options were granted in contemplation of and contingent upon the Merger. Upon consummation of the Merger, these options will convert into non-qualified options to purchase approximately 1.9 million shares of World Access Common Stock at an exercise price of $15.00 per share. These options generally will become exercisable in 25% increments on each of the first four anniversaries from the date of grant. The exercisability will not be accelerated due to the Merger.



     The exercise of all these options would result in approximately $28.5 million of capital infusion into World Access and may result in significant income tax benefits for World Access. These options will be granted as incentives for the FaciliCom employees to continue in their positions following the Merger and will not result in a reduction of the number of shares of Series C Preferred Stock to be issued in the Merger. The value of the approximately 1.9 million shares of World Access Common Stock which may be issued upon exercise of the options is in addition to the total consideration to be paid by World Access in the Merger.



MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER



     The following is a general summary of material federal income tax consequences of the Merger and does not purport to be a complete analysis of all potential tax consequences. The summary is based upon current provisions of the Code, temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change (possibly on a retroactive basis) and any such change could affect the continuing validity of this summary. This summary does not address the state, local or foreign tax aspects of the Merger.


     World Access has not requested a ruling from the IRS with respect to the federal income tax consequences of the Merger. It is not a condition to the Merger that the parties receive such a ruling or an opinion of tax counsel to FaciliCom or World Access concerning such tax consequences.

     The Merger. World Access believes that the Merger should qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code and will report the Merger as a "reorganization" on its consolidated federal income tax return. If the Merger qualifies as reorganization under the Code, no gain or loss will be recognized by World Access or FaciliCom as a result of the Merger. Under Section 1032 of the Code, World Access will also not recognize gain upon the sale of World Access Common Stock for cash to fund World Access's payment of the cash portion of the Merger consideration. World Access's tax basis in the FaciliCom assets acquired in the Merger generally will be equal to the basis of such assets in the hands of FaciliCom prior to the Merger, increased by any gain recognized by FaciliCom as a result of the Merger. No increase in basis will result from gain recognized by FaciliCom Shareholders or from World Access's payment of cash as part of the Merger consideration. Because World Access will have such a "carryover" tax basis in these assets, World Access may recognize more income and pay higher taxes in the future than it would if the acquisition were taxable and it received a "cost" basis in the assets. World Access's holding period for the assets acquired will include FaciliCom's holding period for such assets.


     World Access and FaciliCom have agreed in the Merger Agreement not to take any action which could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. However, if the Merger does not qualify as a reorganization under the Code, the Merger would be treated as a taxable acquisition of the assets of FaciliCom by World Access in exchange for cash and Series C Preferred Stock and World Access Common Stock, if issued as part of the Merger consideration, which under Section 1032 of the Code, would also not result in any gain or loss recognition to World Access. However, in such an event, FaciliCom would be treated as selling all its assets in exchange for such Merger consideration for federal income tax purposes and would be required to recognize gain or loss on such asset sale transaction. World Access's tax basis in the assets deemed purchased would be a "cost" basis, equal to the fair market value of the Merger consideration transferred to the FaciliCom Shareholders, plus any liabilities of FaciliCom assumed by World Access (i.e., a "stepped up" basis).

     Limitation on Net Operating Losses of World Access and FaciliCom.  Under
Section 382 of the Code, special limitations apply following an "ownership change" (an "OC") to the use of (i) net operating losses ("NOLs") carryforwards arising before the "OC" and (ii) "net unrealized built-in losses," if any, in excess of a statutory threshold that are recognized during the five-year recognition period (the "Recognition Period") following an OC (collectively the "Applicable Tax Attributes"). After an OC, the amount of the loss corporation's taxable income for a post-change taxable year that may be offset by the Applicable Tax Attributes is limited annually to the product of an interest factor published monthly by the IRS (the "Long-Term Tax-Exempt Rate" which for September 1999 is 5.26%) multiplied by the fair market value of the loss corporation's stock immediately before the OC (the "Section 382 Limitation"). However, the loss corporation's "net unrealized built-in gain," if any, in excess of the same statutory threshold ("NUBIG") increases the Section 382 Limitation for the Recognition Period taxable year in which such NUBIG is recognized. Section 383 of the Code also imposes an annual limitation (the "Section 383 Limitation") after an OC on the post-change year use of the loss corporation's capital loss carryovers, general business credits, minimum tax credits and excess foreign tax credits (the "Section 383 Attributes") against the loss corporation's tax liability.

     FaciliCom will undergo an OC as a result of the Merger, and will be considered to remain in existence for Section 382 purposes until its tax attributes are used or expire. Although World Access does not believe that FaciliCom's post-Merger applicable tax attributes or Section 383 attributes will be material based on its quarterly report on Form 10-Q for the period ended June 30, 1999, any such attributes will be subject to the Section 382 Limitation and
Section 383 Limitation. Further, Section 384 of the Code limits World Access's use of its consolidated NOLs against any FaciliCom NUBIG recognized during the recognition period. Under final Treasury regulations issued in July, 1999, although the separate return limitation year rules (the "SRLY Limitation") are generally retained in such regulations, the SRLY Limitation is eliminated when its application as the result of a SRLY event "overlaps" with an OC, such "overlap" being defined as when the SRLY event occurs within six months of the OC (the "Overlap Rule"). Under the Overlap Rule, FaciliCom's applicable tax attributes will not be subject to the SRLY Limitation because FaciliCom will undergo an OC at the same time as the SRLY event.

     In its annual report on Form 10-K for the fiscal year ended September 30, 1998, FaciliCom reported that it had $25.3 million in NOLs attributable to its foreign subsidiaries. Because such a determination will require a country by country analysis, World Access has not yet determined whether and to what extent the post-Merger utilization by World Access of such foreign subsidiaries' NOLs may be limited under the foreign countries' tax laws equivalent to Section 382 or any other similar local foreign laws.

     Under final Treasury regulations issued in July 1999, Section 382 is applied to World Access and its domestic subsidiaries which file a consolidated federal income tax return (the "WAXS Consolidated Group") as though the consolidated group were a single corporation. The "consolidated" Section 382 Limitation is calculated using the fair market value of all of the stock of members of the WAXS consolidated group (except stock which is owned by another member), and represents the amount of consolidated taxable income in any post-change year that can be offset by the applicable tax attributes. Under these regulations, the WAXS Consolidated Group undergoes an OC if World Access itself as the common parent undergoes an OC.

     If World Access did not undergo an OC in 1998, World Access believes that the Merger will result in an OC in World Access for 1999. If so, then World Access's Applicable Tax Attributes and Section 383 Attributes would be subject to a consolidated Section 382 Limitation and consolidated Section 383 Limitation. Because an OC occurred with respect to Cherry U.S. in 1998 when Cherry U.S. joined the WAXS Consolidated Group, the separate company pre-OC NOL carryforwards of Cherry U.S. would remain subject to an existing separate company Section 382 Limitation, but would not be subject to the existing SRLY Limitation on such Cherry U.S. NOL carryforwards beginning with the 1999 taxable year because the Overlap Rule would apply under the July 1999 regulations.

     If, on the other hand, World Access did undergo an OC for its 1998 taxable year, it is not clear whether World Access will undergo a second OC in 1999 as a result of the Merger or otherwise. If World Access did undergo an OC in 1998, then World Access's applicable tax attributes and Section 383 attributes would currently be subject to a consolidated Section 382 Limitation and consolidated
Section 383 Limitation. The pre-OC NOL carryforwards of Cherry U.S. would still remain subject to an existing separate company Section 382 Limitation, but would not be subject to the existing SRLY Limitation for the 1999 taxable year as discussed above.

LIMITATIONS ON RESALES BY AFFILIATES

     All of the shares of Series C Preferred Stock issued in connection with the Merger and shares of World Access Common Stock issued upon conversion of the Series C Preferred Stock will be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and such shares may not be sold or transferred unless (i) the sale or transfer is exempt from the registration requirements under the Securities Act, and any applicable state securities law or (ii) the transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities law.

ACCOUNTING TREATMENT

     The Merger will be accounted for by World Access under the purchase method of accounting for business combinations.

APPRAISAL OR DISSENTERS' RIGHTS


     The stockholders of World Access are not entitled to dissenters' rights of appraisal or other dissenters' rights in connection with the Merger. Stockholders of FaciliCom representing 99.5% of the outstanding FaciliCom Common Stock have adopted the Merger Agreement and the transactions contemplated thereby and are not entitled to dissenters' rights of appraisal or other dissenters' rights. The remaining FaciliCom stockholders are entitled to such rights.


REGULATORY APPROVALS


     On September 29, 1999, World Access, the Jud L. Sedwick Grandchildren's Trust (the ultimate parent entity of FaciliCom and AIT) and Walter J. Burmeister (the ultimate parent entity of BFV) each filed a Pre-Merger Notification and Report Form with the Justice Department and the Federal Trade Commission pursuant to the HSR Act. Under the HSR Act, the Merger could not have been consummated until at least 30 days after such filing unless earlier termination of the waiting period was granted. The Federal Trade Commission granted early termination of the HSR Act waiting period, effective October 19, 1999. No further action under the HSR Act is required so long as the Merger is consummated prior to October 18, 2000. The early termination of the HSR Act waiting period does not preclude the Justice Department, the Federal Trade Commission or other parties from seeking actions challenging the Merger based on federal antitrust statutes. World Access does not anticipate any such challenge.


     The transaction also requires notification in certain European countries.


     Under the Finnish Competition Act, the Merger must be notified and cannot be consummated until the Merger has been approved or certain waiting periods/investigation periods have expired. FaciliCom filed for approval under the Finnish Competition Act on October 25, 1999. The initial waiting period lasts for 30 days from the date that the notification is considered to be complete. If the Finnish competition authority has not issued its decision prior to the end of the waiting period, the Merger may be consummated. During the initial waiting period, the Finnish competition authority may decide to open a further investigation of the transaction. If a further investigation is instituted, the transaction may not be consummated until a further three month period has expired, which may be extended to five months in certain cases, or the transaction has been cleared. Furthermore, the Finnish competition authority may decide to refer the Merger to the Finnish competition council. If the case is referred to the Finnish competition council, the Merger may not be consummated until the Finnish competition council has issued its decision or a three month period has expired. The Finnish competition council has the authority to block the Merger. There can be no assurance that a challenge to the Merger on competition law grounds will not be made or that, if such a challenge is made, it would not be successful in Finland.



     The Merger must also be notified under the Swedish Competition Act and, if the Merger is notified prior to consummation, it cannot be completed until it has been approved or a 30 day waiting period has expired. FaciliCom filed for approval under the Swedish Competition Act on October 22, 1999. The 30 day waiting period may be extended if it is decided that the notification was incomplete or inaccurate. During the waiting period, the Swedish competition authority may decide to open a further investigation of the Merger, in which case the Swedish competition authority has six months to render a final decision. Swedish law does not require that notification be completed prior to consummation of the Merger; however, if the filing is delayed and the Swedish competition authority decides that the Merger creates or strengthens a dominant position that would reduce competition in Sweden, it can declare the Merger void with respect to Sweden or impose conditions. There can be no assurance that a challenge to the Merger on competition law grounds will not be made or that, if such a challenge is made, it would not be successful in Sweden.


     A post-Merger informational filing must be made in Denmark.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


     In considering the recommendation of the World Access Board of Directors with respect to the Merger, holders of World Access Voting Stock should be aware that certain members of World Access' management and Board of Directors, including certain of the new directors and executive officers to be appointed in connection with the Merger, have interests in the Merger that are in addition to the interests of stockholders of World Access in general.


     Stock Options Held by John D. Phillips. In connection with the execution of the Merger Agreement, Armstrong, intending to ensure that John D. Phillips devotes his full time and attention to the management and operations of the Surviving Corporation, required Mr. Phillips to enter into a Letter Agreement, dated August 17, 1999, under which Mr. Phillips agreed not to sell or transfer any of his shares of World Access for a specified period of time. See "RELATED AGREEMENTS -- Letter Agreement." In consideration for Mr. Phillips' entering into the Letter Agreement, the Board of Directors of World Access has agreed to accelerate the exercisability of currently outstanding options held by Mr. Phillips under the World Access 1998 Stock Option Plan for 1,000,000 shares of World Access Common Stock at an exercise price of $12.75 per share. The options were originally scheduled to vest ratably over a four-year period. Upon consummation of the Merger, all of these options will be immediately exercisable.

     Release of Escrowed Shares of World Access Common Stock. In connection with the acquisition of Cherry U.S. and Cherry U.K. by World Access and related transactions in December 1998, World Access

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

entered into a Share Exchange Agreement and Plan of Reorganization, dated as of May 12, 1998 ("the Share Exchange Agreement"), by and among World Access, WAXS, Inc., Cherry U.K. and Renaissance Partners II ("Renaissance") pursuant to which Renaissance, a Georgia general partnership and the sole shareholder of Cherry U.K., exchanged all of the issued and outstanding ordinary shares of Cherry U.K. for 1,875,000 shares of World Access Common Stock, of which 1,250,000 shares were placed in escrow and constitute part of the Escrowed Shares subject to release or forfeiture based on whether Cherry U.S. and Cherry U.K. meet certain specified financial performance criteria. These criteria have not yet been satisfied. Pursuant to the Operating Agreement, dated December 11, 1998, for Resurgens Partners, LLC ("Resurgens"), of which Renaissance is the manager, Renaissance made a capital contribution to Resurgens in the form of its interest in 937,500 shares of World Access Common Stock, of which 625,000 shares were part of the Escrowed Shares. Notwithstanding the performance criteria set forth in the Share Exchange Agreement, the Share Exchange Agreement provides that all of the Escrowed Shares shall be released and shall no longer be subject to forfeiture upon a "Change of Control" of World Access. For the purposes of the Share Exchange Agreement, the Merger constitutes a Change of Control of World Access.

     Mr. Phillips has sole voting and dispositive power over the shares of World Access Common Stock owned of record by Renaissance and Resurgens. Upon consummation of the Merger, Mr. Phillips (and his affiliates) and Carl E. Sanders and John P. Imlay, Jr., each a director of World Access and each of whom will be a director of the Surviving Corporation, will be entitled to receive the economic benefit of approximately 416,667, 40,000 and 26,667, respectively, of the released Escrowed Shares, and Mr. Phillips will have the sole voting and dispositive power over all of the Escrowed Shares.

     Release of Contingent Shares of World Access Common Stock. In connection with the acquisition of Cherry U.S. by World Access in December 1998, pursuant to an Agreement and Plan of Merger and Reorganization, dated May 12, 1998 (the "Cherry Merger Agreement"), by and among World Access, WAXS, Inc., WA Merger Corp. and Cherry U.S., WNS received 1,310,430 shares of World Access Common Stock and is expected to receive an additional 541,902 to 822,986 shares later in 1999 when all creditor claims against Cherry U.S. are finalized. In addition, 6,250,000 shares of World Access Common Stock were placed in escrow and constitute part of the Escrowed Shares which are subject to release or forfeiture based on whether Cherry U.K. and Cherry U.S. meet certain specified financial criteria. Approximately 4,200,000 of these Escrowed Shares are owned of record by WNS. See "PRINCIPAL STOCKHOLDERS". These performance criteria have not yet been satisfied. Notwithstanding these performance criteria, the Cherry Merger Agreement provides that all of these Escrowed Shares shall be released and shall no longer be subject to forfeiture upon a "Change of Control" of World Access. For purposes of the Cherry Merger Agreement, the Merger constitutes a Change of Control of World Access, and WNS will be entitled to receive approximately 4,200,000 of these Escrowed Shares. Lawrence C. Tucker, a director of World Access and a World Access designee for director of the Surviving Corporation, is a member of the board of directors of MCI WorldCom.

     While it cannot be determined at this time whether the relevant financial performance criteria for release of the Escrowed Shares would have been in fact satisfied, the World Access Board of Directors, in approving the Merger Agreement, considered the release of the Escrowed Shares in the context of the overall Merger transaction and believed that the relevant performance criteria would have been satisfied and that the Escrowed Shares would have been released in February 2000 and 2001, irrespective of the Merger.


     FaciliCom Director Designees. The holders of the Series C Preferred Stock are entitled to elect up to four of the twelve members of the Board of Directors of the Surviving Corporation after the Merger, subject to maintaining specified levels of stock ownership. The initial designee directors of the holders of the Series C Preferred Stock are Dru A. Sedwick, Kirby J. Campbell, Bryan Cipoletti and Walter J. Burmeister. Each of Messrs. Sedwick, Campbell and Cipoletti are executive officers of AHI and hold other executive and board positions (including on FaciliCom's board of directors) with AHI affiliated companies and will continue to do so after the consummation of the Merger. Mr. Burmeister is the President and Chief Executive Officer, as well as a board member, of FaciliCom and will serve as the President of the Surviving Corporation. See "THE MERGER -- Management of the Surviving Corporation."

     Mr. Cipoletti holds FaciliCom stock options with respect to 200 shares of FaciliCom Common Stock. In connection with the Merger, these options are expected to be exchanged for cash or, in the event of a Cash Shortfall, World Access Common Stock. See "THE MERGER -- Consideration to be Received in the Merger -- Treatment of FaciliCom Stock Options".



     Mr. Burmeister is the beneficial owner of 24,067 shares of FaciliCom Common Stock, representing 10.6% of the outstanding FaciliCom Common Stock, and will be entitled to receive approximately $5.6 million in cash or, in the event of a Cash Shortfall, World Access Common Stock and approximately 38,300 shares of Series C Preferred Stock pursuant to the Merger. Mr. Burmeister also holds FaciliCom stock options with respect to 2,502 shares of FaciliCom Common Stock and, in connection with the Merger, these options are expected to be exchanged for $587,000 in cash and non-qualified options to acquire 195,474 shares of World Access Common Stock. In the event of a Cash Shortfall, Mr. Burmeister would receive additional non-qualified options to acquire World Access Common Stock in exchange for his FaciliCom stock options. See "THE
MERGER -- Consolidation to be Received in the Merger -- Treatment of FaciliCom Stock Options".



     Management Information Services Agreement Between FaciliCom and
AHI. FaciliCom has an agreement with AHI through which AHI provides billing and management information support services, including call collection, processing, rating and reporting for FaciliCom and its subsidiaries. AHI also provides FaciliCom with access to experienced management information professionals and computer programmers on an as-needed basis. This service agreement expires on September 30, 2002, and the parties anticipate that AHI will continue to render services to the Surviving Corporation. The terms of the billing and management information support services that AHI will provide to the Surviving Corporation have not been determined. The costs for such services currently are as follows:


     - professional services are billed at a rate of $65.00 per hour;

     - call detail record processing including data center management, operations and hardware services are billed at a rate per minute of use dependent upon call volumes;

     - AS/400 disk storage services are billed at a rate of $25.00 per gigabyte;

     - software applications and direct hardware FaciliCom purchases are billed at actual cost; and

     - telecommunications facilities are billed based on the actual facilities it uses.

     AHI has the right to increase the cost of its services upon 30 days' written notice if there is a change in the underlying cost of providing these services. During the nine months ended June 30, 1999 and the fiscal years ended September 30, 1998, 1997 and 1996, FaciliCom paid $2.2 million, $1.5 million, $431,000 and $0, respectively, to AHI for the management information services AHI provided FaciliCom under this agreement and an earlier agreement. AHI provides similar services to other telecommunications companies with which it is affiliated. FaciliCom believes that the terms of this agreement with AHI are competitive with similar agreements offered by other providers of management information services.


     Financial Accounting Services Agreement Between FaciliCom and
AHI. FaciliCom also has an agreement with Judco Management Services, Inc. ("Judco"), an affiliate of AHI, for Judco to provide certain financial accounting services to it, such as payroll, accounts payable, human resources support services and income tax return preparation and compliance services. The costs for these services currently are as follows:


     - human resources and payroll processing is billed at $6.75 per check;

     - accounts payable invoice and check processing is billed at $3.50 per invoice; and

     - income tax return preparation is billed at $80.00 per hour.

     Judco has the right to increase the cost of its services upon 30 days' written notice if there is a change in the underlying cost of providing these services. Judco provides similar services to other telecommunications companies with which it is affiliated at comparable prices. FaciliCom believes that the benefits to it of this agreement with Judco are competitive with similar agreements offered by providers of comparable financial and accounting services. This service agreement is expected to continue in effect at the Closing. The agreement expires on September 30, 2000, and shall be automatically renewed for successive terms of two years unless either party provides written notice of its intent to terminate the agreement at least 180 days prior to the end of the original term of any then current term. The terms of the financial accounting services that Judco will provide to the Surviving Corporation have not been determined.


     FaciliCom's payments under this agreement for the nine months ended June 30, 1999 and for fiscal 1998, fiscal 1997 and fiscal 1996 were $43,818, $30,000,
$8,000 and $7,000, respectively.


     AHI Guarantee of FaciliCom Credit Facility and Letters of Credit. AHI serves as guarantor for any borrowings up to $35.0 million under FaciliCom's credit facility with Key Corporate Capital, Inc. In addition, an affiliated company of AHI has issued letters of credit on behalf of FaciliCom totaling approximately $6.9 million as of September 30, 1999. The termination of this guarantee and these letters of credit on terms and conditions reasonably satisfactory to FaciliCom are conditions to the obligations of FaciliCom and the FaciliCom Shareholders to complete the Merger.



     FaciliCom Management Relationship with TMG. Mr. Burmeister is a co-founder, stockholder and director of TMG, an international telecommunications consulting company. During 1997, FaciliCom used the consulting services of TMG principally for exploring business development opportunities in Latin America. Since FaciliCom's inception, Mr. Burmeister has devoted less than 5% of his working time to performing services for this entity. Since becoming an employee of FaciliCom, Mr. Burmeister has not provided to FaciliCom any of the services provided by TMG. FaciliCom paid TMG fees of $0; $60,000; $85,097 and $58,274 in the nine months ended June 30, 1999 and the fiscal years ended September 30, 1998, 1997 and 1996, respectively. FaciliCom believes that the fees it has paid to TMG for its services are competitive with those charged for comparable services by other companies in the industry.


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

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached hereto as Appendix A and is incorporated herein by reference. The description of the Merger Agreement contained in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. All stockholders of World Access are urged to read the Merger Agreement in its entirety.

THE MERGER

     Pursuant to the Merger Agreement and on the terms and subject to the conditions set forth therein, at the Effective Time, FaciliCom will be merged with and into World Access, with World Access continuing as the surviving corporation.

     The Closing will take place on the second business day following the satisfaction or waiver of the conditions to Closing set forth in the Merger Agreement, unless another time or date is agreed to in writing by the parties to the Merger Agreement. The Merger will become effective at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such subsequent time as is specified in the Certificate of Merger. The Certificate of Merger will be filed on the Closing Date.

CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

     The Certificate of Incorporation and Bylaws of World Access, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until amended as provided therein or by applicable law.

DIRECTORS OF THE SURVIVING CORPORATION


     As of the Effective Time, the board of directors of the Surviving Corporation will consist of twelve members. Six of these twelve are the current directors of World Access who will continue as directors of the Surviving Corporation; four of these twelve will be designated by the holders of the Series C Preferred Stock; and two of these twelve are the two individuals who have agreed to join the World Access Board of Directors in connection with the Private Placement. The current directors of World Access are John D. Phillips, Stephen J. Clearman, Mark A. Gergel, John P. Imlay, Carl E. Sanders and Lawrence
C. Tucker. The initial designees of the holders of the Series C Preferred Stock to the Surviving Corporation's board of directors are Dru A. Sedwick, Kirby J. Campbell, Bryan Cipoletti and Walter J. Burmeister. The two individuals who will join the World Access Board of Directors in connection with the Private Placement are Massimo Prelz Oltramonti and John P. Rigas. See "THE
MERGER -- Management of the Surviving Corporation."


MERGER CONSIDERATION

     At the Effective Time, all issued and outstanding shares of FaciliCom Common Stock will be canceled and converted into the right to receive, in the aggregate, (i) 380,000 shares of Series C Preferred Stock, less that number of shares of Series C Preferred Stock (on an as converted basis) as is equal to the number of shares of World Access Common Stock to be the subject of any stock options granted by World Access in consideration of the cancellation of certain of the FaciliCom stock options, and (ii), if World Access is able to issue and sell shares of World Access Common Stock on or prior to the Closing Date as provided below, an amount in cash equal to the net proceeds from any such sales up to $56.0 million less the amount of any cash to be paid to holders of certain of the FaciliCom stock options in consideration for the cancellation of such options (as more fully described below). World Access has agreed to use its reasonable best efforts to issue and sell, not later than such time as all other conditions to Closing have been satisfied or waived, such number of shares of World Access Common Stock as will result in net proceeds to World Access of $56.0 million. If World Access is unable to obtain net proceeds of $56.0 million on or prior to the Closing, then each of the stockholders of FaciliCom will be entitled to receive (A) at the Closing, that number of shares of World Access Common Stock as is equal to the amount of the Cash Shortfall that is attributable to each of them, as determined by FaciliCom, divided by the Market Price (as defined in the Certificate of Designation of the

Series C Preferred Stock) on the Trading Day (as defined in the Certificate of Designation of the Series C Preferred Stock) immediately preceding the Closing Date and (B) at such time or times as may be requested by the stockholders of FaciliCom, provided that such persons have contracted to sell all shares of World Access Common Stock issued pursuant to clause (A) above, such number of shares of World Access Common Stock for resale by such persons as will result, together with the net proceeds from the resale by such persons of any World Access Common Stock issued pursuant to clause (A) above or this clause (B), in net cash proceeds to such persons equal to the Cash Shortfall attributable to such persons and (ii) each of such optionholders of FaciliCom will be entitled to receive at such time or times as may be requested by said optionholders, such number of shares of World Access Common Stock for resale by such optionholders as will result in net cash proceeds to such persons equal to the Cash Shortfall attributable to such persons. World Access has agreed to file a registration statement on Form S-3 (the "Registration Statement") in connection with the resale, pursuant to open market or privately negotiated transactions, of the World Access Common Stock to be received as Merger consideration and to maintain the effectiveness of the registration statement until its obligation to issue shares of World Access Common Stock under the Merger Agreement has been satisfied and to pay certain expenses in connection with such registration. Each of the persons entitled to receive any such shares of World Access Common Stock shall be entitled to, and shall use its reasonable best efforts to, resell any such shares on such terms and conditions as it may determine in its sole discretion; provided that any such resale shall be on an arm's-length basis.

TREATMENT OF FACILICOM STOCK OPTIONS


     On or prior to the Effective Time, FaciliCom will use its reasonable best efforts to take all action necessary (including obtaining consents from optionholders if necessary) such that each FaciliCom stock option granted by FaciliCom under the FaciliCom 1998 Stock Option Plan will cease to represent a right to acquire shares of non-voting FaciliCom Common Stock. At the Closing, it is expected that FaciliCom stock options under the FaciliCom 1998 Stock Option Plan will be cancelled and exchanged for cash and new stock options of World Access. In connection with the Merger, FaciliCom has also granted new stock options under the FaciliCom 1999 Stock Option Plan which will convert upon consummation of the Merger into non-qualified options to purchase approximately
1.9 million shares of World Access Common Stock. See "THE MERGER -- Treatment of FaciliCom Stock Options."


REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain mutual and customary representations and warranties by World Access and FaciliCom relating, among other things, to the following matters (which representations and warranties are subject, in all cases, to disclosures made in the documents and reports filed with the Commission by World Access and the documents and reports filed with the Commission by FaciliCom, as applicable, and in certain cases, to materiality qualifications): (i) corporate organization, standing, qualification and similar corporate matters; (ii) capital structure; (iii) corporate power and authority to enter into the Merger Agreement and the transactions contemplated thereby and the absence of conflict of the Merger Agreement and the transactions contemplated thereby with charter documents, laws or agreements; (iv) the filing of required reports and documents with the Commission since January 1, 1998 and the absence of material misstatements or omissions therein; (v) the accuracy of information contained in the Proxy Statement and the Consent Solicitation Statement (as defined below); (vi) approval of the Board of Directors and, in the case of FaciliCom, approval of the FaciliCom board of directors and the FaciliCom Shareholders; (vii) required stockholder vote; (viii) the absence of litigation; (ix) the absence of certain changes or events that have had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on World Access or FaciliCom; (x) environmental matters; (xi) intellectual property matters; (xii) the absence of brokers or finders except DLJ, in the case of World Access, and Lehman Brothers, in the case of FaciliCom;
(xiii) tax matters; (xiv) contracts and commitments; and (xv) employee matters. In addition to the foregoing, the Merger Agreement also contains a representation and warranty by World Access that World Access has received the opinion of DLJ, dated as of the date of the Merger Agreement, to the effect that, as of such date, the Merger consideration is fair, from a financial point of view, to World Access.

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

Pursuant to the Merger Agreement, none of the respective representations or warranties of World Access or FaciliCom will survive the consummation of the Merger.

COVENANTS OF THE PARTIES

     Covenants Relating to the Pre-Closing Conduct of Business. Pursuant to the Merger Agreement, pending the consummation of the Merger, World Access and FaciliCom have agreed to the following with respect to the conduct of their respective businesses, except to the extent that FaciliCom or World Access, as applicable, otherwise consents or as disclosed in their respective disclosure schedules:

     Ordinary Course. Each of World Access and FaciliCom will, and will cause their respective Subsidiaries (as defined in the Merger Agreement) to, conduct its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as previously conducted, and will use all reasonable efforts to preserve intact its present lines of business, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having significant business dealings with it.

     Dividend; Changes in Share Capital. Subject to certain exceptions, neither World Access nor FaciliCom will, and will not permit any of their Subsidiaries to (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or
(iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable for any shares of such capital stock. Neither World Access nor FaciliCom nor any of their Subsidiaries may propose to do any of the foregoing.

     Governing Documents. Unless required by the rules and regulations of Nasdaq, neither World Access nor FaciliCom nor any of their Subsidiaries will amend its certificate of incorporation, bylaws or other governing documents.

     Acquisitions and Sales. Except for acquisitions the fair market value of the total consideration for which does not exceed $20.0 million or sales which are not material to World Access and its Subsidiaries or FaciliCom and its Subsidiaries, as the case may be, taken as a whole, neither party may acquire or sell or agree to acquire or sell by merging or consolidating with, or by purchasing or selling a substantial equity interest in a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or sell or agree to acquire or sell any assets (other than the acquisition or sale of assets used in the operations of the business of World Access and its Subsidiaries or FaciliCom and its Subsidiaries, as the case may be, in the ordinary course).

     Accounting Methods; Income Tax Elections. Neither World Access nor FaciliCom may (i) change its methods of accounting, (ii) change its fiscal year,
(iii) make any material tax election, (iv) adopt or change any tax accounting method, (v) enter into any closing agreement, (vi) surrender any right to claim a refund of taxes, (vii) enter or take any other action which would have the effect of materially increasing the tax liability or materially decreasing any Tax Asset (as defined in the Merger Agreement) of World Access or FaciliCom, as the case may be, other than in the ordinary course of business consistent with past practice.

     Certain Agreements. Neither World Access nor FaciliCom may enter into any agreement or arrangement that limits or otherwise restricts it or any of its affiliates or any successor thereto from engaging or competing in any line of business or in any geographic area which agreement or arrangement would have a Material Adverse Effect on the Surviving Corporation after giving effect to the Merger. World Access and FaciliCom will not permit any of their respective Subsidiaries to enter into any such agreement or arrangement.

     Other Actions. Neither World Access nor FaciliCom may take any action which could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

     Litigation. Neither World Access nor FaciliCom nor any of their respective Subsidiaries may settle or compromise any litigation, except where the amount paid or payable, in each case, does not exceed $250,000.

     In addition to the foregoing, FaciliCom has agreed that neither it nor any of its Subsidiaries will, subject to certain exceptions, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any FCI Voting Debt (as defined in the Merger Agreement) or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or FCI Voting Debt, or enter into any agreement with respect to any of the foregoing.

  Additional Agreements.


     Preparation of Consent Solicitation Statement. World Access and FaciliCom have agreed to cooperate and prepare a consent solicitation statement (the "Consent Solicitation Statement") of World Access for use in connection with the solicitation by World Access of waivers from the holders of the FaciliCom Notes issued under the FaciliCom Indenture, of their right, pursuant to the FaciliCom Indenture to require FaciliCom to repurchase their FaciliCom Notes at 101% of the principal amount of such FaciliCom Notes in connection with the change of control of FaciliCom resulting from the consummation of the Merger and any other waivers or amendments of the FaciliCom Indenture required to consummate the Merger or as may be agreed to by World Access and FaciliCom. World Access and FaciliCom have agreed to cooperate and use reasonable best efforts to obtain the FaciliCom Notes Consent as soon as reasonably practicable following the date of the Merger Agreement. World Access is seeking the FaciliCom Notes Consent through the Exchange Offer. See "RELATED TRANSACTIONS -- Exchange Offer for FaciliCom Notes."


     Access to Information. Subject to the provisions of the Confidentiality Agreement, dated July 27, 1999, between FaciliCom and World Access, during the period prior to the Effective Time, each party will have access during normal business hours to the other party's properties, books, contracts, commitments, records, officers and employees as the other party may reasonably request.

     Reasonable Efforts. Each party agrees to use reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable after the date of the Merger Agreement, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity, including preparing and filing any notifications required by the HSR Act and, (ii) taking all reasonable steps as may be necessary to obtain all such material consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals.

     Acquisition Proposals. Without the prior written consent of World Access (in the case of FaciliCom and the FaciliCom Shareholders) or FaciliCom (in the case of World Access), pending the Closing, each of FaciliCom, the FaciliCom Shareholders and World Access has agreed that neither it nor any of its Subsidiaries will, and that it will use its reasonable best efforts to cause its employees, officers, directors, affiliates, agents and representatives (including any investment banker, financial advisor, attorney or accountant retained by any of them) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information or engaging in discussions or negotiations) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar action involving FaciliCom or World Access, or any purchase or sale of a material portion of the assets (including stock of Subsidiaries) of such party, taken as a whole, or any purchase or sale of, or tender or exchange offer for, a material portion of the equity securities of such party (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Each of FaciliCom, the FaciliCom Shareholders and World Access has further agreed that neither it nor any of its Subsidiaries shall, and that it shall use its reasonable best efforts to cause it and its Subsidiaries' officers, directors, affiliates, employees, agents and representatives (including any investment banker, financial advisor, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any person or entity relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an

Acquisition Proposal. Each of FaciliCom, the FaciliCom Shareholders and World Access has agreed that it and its Subsidiaries will, and will cause its officers, directors, affiliates, employees, agents and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of the Merger Agreement with respect to any Acquisition Proposal.

     Fees and Expenses. All Expenses (as defined in the Merger Agreement) incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such Expenses, except if the Merger is consummated, the Surviving Corporation will pay, or cause to be paid, any and all Expenses incurred by FaciliCom (but not the FaciliCom Shareholders, except with respect to such Expenses incurred for the general benefit of both FaciliCom and the FaciliCom Shareholders). Expenses incurred by any of the parties in connection with obtaining the FaciliCom Notes Consent will be paid by World Access.

     Public Announcements. World Access, FaciliCom and the FaciliCom Shareholders have agreed not to issue a press release or any other public statement with respect to the Merger Agreement or the transactions contemplated thereby except pursuant to a joint communications plan, unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange.

     Termination of Tax Sharing Agreements. FaciliCom will cause all Tax Sharing Agreements (as defined in the Merger Agreement) to which FaciliCom or any of its Subsidiaries is a party to be terminated and be of no further force and effect after the Effective Time. Armstrong will indemnify the Surviving Corporation from any liability for the taxes of any Person (other than FaciliCom and its Subsidiaries) which are imposed on the Surviving Corporation either as a transferee, or pursuant to United States Treasury Regulations Section 1.1502-6(a) or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations, together with any cost and expenses incurred by the Surviving Corporation in connection therewith.

     Indemnification. For a period of six years from the Effective Time, the Surviving Corporation will indemnify each present or former officer or director of FaciliCom and its Subsidiaries against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorney's fees and disbursements incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to (i) the fact that such person is or was an officer or director of FaciliCom or any of its Subsidiaries, or (ii) matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law.

     Reservation. World Access has agreed to at all times reserve and keep available out of its authorized World Access Common Stock, solely for the purpose of issue or delivery upon conversion or exchange of the Series C Preferred Stock, such number of shares of World Access Common Stock as will then be issuable or deliverable upon the conversion or exchange of all outstanding shares of Series C Preferred Stock.

     Registration and Listing. If any shares of World Access Common Stock required to be reserved for purposes of conversion or exchange of the Series C Preferred Stock require registration with or approval of any Governmental Entity (as defined in the Merger Agreement) under any federal or state or other applicable law before such World Access Common Stock may be issued or delivered upon conversion or exchange, World Access will endeavor in good faith and as expeditiously as possible to cause such World Access Common Stock to be duly registered or approved, as the case may be. So long as the World Access Common Stock is quoted on Nasdaq or listed on any national securities exchange, World Access, if permitted by the rules of such system or exchange, will quote or list and keep quoted or listed on such system or exchange, upon official notice of issuance, all World Access Common Stock issuable or deliverable upon conversion or exchange of the Series C Preferred Stock and all World Access Common Stock, if any, issuable as part of the Merger consideration.

     Board of Directors. If the Series C Preferred Stock is converted into World Access Common Stock pursuant to the provisions of the Certificate of Designation for the Series C Preferred Stock, the FaciliCom Shareholders and any of their affiliates and the initial transferees holding the shares of World Access Common Stock issued upon any such conversion (the "FaciliCom Holders") will be entitled to designate four persons to be nominated and recommended by the Board of Directors for election to the Board of Directors at any meeting of the stockholders of World Access, provided that on the record date for determining the stockholders of World Access entitled to vote on such matters, there are shares of World Access Common Stock held by the FaciliCom Holders constituting at least 15% of the shares of World Access Common Stock issued upon conversion of the Series C Preferred Stock (the "Minimum Condition"). Notwithstanding the foregoing, if the shares of World Access Common Stock held by the FaciliCom Holders represent less than 20% of the total of all issued and outstanding shares of capital stock of World Access entitled to vote for the election of directors, then, so long as the Minimum Condition is satisfied, the FaciliCom Holders will be entitled to designate that number of persons to be nominated and recommended by the Board of Directors for election to the Board of Directors at any meeting of the stockholders of World Access so that the FaciliCom Holders would have, assuming the election of such nominees, at all times such number of persons nominated by them as members of the Board of Directors which, as a percentage of the total number of the members of the Board of Directors, is at least equal to the percentage of all issued and outstanding shares of capital stock entitled to vote for the election of directors held by such persons on the record date for determining the stockholders of World Access entitled to vote on such matters. World Access has agreed to cause any such designees to be included in the slate of nominees recommended by the Board of Directors to the stockholders of World Access for election as directors and to use its reasonable best efforts to cause the election of such designees. In the event any such designee ceases to serve as a director for any reason, World Access will use its reasonable best efforts to cause the vacancy resulting thereby to be filled by a designee of the FaciliCom Holders.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of FaciliCom, the FaciliCom Shareholders and World Access to effect the Merger are subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

     No Injunctions or Restraints; Illegality. No laws have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction is in effect, (i) having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or (ii) which otherwise would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation after giving effect to the Merger; provided, however, that the existence of any such order or injunction will not relieve a party from proceeding to Closing if such party, in violation of its obligations to use reasonable best efforts to consummate the Merger, was the cause of, or whose action or failure to act resulted in, any such order or injunction.

     HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act has been terminated or has expired.

     Stockholder Approval. The affirmative vote of holders of shares of World Access Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, representing a majority of the total votes cast at a meeting of the holders of such shares, in connection with the approval of the Merger Agreement, the Merger and the issuance of World Access Common Stock and Series C Preferred Stock (the "Share Issuance") has been obtained.


     FaciliCom Notes Consent. World Access is seeking the FaciliCom Notes Consent through the Exchange Offer.


     Conditions to Obligations of World Access. The obligations of World Access to effect the Merger are subject to the satisfaction of, or waiver by World Access, on or prior to the Closing Date of the following additional conditions:

     Representations and Warranties. Each of the representations and warranties of FaciliCom set forth in the Merger Agreement are true and correct as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date, in which case any such representations and warranties are true and correct as of such date), except where any failures to be true and correct would not have a

Material Adverse Effect on the Surviving Corporation or its Subsidiaries, and World Access has received a certificate of the chief executive officer and the chief financial officer of FaciliCom to such effect.

     Performance of Obligations of FaciliCom and the FaciliCom
Shareholders. FaciliCom and the FaciliCom Shareholders have performed or complied in all material respects with all material agreements and covenants required to be performed by them under the Merger Agreement at or prior to the Closing Date, and World Access has received a certificate of the chief executive officer and the chief financial officer of FaciliCom to such effect.

     Consents and Approvals. Other than (i) the filing of the Certificate of Merger, (ii) filings pursuant to the HSR Act and (iii) any consent, approval or waiver required under the Bank Credit Facility between Key Corporate Capital, Inc. and FaciliCom International LLC and AHI dated May 21, 1999 (the "FaciliCom Credit Agreement") all consents, approvals and actions of, filings with and notices to any Governmental Entity required to consummate the Merger, the Share Issuance and the transactions contemplated hereby, or of any other third party required of FaciliCom or any of its Subsidiaries to consummate the Merger and the transactions contemplated by the Merger Agreement, the failure of which to be obtained or taken would have a Material Adverse Effect on the Surviving Corporation after giving effect to the Merger, have been obtained; provided, however, that the failure to obtain such consent or approval will not relieve World Access from proceeding to Closing if World Access' action or failure to act, in violation of its obligations to use reasonable best efforts to consummate the Merger was the cause of, or resulted in the failure to, obtain such consent or approval.

     No Material Change. FaciliCom and its Subsidiaries, taken as a whole, have not suffered, since the date of the Merger Agreement, a Material Adverse Effect, other than any change, circumstance or effect relating (i) to the economy or financial markets in general, or (ii) in general to the industries in which FaciliCom operates and not specifically relating to FaciliCom.

     Opinion of Counsel to FaciliCom. World Access has received from Simpson Thacher & Bartlett an opinion, dated the Closing Date, in a form reasonably satisfactory to World Access.

     Conditions to Obligations of FaciliCom and the FaciliCom Shareholders. The obligations of FaciliCom and the FaciliCom Shareholders to effect the Merger are subject to the satisfaction of, or waiver by FaciliCom, on or prior to the Closing Date of the following additional conditions:

     Representations and Warranties. Each of the representations and warranties of World Access set forth in the Merger Agreement are true and correct as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date, in which case any such representations and warranties are true and correct as of such date), except where any failures to be true and correct would not have a Material Adverse Effect on the Surviving Corporation or its Subsidiaries, and FaciliCom has received a certificate of the chief executive officer and the chief financial officer of World Access to such effect.

     Performance of Obligations of World Access. World Access has performed or complied in all material respects with all material agreements and covenants required to be performed by it under the Merger Agreement at or prior to the Closing Date, and FaciliCom has received a certificate of the chief executive officer and the chief financial officer of World Access to such effect.

     Consents and Approvals. Other than the filing of the Certificate of Merger and filings pursuant to the HSR Act, all consents, approvals and actions of, filings with and notices to any Governmental Entity required to consummate the Merger, the Share Issuance and the transactions contemplated by the Merger Agreement, or of any other third party required of World Access or any of its Subsidiaries to consummate the Merger and the transactions contemplated thereby, the failure of which to be obtained or taken would have a Material Adverse Effect on the Surviving Corporation after giving effect to the Merger, have been obtained; provided, however, that the failure to obtain such consent or approval will not relieve FaciliCom from proceeding to Closing if FaciliCom's action or failure to act, in violation of its obligations to use reasonable best efforts to consummate the Merger, was the cause of, or resulted in, the failure to obtain such consent or approval.

     No Material Change. World Access and its Subsidiaries, taken as a whole, have not suffered, since the date of the Merger Agreement, a Material Adverse Effect, other than any change, circumstance or effect relating (i) to the economy or financial markets in general, (ii) in general to the industries in which World Access operates and not specifically relating to World Access or
(iii) to the trading price of World Access as reported by Nasdaq.

     Opinion of Counsel to World Access. FaciliCom has received from Long Aldridge & Norman LLP an opinion, dated the Closing Date, in a form reasonably satisfactory to FaciliCom and the FaciliCom Shareholders.

     Registration Rights Agreement. World Access has executed and delivered to the FaciliCom Shareholders a Registration Rights Agreement, a copy of which is attached hereto as Exhibit 6.3 to Appendix A (the "Registration Rights Agreement").

     Registration Statement. Unless the FaciliCom stockholders and optionholders receive cash in the aggregate amount of $56.0 million at the Closing, World Access has filed the Registration Statement in connection with the resale, pursuant to open market or privately negotiated transactions, of the World Access Common Stock to be received by such persons under the Merger Agreement, which Registration Statement is in a form that can be declared effective by the staff of the Commission.

     Certificate of Designation. The Certificate of Designation of the Series C Preferred Stock has been duly filed by World Access with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

     Approval of World Access Series A Preferred Stock. Any required approval of the Merger Agreement and the transactions contemplated thereby by the holders of the Series A Preferred Stock has been obtained and is valid and in effect.

     AHI Guarantee. The guarantee by AHI of FaciliCom's obligations under its credit facility with Key Corporate Capital, Inc. has been terminated without any liability on the part of AHI and on terms and conditions reasonably satisfactory to FaciliCom.

     Certain Letters of Credit. Certain letters of credit issued by an affiliate of AHI on behalf of FaciliCom have been terminated without any liability on the part of such affiliate and on terms and conditions reasonably satisfactory to FaciliCom.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective
Time:

          1. By mutual written consent of World Access, FaciliCom and the FaciliCom Shareholders;

          2. By either World Access or FaciliCom and the FaciliCom Shareholders, if FaciliCom and the FaciliCom Shareholders (in the case of World Access) or World Access (in the case of FaciliCom and the FaciliCom Shareholders) fail to comply in any material respect with any of its or their material covenants or agreements contained in the Merger Agreement, which failure to so comply has not been cured within ten business days following receipt by such other party of written notice of such failure to comply; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's reasonable efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate the Merger Agreement pursuant to this provision; and provided, further, that no party will have the right to terminate the Merger Agreement pursuant to this provision if such party is then failing to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement;

          3. By either World Access or FaciliCom and the FaciliCom Shareholders, if there has been a breach by FaciliCom and the FaciliCom Shareholders (in the case of World Access) or World Access (in the case of FaciliCom and the FaciliCom Shareholders) of any representations or warranties, which breach has not been cured within ten business days following receipt by such other party of written notice of such failure to comply; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's reasonable efforts and for so long as the breaching party shall be so using its reasonable efforts to cure such breach, the non-breaching party may not terminate the Merger Agreement pursuant to this provision; and provided further, that this right of termination does not apply to such breaches which would not have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries after giving effect to the Merger;

          4. By either FaciliCom and the FaciliCom Shareholders or World Access, if the Effective Time does not occur on or before February 28, 2000 (the "Termination Date"); provided, however, that the right to terminate the Merger Agreement pursuant to this provision will not be available to any party whose action or failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date and any such action or failure constitutes a breach of the Merger Agreement;

          5. By either FaciliCom and the FaciliCom Shareholders or World Access if any Governmental Entity (i) has issued an order, decree or ruling or taken any other action (which the parties have used their reasonable best efforts to resist, resolve or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order, decree, ruling, or other action has become final and nonappealable or (ii) has failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties have used their reasonable best efforts to obtain, in the case of each of (i) and (ii)) which is necessary to fulfill certain Closing conditions of one or more of the parties and such denial of a request to issue such order, decree, ruling or take such other action has become final and nonappealable; provided, however, that the right to terminate the Merger Agreement will not be available to any party whose action or failure to fulfill any obligation under the Merger Agreement has been the cause of such action or inaction and any such action or failure constitutes a breach of the Merger Agreement; or

          6. By World Access or FaciliCom and the FaciliCom Shareholders if the adoption of the Merger Agreement by the stockholders of World Access has not been obtained by reason of the failure to obtain the required World Access vote, in each case upon the taking of such vote at a duly held meeting of stockholders of World Access, or at any adjournment thereof.

AMENDMENT

     The Merger Agreement may be amended by FaciliCom and World Access at any time before or after approval of the matters presented in connection with the Merger by the stockholders of FaciliCom and World Access. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of FaciliCom, the FaciliCom Shareholders and World Access.

                               RELATED AGREEMENTS

VOTING AGREEMENT


     FaciliCom, Armstrong, BFV, Epic, WNS, The 1818 Fund and John D. Phillips ("Phillips" and, together with WNS and The 1818 Fund, the "World Access Shareholders" and each, a "World Access Shareholder") have entered into a Voting Agreement, dated August 17, 1999 (the "Voting Agreement"), pursuant to which each World Access Shareholder has agreed to vote all of its or his shares of World Access Voting Stock (whether owned beneficially or of record), as well as any other shares such World Access Shareholder acquires beneficial ownership of after the date of the Voting Agreement, in favor of the Merger and the adoption and approval of the Merger Agreement and the transactions contemplated thereby. Pursuant to the Voting Agreement, the World Access Shareholders have also agreed to vote against (i) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of World Access under the Merger Agreement, and (ii) any action or agreement that would materially impede, interfere with, delay or postpone or that would reasonably be expected to discourage the Merger. The Voting Agreement, and all rights and obligations thereunder, terminate upon the first to occur of (a) the Effective Time, (b) the termination of the Merger Agreement, or (c) February 28, 2000. As of the date of this Proxy Statement, the World Access Shareholders own, beneficially or of record, shares of World Access Voting Stock representing approximately 24.1% of the World Access Voting Stock voting together as a single class. A copy of the Voting Agreement is attached as Appendix C to this Proxy Statement.


LETTER AGREEMENT

     John D. Phillips and Armstrong have entered into the Letter Agreement, pursuant to which Mr. Phillips has agreed not to sell or transfer, directly or indirectly, any shares of World Access Common Stock held by him (including his personal interest in such shares held by Renaissance and Resurgens and any shares received upon exercise of World Access stock options or warrants) without the prior written consent of Armstrong for so long as Armstrong or any of its affiliates remains a stockholder of the Surviving Corporation. The provisions of the Letter Agreement terminate upon (i) Mr. Phillips' death or disability, (ii) any decision to remove, or to not reelect, Mr. Phillips as the Chief Executive Officer of the Surviving Corporation in which at least 50% of the directors elected by the holders of the Series C Preferred Stock (or, upon conversion into or other acquisition of World Access Common Stock, by 50% of the directors nominated, designated or elected by the FaciliCom Shareholders (or their affiliates)) vote in favor of such removal or fail to vote in favor of such reelection, (iii) the 5th anniversary of the Closing in the event that Mr. Phillips is no longer Chief Executive Officer of the Surviving Corporation for any reason, and (iv) upon a change of control of World Access.

REGISTRATION RIGHTS AGREEMENT

     World Access has agreed to enter into the Registration Rights Agreement with certain of the FaciliCom stockholders pursuant to which World Access will grant certain rights to such persons to cause World Access to register their shares of World Access Common Stock, including World Access Common Stock issued or issuable upon conversion of the Series C Preferred Stock (and securities issued or issuable with respect to such shares of World Access Common Stock by way of dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise) (collectively, the "Registrable Securities"). A copy of the Registration Rights Agreement is included as Exhibit 6.3 to the Merger Agreement attached as Appendix A to this Proxy Statement.

     Demand Registration Rights. At any time after the date of the Registration Rights Agreement, one or more holders (the "Initiating Holders") of an aggregate of at least 25% of the total number of shares of World Access Common Stock issued or issuable upon conversion of the Series C Preferred Stock may demand that World Access register its or their Registrable Securities under the Securities Act (a "Demand Registration"). Other holders of Registrable Securities and holders of World Access securities with the right to participate in a World Access registration statement will have the right to include their shares in a Demand Registration;

provided, however, that if the facilitating broker/dealer or, in an underwritten offering, the lead managing underwriter advises that marketing factors require a limitation on the number of shares to be sold, the number of shares to be included in the sale or underwriting and registration will be allocated pro rata among the Initiating Holders and the holders seeking registration on the basis of the estimated proceeds from the sale of the securities covered by such registration. World Access will not be required to effect (i) more than four (4) Demand Registrations in the aggregate or (ii) more than one (1) Demand Registration within any 12-month period occurring immediately subsequent to the effectiveness of a Demand Registration. Notwithstanding the foregoing, a Demand Registration will not be deemed to have been effected unless, among other things, (x) a registration statement with respect thereto has become effective and remains effective in compliance with the Securities Act until the earlier of
(1) such time as all of such Registrable Securities covered by the registration statement have been disposed of and (2) 180 days after the effective date of such registration with respect to any registration statement filed pursuant to Rule 415 under the Securities Act or (y) if, when effective, it includes fewer than 75% of the number of shares of Registrable Securities of the Initiating Holders which were the subject matter of the demand.

     Piggyback Registration Rights. Subject to certain exceptions set forth in the Registration Rights Agreement, if at any time World Access proposes to register any shares of World Access Common Stock or any securities convertible into World Access Common Stock under the Securities Act by registration on any form other than Forms S-4 or S-8, each holder of Registrable Securities will have the right to include in such registration statement such number of Registrable Securities as it requests. If the managing underwriter of any underwritten offering informs World Access that the number of Registrable Securities requested to be included in such registration would materially affect such offering, then World Access will include in such offering, to the extent of the number and type that World Access is advised can be sold in such offering, and subject to the rights described in section 2.1(f) of the Registration Rights Agreement, dated as of April 21, 1999, between World Access and The 1818 Fund, first, all securities proposed to be sold by World Access for its own account, second, such Registrable Securities requested to be included in such registration and securities of other persons who have the right to require that their securities be included in such registration, pro rata on the basis of the estimated proceeds from the sale thereof, and third, all other securities proposed to be registered.

     Expenses. World Access will pay all registration expenses (except for underwriting commissions or discounts) in connection with the first and second Demand Registrations. Each holder of Registrable Securities whose Registrable Securities are included in the third and fourth Demand Registrations will pay its proportionate share of the registration expenses (including underwriting commissions or discounts) on the basis of such holder's share of the gross proceeds from the sale of its Registrable Securities. World Access will pay all registration expenses in connection with any piggyback registration.

     Expiration of Registration Rights. Registrable Securities will cease to be Registrable Securities and, therefore, no longer have registration rights pursuant to the Registration Rights Agreement when (i) a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with the registration statement, (ii) they have been sold as permitted by Rule 144 under the Securities Act and the purchaser thereof does not receive "restricted securities" as defined in Rule 144, (iii) they have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer have been delivered by World Access and subsequent public distribution of them will not, in the opinion of counsel for the holders, require registration under the Securities Act or (iv) they have ceased to be outstanding.


AGREEMENT TO EXCHANGE AND CONSENT



     On October 12, 1999, World Access entered into the Exchange Agreement with FaciliCom and the Majority Holders pursuant to which World Access agreed, under certain circumstances, to make the Exchange Offer for outstanding FaciliCom Notes. See "RELATED TRANSACTIONS -- Exchange Offer for FaciliCom Notes." Under the Exchange Agreement, subject to the consummation of the Merger and the Exchange Offer, the Majority Holders agreed to consent to amendments to the FaciliCom Indenture that would materially reduce the obligations of FaciliCom (and the Surviving Corporation after the Merger) under the FaciliCom Indenture. These proposed amendments (the "Proposed Amendments") would, among other things, remove restrictions on FaciliCom's ability to (i) consolidate and/or merge, (ii) incur additional debt, (iii) make payments to affiliates, (iv) make dividend payments, (v) sell capital stock of its subsidiaries, (vi) enter into transactions with shareholders, (vii) create liens on its property, (viii) sell assets, (ix) transfer its existing business, and
(x) enter into sale-leaseback transactions. In addition, the Proposed Amendments would eliminate FaciliCom's obligations to (i) purchase the FaciliCom Notes in connection with certain transactions, (ii) hold money for the payment of the FaciliCom Notes in trust, (iii) pay taxes, (iv) maintain its properties, (v) maintain insurance coverage, and (vi) provide the holders of FaciliCom Notes with financial statements.



     Pursuant to the Exchange Agreement, subject to the consummation of the Merger and the FaciliCom Notes Consent and the effectiveness of a registration statement filed with the Commission in connection with the Exchange Offer, the Majority Holders have agreed to exchange each $1,000 principal amount of FaciliCom Notes held by them for (i) $1,000 principal amount of Exchange Notes
(ii) the Stock Consideration, and (iii) $10 in cash.



PRIVATE PLACEMENT AGREEMENTS



     In connection with the Private Placement, World Access entered into separate agreements (each, a "Private Placement Agreement") with a group of institutional and sophisticated investors (each, an "Investor") on October 13, 1999. The purchase and sale of the shares of World Access Common Stock pursuant to the Private Placement (the "Private Placement Closing") will occur on the date, and is subject to the closing, of the Merger. Additional conditions to each Investor's obligation to proceed to the Private Placement Closing include
(i) the termination or expiration of the waiting period (and any extension thereof) under the HRS Act related to the transactions contemplated by such Investor's Private Placement Agreement, if applicable, and (ii) the non-occurrence of a Material Adverse Effect (as defined in the Private Placement Agreement) with respect to World Access. The number of shares of World Access Common Stock to be acquired by each Investor is determined by dividing (x) the total consideration paid by each such Investor by (y) the average of the daily closing price of World Access Common Stock as reported on Nasdaq for the five consecutive trading days ending at the close of trading on the trading day before the Private Placement Closing, provided that the denominator may not be less than $13.00 or more than $17.00. Under each Private Placement Agreement, World Access has agreed to file with the Commission, no later than thirty (30) days following the Private Placement Closing, a registration statement on Form S-3 in connection with the resale of the shares of World Access Common Stock acquired thereunder. Each Private Placement Agreement may be terminated by either the Investor or World Access at any time prior to the Private Placement Closing (a) upon termination of the Merger Agreement or (b) if the Private Placement has not occurred on or before December 31, 1999.

                              RELATED TRANSACTIONS


EXCHANGE OFFER FOR FACILICOM NOTES



     Pursuant to the Merger Agreement, the obligations of FaciliCom, the FaciliCom Shareholders and World Access to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of certain conditions, including the parties having obtained the FaciliCom Notes Consent. The Majority Holders have agreed to approve the Proposed Amendments pursuant to the terms of the Exchange Agreement, by which they, among other things, are waiving their right to require World Access (as the Surviving Corporation) to repurchase their FaciliCom Notes at a price of 101% of the aggregate principal amount outstanding. The Exchange Agreement provides that, in connection with the Merger, holders of FaciliCom Notes will be entitled to tender their notes and receive in exchange for each $1,000 in principal amount of their FaciliCom Notes
(i) $1,000 principal amount of Exchange Notes, (ii) $10 in cash, and (iii) the Stock Consideration. In the event World Access subsequently generates cash or cash equivalents from certain asset sales and is required to make an offer to repurchase the Exchange Notes at 100% of principal, the repurchase price will be reduced by the then current market value of the Stock Consideration. The closing of the Exchange Offer is expected to occur immediately after the closing of the Merger.



     Accrued and unpaid interest on the FaciliCom Notes validly tendered and accepted for exchange by World Access will be paid to the person in whose name such notes are tendered or such other person as indicated on the letter of transmittal for tendered FaciliCom Notes. Interest on the FaciliCom Notes tendered in the Exchange Offer will cease to accrue interest on the day prior to the date of issue of the Exchange Notes. Payment will be made on January 15, 2000 or, if the exchange date has not occurred prior to January 1, 2000, on July 15, 2000.



     The exchange offer will expire at 12:00 p.m., New York City time, on December 7, 1999, or such later date and time to which World Access extends it.



     The Exchange Offer is subject to certain conditions, which World Access may waive, including (i) consummation of the Merger, (ii) tender by the holders of at least a majority of the aggregate principal amount of the FaciliCom Notes in the Exchange Offer; and (iii) consent by the holders of at least a majority of the aggregate principal amount of the FaciliCom Notes to the proposed amendments to the FaciliCom Indenture.



     The Exchange Notes will bear interest at the rate of 13.25% per annum. Interest on the Exchange Notes will begin to accrue on the date they are issued. The Exchange Notes will mature on January 15, 2008, and interest on the Exchange Notes will be payable semiannually in arrears on January 15 and July 15 of each year, commencing January 15, 2000, or July 15, 2000 if the Exchange Notes are issued subsequent to January 1, 2000. The Exchange Notes will be unsecured obligations and will rank senior in right of payment to any existing and future obligations of the Surviving Corporation expressly subordinated in right of payment to the Exchange Notes and pari passu in right of payment with all other existing and future unsecured and unsubordinated obligations of the Surviving Corporation, including trade payables. The Indenture governing the Exchange Notes (the "World Access Indenture") will limit the incurrence of certain additional indebtedness by the Surviving Corporation and its restricted subsidiaries, but will not limit the amount of indebtedness incurred to finance the cost of telecommunications assets.



     On the date of issuance of the Exchange Notes, a pro rata portion of the securities and/or cash pledged in connection with the issuance of the FaciliCom Notes will be deposited in a pledge account created for the benefit of the holders of the Exchange Notes. The Exchange Notes will be secured by a first priority security interest in the pledged securities and/or cash deposited in the pledge account.



     The Exchange Notes will be redeemable at the Surviving Corporation's option, in whole or in part at any time on or after January 15, 2003, at specified redemption prices commencing at 106.625% in 2003 and declining to 100% in 2006 plus accrued and unpaid interest to the date of redemption. In addition, at any time prior to January 15, 2001, the Surviving Corporation will be able to redeem from time to time up to 35.0% of the originally issued aggregate principal amount of the Exchange Notes at a redemption price of 110.5% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of redemption with the net cash proceeds of one or more public equity offerings, provided that at least 65.0% of the originally issued aggregate principal amount of the Exchange Notes remains outstanding after such redemption. Upon the occurrence of a change of control of the Surviving Corporation, each holder of the Exchange Notes will have the right to require the Surviving Corporation to repurchase all or any part of its Exchange Notes at a purchase price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, to the date of purchase.



     The terms and conditions of the Exchange Notes will provide that the Surviving Corporation may not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, any person or permit any person to merge with or into it and the Surviving Corporation may not permit any of its restricted subsidiaries to enter into any such transaction or series of transactions if such transaction or series or transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Surviving Corporation or the Surviving Corporation and its restricted subsidiaries, taken as a whole, to any other person or persons, unless: (i) either the Surviving Corporation will be the continuing person, or the person (if other than the Surviving Corporation) formed by such consolidation or into which the Surviving Corporation is merged or that acquired or leased such property and assets of the Surviving Corporation will be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume all of the obligations of the Surviving Corporation with respect to the Exchange Notes; (ii) immediately after giving effect to such transaction on a pro forma basis, no default or event of default under the Exchange Notes shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Surviving Corporation, or any person becoming the successor obligor of the Exchange Notes, shall have a consolidated net worth equal to or greater than the consolidated net worth of the Surviving Corporation immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the Surviving Corporation, or any person becoming the successor obligor of the Exchange Notes, as the case may be, could incur at least $1.00 of indebtedness under the "Limitation on Indebtedness" covenant of the Exchange Notes.



     The Exchange Notes also contain covenants which will restrict or limit the ability of the Surviving Corporation or any of its subsidiaries to, among other things, (i) pay any dividends or other distributions on its capital stock, (ii) issue and sell capital stock, (iii) enter into any transactions with any affiliate, (iv) create or incur any liens on its assets, properties or capital stock, (v) enter into any sale-leaseback transaction, (vi) undertake any asset sale or investment in third parties or (vii) undertake certain business activities.



     As part of the Exchange Offer, World Access is soliciting consents from the holders of the FaciliCom Notes to some amendments to the FaciliCom Indenture under which the FaciliCom Notes were issued. The proposed amendments materially reduce obligations of FaciliCom (and the Surviving Corporation) under the FaciliCom Indenture by, among other things:



     (1) removing restrictions on FaciliCom's ability to:



        - consolidate and/or merge;



        - incur additional debt;



        - make payments to affiliates;



        - make dividend payments;



        - sell capital stock of its subsidiaries;



        - enter into transactions with shareholders;



        - create liens on its property;



        - sell assets;



        - transfer its existing business; and



        - enter into sale-leaseback transactions; and



     (2) eliminating FaciliCom's obligations to:



        - hold money for payment of the FaciliCom notes in trust;



        - pay taxes;



        - maintain its properties;



        - maintain insurance coverage; and



        - provide the holders of FaciliCom notes with financial statements.

     If the consents of the holders of a majority of the aggregate principal amount of the FaciliCom notes are received, the FaciliCom indenture will be amended in accordance with the Proposed Amendments.



PRIVATE PLACEMENT



     Pursuant to the Private Placement Agreements, World Access has received commitments from the Investors to purchase $75.0 million of World Access Common Stock. The majority of the proceeds obtained from the Private Placement will be used by World Access to finance the cash portion of the Merger consideration, including related fees and expenses. The balance of such proceeds will be used to support working capital requirements of World Access. The closing of the Private Placement is to occur on the date, and is subject to closing, of the Merger.



RELEASE OF ESCROWED SHARES


     Prior to October 1997, Cherry U.S. and Cherry U.K. were under the operational and financial direction and control of James R. Elliot, Chairman of the Board and Chief Executive Officer of Cherry U.S., an 80.1% owner of the outstanding shares of the common stock of Cherry U.S. (the "Cherry U.S. Stock"), and the owner of all the issued and outstanding capital stock of Cherry U.K. (the "Cherry U.K. Stock"). In the second half of 1997, Mr. Elliot sought financial assistance from WNS, already a significant creditor of Cherry U.S. and the owner of the remaining outstanding shares of Cherry U.S. Stock. In October 1997, Cherry U.S., WNS, Cherry U.K., Mr. Elliot and John D. Phillips entered into a series of agreements pursuant to which Cherry U.S. retained Mr. Phillips to engineer a turnaround and reorganization of the financially ailing Cherry U.S. These agreements also culminated in, among other things, Mr. Phillips obtaining the right to acquire at least 50% of the total outstanding amount of each of the Cherry U.K. Stock and the Cherry U.S. Stock held by Mr. Elliot. In December 1997, Mr. Elliot resigned as director, officer and employee of Cherry U.S. and exercised his right to have all of his Cherry U.K. Stock sold to Mr. Phillips.


     As part of the Cherry Acquisition, World Access entered into the Cherry Merger Agreement and the Share Exchange Agreement. The Cherry Merger Agreement provided that the creditors of Cherry U.S., in satisfaction of their claims against Cherry U.S., would receive an aggregate of 9,375,000 shares of World Access Common Stock, of which 6,250,000 shares were to be held in escrow as part of the Escrowed Shares and are subject to forfeiture in the event the combined business of Cherry U.S. and Cherry U.K. failed to meet certain financial performance criteria. As a creditor of Cherry U.S., WNS became eligible to receive up to a total of 6,638,096 shares of World Access Common Stock. Of that amount, 1,310,430 shares have been issued to WNS. Upon resolution of the total amount of claims against Cherry U.S. for which shares of World Access Common Stock are to be issued, WNS will receive a minimum of 541,902 and a maximum of 822,986 additional shares. Assuming the full amount of the Escrowed Shares are issued to Cherry U.S. creditors, WNS could receive a minimum of 3,911,172 and a maximum of 4,504,680 shares, depending on the resolution of the total claims against Cherry U.S. for which shares are to be issued. At the present time, WNS votes or has the power to direct the voting of an aggregate of 6,074,372 shares of World Access Common Stock.


     The Share Exchange Agreement provided that Renaissance, a Georgia limited partnership formed by, among others, Mr. Phillips to be the sole shareholder of Cherry U.K., and the manager of Resurgens, was to receive an aggregate of 1,875,000 shares of World Access Common Stock, 625,000 of which were issued upon consummation of the Cherry Acquisition and 1,250,000 of which are held in escrow as part of the Escrowed Shares and are subject to forfeiture in the event the combined business of Cherry U.S. and Cherry U.K. fail to meet certain financial performance criteria.

     While it cannot be determined at this time whether the relevant financial performance criteria for the release of the Escrowed Shares would have been in fact satisfied, the World Access Board of Directors, in approving the Merger Agreement, considered the release of the Escrowed Shares as a result of the Merger and in the context of the overall Merger transaction and believed that the relevant performance criteria would have been satisfied and that the Escrowed Shares would have been released in February 2000 and 2001, irrespective of the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger."

                             PRINCIPAL STOCKHOLDERS


     World Access' only issued and outstanding classes of voting securities are the World Access Common Stock, the Series A Preferred Stock and the Series B Preferred Stock. As of the date of this Proxy Statement, there were 45,236,057 shares of World Access Common Stock issued and outstanding, 50,000 shares of Series A Preferred Stock issued and outstanding (convertible into 4,347,826 shares of World Access Common Stock) and 23,174 shares of Series B Preferred Stock issued and outstanding (convertible into 1,448,375 shares of World Access Common Stock).



     The following table sets forth information regarding the beneficial ownership of World Access Common Stock, Series A Preferred Stock and Series B Preferred Stock as of November 3, 1999 for (i) each person known by World Access to beneficially own more than 5% of the World Access Common Stock, Series A Preferred Stock or Series B Preferred Stock, (ii) each director and each nominee for director individually, (iii) each executive officer who would be a "Named Executive Officer" of World Access under Rule 402 of Regulation S-K and (iv) all directors and Named Executive Officers as a group.



                                                           SHARES UNDER
                                                           EXERCISABLE     TOTAL SHARES
                                               SHARES      OPTIONS AND     BENEFICIALLY    PERCENTAGE
                    NAME                      OWNED(1)     WARRANTS(2)       OWNED(1)        OWNED
                    ----                      ---------    ------------    ------------    ----------
WORLD ACCESS COMMON STOCK
-------------------------------
WorldCom Network Services, Inc.(3)
  500 Clinton Center Drive
  Clinton, MS 39056.........................  6,074,372            --        6,074,372        13.4%
The 1818 Fund III, L.P.(4)
  59 Wall Street
  New York, NY 10005........................  4,347,826     1,739,130        6,086,956        11.9
John D. Phillips+++(6)......................  1,875,000     1,184,340        3,059,340         6.6
Stephen J. Clearman+++......................     52,210       167,000          219,210           *
Mark A. Gergel+++(7)........................     26,683       237,500          264,183           *
John P. Imlay, Jr.+.........................     19,900       179,000          198,900           *
Carl E. Sanders+............................     10,000       179,000          189,000           *
Lawrence C. Tucker+(4)......................  4,347,826     1,839,130        6,186,956        12.0
A. Lindsay Wallace++(7).....................        309       122,380          122,689           *
Walter J. Burmeister#.......................         --            --               --           *
Kirby J. Campbell#..........................         --            --               --           *
Bryan Cipoletti#............................         --            --               --           *
Massimo Prelz Oltramonti#...................         --            --               --           *
John P. Rigas#..............................         --            --               --           *
Dru A. Sedwick#.............................         --            --               --           *
All directors and executive officers as a
  group (9 persons)(8)......................  6,331,928     3,908,350       10,240,278        19.1
SERIES A PREFERRED STOCK
--------------------------
The 1818 Fund III, L.P.(4)..................     50,000        20,000           70,000       100.0
SERIES B PREFERRED STOCK
--------------------------
Gregory A. Somers
  2301 Ohio Drive, Suite 285
  Plano, TX 75093...........................     13,760            --           13,760        59.4
Teleplus Telecommunications, Inc.
  111 Main Street
  Webb, IA..................................      3,032            --            3,032        13.1

                                                           SHARES UNDER
                                                           EXERCISABLE     TOTAL SHARES
                                               SHARES      OPTIONS AND     BENEFICIALLY    PERCENTAGE
                    NAME                      OWNED(1)     WARRANTS(2)       OWNED(1)        OWNED
                    ----                      ---------    ------------    ------------    ----------
R. Scott Birdwell
  3626 N. Hall Street, Suite 908
  Dallas, TX 75219..........................      2,276            --            2,276         9.8
Kelli J. Somers
  2301 Ohio Drive, Suite 285
  Plano, TX 75093...........................      2,270            --            2,270         9.7


---------------

 *  Less than one percent
 +  Director
 ++  Named Executive Officer

 #  Nominee for Director

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise noted, World Access believes that all persons named in the table have sole voting and investment power with respect to all shares of World Access Common Stock beneficially owned by them.

(2) Includes shares which may be acquired by the exercise of stock options and warrants granted by World Access and exercisable on or before January 2, 2000.

(3) In connection with World Access' acquisition of Cherry U.S., World Access issued shares of World Access Common Stock to the creditors of Cherry U.S., including WNS, a wholly owned subsidiary of MCI WorldCom, in satisfaction of their claims against Cherry U.S. WNS is eligible to receive up to a total of 6,638,096 shares of World Access Common Stock. Of this amount, 1,310,430 shares have been issued to WNS. Upon resolution of the total amount of claims against Cherry U.S. for which World Access' shares are to be issued, WNS will receive a minimum of 541,902 and a maximum of 822,986 shares. This distribution is expected to occur by the end of 1999. Additional shares of World Access Common Stock were placed into escrow in connection with the acquisition and were to be released to Cherry U.S.'s creditors in February 2000 and February 2001, subject to the attainment of certain earnings levels by Cherry U.S. and Cherry U.K. during 1999 and 2000, respectively. Assuming the full amount of shares held in escrow are issued to Cherry U.S.'s creditors, WNS could receive a minimum of 3,911,172 and a maximum of 4,504,680 shares, depending on the resolution of the total claims against Cherry U.S. for which shares are to be issued. At the present time, WNS votes or has the power to direct the voting of an aggregate of 6,074,372 shares of World Access Common Stock. The Merger will constitute a "Change of Control" of World Access under the Cherry Merger Agreement and as a result, upon consummation of the Merger, all shares currently held in escrow will be released to Cherry U.S.'s creditors. See "THE MERGER -- Interests of Certain Persons in the Merger."
(4) Represents 4,347,826 shares of World Access Common Stock issuable upon the conversion of 50,000 shares of Series A Preferred Stock owned of record by The 1818 Fund, a private equity partnership, and 1,739,130 shares of World Access Common Stock reserved for issuance upon the conversion of 20,000 shares of Series A Preferred Stock, which is subject to an option held by The 1818 Fund. The general partner of The 1818 Fund is BBH. Mr. Tucker, a partner at BBH, is deemed to be the beneficial owner of these shares due to his role as co-manager of The 1818 Fund.

(5) Represents shares of World Access Common Stock issuable upon the conversion of shares of Series B Preferred Stock.

(6) Represents 937,500 shares owned of record by Renaissance and 937,500 shares owned of record by Resurgens. Renaissance is the manager of Resurgens and, as such, has sole voting and dispositive power over the shares of the World Access Common Stock owned of record by Resurgens. Mr. Phillips beneficially owns a majority of the general partnership interests of Renaissance and, as such, has sole voting and dispositive power over the shares of the World Access Common Stock owned of record by Renaissance and sole indirect voting and dispositive power over the shares of the World Access Common Stock owned of record by Resurgens. Of the aggregate 1,875,000 shares of World Access Common Stock owned of record by Renaissance and Resurgens, an aggregate of 1,250,000 shares (625,000 owned of record by each of Renaissance and Resurgens) were placed into escrow in connection with the acquisition of Cherry U.K. and were to be released to Renaissance and Resurgens in February 2000 and February 2001, subject to the attainment of certain earnings levels by Cherry U.S. and Cherry U.K. during 1999 and 2000, respectively. The Merger will constitute a "Change of Control" of World Access under the Share Exchange Agreement and as a result, upon consummation of the Merger, all shares currently held in escrow will be released to Renaissance and Resurgens. SEE "THE MERGER -- Interests of Certain Persons in the Merger."
(7) Includes the following shares of World Access Common Stock acquired through voluntary employee contributions to World Access' 401(k) Plan and contributed to the 401(k) Plan by World Access under a matching contribution program offered to all 401(k) Plan participants: Mr. Gergel -- 3,933 shares; and Mr. Wallace -- 309 shares.

(8) Includes W. Tod Chmar and Dennis E. Bay, two Named Executive Officers of World Access that currently have no beneficial ownership of World Access Common Stock and no stock options or warrants exercisable on or before January 2, 2000.

                            BUSINESS OF WORLD ACCESS

     World Access provides international long distance voice and data services and proprietary network equipment to the global telecommunications markets. The World Access Telecommunications Group provides wholesale international long distance service through a combination of owned and leased international network facilities, various international termination relationships and resale arrangements with other international long distance service providers. The World Access Equipment Group develops, manufactures and markets intelligent multiplexers, digital microwave radio systems, digital switches, billing and network telemanagement systems, cellular base stations, fixed wireless local loop systems and other telecommunications network products. To support and complement its product sales, World Access also provides its customers with a broad range of network design, engineering, testing, installation and other value-added services.

TELECOMMUNICATIONS GROUP

     The Telecommunications Group was established in December 1998 in connection with the acquisition of Cherry U.S. and Cherry U.K. Cherry U.S. operated under Chapter 11 bankruptcy protection from October 1997 to December 1998, with debtor-in-possession financing provided by a wholly-owned subsidiary of MCI WorldCom, its largest creditor. John D. Phillips, who was appointed President and Chief Executive Officer of World Access in December 1998, was appointed President and Chief Executive Officer of Cherry U.S. and Cherry U.K. in October 1997 and oversaw a restructuring program that consisted of the recruitment of an experienced management team, a complete redesign of the operating network, the installation of a new billing system, the establishment of a network management center and the negotiation of new direct connectivity agreements. The monthly revenues of Cherry U.S. and Cherry U.K. increased from a nominal amount in early 1998 to in excess of $20.0 million in December 1998 as a result of the restructuring program.

     The Telecommunications Group owns or leases gateway switching facilities in Los Angeles, Dallas, Chicago, Newark and London, England. This internal network consists of an international gateway switch in each city linked by leased inter-machine trunking facilities and owned trans-Atlantic cable facilities. These switches serve as customer "meet points" and digital routing facilities for transmission of calls to their ultimate destination via cost efficient routing. Additionally, the switches record call data for monitoring customer usage, reviewing transmission route implementation, customer billing and analysis of vendor invoices for accuracy.

     The Telecommunications Group also owns an Indefeasible Right of Use ("IRU") in Globesystem Atlantic to connect its domestic switches with the United Kingdom. This submarine fiber optic system is composed of two cables, (i) CANTAT-3, which links Europe with Canada, and (ii) CANUS-1, which links Canada with the United States. This IRU allows calls to be delivered on a more cost effective basis when compared to other short-term variable arrangements.


     The Telecommunications Group's long distance traffic is terminated through agreements with other carriers. These include agreements directly with a wholly-owned or partially-owned government carrier such as Post Telegraph & Telephone operators ("PTT Direct") or with a licensed alternative long-distance carrier. Transit agreements ("Transits") are also in place with PTT Direct for termination services in which the PTT Direct acts as an intermediary for delivery to other destination countries. Agreements with carriers who act as intermediaries for other carriers are also used ("Resale Agreements"). These arrangements all provide for termination on a variable, per minute basis with rates being set for different termination points. A combination of PTT Directs, Transits and Resale Agreements is used to take advantage of price opportunities available in the market.


EQUIPMENT GROUP

     The Equipment Group offers wireline and wireless switching, transport and access products for the global telecommunications marketplace. These products allow telecommunications service providers to build and upgrade their networks to provide a wide range of voice, data and video services to business and residential customers. Prior to 1998, a significant portion of the products sold by the Equipment Group were Northern Telecom switching products and reengineered cellular base stations and related mobile network equipment. As a result of Word Access' acquisitions of Advanced TechCom, Inc. ("ATI"), NACT Telecommunications, Inc. ("NACT") and Telco during 1998, and the strategic decision made in December 1998 to sell its wireline switch resale business, the Equipment Group's products are now predominantly proprietary in nature and include advanced technology platforms and software applications.

     The Equipment Group markets digital telephone switching products that are used for local, tandem, toll and cellular applications. The switching product line consists of the STX switching system and integrated NTS billing systems. Current users of the Equipment Group's switching products are primarily U.S.-based local exchange carriers, inter-exchange carriers, competitive access providers, private network operators and other telecommunications service providers.

     The Equipment Group also develops, manufactures and markets transport products, which are used for high-capacity connectivity between points within a communications network, and access products, which are used to provide integrated access to subscribers for network services. These products are primarily digital and provide for the movement of any combination of voice, data and video traffic across wireline or wireless media. Major products offered include broadband transmission and network access products engineered by Telco, ATI microwave and millimeterwave radio systems and cellular base stations and related mobile network equipment sold by World Access' subsidiary, Cellular Infrastructive Supply, Inc. ("CIS").

     Telco's products are deployed at the edge of the service providers' networks to provide organizations with a flexible, cost-effective means of transmitting voice, data and video traffic over public or private networks. These products are used in a wide variety of applications by network service providers, such as long distance carriers, regional Bell operating companies, independent and competitive local exchange providers, as well as government agencies, electric utilities, wireless service operators, and major corporations. Its products, which can be found most often in telephone company central offices and in private communications networks, perform functions that range from basic signaling and multiplexing of low speed data and voice traffic to digital fiber optic transmission of high-speed, high-capacity services over SONET networks.


RECENT DEVELOPMENTS



     On October 28, 1999, World Access announced the financial results of its quarter ended September 30, 1999. The unaudited financial information of World Access presented below, in the opinion of World Access' management, include all the significant normal and recurring adjustments necessary for fair presentation of the financial position and results of operations for the periods presented (in thousands, except per share data).



                                                              THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                 SEPTEMBER 30,         SEPTEMBER 30,
                                                              -------------------   -------------------
                                                                1999       1998       1999       1998
                                                              --------    -------   --------   --------
                                                                             (UNAUDITED)
STATEMENT OF CONTINUING OPERATIONS DATA:
Carrier service revenues....................................  $130,470    $   629   $329,361   $  1,892
Equipment sales.............................................    72,569     35,619    194,929     92,303
                                                              --------    -------   --------   --------
         Total Sales........................................   203,039     36,248    524,290     94,195
Cost of carrier services....................................   112,508        590    287,777      1,631
Cost of services network....................................     4,006         38     13,969        114
Cost of equipment sold......................................    42,234     18,395    110,924     47,748
Amortization of acquired technology.........................     1,200         --      3,600         --
                                                              --------    -------   --------   --------
         Total Cost of Sales................................   159,948     19,023    416,270     49,493
                                                              --------    -------   --------   --------
         Gross Profit.......................................    43,091     17,225    108,020     44,702
Research and development....................................     4,509      1,778     13,282      4,256
Selling, general and administrative.........................    15,596      4,938     43,105     11,493

                                                              THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                 SEPTEMBER 30,         SEPTEMBER 30,
                                                              -------------------   -------------------
                                                                1999       1998       1999       1998
                                                              --------    -------   --------   --------
                                                                             (UNAUDITED)
Amortization of goodwill....................................     3,346        927      9,715      2,402
Provision for doubtful accounts.............................     1,410        166      2,840        410
In-process research and development.........................        --         --         --     35,400
Restructuring and other charges.............................        --         --         --        590
                                                              --------    -------   --------   --------
         Operating Income (Loss)............................    18,230      9,416     39,078     (9,849)
Gain on sale of securities..................................     8,704         --      8,704         --
Interest and other income...................................     1,123        857      2,629      2,827
Interest expense............................................    (2,790)    (1,641)    (7,394)    (4,599)
                                                              --------    -------   --------   --------
         Income (Loss) From Continuing Operations Before
           Income Taxes and Minority Interests..............    25,267      8,632     43,017    (11,621)
Income taxes................................................    11,013      3,473     20,370      9,379
                                                              --------    -------   --------   --------
         Income (Loss) From Continuing Operations Before
           Minority Interests...............................    14,254      5,159     22,647    (21,000)
Minority interests in earnings of subsidiary................        --      1,090         --      2,623
                                                              --------    -------   --------   --------
         Income (Loss) From Continuing Operations(1)........    14,254      4,069     22,647    (23,623)
Net income (loss) from discontinued operations..............       (49)     2,962       (702)     2,922
Write-down of discontinued operations to net realizable
  value.....................................................        --         --    (13,662)        --
                                                              --------    -------   --------   --------
         Net Income (Loss)..................................    14,205      7,031      8,283    (20,701)
Preferred stock dividends...................................       784         --      1,197         --
                                                              --------    -------   --------   --------
         Net Income (Loss) Available to Common
           Stockholders.....................................  $ 13,421    $ 7,031   $  7,086   $(20,701)
                                                              ========    =======   ========   ========
Income (Loss) Per Common Share:
  Basic:
    Continuing Operations...................................  $   0.37    $  0.19   $   0.59   $  (1.16)
    Discontinued Operations.................................        --       0.14      (0.39)      0.14
                                                              --------    -------   --------   --------
    Net Income (Loss).......................................  $   0.37    $  0.33   $   0.20   $  (1.02)
                                                              ========    =======   ========   ========
  Diluted:
    Continuing Operations(1)................................  $   0.33    $  0.19   $   0.56   $  (1.16)
    Discontinued Operations.................................        --       0.13      (0.35)      0.14
                                                              --------    -------   --------   --------
    Net Income (Loss).......................................  $   0.33    $  0.32   $   0.21   $  (1.02)
                                                              ========    =======   ========   ========
Weighted Average Shares Outstanding:
  Basic.....................................................    36,509     21,249     36,245     20,346
                                                              ========    =======   ========   ========
  Diluted...................................................    43,491     25,144     40,048     20,346
                                                              ========    =======   ========   ========

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
                                                               (UNAUDITED)
BALANCE SHEET DATA:

ASSETS
Current Assets:
  Cash and equivalents......................................    $107,841        $ 55,176
  Accounts receivable.......................................     123,382          70,485
  Inventories...............................................      40,337          48,591
  Other current assets......................................      55,041          58,566
                                                                --------        --------
          Total Current Assets..............................     326,601         232,818
Property and equipment......................................      63,390          63,602
Goodwill and other intangibles..............................     306,930         298,780
Other assets................................................      30,683          18,612
                                                                --------        --------
          Total Assets......................................    $727,604        $613,812
                                                                ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Short-term debt...........................................    $ 13,755        $ 17,989
  Accounts payable..........................................      75,438          36,418
  Other accrued liabilities.................................      47,595          52,825
                                                                --------        --------
          Total Current Liabilities.........................     136,788         107,232
Long-term debt..............................................     140,926         137,864
Noncurrent liabilities......................................       7,986           8,133
                                                                --------        --------
          Total Liabilities.................................     285,700         253,229
                                                                --------        --------
Stockholders' Equity........................................     441,904         360,583
                                                                --------        --------
          Total Liabilities and Stockholders' Equity........    $727,604        $613,812
                                                                ========        ========


---------------


(1) Income from continuing operations for the three and nine months ended September 30, 1999 includes a one-time net gain of approximately $5.3 million or $0.12 per diluted share from the sale of securities.



     For more information concerning World Access, please consult and review information filed by World Access with the Commission and listed at "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


     The following unaudited pro forma financial statements of World Access give effect to several transactions World Access completed in 1998 and the pending Merger, the Private Placement and the Exchange Offer. The Unaudited Pro Forma Combined Balance Sheet gives effect to the pending Merger, Private Placement and Exchange Offer as if they had been completed as of June 30, 1999. The Unaudited Pro Forma Combined Statements of Operations give effect to the following transactions as if each had been completed as of January 1, 1998:



     - World Access' acquisition of a majority interest in NACT
       Telecommunications, Inc. on February 27, 1998 and subsequent merger with NACT on October 28, 1998;



     - World Access' merger with Telco Systems, Inc. on November 30, 1998;



     - World Access' merger with Cherry Communications Incorporated, d/b/a Resurgens Communications Group, and Cherry Communications U.K. Limited on December 15, 1998 (these companies are collectively referred to as Resurgens in the pro forma financial statements); and



     - the pending Merger, Private Placement and Exchange Offer.



     The pro forma financial statements have been prepared to demonstrate how these combined businesses might have looked if the mergers and related transactions had been completed as of the dates or at the beginning of the periods presented. The pro forma financial statements, while helpful in illustrating characteristics of the combined company under one set of assumptions, do not attempt to predict or suggest future results. The pro forma financial statements are preliminary and subject to change based on a final review of the fair values of FaciliCom's net assets as of the actual merger date. Upon final review of the fair value of FaciliCom's assets and liabilities, it is likely that certain tangible and intangible assets such as international licenses and foreign carrier operating agreements may be recognized which generally have lives ranging from 5-10 years. Although we do not expect these final adjustments to be significant, they would increase the amortization expense reflected in the unaudited pro forma financial statements as these intangible assets would be amortized over a shorter life than goodwill.



     Each of the merger transactions above has been accounted for using the purchase method of accounting. In connection with World Access' acquisitions of NACT and Telco, World Access recorded charges of $44.6 million and $50.3 million, respectively, representing the portion of the purchase price allocated to in-process research and development. Since these charges were directly related to the acquisitions and will not recur, the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1998 has been prepared excluding these one-time non-recurring charges.



     Upon the completion of the Merger, World Access expects to record a one-time restructuring charge for the estimated costs of (i) consolidating certain of its United States gateway switching centers and related technical support functions into existing FaciliCom operations; (ii) consolidating World Access' United Kingdom operations into existing FaciliCom operations; (iii) consolidating the administrative functions of World Access' Telecommunications Group into FaciliCom's operations; and (iv) eliminating other redundant operations and assets as a result of combining World Access' Telecommunications Group's and FaciliCom's operations. The restructuring charge is expected to include the write-down of World Access' switching and transmission equipment taken out of service, the write-off of certain leasehold improvements, a provision for lease commitments remaining on certain facilities and equipment taken out of service and employee termination benefits. Although World Access has not yet finalized the restructuring program, it is expected to be approved in its final form and adopted immediately following the Merger, communicated to World Access' employees at that time and completed within three months. World Access has not yet determined the actual restructuring charge to be recorded but currently estimates it to be in excess of $20.0 million. This one-time charge has been excluded from the pro forma financial statements.

     As a result of the Merger and the restructuring program discussed above, World Access expects the combined company to realize significant operational and financial synergies. These synergies are expected to include cost reductions resulting from traffic routing changes made to take advantage of World Access' and FaciliCom's least cost routes, elimination of redundant leased line costs, elimination of redundant switching centers and consolidation of certain administrative functions. World Access currently estimates that these annualized cost savings, which have been excluded from the pro forma financial statements, will range from $20.0 million to $35.0 million.



     The pro forma financial statements are presented for comparative purposes only and are not intended to be indicative of the actual results had these transactions occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements of World Access, NACT, Telco, Resurgens and FaciliCom, which are included herein or incorporated herein by reference.

                               WORLD ACCESS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1999
                                 (IN THOUSANDS)


                                              WORLD                       PRO FORMA       PRO FORMA
                                            ACCESS(1)    FACILICOM(3)    ADJUSTMENTS     WORLD ACCESS
                                            ---------    ------------    -----------     ------------
                                               ASSETS
Current Assets
  Cash and equivalents..................    $ 98,996       $ 18,696       $  5,750(6)     $  123,442
  Accounts receivable...................      97,342         98,542             --           195,884
  Marketable securities -- restricted...          --         31,755             --            31,755
  Inventories...........................      45,216             --             --            45,216
  Other current assets..................      54,929          6,067             --            60,996
                                            --------       --------       --------        ----------
          Total Current Assets..........     296,483        155,060          5,750           457,293
Property and equipment..................      62,325        185,768             --           248,093
Goodwill and other intangibles..........     309,540         13,862        (13,199)(8)       874,149
                                                                           460,216(5)
                                                                           103,730(7)
Marketable securities -- restricted.....          --         29,525             --            29,525
Other assets............................      24,798            550             --            25,348
                                            --------       --------       --------        ----------
          Total Assets..................    $693,146       $384,765       $556,497        $1,634,408
                                            ========       ========       ========        ==========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt.......................    $ 12,285       $ 21,837       $     --        $   34,122
  Accounts payable......................      58,393        126,423             --           184,816
  Other accrued liabilities.............      45,744         38,476             --            84,220
                                            --------       --------       --------        ----------
          Total Current Liabilities.....     116,422        186,736             --           303,158
Long-term debt..........................     140,728        304,166        (15,000)(5)       429,894
Noncurrent liabilities..................      10,204             --             --            10,204
                                            --------       --------       --------        ----------
          Total Liabilities.............     267,354        490,902        (15,000)          743,256
                                            --------       --------       --------        ----------
Stockholders' Equity
  Preferred stock.......................           1             --              4(5)              5
  Common stock..........................         448              2             (2)(4)           512
                                                                                11(5)
                                                                                53(6)
  Capital in excess of par value........     544,481         37,658        (37,658)(4)     1,009,773
                                                                           287,365(5)
                                                                           103,730(7)
                                                                            74,197(6)
  Stock-based compensation..............          --          5,546         (5,546)(4)            --
  Foreign currency translation
     adjustment.........................          --         (5,819)         5,819(4)             --
  Accumulated deficit...................    (119,138)      (143,524)       143,524(4)       (119,138)
                                            --------       --------       --------        ----------
          Total Stockholders' Equity....     425,792       (106,137)       571,497           891,152
                                            --------       --------       --------        ----------
          Total Liabilities and
            Stockholders' Equity........    $693,146       $384,765       $556,497        $1,634,408
                                            ========       ========       ========        ==========

                               WORLD ACCESS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               WORLD                       PRO FORMA       PRO FORMA
                                             ACCESS(1)   FACILICOM(3)     ADJUSTMENTS     WORLD ACCESS
                                             ---------   ------------     -----------     ------------
Carrier service revenues...................  $198,891      $173,257        $ (4,340)(10)    $367,808
Equipment sales............................   122,360            --              --          122,360
                                             --------      --------        --------         --------
  Total Sales..............................   321,251       173,257          (4,340)         490,168
Cost of carrier services...................   185,232       169,243          (3,690)(10)     350,785
Cost of equipment sold.....................    68,690            --              --           68,690
Amortization of acquired technology........     2,400            --              --            2,400
                                             --------      --------        --------         --------
  Total Cost of Sales......................   256,322       169,243          (3,690)         421,875
                                             --------      --------        --------         --------
  Gross Profit.............................    64,929         4,014            (650)          68,293
Research and development...................     8,773            --              --            8,773
Selling, general and administrative........    27,486        24,719              --           52,205
Amortization of goodwill...................     6,369           634          13,470(15)       20,473
Provision for doubtful accounts............     1,453         2,817              --            4,270
                                             --------      --------        --------         --------
  Operating Income (Loss)..................    20,848       (24,156)        (14,120)         (17,428)
Foreign exchange loss......................        --        (1,290)             --           (1,290)
Interest and other income..................     1,506         2,762              --            4,268
Interest expense...........................    (4,604)      (16,907)         (4,540)(9)      (26,051)
                                             --------      --------        --------         --------
  Income (Loss) From Continuing Operations
     Before Income Taxes...................    17,750       (39,591)        (18,660)         (40,501)
Income taxes (benefits)....................     9,357        (5,576)         (2,000)(17)       1,781
                                             --------      --------        --------         --------
  Income (Loss) From Continuing
     Operations............................     8,393       (34,015)        (16,660)         (42,282)
Preferred stock dividends..................       413            --              --              413
                                             --------      --------        --------         --------
  Income (Loss) From Continuing Operations
     Available to Common Stockholders......  $  7,980      $(34,015)       $(16,660)        $(42,695)
                                             ========      ========        ========         ========
Income (Loss) From Continuing Operations
  Per Common Share:
  Basic....................................  $   0.22                                       $  (0.85)(18)
                                             ========                                       ========
  Diluted..................................  $   0.22                                       $  (0.85)(18)
                                             ========                                       ========
Weighted Average Shares Outstanding:
  Basic....................................    36,232                                         50,102(18)
                                             ========                                       ========
  Diluted..................................    38,446                                         50,102(18)
                                             ========                                       ========

                               WORLD ACCESS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                           PRO FORMA
                             WORLD                                                         PRO FORMA         WORLD
                           ACCESS(1)   NACT(2)   TELCO(2)   RESURGENS(2)   FACILICOM(3)   ADJUSTMENTS       ACCESS
                           ---------   -------   --------   ------------   ------------   -----------      ---------
Carrier service
revenues.................  $ 13,143    $1,160    $126,324     $     --       $184,246      $ (2,520)(10)   $ 322,353
Equipment sales..........   138,990     1,175         --        96,367             --            --          236,532
                           ---------   -------   --------     --------       --------      --------        ---------
  Total Sales............   152,133     2,335    126,324        96,367        184,246        (2,520)         558,885
Cost of carrier sales....    12,522     1,050    145,043            --        184,989        (2,140)(10)     340,234
                                                                                             (1,230)(12)
Cost of equipment sold...    73,842       925         --        64,416             --          (400)(11)     138,783
Write-down of
  inventories............     9,292        --         --            --             --            --            9,292
Amortization of acquired
  technology.............       446        --         --            --             --         4,360(13)        4,806
                           ---------   -------   --------     --------       --------      --------        ---------
  Total Cost of Sales....    96,102     1,975    145,043        64,416        184,989           590          493,115
                           ---------   -------   --------     --------       --------      --------        ---------
  Gross Profit
    (Deficit)............    56,031       360    (18,719)       31,951           (743)       (3,110)          65,770
Research and
  development............     6,842       504         --        15,265             --            --           22,611
Selling, general and
  administrative.........    19,984     1,265     38,569        22,295         37,562           780(14)      120,455
Amortization of
  goodwill...............     4,255        39         --           800            961        34,530(15)       40,585
In-process research and
  development............   100,300        --         --        15,585             --       (94,900)(16)      20,985
Goodwill impairment......     6,200        --         --            --             --            --            6,200
Provision for doubtful
  accounts...............    11,332       104      2,294           589          4,620            --           18,939
Restructuring and other
  charges................    17,240        --         --            --             --            --           17,240
                           ---------   -------   --------     --------       --------      --------        ---------
  Operating Income
    (Loss)...............  (110,122)   (1,552)   (59,582)      (22,583)       (43,886)       56,480         (181,245)
Foreign exchange loss....        --        --         --            --           (391)           --             (391)
Interest and other
  income.................     3,419        --         --         2,194          8,943            --           14,556
Interest and other
  expense................    (6,832)       --     (9,457)         (127)       (22,612)      (19,880)(9)      (58,908)
                           ---------   -------   --------     --------       --------      --------        ---------
  Loss Before Income
    Taxes and Minority
    Interests............  (113,535)   (1,552)   (69,039)      (20,516)       (57,946)       36,600         (225,988)
Income taxes
  (benefits).............    (1,387)     (620)        --           300        (11,351)       (8,440)(17)     (21,498)
                           ---------   -------   --------     --------       --------      --------        ---------
  Loss Before Minority
    Interests............  (112,148)     (932)   (69,039)      (20,816)       (46,595)       45,040         (204,490)
Minority interests in
  earnings of
  subsidiary.............    (2,497)       --         --            --             --         2,497               --
                           ---------   -------   --------     --------       --------      --------        ---------
  Loss From Continuing
    Operations...........  $(114,645)  $ (932)   $(69,039)    $(20,816)      $(46,595)     $ 47,537        $(204,490)
                           =========   =======   ========     ========       ========      ========        =========
Loss From Continuing
  Operations
  Per Common Share:
  Basic..................  $  (5.19)                                                                       $   (4.22)(18)
                           =========                                                                       =========
  Diluted................  $  (5.19)                                                                       $   (4.22)(18)
                           =========                                                                       =========
Weighted Average Shares
  Outstanding:
  Basic..................    22,073                                                                           48,460(18)
                           =========                                                                       =========
  Diluted................    22,073                                                                           48,460(18)
                           =========                                                                       =========

                               WORLD ACCESS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


     1. These columns represent the historical results of operations and financial position of World Access. With respect to the information included in the Unaudited Pro Forma Results of Operations for the year ended December 31, 1998, the World Access information includes the results for the following businesses from their respective dates of acquisition: Advanced TechCom, Inc. -- January 1998; NACT -- February 1998; Telco -- November 1998; and Resurgens -- December 1998.



     2. These columns represent the historical results of NACT for the period January 1, 1998 to February 27, 1998; Telco for the period January 1, 1998 to November 29, 1998; and Resurgens for the period January 1, 1998 to December 14, 1998.



     3. These columns represent the historical results of operations and financial position of FaciliCom. With respect to the information included in the Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1998 and the six months ended June 30, 1999, the FaciliCom information is for the twelve months ended September 30, 1998 and the six months ended March 31, 1999, respectively. Depreciation and amortization related to network operations has been reclassified to costs of carrier sales to conform with the World Access presentation.



     4.   Elimination of the historical FaciliCom stockholders' equity accounts.



     5. The Merger will be accounted for under the purchase method of accounting. World Access has not determined the final allocation of the purchase price, and accordingly, the amount ultimately determined may differ from the amounts shown below.



          Under the terms of the Merger Agreement and based on the valuation of the Series C Preferred Stock and World Access Common Stock at that time, the purchase price was determined as follows (in thousands):



Purchase price:
  Issuance of preferred stock(i)............................  $266,000
  Cash......................................................    56,000
  Issuance of common stock(ii)..............................    15,000
  Fair value of World Access options issued in exchange for
     FaciliCom options(iii).................................     6,380
  Estimated fees and expenses...............................    12,500
                                                              --------
          Total purchase price..............................   355,880
                                                              --------
Allocation to fair values:
  Historical stockholders' deficit..........................   106,137
  Adjust assets and liabilities:
  Eliminate historical goodwill and debt issue costs........    13,199
  Discount on World Access 13.25% Senior Notes(iv)..........   (15,000)
                                                              --------
          Estimated goodwill................................  $460,216
                                                              ========


---------------


     (i) Represents the fair value of the approximately 369,400 shares of Series C Preferred Stock to be issued as part of the Merger consideration. The fair value was computed using the Black-Scholes Option Pricing Model assuming a volatility factor of 45%, a risk free rate of 6% and a 10% discount for the lack of liquidity in a private security. The Series C Preferred Stock bears no dividend and is convertible into shares of World Access Common Stock at a conversion rate of $20.38 per common share of World Access Common Stock, subject to adjustment in the event of below market issuances of World Access Common Stock, stock dividends, subdivisions, combinations, reclassifications and other distributions with respect to World Access Common Stock. If the closing trading price of World Access Common Stock exceeds $20.38 per share for 60 consecutive trading days, the Series C Preferred Stock will automatically convert into World Access Common Stock at a conversion rate of $20.38 per share of World Access Common Stock. Initially, the holders of the Series C Preferred Stock will be entitled to elect four new directors to the World Access Board of

                               WORLD ACCESS, INC

           Directors. Except for the election of directors, the holders of the Preferred Stock will vote on an as-converted basis with the holders of World Access Common Stock.



     (ii) In connection with the Merger, holders of a majority of the aggregate principal amount of FaciliCom's 10 1/2% Series B Senior Notes due 2008 (the "FaciliCom Notes") have agreed to tender their notes and accept in exchange for each $1,000 in principal amount (i) $1,000 principal amount of World Access 13.25% Senior Notes due 2008 (the "World Access Notes") having an aggregate principal amount of $300.0 million (ii) $10 in cash, and (iii) World Access Common Stock having a market value of $50, as measured at the time of the exchange. These pro forma statements assume that all holders of FaciliCom Notes will exchange their notes for World Access Notes, and that therefore (i) $300.0 million aggregate principal amount of the World Access Notes will be issued (ii) an aggregate amount of $3.0 million cash will be paid to holders of the FaciliCom Notes (which represents the fee paid by World Access to obtain the consent from the FaciliCom noteholders waiving their right to put their notes at 101% of par in connection with the Merger) and (iii) World Access Common Stock equal in value to an aggregate amount of $15.0 million will be issued to the holders of the FaciliCom Notes. For purposes of these pro forma financial statements, 1,062,000 shares of World Access Common Stock were assumed issued based upon the closing trading price on Nasdaq on June 30, 1999 for the World Access Common Stock, which was $14.13 per share.



     (iii) Represents the fair value of approximately 520,000 options to acquire World Access Common Stock to be issued in exchange for certain options outstanding to acquire FaciliCom Common Stock. The fair value has been determined using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield 0%, volatility 70%, risk free interest rate of 5.8% and an expected life of 5 years. The World Access options are expected to be issued at an average exercise price of $3.06 per share and will be fully vested upon the consummation of the Merger.



     (iv) Represents the discount to face value to be recorded to adjust the World Access Notes to their estimated fair value. The estimated fair value was based on the quoted market price of debt with similar characteristics. The terms of the World Access Notes were structured to provide fair value equal to 95% of the principal amount.



     6. In connection with the Merger, World Access has received commitments from a group of institutional and sophisticated investors to purchase $75.0 million of World Access Common Stock in a private transaction that is conditioned upon and will close simultaneously with the Merger. World Access will use the majority of the proceeds from this private placement to fund the $56.0 million cash portion of the Merger consideration, as well as fees and expenses to be incurred in connection with the Merger. The World Access Common Stock to be issued will be priced at the average trading value of World Access Common Stock during a five day period prior to the closing of the Merger, with the purchase price to be no lower than $13.00 per share and no higher than $17.00 per share. For purposes of these pro forma financial statements, 5,308,000 shares were assumed issued based upon the closing trading price on Nasdaq on June 30, 1999 for the World Access Common Stock, which was $14.13 per share.



     7. In December 1998, World Access acquired Resurgens and issued approximately 7,500,000 restricted shares of World Access Common Stock which were placed in escrow for future release contingent upon their future EBITDA performance. The release of these shares is accelerated in connection with the Merger as the Merger qualifies as a "Change in Control" as defined in the Resurgens merger agreements. The release of the 7,500,000 shares has been accounted for as an increase in goodwill and stockholders' equity. These shares were valued based on the average market price on Nasdaq of World Access Common Stock for the three days prior and the three days subsequent to the date economic terms of the Merger were announced (August 17, 1999), or $13.83 per share.

                               WORLD ACCESS, INC

     8. Elimination of existing goodwill from prior FaciliCom acquisitions and debt issue costs associated with the FaciliCom Notes.



     9. Represents the adjustment to interest expense related to the exchange of FaciliCom Notes (10 1/2% coupon) for World Access Notes (13.25% coupon) and the amortization of the $15.0 million debt discount related to the World Access Notes over a period of eight years. The FaciliCom Notes were issued on January 28, 1998 and were outstanding for approximately eight months in fiscal 1998. The pro forma adjustment to interest expense was computed as follows (in thousands):



                                                        SIX MONTHS ENDED      YEAR ENDED
                                                         JUNE 30, 1999     DECEMBER 31, 1998
                                                        ----------------   -----------------
Interest expense on World Access Notes................      $ 19,875           $ 39,750
     Debt issue cost amortization on World Access
       Notes..........................................           940              1,875
     Historical FaciliCom Note interest expense.......       (15,750)           (21,000)
     Historical FaciliCom debt issue cost
       amortization...................................          (525)              (745)
                                                            --------           --------
                                                            $  4,540           $ 19,880
                                                            ========           ========



     10. Elimination of inter-company carrier service revenues and related costs.



     11. Adjustment to depreciation expense related to the write-down of certain redundant equipment at Telco.



     12. Adjustment to depreciation and amortization expense for the adjustment to fair value of switching equipment and license agreements at Resurgens.



     13. Amortization of acquired technology relating to the NACT and Telco acquisitions over 8 years.


     14. Amortization of trademarks of Telco over 8 years.


     15. Amortization of goodwill over an estimated life of 20 years. The pro forma adjustment to goodwill for the six months ended June 30, 1999 was computed as follows (in thousands):



                                                                       HISTORICAL
                                                        PRO FORMA       GOODWILL      PRO FORMA
                                            GOODWILL   AMORTIZATION   AMORTIZATION   ADJUSTMENTS
                                            --------   ------------   ------------   -----------
FaciliCom (see Note 5)....................  $460,216     $11,510         $(634)        $10,876
     Escrowed shares (see Note 7).........   103,730       2,594            --           2,594
                                                         -------         -----         -------
                                                         $14,104         $(634)        $13,470
                                                         =======         =====         =======

                               WORLD ACCESS, INC

         The pro forma adjustment to goodwill for the year ended December 31, 1998 was computed as follows (in thousands):



                                                                       HISTORICAL
                                                        PRO FORMA       GOODWILL      PRO FORMA
                                            GOODWILL   AMORTIZATION   AMORTIZATION   ADJUSTMENT
                                            --------   ------------   ------------   -----------
FaciliCom (see Note 5)....................  $460,216     $ 23,010       $  (961)       $22,049
     Escrowed shares (see Note 7).........   103,730        5,186            --          5,186
     NACT.................................    92,668        4,630        (2,107)         2,523
     Telco................................    39,418        1,970          (964)         1,006
     Resurgens............................    78,625        3,930          (164)         3,766
                                                         --------       -------        -------
                                                         $ 38,726       $(4,196)       $34,530
                                                         ========       =======        =======



     16. Elimination of the one-time, non-recurring in-process research and development charges recorded in connection with the NACT and Telco mergers.



     17. Adjustment for the additional tax benefit derived from certain pro forma adjustments. World Access has not recorded any tax benefit on a pro forma basis that may be derived from FaciliCom's net operating losses.



     18. Represents pro forma weighted average shares and basic and diluted earnings from continuing operations per share. The weighted average shares are computed assuming the issuance of (i) approximately 1,430,000, 2,790,000, 7,042,000 and 3,687,500 shares of World Access
         Common Stock for the acquisition of a majority interest in NACT, NACT merger, Telco merger and Resurgens merger, respectively; (ii) an aggregate of approximately 5,308,000 shares issued in connection with the Private Placement of World Access Common Stock; (iii) an aggregate of 1,062,000 shares issued to the holders of the FaciliCom Notes; and
         (iv) 7,500,000 shares released from escrow related to the acceleration of the Resurgens earn-out (see Note 7) as of the beginning of the periods presented. Due to the pro forma loss from continuing operations for the six months ended June 30, 1999 and the year ended December 31, 1998, potential common stock shares related to stock options, stock warrants, convertible notes and convertible preferred stock have been excluded from the diluted loss per share as the inclusion of these potential common stock shares would be anti-dilutive.



     19. In October 1999, FaciliCom granted stock options (contingent upon the consummation of the Merger) to its employees who are expected to continue with the surviving corporation after the merger with World Access. These options, which were granted under a new FaciliCom 1999 Stock Option Plan, will have a four year vesting period. Upon consummation of the Merger, these options will convert into non-qualified options to purchase approximately 1.9 million shares of World Access Common Stock at an exercise price of $15.00 per share. Given that the conversion of the options is contingent upon the Merger, any resulting compensation expense to be recorded over the vesting period will be determined at the time of the Merger based on the intrinsic value.



     20. In connection with the execution of the Merger Agreement, John D. Phillips was required to enter into a letter agreement, dated August 17, 1999, under which he agreed not to sell or transfer any of his shares of stock of World Access for a specified period of time. In consideration for Mr. Phillips' entering into the letter agreement, the Board of Directors of World Access has agreed to accelerate the exercisability of currently outstanding options held by Mr. Phillips under the World Access 1998

                               WORLD ACCESS, INC

         Stock Option Plan for 1.0 million shares of World Access Common Stock at an exercise price of $12.75 per share. The options were originally scheduled to vest ratably over a four-year period. Upon consummation of the Merger, all of these options will be immediately exercisable. Since acceleration of the options is contingent upon consummation of the Merger, and given its one time nature, its effects have not been included in the pro forma financial statements.

                FACILICOM'S MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


     FaciliCom is a rapidly growing multinational carrier focused on providing international wholesale telecommunications services to other carriers worldwide. As a facilities-based carrier, FaciliCom seeks primarily to provide service over its facilities and international transmission capacity owned or leased on a fixed-cost basis (commonly referred to as "on-net"). FaciliCom believes that it is better able to control the quality and the termination costs of on-net traffic and that increasing the proportion of on-net traffic significantly improves its gross margins. For the nine months ended June 30, 1999, 41.7% of FaciliCom's wholesale international traffic was terminated on-net and 58.3% was terminated by other long distance carriers pursuant to resale and operating agreements between FaciliCom and such carriers (commonly referred to as "off-net"). FaciliCom's expanding facility-based network will enable it to increase the percentage of on-net traffic.



     FaciliCom provides its services over a carrier-grade international network consisting of international gateway switches, transmission capacity owned or leased on a fixed-cost basis and various multinational termination agreements and resale arrangements with other long distance providers. FaciliCom began generating revenues in July 1995 through its acquisition of FCI-Sweden, formerly Nordiska Tele8 AB. Since that time, FaciliCom has installed or acquired 16 additional international gateway switches in the United States (New York, New Jersey, Los Angeles and Miami) and Europe (United Kingdom, The Netherlands, Germany, Finland, Denmark, France, Norway, Switzerland, Italy, Austria, Spain and Belgium).


     FaciliCom's strategy is to invest in network facilities as it expands its customer base, allowing it to enhance service quality and increase gross margins on particular routes. However, this approach also causes FaciliCom's gross margins to fluctuate with changes in network utilization due to FaciliCom's fixed-cost investment in its network.

     Currently, FaciliCom's revenues are generated through the sale of international long distance services on a wholesale basis to telecommunications carriers and through the sale of domestic and international long distance services on a retail basis in Sweden, Denmark, Norway and Finland. FaciliCom records revenues from the sale of telecommunications services at the time of customer usage. FaciliCom earns revenues based on the number of minutes it bills to and collects from its customers. FaciliCom's agreements with its wholesale customers are short-term in duration and are subject to significant traffic variability. The rates charged to customers are subject to change from time to time, generally requiring seven days' notice to the customer.

     FaciliCom believes its services are competitively priced in each country in which it offers its services. Prices for wholesale and retail telecommunications services in many of FaciliCom's markets have declined in recent years as a result of deregulation and increased competition. FaciliCom believes that worldwide deregulation and increased competition are likely to continue to reduce its wholesale and retail revenues per billed minute of use. FaciliCom believes, however, that any decrease in wholesale and retail revenues per minute will be at least partially offset by an increase in billed minutes by its wholesale and retail customers, and by a decreased cost per billed minute.


     FaciliCom has made since its inception, and expects to continue to make, investments to expand its network. FaciliCom expects increased capital expenditures in the future to affect its operating results due to increased depreciation charges and interest expense in connection with borrowings to fund such expenditures.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, certain unaudited financial data and related percentage of revenues (dollars in thousands):

                                  NINE MONTHS ENDED JUNE 30,                           YEARS ENDED SEPTEMBER 30,
                            --------------------------------------    ------------------------------------------------------------
                                  1999                 1998                 1998                  1997                 1996
                            -----------------    -----------------    -----------------    ------------------    -----------------
Revenues..................  $279,695    100.0%   $117,146    100.0%   $184,246    100.0%   $  70,187    100.0%   $ 11,891    100.0%
Cost of revenues..........   257,253     92.0     114,473     97.7     178,952     97.1       65,718     93.6      12,742    107.2
                            --------   ------    --------   ------    --------   ------    ---------   ------    --------   ------
Gross margin..............    22,442      8.0       2,673      2.3       5,294      2.9        4,469      6.4        (851)    (7.2)
                            --------   ------    --------   ------    --------   ------    ---------   ------    --------   ------
Operating expenses:
 Selling, general and
   administrative
   (including related
   party).................    40,354     14.5      21,834     18.6      32,797     17.8       13,072     18.6       7,575     63.7
   Stock-based
     compensation
     expense..............       364      0.1       5,706      4.9       6,017      3.3           --                   --
   Related party
     expenses.............        --       --          --       --       1,550      0.8          439      0.6           7      0.1
   Depreciation and
     amortization.........    16,895      6.0       5,314      4.5       8,816      4.8        2,318      3.3       1,143      9.6
                            --------   ------    --------   ------    --------   ------    ---------   ------    --------   ------
       Total operating
         expenses.........    57,613     20.6      32,854     28.1      49,180     26.7       15,829     22.6       8,725     73.4
                            --------   ------    --------   ------    --------   ------    ---------   ------    --------   ------
Operating loss............   (35,171)   (12.6)    (30,181)   (25.8)    (43,886)   (23.8)     (11,360)   (16.2)     (9,576)   (80.6)
                            --------   ------    --------   ------    --------   ------    ---------   ------    --------   ------
Other income (expense):
   Interest expense
     (including related
     party)...............   (25,690)    (9.2)    (14,539)   (12.4)    (22,612)   (12.3)      (1,336)    (1.9)       (312)    (2.6)
   Interest income........     3,646      1.3       5,594      4.8       8,152      4.4           --       --          --       --
   Gain on settlement
     agreement............        --       --         791      0.7         791      0.5           --       --                   --
   Foreign exchange (loss)
     gain.................    (1,346)    (0.5)       (655)    (0.6)       (391)    (0.2)      (1,335)    (1.9)        226      1.9
                            --------   ------    --------   ------    --------   ------    ---------   ------    --------   ------
       Total other income
         (expense)........   (23,390)    (8.4)     (8,809)    (7.5)    (14,060)    (7.6)      (2,671)    (3.8)        (86)    (0.7)
                            --------   ------    --------   ------    --------   ------    ---------   ------    --------   ------
Loss before income
 taxes....................   (58,561)   (21.0)    (38,990)   (33.3)    (57,946)   (31.4)     (14,031)   (20.0)     (9,662)   (81.3)
Income tax benefit........     6,682      2.4       6,475      5.5      11,351      6.1           --       --          --       --
                            --------   ------    --------   ------    --------   ------    ---------   ------    --------   ------
Net loss..................  $(51,879)   (18.6)%  $(32,515)   (27.8)%  $(46,595)   (25.3)%  $ (14,031)   (20.0)%  $ (9,662)   (81.3)%
                            ========   ======    ========   ======    ========   ======    =========   ======    ========   ======

FOR THE NINE MONTHS ENDED JUNE 30, 1999 AS COMPARED TO THE NINE MONTHS ENDED JUNE 30, 1998

     Revenues increased by $162.5 million to $279.7 million for the nine months ended June 30, 1999, from $117.1 million for the nine months ended June 30, 1998. The growth in revenues resulted primarily from an increase in billed customer minutes of use generated from an increase in wholesale customers in the U.S. and Europe. Many of the new wholesale customers relate to newly deployed and activated switch facilities in Europe. Offsetting the growth in billed customer minutes of use during this period was a decrease in the price per billed minute to $0.194 for the nine months ended June 30, 1999, from $0.233 for the nine months ended June 30, 1998. The unit revenue decrease is the combined result of increases in the percentage of on-net traffic and increased competition. For the nine months ended June 30, 1999, U.S. revenues totaled $121.6 million or 43.5% of FaciliCom's consolidated revenues and European revenues totaled $158.1 million, or 56.5% of consolidated revenues. Billed minutes of use increased by 935.3 million, to 1,438.7 million minutes of use for the nine months ended June 30, 1999, from 503.3 million minutes of use for the nine months ended June 30, 1998.


     Wholesale customers increased by 106 or 93.0%, to 220 wholesale customers at June 30, 1999 from 114 wholesale customers at June 30, 1998. As of June 30, 1999, FaciliCom had approximately 52,000 retail customers in Sweden, Denmark, Finland and Norway.


     Cost of revenues increased by $142.8 million to $257.3 million for the nine months ended June 30, 1999, from $114.5 million for the nine months ended June 30, 1998. As a percentage of revenues, cost of revenues decreased to 92.0% for the nine months ended June 30, 1999, from 97.7% for the nine months ended June 30,

1998, primarily as a result of increased minutes of use on FaciliCom's network, improved efficiencies of network fiber facilities due to higher traffic volumes and reductions in rates charged by FaciliCom's carrier suppliers. Cost of revenues as a percentage of revenues is expected to decrease as a result of improved efficiencies of network fiber facilities due to higher traffic volumes as well as from an anticipated increase in the percentage of on-net traffic.

     Gross margin increased by $19.8 million to $22.4 million for the nine months ended June 30, 1999, from $2.7 million for the nine months ended June 30, 1998. As a percentage of revenues, gross margin increased to 8.0% for the nine months ended June 30, 1999, from 2.3% for the nine months ended June 30, 1998.

     Selling, general and administrative expenses increased by $13.2 million to $40.7 million for the nine months ended June 30, 1999, from $27.5 million for the nine months ended June 30, 1998, primarily as a result of FaciliCom's increased sales and an increase in customer service, billing, collections and accounting staff required to support revenues growth. Offsetting these increased expenses was a reduction in stock-based compensation related to FaciliCom's stock options. As a percentage of revenues, selling, general and administrative expenses decreased to 14.6% for the nine months ended June 30, 1999, from 23.5% for the nine months ended June 30, 1998. Bad debt expense was $4.6 million, or 1.6% of revenues for the nine months ended June 30, 1999 compared with $1.8 million, or 1.5% of revenues for the nine months ended June 30, 1998. Although selling, general and administrative expenses are expected to increase on an absolute basis in order to support expansion of its operations, FaciliCom expects that selling, general and administrative expenses as a percentage of revenues will continue to decrease over time.

     Depreciation and amortization increased by $11.6 million to $16.9 million for the nine months ended June 30, 1999, from $5.3 million for the nine months ended June 30, 1998, primarily due to increased capital expenditures incurred in connection with the deployment and expansion of FaciliCom's network.

     Interest expense increased by $11.2 million to $25.7 million for the nine months ended June 30, 1999, from $14.5 million for the nine months ended June 30, 1998, primarily due to interest obligations on the FaciliCom Notes which were issued on January 28, 1998.

     Interest income decreased by $1.9 million to $3.6 million for the nine months ended June 30, 1999, from $5.6 million for the nine months ended June 30, 1998 as the proceeds from the FaciliCom Notes offering have been used to service interest payments and fund capital expenditures.

     Foreign exchange loss increased by $0.7 million to $1.3 million for the nine months ended June 30, 1999, from $655,000 for the nine months ended June 30, 1998.

     Income tax benefit of $6.7 million and $6.5 million was recorded for the nine months ended June 30, 1999 and 1998, respectively, related principally to the estimated tax benefits utilized by AHI.

FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998, AS COMPARED TO THE FISCAL YEAR ENDED SEPTEMBER 30, 1997

     Revenues increased by $114.1 million to $184.2 million for the fiscal year ended September 30, 1998, from $70.2 million for the fiscal year ended September 30, 1997. The growth in revenue resulted primarily from an increase in billed customer minutes of use resulting from an increase in wholesale customers in the U.S. and Europe and an increase in retail customers in Sweden, Denmark and Finland, as well as usage increases from existing wholesale customers. Offsetting the growth in revenue during this period was a decrease in the price per billed minute to $0.225 for the fiscal year ended September 30, 1998, from $0.278 for the fiscal year ended September 30, 1997, as a result of increased on-net traffic and competition. For the fiscal year ended September 30, 1998, U.S. revenues totaled $116.4 million or 63.2% of FaciliCom's consolidated revenues and European revenues totaled $67.8 million, or 36.8% of consolidated revenues. Billed minutes of use increased by 568.1 million, to 820.3 million minutes of use for the fiscal year ended September 30, 1998, from 252.3 million minutes of use for the fiscal year ended September 30, 1997.


     Wholesale customers increased by 86 or 162.3%, to 139 wholesale customers at September 30, 1998, from 53 at September 30, 1997. As of September 30, 1998, retail customers in Sweden, Denmark and Finland total approximately 43,300.

     Cost of revenues increased by $113.3 million, to $179.0 million for the fiscal year ended September 30, 1998, from $65.7 million for the fiscal year ended September 30, 1997. As a percentage of revenues, cost of revenues increased to 97.1% for the fiscal year ended September 30, 1998, from 93.6% for the fiscal year ended September 30, 1997, primarily as a result of increased fixed costs associated with expanding inter- switch fiber capacity within the U.S. and Europe. Cost of revenues as a percentage of revenues is expected to decrease as a result of improved efficiencies of network fiber facilities due to higher traffic volumes as well as from an anticipated increase in the percentage of on-net traffic.

     Gross margin increased by $825,000 to $5.3 million for the fiscal year ended September 30, 1998, from $4.5 million for the fiscal year ended September 30, 1997. As a percentage of revenues, gross margin decreased to 2.9% for the fiscal year ended September 30, 1998, from 6.4% for the fiscal year ended September 30, 1997.

     Selling, general and administrative expenses increased by $26.9 million to $40.4 million for the fiscal year ended September 30, 1998, from $13.5 million for the fiscal year ended September 30, 1997, primarily as a result of FaciliCom's increased sales, an increase in customer service, billing, collections and accounting staff required to support revenue growth, and approximately $6.0 million of expenses related to stock-based compensation arrangements. As a percentage of revenues, selling, general and administrative expenses increased to 21.9% for the fiscal year ended September 30, 1998, from 19.3% for the fiscal year ended September 30, 1997. Bad debt expense was $3.8 million, or 2.0% of revenues for the fiscal year ended September 30, 1998 compared with $1.3 million, or 1.8% of revenues for the fiscal year ended September 30, 1997, as a result of increased revenue and new customers.

     Depreciation and amortization increased by $6.5 million to $8.8 million for the fiscal year ended September 30, 1998, from $2.3 million for the fiscal year ended September 30, 1997, primarily due to increased capital expenditures incurred in connection with the deployment and expansion of FaciliCom's network.

     Interest expense increased by $21.3 million to $22.6 million for the fiscal year ended September 30, 1998, from $1.3 million for the fiscal year ended September 30, 1997, primarily due to the offering of the FaciliCom Notes.

     Interest income for the fiscal year ended September 30, 1998, was $8.2 million and related principally to interest on proceeds from the FaciliCom Notes offering, which were invested in marketable securities and cash and cash equivalents.

     Foreign exchange loss decreased by $944,000 to $391,000 for the fiscal year ended September 30, 1998, from $1.3 million for the fiscal year ended September 30, 1997.

     Income tax benefit of $11.4 million was recorded for the fiscal year ended September 30, 1998 related mainly to a tax benefit of $12.1 million utilized by AHI, a $393,000 tax charge related to the change in tax status as a result of a reorganization of FaciliCom on December 22, 1997 and approximately $302,000 tax charge for taxes in Finland.

FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997, AS COMPARED TO THE FISCAL YEAR ENDED SEPTEMBER 30, 1996

     Revenues increased by $58.3 million to $70.2 million in the fiscal year ended September 30, 1997, from $11.9 million in the fiscal year ended September 30, 1996. The growth in revenue resulted primarily from an increase in billed customer minutes of use resulting from an increased number of wholesale customers in the U.S., the U.K. and Scandinavia and an increased number of retail customers in Sweden, as well as usage increases from existing wholesale customers. Offsetting the growth in revenue during this period was a decrease in the price per billed minute of 3.5%, to $0.278 for the fiscal year ended September 30, 1997 from $0.288 for the fiscal year ended September 30, 1996, as a result of increased competition. In the fiscal year ended September 30, 1997, U.S. revenues totaled $53.7 million, or 76.5% of FaciliCom's consolidated revenues, Swedish revenues totaled $15.5 million, or 22.1% of consolidated revenues and U.K. revenues totaled $1.0 million, or 1.4% of consolidated revenues.

     Wholesale customers increased by 36, or 211.8%, to 53 wholesale customers at September 30, 1997, from 17 at September 30, 1996. Retail customers in Sweden increased by 10,750, to 12,365 retail customers at September 30, 1997, from 1,615 at September 30, 1996. Billed minutes of use increased by 211.0 million, to 252.3 million minutes of use in the fiscal year ended September 30, 1997, from 41.3 million minutes of use in the fiscal year ended September 30, 1996.

     Cost of revenues increased by $53.0 million, to $65.7 million in the fiscal year ended September 30, 1997, from $12.7 million in the fiscal year ended September 30, 1996. As a percentage of revenues, cost of revenues declined to 93.6% in the fiscal year ended September 30, 1997, from 107.2% in the fiscal year ended September 30, 1996, primarily as a result of increased minutes of use on FaciliCom's network, improved efficiencies of network facilities due to higher traffic volumes and reductions in rates charged by FaciliCom's carrier suppliers.

     Gross margin increased to $4.5 million in the fiscal year ended September 30, 1997, from ($851,000) in the fiscal year ended September 30, 1996. As a percentage of revenues, gross margin increased to 6.4% in the fiscal year ended September 30, 1997, from (7.2%) in the fiscal year ended September 30, 1996.

     Selling, general and administrative expenses increased by $5.9 million to $13.5 million in the fiscal year ended September 30, 1997, from $7.6 million in the fiscal year ended September 30, 1996, primarily as a result of FaciliCom's increased sales, and an increase in customer service, billing, collections and accounting staff required to support revenue growth. Staff levels grew by 30, or 47.6%, to 93 employees at September 30, 1997, from 63 employees at September 30, 1996. As a percentage of revenues, selling, general and administrative expenses decreased to 19.3% in the fiscal year ended September 30, 1997, from 63.8% in the fiscal year ended September 30, 1996, as a result of improved efficiencies. Bad debt expense was $1.3 million for the fiscal year ended September 30, 1997, or 1.8% of revenues.

     Depreciation and amortization expenses increased by $1.2 million to $2.3 million in the fiscal year ended September 30, 1997, from $1.1 million in the fiscal year ended September 30, 1996, primarily due to increased capital expenditures incurred in connection with the deployment and expansion of FaciliCom's network.

     Interest expense, net increased by $1.0 million to $1.3 million in the fiscal year ended September 30, 1997, from $312,000 in the fiscal year ended September 30, 1996, primarily due to increased levels of vendor financing and loans from AIT.

     Foreign exchange gain (loss) decreased by $1.5 million to ($1.3) million in the fiscal year ended September 30, 1997, from $226,000 in the fiscal year ended September 30, 1996.

     Income taxes were $0 for both years, as all net operating losses from foreign subsidiaries were fully reserved.

LIQUIDITY AND CAPITAL RESOURCES

     FaciliCom has incurred significant operating losses and negative cash flows as a result of the development and operation of its network, including the acquisition and maintenance of switches and undersea fiber optic capacity. FaciliCom has financed its growth primarily through equity, a credit facility provided by Armstrong, credit facilities with two equipment vendors, capital lease financing, the proceeds from the $300 million offering of the FaciliCom Notes and proceeds from a line of credit.

     Net cash provided by (used in) operating activities was ($30.3) million for the nine months ended June 30, 1999 due principally to a net loss of $51.9 million offset in part by depreciation and amortization expense of $16.9 million.

     Net cash provided by (used in) investing activities was ($18.2) million for the nine months ended June 30, 1999. Net cash used in investing activities in this period resulted from an increase in capital expenditures to expand FaciliCom's network offset in part by the sale of marketable securities.

     Net cash provided by (used in) financing activities was ($742,000) for the nine months ended June 30, 1999. Net cash used in financing activities for the nine months ended June 30, 1999 resulted from payments

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on existing long-term debt and capital leases offset in part by proceeds from
FaciliCom's line of credit bank facility.

     In May 1999, FaciliCom obtained a one-year, $35 million credit facility with Key Corporate Capital, Inc. FaciliCom uses the proceeds of this credit facility for working capital and for general corporate purposes. At June 30, 1999, FaciliCom had $10.0 million in borrowings under this credit facility.

     Non-cash financing activities for the nine months ended June 30, 1999 resulted from the financing of fiber circuits provided by Qwest Communications Corporation ("Qwest").


     FaciliCom's business strategy contemplates aggregate capital expenditures of approximately $100 million during fiscal year 1999. Such capital expenditures are expected to be used primarily for international gateway switches, points of presence ("POPs"), transmission equipment, undersea and international fiber circuits (including IRUs and Minimum Assignable Ownership Units ("MAOUs")) for new and existing routes and other support systems.



     In May 1998, FaciliCom entered into a Memorandum of Understanding with Qwest. The agreement provides Qwest with international direct dial termination service to various destinations and provides FaciliCom an IRU for domestic and international fiber optic capacity. The IRU is for twenty-five years, for which FaciliCom has agreed to pay $24 million within three years of delivery of the fiber optic capacity. Delivery of the three capacity segments occurred during the twelve months ended September 30, 1999.



     In addition, FaciliCom has entered into an agreement that provides it with an IRU for international fiber optic capacity for the Pacific Rim. Delivery of the capacity under the agreement is expected prior to April 2000. The IRU is for 15 years, for which FaciliCom has agreed to pay $20.0 million through September 30, 2002, of which $2.5 million has already been paid as a deposit and an additional $2.5 million is expected to be paid on April 30, 2000.



     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measuring those instruments at fair value, with the potential effect on operations dependent upon certain conditions being met. The statement (as amended by SFAS No. 137) is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. FaciliCom has yet to determine any impact the implementation of the standard will have on its financial position or results of operations.


IMPACT OF THE YEAR 2000 ISSUE

     The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define the applicable year, resulting in date-sensitive software having the potential, among other things, to recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities, which could have material adverse operational and financial consequences. Currently, FaciliCom believes that a disruption in the operation of its networks, billing system and financial and accounting systems and/or an inability to access interconnections with other telecommunications carriers, are the major risks associated with the inability of systems and software to process Year 2000 data correctly. If the systems of other companies on whose services FaciliCom depends, including AHI, or with whom its systems interface are not Year 2000 compliant, there could be a material adverse effect on FaciliCom's business, financial position and results of operations.

State of Readiness

     FaciliCom, in conjunction with AHI, formed a task team in February 1998. The task team's program comprised three phases: (i) assessment of Year 2000 compliance of FaciliCom's equipment, software and systems, (ii) a detailed inventory of these items and (iii) building and implementing a workplan and contingency plan, which includes assessing the cost in dollars and the necessary manpower, upgrading or
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replacing the item, and scheduling the date of compliance. As of September 30,
1999, FaciliCom had substantially completed all phases of the program. Included in the task team's assessment was a review of the Year 2000 compliance efforts of FaciliCom's key suppliers. Below is a more detailed breakdown of their efforts.


Internal Issues


     Network elements. FaciliCom's main concern is the switching equipment and peripherals, and other vendor components that are time and date sensitive. FaciliCom has upgraded all of its networks with the compliant software. In addition, FaciliCom has completed the software upgrade for its Passport equipment which allows it to compress its traffic thereby allowing more traffic to be carried over a single fiber optic cable. FaciliCom's transmission equipment is currently Year 2000 "Friendly", which means the manufacturer has represented that the software releases will not experience any service-affecting issues upon rollover into the new millennium. Although FaciliCom expects that it will be able to resolve Year 2000 problems with workarounds, there can be no assurance that such workarounds will be successful.



     Billing System and Accounting System. FaciliCom's billing system was developed by AHI's programmers and operates on an IBM AS400. FaciliCom believes that the billing system and the IBM AS400 are Year 2000 compliant. However, the production of accurate and timely customer invoices depends upon the generation of accurate and timely underlying data by FaciliCom's switches. Though the switch manufacturer has represented that FaciliCom's switches are Year 2000 compliant, there can be no assurance that such billing problems will not occur. FaciliCom is in the process of converting its accounting system. The manufacturer has represented that this system is Year 2000 compliant and its implementation is expected to be completed prior to December 31, 1999.


     Information Systems. FaciliCom's upgrade of its information systems is in progress. FaciliCom believes that all of its hardware equipment, including the equipment it relies upon at AHI, is Year 2000 compliant. All of FaciliCom's software products are Year 2000 compliant. Substantially all software applications have been modified or upgraded for Year 2000 compliance. Additionally, all of FaciliCom's workstations and laptops have been upgraded for Year 2000 compliance.

Third Party Issues


     Vendor Issues. In general, FaciliCom's product vendors have made available either Year 2000 compliant versions of their products or new compliant products as replacements for discontinued offerings. In most cases, statements made by FaciliCom herein as to the degree of compliance of the products in question are based on vendor-provided information, which remains subject to FaciliCom's testing and verification activities. Testing and verification will be ongoing through December 31, 1999. FaciliCom is in the process of requesting information from utilities and similar service providers.


     Customer Issues. FaciliCom's customers are interested in the progress of FaciliCom's Year 2000 efforts, and FaciliCom anticipates increased demand for information, including detailed testing data and company-specific responses. When requested by customers, FaciliCom provides Year 2000 compliance information. At this time, FaciliCom has not performed an analysis of its potential liability to customers in the event of Year 2000 related problems.

     Interconnecting Carriers. FaciliCom's network operations interconnect with domestic and international networks of other carriers. If one of these interconnecting carriers should fail or suffer adverse consequences due to a Year 2000 problem, FaciliCom's customers could experience impairment of services. In addition, since many of these interconnecting carriers are also FaciliCom's customers, a Year 2000 problem by one of these customers could result in a loss of revenues due to its inability to send traffic to its network. FaciliCom is in the process of sending correspondence to its major interconnecting carriers to determine the status of their Year 2000 compliance review.

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Costs


     Although total costs to implement the plan cannot be precisely estimated, FaciliCom has not incurred costs to date in excess of those normally associated with business planning and implementation. FaciliCom anticipates that future costs will not be material, in as much as it began to acquire products after the Year 2000 issue was identified and manufacturers had begun to remediate the problem. However, there can be no assurance that material costs will not be incurred. FaciliCom cannot estimate the future cost related to the inoperability of third party products. These costs will be expensed as incurred, unless new systems are purchased that should be capitalized in accordance with generally accepted accounting principles.


Risks

     The failure to correct a material Year 2000 problem could cause an interruption or failure of certain of FaciliCom's normal business functions or operations, which could have a material adverse effect on its business, financial position and results of operations. Due to the uncertainty inherent in other Year 2000 issues that are ultimately beyond FaciliCom's control, including, for example, the Year 2000 readiness of its suppliers, customers and interconnecting carriers, FaciliCom is unable to determine at this time the likelihood of a material impact on its business, financial position and results of operation, due to such Year 2000 issues. However, based upon risk assessment work conducted thus far, FaciliCom believes that the most reasonably likely worst case scenario of the failure by it, its suppliers or other telecommunications carriers with which FaciliCom interconnects to resolve Year 2000 issues would be an inability by it (i) to provide telecommunications services to its customers, (ii) to route and deliver telephone calls originating from or terminating with other telecommunications carriers, and (iii) to timely and accurately bill its customers. In addition to lost earnings, these failures could also result in loss of customers due to service interruptions and billing errors, substantial claims by customers and increased expenses associated with Year 2000 litigation, stabilization of operations and executing mitigation and contingency plans. While FaciliCom believes that it is taking appropriate measures to mitigate these risks, there can be no assurance that such measures will be successful.

Contingency Plan


     FaciliCom has completed its contingency plan.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Although FaciliCom's reporting currency is the U.S. dollar, FaciliCom expects to derive an increasing percentage of its revenues from international operations. Accordingly, changes in currency exchange rates may have a significant effect on FaciliCom's results of operations. For example, the accounting rate under operating agreements is often defined in monetary units other than U.S. dollars, such as "special drawing rights" or "SDRs." To the extent that the U.S. dollar declines relative to units such as SDRs, the dollar equivalent accounting rate would increase. In addition, as FaciliCom expands into foreign markets, its exposure to foreign currency rate fluctuations is expected to increase. Although FaciliCom does not currently engage in exchange rate hedging strategies, it may choose to limit such exposure by purchasing forward foreign exchange contracts or other similar hedging strategies. FaciliCom's board of directors periodically reviews and approves the overall foreign exchange risk management policy and transaction authority limits. Specific hedging contracts, if any, will be subject to approval by certain specified officers of FaciliCom acting within its board of directors' overall policies and limits. FaciliCom intends to limit its hedging activities to the extent of its foreign currency exposure. There can be no assurance that any currency hedging strategy would be successful in avoiding currency exchange-related losses.

     Also, FaciliCom is exposed to interest rate risk. FaciliCom maintains both fixed rate and variable rate long-term debt. FaciliCom manages its interest rate risk in order to balance its exposure between fixed and variable rates while attempting to minimize its interest costs.

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                             BUSINESS OF FACILICOM

OVERVIEW

     FaciliCom is a rapidly growing multinational, facilities-based telecommunications carrier. FaciliCom provides international long distance services to other carriers worldwide and offers international and domestic long distance voice, internet access, data and other value-added services to business and residential customers in select European markets. FaciliCom provides these services over its carrier-grade international network which consists of 17 gateway switches and 18 additional points of presence in the U.S. and in 13 European countries, as well as a satellite earth station in Malmo, Sweden. FaciliCom's network is connected primarily by fiber optic cable capacity which it owns, together with additional fiber capacity that it leases, including capacity that it leases from Hermes, CIRCE and Qwest. In addition to its facilities, FaciliCom has 12 interconnection agreements, ten of which are with the dominant national carriers in FaciliCom's markets, and 21 operating agreements, 16 of which are with the dominant national carriers in these markets. FaciliCom believes that its facilities-based network is one of the most extensive independent telecommunications networks serving the international long distance market in the U.S. and Europe. This network and FaciliCom's interconnection and operating agreements enables it to offer competitively priced, high-quality voice and data services to over 220 wholesale carriers and approximately 52,000 retail customers.

     FaciliCom believes that its multinational, facilities-based approach and established licensed carrier status in the U.S. and in 13 European countries provide it with significant competitive advantages. These advantages include:

     - reduced termination and network costs resulting in higher gross margins;

     - increased flexibility to introduce new products and services such as internet access, data and other value-added services;

     - improved transmission quality; and

     - the ability to offer high-quality local sales and customer service.

     Since January 1998, FaciliCom has focused on entering key deregulating markets, accumulating a critical mass of wholesale telecommunications traffic to support investments in carrier-grade telecommunications facilities and migrating customer traffic onto FaciliCom's international network. During this period, FaciliCom has entered nine new countries, installed 14 gateway switches in 12 countries, acquired capacity in 12 additional fiber systems, and entered into 10 new interconnection and six new operating agreements. As of June 30, 1999, FaciliCom had invested approximately $211.0 million in network facilities.


     As a result of FaciliCom's infrastructure investments, it has been able to increase the traffic volume delivered over its network (commonly referred to as "on-net" traffic) from 26.5% for the nine months ended June 30, 1998 to 41.7% for the nine months ended June 30, 1999, and FaciliCom's gross margin increased from 2.3% during the nine month period ended June 30, 1998, to 8.0% during the nine month period ended June 30, 1999.


     FaciliCom was founded in May 1995 to capitalize on opportunities for facilities-based carriers in the international telecommunications services industry. FaciliCom has targeted deregulating markets in order to benefit from the significant demand for international long distance services in those markets and the relatively favorable competitive conditions there. FaciliCom expects that worldwide demand for high-quality international telecommunications services will continue to grow as a result of:

     - the globalization of the world's economies and the worldwide trend toward deregulation of the telecommunications sector;

     - declining prices and a wider selection of products and services driven by greater competition as a result of deregulation;

     - technological advances, which have substantially increased the transmission capacity and reduced the cost of fiber capacity;
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     - increased demand for internet access, data and other value-added services; and

     - increased telephone accessibility resulting from greater investment in telecommunications infrastructure, including the deployment of wireless networks.

     In addition, FaciliCom's industry continues to evolve away from the traditional pricing and operations model for exchanging telecommunications traffic between international carriers, known as the international accounting rate mechanism ("ARM"). As the ARM model is abandoned, FaciliCom will be able to pass cost savings to its customers, which it believes will further increase demand for these services.

STRENGTHS

     FaciliCom is positioning itself to become a leader in the rapidly growing global market for international long distance voice, internet access, data and other value-added services. FaciliCom enjoys competitive advantages which it believes serve as a model for its continued successful growth as a diversified telecommunications company, including:

          Extensive Facilities-Based International Telecommunications Network. Since 1995, FaciliCom has built a carrier-grade network in 14 countries, including the U.S. and the top 10 Western European international long distance markets. FaciliCom is in negotiations to complete interconnection agreements with additional carriers. FaciliCom believes that its early entrant approach implemented through its local management and operations has allowed it to enter into interconnection agreements more readily than companies without these resources and provides it with a lower cost structure than its competitors serving these regions who do not have these agreements. FaciliCom's network has been designed and built to allow it to offer high-quality services, control its termination and network costs and cost-effectively expand its service offerings. By adding relatively inexpensive routers to its ATM network, FaciliCom can further expand its dial-up internet access services with little additional investment. FaciliCom believes that its existing network gives it an early entrant advantage and positions it to continue to increase its revenues and improve gross margins.

          Strong European Presence. FaciliCom has developed a strong European presence, with 56.5% of FaciliCom's revenue for the nine month period ended June 30, 1999 originating from FaciliCom's European operations as compared to 31.1% for the nine month period ended June 30, 1998. FaciliCom's European focus enables it to capitalize on the higher prices associated with traffic originating in Europe as compared to the U.S. Because FaciliCom's network is concentrated in the leading European markets, it is able to take advantage of increasing opportunities to carry cross-border European traffic on its network, realize greater economies of scale in network management and sales and marketing, and capitalize on strategic opportunities to build fiber systems such as FCI One. In addition, this geographic concentration favorably positions FaciliCom for entry into other deregulating European markets, such as Poland, Portugal and the Czech Republic, on a more cost-effective basis, by adding a new source of traffic which can be terminated throughout FaciliCom's network and by reducing termination costs of network traffic entering these newly-deregulated markets.

          Established Customer Base. FaciliCom has established a wholesale customer base of over 220 carriers in the U.S. and 13 European countries, including a majority of the first-tier and emerging carriers, European wireless carriers and seven of the 10 largest global international carriers. This significant customer base enables FaciliCom to rapidly and cost-effectively build traffic volumes as it expands its network. Because many of its customers are also high-quality carriers, FaciliCom is able to use their facilities on favorable terms to carry traffic on routes where it has no facilities, thereby lowering its network costs.

          Successful Retail Operations in Scandinavia. Since its initial investment in its Swedish subsidiary in 1995, FaciliCom has increased its retail customer base from fewer than 2,000 to approximately 52,000 small- to medium-sized business, and residential retail customers in Sweden, Denmark, Norway and Finland. This customer base generated 5.0% of FaciliCom's consolidated revenues for the nine month period ended June 30, 1999.

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          Proven Record of Strong Internal Growth.  FaciliCom was established in
     May 1995 and has since rapidly increased its revenues and network traffic. For the fiscal years ended September 30, 1996, 1997 and 1998, and the nine month period ended June 30, 1999, FaciliCom's revenues were $11.9 million, $70.2 million, $184.2 million and $279.7 million, respectively. In addition, for the fiscal years ended 1996, 1997 and 1998, and the nine month period ended June 30, 1999, FaciliCom's network carried 41.3 million,
     252.3 million, 820.3 million and 1.4 billion minutes of traffic, respectively. FaciliCom's growth has been derived mainly from internal expansion. FaciliCom has managed this rapid growth in a manner that has permitted it to increase its customer base efficiently while maintaining high standards of network quality and customer service.

          Strong Management Team. FaciliCom has a highly experienced senior management team with, on average, over 23 years of experience in the telecommunications industry, including experience with such industry leaders as Bell Atlantic, British Telecom, Cable & Wireless, Global One, Sprint, GTE, Viag Interkom and NorTel Networks. Additionally, in each country in which FaciliCom operates, it employs a local management team that is familiar with local legal and regulatory issues, business practices, and cultural norms that affect FaciliCom's business. The members of FaciliCom's team have proven their ability to obtain licenses, recruit experienced staff, negotiate for interconnection agreements with dominant national carriers, construct and operate a high-quality network and provide superior customer service. FaciliCom believes that experience that it has gained from operating in Europe over the last four years provides it with a distinct advantage over newer entrants to these markets.

OPERATING MARKETS


     FaciliCom currently terminates traffic through a combination of interconnection and operating agreements, transit, refiling, resale and international simple resale to over 200 countries worldwide and originates traffic in Austria, Belgium, Denmark, Finland, France, Germany, Italy, The Netherlands, Norway, Spain, Sweden, Switzerland, the U.K., and the U.S. FaciliCom estimates that it has a market share of less than 1.0% of each of these markets.



     Austria. Austria has a population of approximately 8.1 million. By 1997, the government had completed a 10-year privatization program of the telecommunications industry. In December 1997, licenses for providing wireline voice telephone services were issued to eight companies. At the same time, the Supervisory Board of Post & Telekom Austria AG ("PTA") approved the separation of its telecommunications operations from the national mail and bus services. The new telecommunications company was named Telekom Austria AG, and Telecom Italia purchased a 25% stake as its strategic partner.


     Belgium. The population of Belgium is approximately 10.2 million. Although Belgium liberalized its telecommunications services in accordance with the EU directive on January 1, 1998, some barriers to entry still persist, including significant interconnection charges that foreign carriers pay to Belgacom, the Belgium dominant national carrier.

     Denmark. With a population of approximately 5.2 million, Denmark has a telecommunications market that generated approximately $3.6 billion in revenues in 1996 according to the International Telecommunications Union. The Danish Parliament approved legislation in May 1997 to liberalize its telecommunications industry. The new law allows carriers to provide public voice services and to build and lease networks. Most services, including voice telephony, may be provided under a general class license. The telecommunications market in Denmark has been historically dominated by the primary national carrier of Denmark, Tele Denmark, which, according to TeleGeography 1999, accounted for 82.0% of Denmark's international outgoing minutes in 1997. Since privatization, 12 companies providing facilities-based service have entered the Danish market. Key European companies in Denmark's telecommunications service sector include Telia (Sweden) and French Mobilix (a subsidiary of France Telecom).

     Finland. With a population of approximately 5.2 million, Finland's telecommunications services market generated approximately $2.5 billion in revenues in 1998, according to an estimate by the U.S. Department of State. Finland fully liberalized the provision of voice telephony services in 1994, and has recently eliminated its licensing requirements for the construction of fixed telecommunications networks. Since deregulation, eight
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companies providing facilities-based service have entered the Finnish market.
According to TeleGeography 1999, in 1997, the primary national carrier of Finland, Sonera Ltd., accounted for 58.9% of Finland's international outgoing minutes, while Finnet Group and Telia accounted for 28.2% and 9.3%, respectively.

     France. The population of France is approximately 58.8 million. As of January 1998, all telecommunications services were open to competition in France, including the provision of public voice telephony. Since liberalization, 33 companies have entered the French market, and compete with the national carrier, France Telecom. Restrictions on market entry include a foreign equity limit of 20%.

     Germany. With a population of approximately 81.8 million, the German telecommunications market is the third largest in the world with an estimated $39 billion in revenues according to an estimate by the U.S. Department of State. Germany is Europe's largest telecommunications market, accounting for 23.4% of the total market. Under German law, all telecommunications services, both national and international, including public voice telephony, became open to competition in Germany on January 1, 1998. Until January 1998, the German national carrier, Deutsche Telekom A.G., operated the German telephony market under a monopolistic regime. A number of new competitors have recently entered the market. As of November 1998, Deutsche Telekom A.G. held approximately 80% of the market for long distance services (including international calls).

     Italy. With a population of approximately 57.3 million, the total 1999 telecommunications market in Italy, including both equipment and services, is estimated at $32 billion, according to an estimate by the U.S. Department of State. The market was liberalized on January 1, 1998, which allowed the authorization of five new fixed-line carriers.

     The Netherlands. With a population of approximately 15.9 million, the Dutch telecommunications services market generated approximately $9.0 billion in revenues in 1998 from public voice telephony, network and mobile telephony services, according to the European Commission. The Dutch telecommunications infrastructure, public switched voice telephony and telex markets were liberalized on July 1, 1997. Since liberalization, more than 25 companies have entered the Dutch market. The Dutch national carrier, KPN, accounted for approximately 95% of The Netherlands' market for international outgoing minutes in 1997, according to TeleGeography 1999.

     Norway. Norway has a population of approximately 4.4 million. The Norwegian telecommunications market for data transmission, voice telephony, paging and other mobile services and satellite communications has been fully liberalized since January 1, 1998. Until the liberalization in 1998, the Norwegian national carrier, Telenor AS, accounted for 100% of Norway's market for international outgoing minutes.

     Spain. Spain has a population of approximately 39.8 million. Spain liberalized its telecommunications market in December 1998. Prior to that time, the government had phased in competition in basic telephony through licenses granted to recently privatized Spanish second operator, Retevision, and to a third operator, Lince (France Telecom), in addition to the incumbent operator Telefonica.

     Sweden. With a population of approximately 8.9 million, Sweden has a telecommunications market that generated approximately $6.0 billion in revenues in 1996 according to the International Telecommunications Union. Since Sweden fully liberalized its telecommunications market in January 1998, more than 12 companies providing facilities-based service have entered the Swedish market. Telia AB, the Swedish national carrier, and Tele-2 AB accounted for approximately 66.0% and 22.0%, respectively, of Sweden's market for international outgoing minutes in 1997, according to TeleGeography 1999. Telia AB is a member of the Unisource consortium and is also authorized to provide facilities-based services between the U.S. and Sweden.

     Switzerland. Switzerland has a population of approximately 7.4 million. In 1997, the Swiss Parliament enacted legislation to liberalize and privatize the Swiss telecommunications sector, opening the market to investment and competition from foreign firms. This liberalization took effect on January 1, 1998. According to the WTO Agreement, the Swiss government has committed to complete liberalization of basic telecom services (facilities-based and resale, public and non-public) for all market segments.

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     United Kingdom.  With a population of approximately 58.9 million, the U.K.
has a telecommunications market that generated approximately $32.8 billion in 1998, according to an estimate by the British Office of Telecommunications ("Oftel"). According to Oftel, the U.K.'s international and domestic long distance services market accounted for approximately $6.6 billion in revenues for the year ended March 31, 1997, with international outgoing calls generating $2.4 billion in revenue. The U.K. has substantially liberalized its telecommunications market. However, the U.K. has applied to the EU for an extension to the EU's requirements that require member states to introduce pre-selection by January 2000. According to TeleGeography 1999, British Telecom held 54.9% of the U.K.'s market for international outgoing minutes in 1997, and Cable &Wireless Communications held 30.3%. In addition to British Telecom and Cable & Wireless Communications, there are over 50 foreign carriers in the U.K. that currently hold licenses authorizing them to interconnect with the dominant national carrier.

     United States. With a population of approximately 272.6 million, the U.S. has a telecommunications services market that generated revenues of approximately $231.2 billion in 1997, according to the FCC. The United States has committed to open markets for essentially all basic telecommunications services (facilities-based and resale) for all market segments. The U.S. long distance market is highly deregulated and is the largest in the world. According to the FCC, in 1997 long distance telephone revenues were approximately $100.8 billion, including approximately $17.7 billion from international services, representing 17.5% of the total market. According to TeleGeography 1999, AT&T is the largest international long distance carrier in the U.S. market, with approximately 45.3% of the U.S. international outgoing minutes in 1997, while MCI, Sprint and WorldCom had market shares of 26.0%, 12.2% and 6.2%, respectively. AT&T, MCI WorldCom and Sprint are generally regarded as first-tier carriers in the U.S. long distance market. Other large long distance companies with more limited ownership of transmission capacity, including Frontier and Qwest, are generally regarded as second-tier carriers. The remainder of the U.S. long distance market comprises several hundred smaller companies, largely resellers, which are generally regarded as the third-tier carriers.

NETWORK

     General. FaciliCom has an extensive facilities-based international network comprised of gateway switches, additional points of presence, an ATM transmission backbone, owned and leased fiber capacity and a satellite earth station. FaciliCom's facilities-based network permits it to terminate an increasing percentage of traffic on-net, allowing it to better control both the quality and cost of telecommunications services that FaciliCom provides to its customers. To provide high-quality telecommunications services, FaciliCom's network employs digital switching and fiber technologies, uses advanced signaling protocols and is supported by comprehensive monitoring and technical services.

     FaciliCom carries international traffic historically carried between U.S. and foreign international long distance carriers over its own network. In addition, FaciliCom's gateway switches and European points of presence allow it to terminate traffic within countries, ensuring quality and lowering termination costs. FaciliCom has also established interconnection and operating agreements with national carriers in the markets where it has facilities.

     Gateway Switches. FaciliCom currently operates 15 NorTel and two Ericsson gateway switches in the U.S. (New York, New Jersey, Los Angeles and Miami) and in Europe (Austria, Belgium, Denmark, Finland, France, Germany, Italy, The Netherlands, Norway, Spain, Sweden, Switzerland and the United Kingdom).

     ATM Transmission Backbone. FaciliCom currently operates a high-capacity ATM transmission backbone between certain of its U.S. and European gateway switch locations. FaciliCom's ATM backbone enables it to combine switched voice, private line and data traffic, including frame relay and internet protocol, on the same international circuits. FaciliCom believes that its existing ATM backbone provides a competitive networking advantage because it is able to combine these forms of traffic onto the same network, thereby eliminating the need to purchase capacity and related equipment for different types of traffic. In addition, the switching technology used in an ATM system is more efficient than traditional circuit-switched technology because an ATM network, unlike a circuit-based network, does not require a fixed amount of bandwidth to be reserved for each phone call or data transmission. This allows voice and data calls to be pooled, which enables

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it to carry more calls with the same amount of bandwidth. This greater efficiency creates network cost savings that can be passed on to FaciliCom's customers in the form of lower rates, and provides an immediate cost advantage for connection from FaciliCom's nearest point of presence to the chosen internet backbone interconnect point.

     Fiber. FaciliCom seeks to obtain ownership interests in fiber systems where it believes that its customers' demand will justify the investment in those fixed assets. FaciliCom can generally earn a higher gross margin on traffic routed through its network's owned fiber rather than traffic routed through its network's leased fiber. However, when it is more cost effective to do so, FaciliCom will lease fiber capacity on a short term basis on specific routes.

     FaciliCom currently has acquired fiber capacity on an indefeasible rights of use or minimum assignable membership units basis in 18 fiber cable systems (including Hermes, CIRCE, Flag, Qwest, CANTAT, ODIN and Southern Cross).

     FaciliCom believes that no single agreement that it has relating to indefeasible rights of use or to minimum assignable ownership units is material to its financial condition or its business operations. With the passage of time, an increasing amount of fiber capacity is becoming available and the cost of this capacity is expected to continue to decline rapidly. As a result, FaciliCom believes that, when one or more of these agreements expires, it would be able to replace, at similar costs and within reasonable time periods, similar capacity on alternative competing fiber systems through purchases of minimum assignable ownership units or indefeasible rights of use.

     Ownership and Operation of Fiber Capacity/FCI One. FaciliCom purchases fiber capacity on existing cable systems as demand for FaciliCom's services justifies this investment. When fiber capacity is not available at reasonable prices, FaciliCom may instead install and operate its own fiber cables. FaciliCom's initial effort in this area consisted of FCI One, a 24-pair fiber submarine cable that it owns and operates between Copenhagen, Denmark and Malmo, Sweden. Currently, FaciliCom is only using one such fiber pair with a configured capacity of STM-16.


     Before Denmark granted licenses to additional facilities-based carriers, Tele Denmark, the incumbent dominant carrier, possessed the exclusive right to build international cables into Denmark, and fiber capacity into Denmark was generally available only at high prices. When FaciliCom became licensed to operate in Denmark as a facilities-based carrier, it also obtained the right to build international cables. Given its current and forecasted capacity requirements, FaciliCom determined it was more cost effective to build FCI One than lease capacity from Tele Denmark at high rates. FCI One became operational in May 1999. In addition to cost savings on capacity that it uses, FaciliCom can sell or lease excess capacity or swap capacity on FCI One for capacity it requires on other routes. Since May 1999, FaciliCom has sold a portion of the capacity on FCI One, and is in discussions to sell or swap additional capacity.


     Points of Presence. In addition to its switch centers, FaciliCom has installed a number of transmission points of presence in its network that provide additional geographic locations for FaciliCom's customers and the local public switched telephone network to interconnect with FaciliCom's network. In the U.S., FaciliCom operates points of presence in Washington, D.C., Tampa, Florida, New York, New York, and in Germany it operates points of presence in Stuttgart, Hamburg, Dusseldorf and seven other cities. FaciliCom also operates points of presence in London, England, Helsinki, Finland, and in Stockholm and two other cities in Sweden. These points of presence allow FaciliCom to reduce its costs for delivering traffic to public networks and make it easier for customers with local networks to deliver traffic to FaciliCom's network.

     Interconnection and Operating Agreements. FaciliCom enters into interconnection agreements with the national carrier in each of the countries where it has operating facilities so that it can originate and terminate traffic in that country. Interconnection agreements enable FaciliCom to terminate traffic in a country by connecting the local network of that country with FaciliCom's network. Interconnection agreements typically allow FaciliCom to terminate traffic in the countries in which it has these agreements at the lowest available access cost, and to originate traffic from these countries when a customer dials FaciliCom's carrier access code.

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     FaciliCom has entered into 12 interconnection agreements, including agreements with the dominant national carrier in Austria, Denmark, Finland, Germany, Italy, The Netherlands, Norway, Sweden, Switzerland and the U.K. FaciliCom is currently negotiating for additional interconnection agreements with the dominant national carriers in other European countries.

     FaciliCom also has operating agreements with 16 national carriers and five emerging carriers. An operating agreement provides for the exchange of international long distance traffic between correspondent international long distance providers that own facilities in different countries.

     Satellite Facilities. FaciliCom owns and operates the Swedish International Teleport, a 13-meter satellite earth station in Malmo, Sweden that transmits to an INTELSAT satellite over the Indian Ocean. FaciliCom's status as a member of INTELSAT enables it to easily expand its geographic coverage worldwide through the acquisition of additional satellite transmission capacity on a preferential basis. The earth station and INTELSAT satellite, which provide coverage to Africa and most of Asia, currently connect customers on the Indian subcontinent with locations in Europe and North America on a private line basis. FaciliCom uses this facility to provide connectivity with carriers in developing countries before international cable capacity becomes available there, and on low-volume international routes. FaciliCom is also negotiating agreements with several Asian carriers to interconnect with Sweden to transmit public switched-voice traffic through FaciliCom's earth station.

     Signaling Network. Modern carrier networks use standard protocols of the International Telecommunications Union (CCITT-C7 and SS-7) to signal between switches in order to set up connections and monitor call status. Most small carriers use one channel of each trunk group to signal other carriers on what is designated as an "F Link." This F Link signaling is adequate for call setup but is subject to failure because it does not provide for any redundancy. If the F Link fails the entire trunk group cannot be used. F Link signaling also does not provide many network management features because its signal capability is limited to one link between two switches. To overcome the drawbacks of F Link signaling, more advanced network operators install modern and sophisticated packet signaling switches called signal transfer points ("STPs") that enable their switches to communicate with other switches in their network and with customer and carrier networks. These signaling networks include redundant links to paired STPs and are virtually failsafe. FaciliCom has installed a pair of redundant STPs in Frankfurt and London and another pair of STPs in New Jersey and New York. As a result, FaciliCom's network is more robust, and it is able to provide signaling services to other carriers.

     Network Reliability. FaciliCom's resilient network has diverse switching and routing capabilities. For example, on the high-volume North America to Europe routes, FaciliCom splits customer traffic between its U.S. based gateway switches, over three transatlantic cable routes and over each of its European based gateway switches. All of FaciliCom's gateway switches have backup power systems, and each fiber cable has built-in redundancies that reroute traffic in the event of an interruption in cable service. FaciliCom's paired STP network with redundant signal paths also provides an additional level of network integrity.

     Network Monitoring and Technical Support. FaciliCom has technical staff located in the U.S. and throughout its markets in Europe who provide support for FaciliCom's network. FaciliCom's technical staff located in Europe provides network management and operations support for FaciliCom's gateway switches. In addition, to support its NorTel switches, FaciliCom has implemented GTE's support system. This system provides FaciliCom with integrated proactive network operations, network message management and a customer contact system. FaciliCom fully supports all network management and operations and functions 24 hours a day, seven days a week from a central location in Washington, D.C.

     FaciliCom's network operations center in Washington, D.C. monitors all of the switches and transmission links in FaciliCom's network and receives immediate signals alerting it to any abnormal network condition. Through this facility, FaciliCom has the capability to reroute traffic if there is a cable cut or an equipment failure. This center also monitors the quality of any carriers FaciliCom uses to route off-net traffic and removes any of them from its routing if they fall below FaciliCom's performance standards.

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SERVICES

     FaciliCom offers high-quality international telecommunications services over its own international network and by interconnecting its network with the networks of other carriers. FaciliCom provides primarily wholesale international telecommunications voice services and internet access, data and other value-added services in select European markets. FaciliCom recently expanded its retail services in Scandinavia and it is offering "dial around" or "casual dialing" service in Finland and in Sweden under the brand name Call One. For the fiscal years ended September 30, 1997 and 1998, and the nine month period ended June 30, 1999, wholesale services represented approximately 94.6%, 92.5% and 95.0%, respectively, of FaciliCom's consolidated revenues and retail services represented approximately 5.4%, 7.5% and 5.0%, respectively, of FaciliCom's consolidated revenues.

     Wholesale Services. FaciliCom provides wholesale international long distance voice services to carrier customers located in the 14 countries in which it operates. Other carriers interconnect with FaciliCom's network by direct circuit connections from their networks to one of FaciliCom's gateway switches. FaciliCom also provides service to switchless resellers by enabling their customers to access FaciliCom's network from the national public switched telephone network by dialed access through carrier access codes. FaciliCom provides wholesale termination to over 200 countries using a mix of owned and leased facilities, and interconnection, operating and resale agreements. FaciliCom also offers to certain customers internet protocol and frame relay services over FaciliCom's ATM backbone.

     Retail Services. FaciliCom provides international and domestic long distance voice services to retail customers in Scandinavia. Retail customers either subscribe to FaciliCom's services or access the services on a call by call basis by dialing FaciliCom's carrier access code. In addition, FaciliCom offers internet access and international private line service to business and residential customers.

     Voice. FaciliCom's retail customers may access its long distance voice services in the following ways:

          Direct Access. The telephone equipment used by subscribers is directly connected to FaciliCom's switches through a private line and, unless bill payments are overdue, the subscriber is allowed to make calls up to a predetermined credit limit. Subscribers to this service do not have to dial FaciliCom's access code in order to connect to FaciliCom's network. The private line connections for FaciliCom's direct access services may be leased from the public switched telephone network. In addition, these connections may be radio links or digital subscriber lines. Direct access customers are primarily small-to medium-sized businesses.

          Casual Dialing. Any telephone in FaciliCom's markets which is connected to the public switched telephone network can be used to dial FaciliCom's access code and place domestic long distance or international calls. The telephone user does not have to apply in advance to be recognized as a customer. FaciliCom's gateway switch receives the calling number from the public network and screens it in order to determine whether it should be denied service for any reason, such as a failure to make payments in the past. Casual dialing customers are primarily residential users.

          Indirect Access. To utilize this service, the telephone number of a customer who satisfies FaciliCom's credit requirements is added to a list in FaciliCom's switches. Unless the customer's payments are overdue, the customer may place calls that have a cost up to a predetermined credit limit. Users of this method of access must dial FaciliCom's access code to connect to FaciliCom's network through the public switched telephone network. If the customer is a heavy user, such as a small business, FaciliCom may equip its telephones with an automatic dialer that will insert FaciliCom's access code whenever the customer seeks to make a long distance or international call. This service is available in countries that do not require equal access.

          Equal Access. This method of access resembles the service that FaciliCom provides to customers with indirect access. However, customers can choose to subscribe to FaciliCom's network for all of their long distance services and do not have to dial FaciliCom's access code in order to connect to FaciliCom's network through the public switched telephone network. Instead, the local operator will automatically

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     route the customer's calls to FaciliCom's network. The 13 European countries in which FaciliCom operates are all scheduled to require equal access service within the next three years.

     Data. The retail data services that FaciliCom presently offers in Scandinavia are as follows:

          Internet Access. FaciliCom offers internet access service to FaciliCom's retail customers in Finland. FaciliCom uses its own facilities to connect customers to an internet backbone interconnect point. FaciliCom bundles these services with its long distance and international voice services to provide a single communications package for certain of its customers.

          Unlike in the U.S., where most local calls are free, dominant national carriers in Europe charge retail local calling rates of as much as $0.10 per minute for a dial-up connection to an internet service provider. FaciliCom believes that this situation has inhibited the growth of the use of the internet in Europe. FaciliCom believes that companies like it will stimulate internet usage by offering internet access services at lower costs. FaciliCom's interconnection agreements allow any telephone line where it has these agreements to dial FaciliCom's access code and be connected with FaciliCom's network. FaciliCom pays the operator of the public switched telephone network very low wholesale transport charges to connect these calls to FaciliCom's network. Once the call is connected to its network, FaciliCom can connect it to the internet through its own data routers and its own ATM backbone. This enables FaciliCom to provide high-quality and low-cost dial-up internet access to any home or business.

          Private Data Lines. Another data service that FaciliCom provides is private line connectivity for business customers, other data providers and for video conferencing. These services are targeted to businesses that have offices or operations in more than one country, and that require voice and data connections between their locations. FaciliCom provides frame relay, internet protocol and bandwidth connectivity between points on FaciliCom's backbone network. Customers pay for the effective amount of bandwidth (64 kbps, 256 kbps, 2 mbps, etc.) that they purchase.

          Voice Over Internet Protocol (VOIP). Technology has been developed that enables origination and termination of voice traffic over internet protocol networks. This is commonly referred to as VOIP. The initial concept was to use the internet to transport this traffic for free. In actual practice, the quality of voice transported over the internet varies from acceptable to poor because of packet delays during high traffic periods. It is possible to improve the voice quality of internet protocol by routing the traffic over a dedicated intranet that utilizes private data lines instead of the internet. FaciliCom provides VOIP intranet service on its network. FaciliCom believes that business customers and residential early technology adopters that have invested in technology based upon internet protocol will be attracted to this service. No uniform approach to VOIP's regulatory treatment has been developed, and FaciliCom cannot predict the manner in which VOIP may be regulated in the future or the impact of such regulation on FaciliCom's operations.

CUSTOMERS

     Wholesale Customers. FaciliCom's target wholesale customer base consists primarily of dominant national carriers, other first-tier carriers, emerging carriers and wireless carriers with international traffic. National carriers and other first-tier carriers generally have their own international networks, but use carriers such as FaciliCom for overflow traffic and in order to route traffic at lower rates. Emerging and wireless carriers are rapidly growing industry segments that generally rely on national carriers and wholesale carriers like FaciliCom to provide international connectivity. As of June 30, 1999, FaciliCom provided service to over 220 carriers, including seven of the ten largest global international carriers, and 40 multinational carriers that originate traffic in more than one of FaciliCom's existing markets, together with five wireless carriers. For the fiscal year ended September 30, 1998, FaciliCom's five largest customers accounted for 21.9% of FaciliCom's consolidated revenues. For the nine month period ended June 30, 1999, FaciliCom's five largest customers accounted for 18.4% of FaciliCom's consolidated revenues. FaciliCom anticipates that the percentage of revenues attributable to FaciliCom's largest customers will decrease as FaciliCom's customer base grows. FaciliCom's agreements with its customers do not currently establish minimum term or usage requirements.

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     FaciliCom uses a comprehensive credit screening process when identifying new wholesale customers. For the fiscal years ended September 30, 1997 and 1998, and for the nine month period ended June 30, 1999, FaciliCom's bad debt expenses represented 1.8%, 2.0% and 1.6%, respectively, of FaciliCom's consolidated revenues. FaciliCom rates its potential customers' creditworthiness based on several factors, including:

     - traditional bank and trade reports, such as Dun & Bradstreet reports;

     - internal assessments of FaciliCom's exposure based on the costs of terminating international traffic in certain countries and the capacity requested by the proposed carrier; and

     - references provided by potential customers.

     Depending on the results of FaciliCom's credit analysis, a customer's payment terms and/or billing cycle may be adjusted to shorten the length of time that FaciliCom's receivables are outstanding. In addition, FaciliCom may require a customer to post collateral in the form of a security deposit or an irrevocable letter of credit.

     Retail Customers. FaciliCom's target retail customer base consists primarily of small- to medium-sized businesses, and high volume residential users of international telecommunications services. In July 1995, FaciliCom began its retail operations in Sweden. Since that time, FaciliCom has grown its retail customer base from fewer than 2,000 retail customers in Sweden to approximately 52,000 retail customers in Scandinavia. Retail distribution not only leverages FaciliCom's existing facilities but also improves profitability through the sale of higher-margin services.

SALES AND MARKETING

     Wholesale. FaciliCom's approach to marketing and selling wholesale services consists of local sales staff, who are responsible for day-to-day relationships with local carrier representatives and who have experience in the industry and long standing relationships with such carriers. Additionally, because FaciliCom has several international carrier customers which use it to transport traffic from multiple locations, FaciliCom has a multinational global account group, which coordinates sales to major international accounts in multiple locations and is responsible for client relationships at the senior management level. FaciliCom focuses on hiring and retaining experienced marketing and sales people with extensive knowledge of the telecommunications industry and who have existing relationships with decision makers at carrier customers.

     Retail. Although FaciliCom's main focus has been on international wholesale service, FaciliCom has been serving retail customers since the middle of 1995. FaciliCom reaches its retail customers through a variety of marketing channels that are tailored to specific markets. FaciliCom targets small- to medium-sized businesses in industry segments with high international telecommunications needs, as well as high-volume residential users.

MANAGEMENT INFORMATION SYSTEMS


     The need to bill customers timely and accurately, and to monitor and manage network traffic profitability, requires the accurate operation of management information systems. To meet these needs, FaciliCom contracts with AHI for its billing and other management information services. AHI, through its subsidiary Armstrong, owns 83.5% of the outstanding capital stock of FaciliCom.


     Subsidiaries of AHI provide billing, financial accounting and specialized information technology services to its subsidiary companies, including FaciliCom, from its data processing center located in Butler, Pennsylvania. AHI's subsidiaries include independent telecommunications companies and international telecommunications companies. Based on its knowledge of billing in the telecommunications industry, AHI has developed customized systems to provide call detail record collection, processing, rating, reporting and bill rendering. These systems enable FaciliCom to:

     - analyze accurately its traffic, revenues and margins by customer and by route on a daily basis;

     - validate carrier settlements; and

     - monitor least cost routing of customer traffic.

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     FaciliCom believes that contracting with AHI for these customized systems gives it a strategic advantage over many emerging carriers because FaciliCom receives timely and accurate reporting of its customer traffic, revenues and margins without incurring the significant costs associated with developing and maintaining its own data center. The AHI data center utilizes IBM mainframe systems with full disaster recovery and back-up facilities and provides 24 hours per day, seven days per week data center support. AHI provides FaciliCom with experienced professionals and programmers to further customize and support FaciliCom's growing and changing needs for management information services. To date, FaciliCom has not experienced any significant delays in billing customers. FaciliCom attempts to bill its customers within five business days after a billing cycle has been completed. FaciliCom believes that its arrangement with AHI enables it to effectively and efficiently manage FaciliCom's growing requirements relating to information technologies.

     AHI has agreed to provide billing and management information systems support for FaciliCom and FaciliCom's subsidiaries on terms that FaciliCom believes are competitive with similar services offered in the industry. This contract extends through September 30, 2002.

     In consultation with AHI's staff, FaciliCom is currently implementing a management information system to further enhance its ability to monitor its growing operations. FaciliCom has engaged Perot Systems to develop a data warehouse that will combine and store data from a number of information systems and facilitate the presentation of data for management decision making.

     FaciliCom uses its information technology and software for the following purposes:

          Call Detail Record Preprocess. When a customer initiates a call through FaciliCom's network, each switch used to complete the call records the details of the call. These details include the time of initiation, the calling and called numbers, the type of call, called party answer and the time of disconnect. These call detail records ("CDRs") are sent to the AHI data center, where they are preprocessed. Copies of the CDRs and summary information regarding the volumes of traffic are stored in the data warehouse.

          Wholesale Billing. On a predetermined billing schedule, CDRs for completed calls are rated and wholesale bills are generated at the AHI data center. Based on customer preference, the bills are sent to customers in either a paper or an electronic format.


          Retail Billing. FaciliCom's retail billing in Scandinavia is currently handled by locally-developed billing software. The billing system in Finland receives CDRs directly from FaciliCom's switch in Helsinki, Finland. Billing data for other Scandinavian countries is preprocessed in the AHI data center and sent to Malmo, Sweden in order to produce customer bills. Retail billing data is sent in electronic format to local billing companies that bill and collect.


          Customer Service. FaciliCom has developed customer service systems that record and track customer trouble reports. FaciliCom is in the process of installing an industry standard customer service system that will allow customers to report service failures and other technical difficulties over the internet.

          Network Management. FaciliCom has installed software developed by GTE that monitors the status of its network components and displays network conditions in its network operations center. This system provides real time information that FaciliCom's staff members can use to reroute traffic and perform corrective action, and to analyze and repair network hardware or software problems.

          Inventory and Provisioning. FaciliCom has developed software that keeps track of the status and condition of its network hardware components. FaciliCom's staff members use this system to assign equipment to customer or carrier circuits and to instruct FaciliCom's staff members abroad on the proper connection of these circuits.

     In addition, all of FaciliCom's administrative and technical locations are connected by a corporate wide area network that runs over the backbone network FaciliCom has constructed to handle customer traffic. An authorized user with a personal computer at any of FaciliCom's offices can access all of FaciliCom's corporate systems and databases. FaciliCom controls access to this network through the use of firewalls, password protection and other customary security measures.

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     FaciliCom has also installed mediation devices and software that were part of a network monitoring system designed by GTE. These devices are located in each of FaciliCom's switch centers and interface with major network components, such as FaciliCom's gateway switches. These devices gather data from the network in real time and transport it over FaciliCom's corporate wide access network to its network operations center and to AHI's data center.

COMPETITION

     The international telecommunications industry is intensely competitive and is significantly affected by regulatory changes, marketing and pricing decisions of the larger industry participants and the introduction of new services made possible by technological advances. FaciliCom competes in the international telecommunications market on the basis of price, customer service, transmission quality and breadth of service offerings, and its carrier customers are especially price sensitive. FaciliCom's competitors include:

     - large, facilities-based, multinational carriers, and smaller facilities-based long distance service providers that have emerged as a result of deregulation;

     - switch-based resellers of international long distance services; and

     - global alliances among some of the world's largest telecommunications carriers.

     Competition in the U.S. The U.S.-based international telecommunications services market is dominated by AT&T, MCI WorldCom, Qwest and Sprint. FaciliCom also competes in the U.S. with second-tier international carriers, including IDT Corporation, Pacific Gateway Exchange, Inc., Primus Telecommunications Group, Inc. and STAR Telecommunications, Inc. Several of these companies have considerably greater financial and other resources and more extensive domestic and international communications networks than FaciliCom does. In addition, the FCC's order implementing the U.S.'s open market commitments to the WTO may make it easier for some foreign carriers to enter the U.S. market, which would increase FaciliCom's competition.

     Competition in Europe. In many international markets, a single carrier, which is often a government-owned or a former monopoly carrier, controls access to the local networks, enjoys better brand name recognition and customer loyalty and possesses significant operational economies. These advantages include a larger backbone network and operating agreements with other dominant national carriers. These carriers generally have competitive advantages over FaciliCom because of their close ties with the national regulatory authorities of their home countries that may be reluctant to act in a way that fosters increased competition for the local dominant provider. As a result, FaciliCom's ability to increase its market share in these countries may be extremely limited.

     Competition has begun to increase in the EU telecommunications markets in connection with the deregulation of the telecommunications industry in most EU countries, which began in January 1998. This increase in competition could adversely affect revenue per minute and gross margins as a percentage of revenues.

     FaciliCom competes in 13 European markets by offering competitively priced wholesale services, and it intends to offer competitively priced stand-alone and bundled telecommunications services to retail customers. The principal competitor in each of these markets is the dominant national carrier, such as British Telecom, Deutsche Telekom, France Telecom, KPN (The Netherlands), Swisscom, Tele Denmark and Telia (Sweden). Other competitors include: Cable and Wireless, Cellnet Group, Colt, Energis, Esprit Telecom Group, RSL Communications and Volaphone in the U.K.; O.tel.o Communications, Mannesmann ARCOR, VIAG Interkom, MCI WorldCom in Germany; Enertel, MCI WorldCom and Telfort in The Netherlands; diAx and Sunrise in Switzerland; and Mobilix and Telia in Denmark. Additionally, FaciliCom may also face competition from other licensed public telephone operators that are constructing their own facilities-based networks, cable companies and switch-based resellers.

     Competition from Global Alliances and Consolidation in the Telecommunications Industry. FaciliCom anticipates that it will face additional competition from global alliances among large long distance telecommu-

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nications providers. In addition, consolidation in the telecommunications industry may create even larger competitors with greater financial and other resources. The effect of these proposed mergers and alliances could create increased competition in the telecommunications services market and reduce the number of customers that purchase wholesale international long distance services from FaciliCom.

LICENSES AND REGULATION

     United States. In the U.S., the provision of telecommunications common carrier services is subject to the provisions of the Communications Act, the FCC regulations promulgated thereunder and the applicable laws and regulations of the various states administered by the relevant state public service commissions. The FCC and the state commissions continue to regulate ownership of transmission facilities, provision of services and the terms and conditions under which such services are provided. Non-dominant carriers are required by federal and state law and regulations to file tariffs listing the rates, terms and conditions of the services they provide. The FCC and some state agencies also impose prior approval requirements on transfers of control.

     Regulatory requirements imposed on U.S. telecommunications service providers will continue to evolve as a result of the WTO Agreement, federal legislation, court decisions and new and revised policies of the FCC and state commissions. The FCC continues to refine its international service rules to promote competition, reflect and encourage liberalization in foreign countries and reduce international accounting rates toward cost. As noted above, the FCC adopted new lower accounting rate benchmarks that became effective January 1, 1998. More recently, the FCC adopted an order eliminating its international settlements policy on competitive routes and as applied to arrangements between U.S. carriers and foreign carriers that lack market power. FaciliCom expects the new rules, which went into effect on July 29, 1999, to decrease its regulatory burden.

     International Service Regulation. International common carriers, such as FaciliCom, are required to obtain authority under Section 214 of the Communications Act and file a tariff containing the rates, terms and conditions applicable to their services before initiating international telecommunications services. FaciliCom has obtained "global" Section 214 authority from the FCC to use, on a facilities and resale basis, various transmission media for international switched and private line services. Non-dominant international carriers, such as FaciliCom, must file their international tariffs and any revisions with one day's notice. FaciliCom has filed international tariffs for switched and private line services with the FCC. Additionally, international telecommunications service providers are required to file copies of their contracts with other carriers, including foreign carrier operating agreements, with the FCC within 30 days of execution. FaciliCom has filed each of its foreign carrier agreements with the FCC. The FCC's rules also require that FaciliCom periodically file a variety of reports regarding the volume of its international traffic and revenues and use of international facilities. FaciliCom has filed the required reports. Failure to comply with these requirements could result in the imposition of fines or other penalties, including, in an extreme case, the revocation of FaciliCom's authorizations.

     FaciliCom's FCC authorization also permits it to resell international private lines interconnected to the public switched telecommunications networks for the provision of switched services between the U.S. and:

     - WTO member countries that have been found by the FCC to offer equivalent opportunities to U.S. carriers or in which the settlement rate for at least 50% of the settled U.S.-billed traffic on the route in question is at or below the settlement rate benchmark and;

     - non-WTO member countries if the settlement rate for at least 50% of the settled U.S.-billed traffic on the route in question is at or below the settlement rate benchmark and that have been found by the FCC to offer equivalent opportunities to U.S. carriers.


     To date, the FCC has found that appropriately licensed U.S. carriers may provide such services to more than 20 foreign markets including Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong (data and facsimile services only), Iceland, Ireland, Israel, Italy, Japan, Luxembourg, The Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland and the U.K. The FCC has also simplified the process by which carriers may obtain FCC approval to offer international simple resale to particular destinations. Carriers may now petition the FCC to authorize the services using a streamlined procedure if the petition clearly demonstrates that the destination is a WTO member country and that settlement rates for more than 50% of the settled U.S.-billed traffic on that route are at or below the FCC's benchmark settlement rate. Once a carrier makes such a showing and the FCC approves international simple resale on a route, all carriers holding a global
Section 214 authorization will be permitted to offer international simple resale on that route. FaciliCom anticipates that these new opportunities to engage in international simple resale will result in reduced costs and prices, increased competition and increased demand on these routes.

     The FCC currently imposes certain restrictions upon the use of FaciliCom's private lines between the U.S. and the countries in which international simple resale has been authorized. FaciliCom may not route traffic to or from the U.S. over a private line between the U.S. and one of these countries if the traffic originates or terminates in a third country, the third country has not been found by the FCC to offer equivalent resale opportunities and the traffic is not routed to or from the third country and the approved country via a publicly available service (i.e., "switched hubbing").

     The FCC's Policies on Transit and Refile. FaciliCom may engage in the practice whereby a carrier routes, through its facilities in a third country, traffic originating from one country and destined for another country. The FCC has permitted third country calling where all countries involved consent to the routing arrangements. This arrangement is referred to as "transiting." Under arrangements referred to as "refiling" or "reorigination", the carrier in the destination country does not consent to receiving traffic from the originating country and does not realize that the traffic it receives from the third country is actually originating from a different country. Although this practice is inconsistent with FCC polices, to date, the FCC has not enforced its policies with respect to carriers engaging in refiling.

     Domestic Service Regulation. FaciliCom does not currently provide domestic interstate or intrastate telecommunication services within the U.S., although it plans to offer such services in the future. When FaciliCom offers such services, its provision of such services will be subject to regulation by the FCC and relevant state commissions, which regulate interstate and intrastate rates, respectively. The majority of the states require FaciliCom to register or apply for certification before initiating long-distance telecommunications services within a single state. Fines and other penalties may be imposed for violations of these rules.

     Europe. In Europe, each country regulates its telecommunications industry. The member states of the EU are obligated to implement legislation issued by the European Commission, which is responsible for creating pan-European policies and developing a regulatory framework to ensure an open, competitive telecommunications market.

     In 1990, the European Commission issued the services directive requiring each member state of the EU to abolish existing monopolies in telecommunications services with the exception of voice telephony. The intended effect of the services directive was to permit the competitive offering of all services, other than voice telephony, including value-added services and voice services to closed user groups. However, as a result of local implementation of the services directive through the adoption of national legislation, there are differing interpretations of the definition of prohibited voice telephony and permitted value-added and closed user group services. Voice services accessed by customers through leased lines are permissible in all member states of the EU. The European Commission has generally taken a narrow view of the services classified as voice telephony, declaring that voice services may not be reserved to the national carriers if:

     - dedicated customer access is used to provide the service;

     - the service confers new value-added benefits on users, such as alternative billing methods; or

     - calling is limited by a service provider to a group having legal, economic or professional ties.

     In March 1996, the EU adopted the full competition directive containing two provisions which required EU member states to allow the creation of alternative telecommunications infrastructures by July 1, 1996, and which reaffirmed the obligation of EU member states to abolish the national carriers' monopolies in voice telephony by 1998. The full competition directive encouraged EU member states to accelerate liberalization of voice telephony. Some EU countries may delay the abolition of the voice telephony monopoly based on exemptions established in the full competition directive. These countries include Portugal and Ireland (January 1, 2000) and Greece (December 31, 2000). However, Luxembourg, Spain and Ireland have already implemented the full competition directive in whole or in part.

     Each EU member state in which FaciliCom currently conducts or plans to conduct business has a different regulatory regime and these differences are expected to continue. The requirements for FaciliCom to obtain necessary approvals vary considerably from country to country and are likely to change as competition is permitted in new service sectors.

     Asia, Pacific Rim and Latin America. The extent and timing of liberalization, and the scope and nature of regulation varies among the Pacific Rim, Asian and Latin American countries. FaciliCom's ability to provide voice telephony services is restricted in some Asian, Pacific Rim and Latin American countries. For example, China remains largely closed to competition. FaciliCom has a pending application to provide international telecommunications services in Hong Kong, where the local authorities have encouraged limited competition. On July 1, 1997, the People's Republic of China resumed sovereignty over Hong Kong, and FaciliCom cannot be certain that China will continue the existing licensing regime with respect to the Hong Kong telecommunications industry. In New Zealand, regulation of FaciliCom's proposed provision of telecommunications services is relatively permissive, and FaciliCom has been granted registration as an international services operator.

     FaciliCom's services in Japan are subject to regulation by the Ministry of Post and Telecommunications under the Telecommunications Business Law. In Japan, FaciliCom must obtain a license as a Type I facilities-based business before it may provide telecommunications services over its own facilities. FaciliCom must register as a Special Type II business before it provides telecommunications services over international circuits leased from another carrier, or provides domestic service in Japan over leased circuits if the volume of traffic exceeds a set amount. A registered Special Type II business may provide over leased lines value-added or basic telecommunications services, or services to closed user groups. FaciliCom must notify the Japanese ministry as a General Type II business only if it provides domestic service in Japan over leased circuits and does not exceed the traffic threshold that would require Special Type II. Although the Japanese government until recently prohibited greater than 33.0% foreign ownership of a Type I business, as well as the resale of international private lines interconnected to the public switched telephone network at both ends, the Japanese ministry is now awarding authorizations to foreign-affiliated carriers to provide telecommunications services using their own facilities and to resell interconnected international private lines. The Japanese ministry also regulates the interconnection charges imposed by Type I businesses, and must approve intercarrier agreements between Type I carriers or between Type I and Special Type II carriers. FaciliCom has also filed an application in Japan requesting a Type I telecommunications license requesting authorization to allow it to construct and operate its own network facilities, as well as to originate and terminate traffic over resold lines. The Type I license process is onerous and involves extensive consultation with the Japanese ministry.

     Licenses. Consistent with its global strategy, FaciliCom or one of FaciliCom's local operating subsidiaries has received facilities-based and resale authorization to provide telecommunications services in Austria, Canada, Sweden, Denmark, The Netherlands, Germany, El Salvador, Finland, France, Italy, Norway, Guatemala, Spain, Switzerland and the U.K. FaciliCom also participates in the numbering plans of Sweden, Denmark, Finland, The Netherlands, Norway, Switzerland and the U.K. FaciliCom is also licensed in Belgium as a provider of non-reserved services, including voice services for closed user groups and value-added services, and it has requested additional authorization to provide international simple resale. FaciliCom has been awarded access codes in El Salvador, Denmark, Finland, France, Guatemala, Italy, Norway, Sweden, Switzerland and the U.K. to allow it to operate as a facilities-based provider of international telecommunications services. FaciliCom has been granted registration by the New Zealand Ministry of Commerce as an operator under the Telecommunications (International Services) Regulation 1994. FaciliCom has a pending application for various authorizations in Hong Kong.

     In the U.S., FaciliCom has obtained international facilities and resale licenses from the FCC. In addition, FaciliCom is certified or registered to provide intrastate interexchange telecommunications services or may provide such services based upon FaciliCom's unregulated status in 45 states. Applications for certification are pending in five states. State issued certificates of authority to provide intrastate interexchange telecommunications services generally can be conditioned, modified, canceled, terminated or revoked by state telecommunications commissions for failure to comply with state law, or the rules, regulations and policies of the state commissions.

EMPLOYEES


     As of September 30, 1999, FaciliCom had 293 employees. None of FaciliCom's U.S. employees are covered by a collective bargaining agreement; however, certain of FaciliCom's European employees are members of labor unions. FaciliCom believes that its relationship with its employees is good. On October 1, 1999, as part of a corporate restructuring, FaciliCom reduced its total number of employees to 251.


INTELLECTUAL PROPERTY

     FaciliCom owns the registered service mark FaciliCom International for international long distance telecommunications services, as well as other marks that are used to provide some of FaciliCom's retail services in specific countries.

PROPERTIES


     FaciliCom leases office space, including its principal headquarters in Washington, D.C., and switch location space under operating leases and subleases that expire at various dates through January 2009. The principal properties that FaciliCom leased or subleased as of September 30, 1999 are as follows:



                                                              SQUARE        LEASE
LOCATION                                                      FOOTAGE     EXPIRATION
--------                                                      -------   --------------
Malmo, Sweden (Sales Office)................................   9,218    December 1999
Oslo, Norway (Switch Location)..............................      42    February 2000
New York, NY (Switch Location)..............................   1,500    August 2000
Jersey City, NJ (Switch Location)...........................   2,404    September 2000
Sornaisten, Finland (Switch Location).......................   1,130    June 2001
Amsterdam, The Netherlands (Sales Office)...................   3,379    December 2001
Malmo, Sweden (Switch Location).............................   1,584    January 2002
Frankfurt, Germany (Sales Office)...........................   2,956    February 2002
London, U.K. (Switch Location)..............................     888    April 2002
Geneva, Switzerland (Sales Office)..........................   2,428    June 2002
Los Angeles, CA (Switch Location)...........................   5,350    November 2002
London, U.K. (Sales Office).................................   3,839    January 2003
Frankfurt, Germany (Switch Location)........................   2,798    February 2003
Amsterdam, The Netherlands (Switch Location)................   1,161    May 2003
London, U.K. (Switch Location)..............................     546    September 2003
Helsinki, Finland (Sales Office and Switch Location)........   3,769    October 2003
Malmo, Sweden (Sales Office and Switch Location)............  18,458    November 2003
Milan, Italy (Sales Office and Switch Location).............   6,297    July 2004
Paris, France (Sales Office and Switch Location)............   5,438    January 2007
Brussels, Belgium (Sales Office and Switch Location)........  10,253    March 2007
Copenhagen, Denmark (Sales and Switch Location).............   6,104    August 2007
Miami, FL (Switch Location).................................   3,578    November 2007
Washington, D.C. (Corporate Headquarters)...................  49,602    March 2008
Zurich, Switzerland (Sales Office and Switch Location)......   7,603    June 2008
Madrid, Spain (Sales Office and Switch Location)............   9,979    July 2008
Vienna, Austria (Sales Office and Switch Location)..........   9,775    July 2008
New York, NY (Switch Location)..............................  10,709    January 2009

     FaciliCom's leases typically contain provisions that enable it to renew them for additional terms beyond their scheduled termination date.

LEGAL PROCEEDINGS

     FaciliCom makes routine filings and is a party to regulatory proceedings with the FCC relating to its operations that FaciliCom believes are customary for its industry. FaciliCom is not a party to any lawsuit or proceeding which, in its opinion, is likely to have a material adverse effect on its business.

CAPITAL STOCK


     The authorized capital stock of FaciliCom consists of 300,000 shares of common stock, par value $.01 per share, including 275,000 shares of voting stock and 25,000 shares of non-voting stock. As of the date hereof, there were 225,202 shares of voting FaciliCom Common Stock and 1,215 shares of non-voting FaciliCom Common Stock issued and outstanding. There is no established public trading market for the FaciliCom Common Stock. All of the voting FaciliCom Common Stock is owned by the FaciliCom Shareholders. All of the non-voting FaciliCom Common Stock is owned by former employees of FaciliCom. No dividends have been declared or paid on the FaciliCom Common Stock since October 1, 1996.



     Holders of shares of voting FaciliCom Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of all FaciliCom Common Stock are entitled to receive such dividends as FaciliCom's board of directors may declare in its discretion out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of FaciliCom, the holders of shares of FaciliCom Common Stock are entitled to a distribution of any remaining assets of FaciliCom. Holders of shares of FaciliCom Common Stock have no cumulative voting or preemptive rights. All outstanding shares of FaciliCom Common Stock are fully paid and nonassessable.



RECENT DEVELOPMENTS



FACILICOM FISCAL FOURTH QUARTER RESULTS



     On November 4, 1999, FaciliCom announced the results of their fourth quarter of fiscal 1999. The unaudited financial information of FaciliCom presented below, in the opinion of FaciliCom management, include all the significant normal and recurring adjustments necessary for fair presentation of the financial position and results of operations for the periods presented (in thousands).

                                                        THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                                           SEPTEMBER 30,          SEPTEMBER 30,
                                                        -------------------   ----------------------
                                                          1999       1998        1999         1998
                                                        --------   --------   -----------   --------
                                                            (UNAUDITED)       (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues..............................................  $124,071   $ 67,100    $403,766     $184,246
Cost of revenues......................................   111,325     64,479     368,578      178,952
                                                        --------   --------    --------     --------
  Gross margin........................................    12,746      2,621      35,188        5,294
Selling, general and administrative...................    14,676     12,514      55,030       34,347
Staff restructuring expense...........................       634         --         634           --
Stock-based compensation expense......................     3,247        311       3,611        6,017
Depreciation and amortization.........................    12,863      3,502      29,758        8,816
                                                        --------   --------    --------     --------
  Operating loss......................................   (18,674)   (13,706)    (53,845)     (43,886)
Interest expense......................................    (8,717)    (8,073)    (34,407)     (22,612)
Interest income.......................................       710      2,558       4,356        8,152
Other income..........................................        --         --          --          791
Exchange gain (loss)..................................      (244)       264      (1,590)        (391)
                                                        --------   --------    --------     --------
  Loss before income taxes............................   (26,925)   (18,957)    (85,486)     (57,946)
Income tax benefit....................................     4,313      4,877      10,995       11,351
                                                        --------   --------    --------     --------
  Net loss............................................  $(22,612)  $(14,080)   $(74,491)    $(46,595)
                                                        ========   ========    ========     ========



                                                                  SEPTEMBER 30,
                                                              ----------------------
                                                                 1999         1998
                                                              -----------   --------
                                                              (UNAUDITED)
BALANCE SHEET DATA:
Cash, equivalents and investments...........................   $  61,323    $181,345
Property and equipment, gross...............................     215,599     126,165
Total assets................................................     370,166     378,884
Total long-term obligations (net of current portion)........     328,421     305,137
Stockholders' equity (deficit)..............................    (126,830)    (38,575)



     For more information concerning FaciliCom, please consult and review information in section "FaciliCom Consolidated Financial Statements".


                                  ACCOUNTANTS

     Ernst & Young LLP, independent auditors, has audited World Access' consolidated financial statements and schedules included in the World Access Annual Report on Form 10-K for the year ended December 31, 1998 and has no relationship with World Access other than that arising from its appointment as independent auditors. Representatives of Ernst & Young LLP are expected to be present at the Special Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     Deloitte & Touche LLP, independent auditors, has audited FaciliCom's consolidated financial statements included in the Proxy Statement for the year ended September 30, 1998 and has no relationship with FaciliCom other than that arising from its appointment as independent auditors.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Special Meeting. If any another matters are properly presented at the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgement on such matters.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders submitted pursuant to Rule 14a-8 of the Commission for inclusion in the proxy statement for the 2000 annual meeting of stockholders of World Access must be received by World Access at its principal executive offices at 945 E. Paces Ferry Road, Suite 2200, Atlanta, Georgia 30326 by January 7, 2000, unless the date of World Access' 2000 annual meeting is changed by more than 30 days from the date of World Access' 1999 annual meeting, in which case proposals are due a reasonable time before World Access begins to print and mail the proxy materials for its 2000 annual meeting.

     Under the World Access Certificate, stockholders desiring to nominate persons for election as directors at an annual meeting must notify the Secretary of World Access in writing not less than 120 calendar days in advance of the date which is one year later than the date of the World Access proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date of the forthcoming annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement or if the forthcoming meeting is not an annual meeting of stockholders, then to be timely such stockholder's notice must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which notice of the date of the forthcoming meeting was mailed or given to stockholders by or on behalf of World Access or (b) the day on which public disclosure of the date of the forthcoming meeting was made by or on behalf of World Access. Any such stockholders' notices must contain the specific information set forth in the World Access Certificate. Stockholders will be furnished a copy of the World Access Certificate without charge upon written request to the Secretary of World Access.

                             AVAILABLE INFORMATION

     World Access is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, World Access is required to file electronic versions of such material with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Electronic filings are publicly available on the Commission's World Wide Web site within 24 hours of acceptance. The address of such site is http://www.sec.gov. Please call the Commission at 1-800-SEC-0330 for further information. The World Access Common Stock is included in Nasdaq. Reports, proxy and information statements and other information filed by World Access with Nasdaq may also be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

     Statements in this Proxy Statement or in any document incorporated by reference in this Proxy Statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference to such other document, each such statement being qualified in all respects by such reference.

     No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with solicitation of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by World Access or any other person. The delivery of this Proxy Statement shall not under any circumstances create an implication that there has been no change in the affairs of World Access or FaciliCom since the date hereof or that the information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by World Access with the Commission are incorporated by reference in this Proxy Statement:


          (a) World Access' Annual Report on Form 10-K for the year ended December 31, 1998, as amended on August 31, 1999, October 7, 1999 and November 4, 1999;



          (b) World Access' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, as amended on August 31, 1999, and June 30, 1999 as amended on October 7, 1999 and November 4, 1999;


          (c) World Access' Current Reports on Form 8-K filed May 3, 1999 (event date: April 21, 1999), July 14, 1999 (event date: June 30, 1999) and August 19, 1999 (event date: August 17, 1999);

          (d) The combined financial statements of Cherry Communications Incorporated (d/b/a Resurgens Communications Group) and Cherry Communications U.K. Limited included in WA Telcom's Current Report on Form 8-K filed on July 27, 1998 (event date: July 20, 1998), as amended by Amendment No. 1 on Form 8-K/A filed on September 4, 1998, and Amendment No. 2 on Form 8-K/A filed on September 25, 1998;

          (e) The consolidated financial statements of Telco Systems, Inc. included in World Access' Registration Statement on Form S-4 (No. 333-67025), as filed with the Commission on November 10, 1998;


          (f) The consolidated financial statements of NACT Telecommunications, Inc. included in World Access' Registration Statement on Form S-4 (No. 333-65389), filed with the Commission on October 6, 1998, as amended by Amendment No. 1 to Form S-4 filed on October 7, 1998, and Amendment No. 2 to Form S-4 filed October 7, 1998;



          (g) The consolidated financial statements of NACT Telecommunications, Inc. included in NACT's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 (File Number 000-22017);



          (h) The combined unaudited interim financial statements of Cherry Communications Incorporated (d/b/a Resurgens Communications Group) and Cherry Communications U.K. Limited included in our Report on Form S-3 (No. 333-79097), Amendment No. 3, filed on November 5, 1999;



          (i) World Access' Proxy Statement for its 1999 Annual Meeting held on June 15, 1999 contained in the Schedule 14A filed April 30, 1999;



          (j) The description of the World Access Common Stock included in the Registration Statement on Form S-4 (No. 333-67025), as filed by World Access with the Commission on November 10, 1998; and



          (k) The risk factors included in the Registration Statement on Form S-3 (No. 333-79097), as filed by World Access with the Commission on May 21, 1999, as amended by Amendment No. 1 to Form S-3 filed with the Commission on August 31, 1999.


     All documents filed by World Access pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR WORLD ACCESS DOCUMENTS SHOULD BE DIRECTED TO WORLD ACCESS, INC., 945 E. PACES FERRY ROAD, SUITE 2200, ATLANTA, GEORGIA 30326 (TELEPHONE (404) 231-2025), ATTENTION: CHIEF FINANCIAL OFFICER. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE PRIOR TO NOVEMBER 30, 1999.


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATIONS MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WORLD ACCESS OR FACILICOM. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH A SOLICITATION.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                         FACILICOM INTERNATIONAL, INC.

                                                              PAGE
                                                              ----
Independent Auditors' Report................................  F-2
Consolidated Balance Sheets as of June 30, 1999 (Unaudited),
  September 30, 1998 and 1997...............................  F-3
Consolidated Statements of Operations and Comprehensive Loss
  for the nine months ended June 30, 1999 (Unaudited) and
  1998 (Unaudited) and each of the three years in the period ended September 30, 1998..................................  F-4
Consolidated Statements of Capital Accounts for the nine
  months ended June 30, 1999 (Unaudited) and each of the
  three years in the period ended September 30, 1998........  F-5
Consolidated Statements of Cash Flows for the nine months
  ended June 30, 1999 (Unaudited) and 1998 (Unaudited) and
  each of the three years in the period ended September 30,
  1998......................................................  F-6
Notes to Consolidated Financial Statements..................  F-8

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of


FaciliCom International, Inc.:


We have audited the accompanying consolidated balance sheets of FaciliCom International, Inc. and subsidiaries (formerly FaciliCom International, LLC) ("FaciliCom") as of September 30, 1998 and 1997, and the related consolidated statements of operations and comprehensive loss, capital accounts and cash flows for each of the three years in the period ended September 30, 1998. These financial statements are the responsibility of FaciliCom's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of FaciliCom International, Inc. and subsidiaries as of September 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1998 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
December 9, 1998

                 FACILICOM INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                               SEPTEMBER 30,
                                                               JUNE 30,     -------------------
                                                                 1999         1998       1997
                                                              -----------   --------   --------
                                                              (UNAUDITED)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $  18,696    $ 68,129   $  1,016
  Accounts receivable -- net of allowance for doubtful
    accounts of $7,862 (Unaudited), $4,620 and $161 at June
    30, 1999, September 30, 1998 and 1997, respectively.....      98,542      59,915     19,485
  Marketable securities ($31,755 (Unaudited) at June 30,
    1999 and $31,394 at September 30, 1998 restricted)......      31,755      70,092         --
  Prepaid expenses and other current assets.................       6,067       6,060      1,737
                                                               ---------    --------   --------
        Total current assets................................     155,060     204,196     22,238
                                                               ---------    --------   --------
PROPERTY AND EQUIPMENT:
  Transmission and communications equipment.................     121,838      97,849     16,593
  Transmission and communications equipment-leased..........      69,178      17,162      5,419
  Furniture, fixtures and other.............................      19,874      11,154      1,266
                                                               ---------    --------   --------
                                                                 210,890     126,165     23,278
  Less accumulated depreciation and amortization............     (25,122)    (10,417)    (3,034)
                                                               ---------    --------   --------
        Net property and equipment..........................     185,768     115,748     20,244
                                                               ---------    --------   --------
OTHER ASSETS:
  Intangible assets, net of accumulated amortization of
    $2,846
    (Unaudited), $1,673 and $583 at June 30, 1999, September
    30, 1998 and 1997, respectively.........................       4,949       5,630      1,535
  Debt issue costs, net of accumulated amortization of
    $1,527
    (Unaudited) and $744 at June 30, 1999 and September 30,
     1998, respectively.....................................       8,913       9,696         --
  Advance to affiliate......................................         550         490         --
  Marketable securities-restricted..........................      29,525      43,124         --
                                                               ---------    --------   --------
        Total other assets..................................      43,937      58,940      1,535
                                                               ---------    --------   --------
        TOTAL ASSETS........................................   $ 384,765    $378,884   $ 44,017
                                                               =========    ========   ========
                               LIABILITIES AND CAPITAL ACCOUNTS
CURRENT LIABILITIES:
  Accounts payable..........................................   $  95,269    $ 63,802   $ 24,205
  Accounts payable -- transmission equipment................      29,344      24,668         --
  Accounts payable -- related party.........................       1,810         332        389
  Accrued interest..........................................      14,938       7,109        331
  Other current obligations.................................      23,538      12,610      5,924
  Line of credit............................................      10,000          --         --
  Capital lease obligations due within one year.............      11,490       3,407        573
  Long-term debt due within one year........................         347         394      1,043
                                                               ---------    --------   --------
        Total current liabilities...........................     186,736     112,322     32,465
                                                               ---------    --------   --------
OTHER LIABILITIES:
  Capital lease obligations.................................       4,004       4,791      1,723
  Long-term debt............................................     300,162     300,346     13,000
  Loans from owners.........................................          --          --      6,250
                                                               ---------    --------   --------
        Total other liabilities.............................     304,166     305,137     20,973
                                                               ---------    --------   --------
COMMITMENTS AND CONTINGENCIES
CAPITAL ACCOUNTS:
  Common stock, $.01 par value -- 300,000 shares authorized;
    226,923 and 225,741 issued and outstanding at June 30,
    1999 (Unaudited) and September 30, 1998, respectively...           2           2         --
  Additional paid-in capital................................      37,658      36,534         --
  Class A initial capital...................................          --          --        180
  Class B initial capital...................................          --          --         60
  Excess capital contributions -- Class A...................          --          --     16,296
  Stock-based compensation..................................       5,546       6,305         --
  Accumulated other comprehensive (loss) income:
    Holding gain on marketable securities...................          --          24         --
    Foreign currency translation adjustments................      (5,819)      3,450        684
  Accumulated deficit.......................................    (143,524)    (84,890)   (26,641)
                                                               ---------    --------   --------
        Total capital accounts..............................    (106,137)    (38,575)    (9,421)
                                                               ---------    --------   --------
        TOTAL LIABILITIES AND CAPITAL ACCOUNTS..............   $ 384,765    $378,884   $ 44,017
                                                               =========    ========   ========


              See notes to the consolidated financial statements.

                 FACILICOM INTERNATIONAL, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                 (IN THOUSANDS)

                                                NINE MONTHS ENDED
                                                     JUNE 30           YEARS ENDED SEPTEMBER 30,
                                               -------------------   -----------------------------
                                                 1999       1998       1998       1997      1996
                                               --------   --------   --------   --------   -------
                                                   (UNAUDITED)
Revenues.....................................  $279,695   $117,146   $184,246   $ 70,187   $11,891
  Cost of revenues...........................   257,253    114,473    178,952     65,718    12,742
                                               --------   --------   --------   --------   -------
  Gross margin (deficit).....................    22,442      2,673      5,294      4,469      (851)
                                               --------   --------   --------   --------   -------
  Operating expenses:
     Selling, general and administrative.....    38,073     20,917     32,797     13,072     7,575
     Stock-based compensation expense........       364      5,706      6,017         --        --
     Related party expense...................     2,281        917      1,550        439         7
     Depreciation and amortization...........    16,895      5,314      8,816      2,318     1,143
                                               --------   --------   --------   --------   -------
          Total operating expenses...........    57,613     32,854     49,180     15,829     8,725
                                               --------   --------   --------   --------   -------
  Operating loss.............................   (35,171)   (30,181)   (43,886)   (11,360)   (9,576)
                                               --------   --------   --------   --------   -------
  Other income (expense):
     Interest expense-related party..........        --       (195)      (195)      (462)      (26)
     Interest expense........................   (25,690)   (14,344)   (22,417)      (874)     (286)
     Interest income.........................     3,646      5,594      8,152         --        --
     Gain on settlement agreement............        --        791        791         --        --
     Foreign exchange (loss) gain............    (1,346)      (655)      (391)    (1,335)      226
                                               --------   --------   --------   --------   -------
          Total other expense................   (23,390)    (8,809)   (14,060)    (2,671)      (86)
                                               --------   --------   --------   --------   -------
  Loss before income taxes...................   (58,561)   (38,990)   (57,946)   (14,031)   (9,662)
  Income tax benefit.........................     6,682      6,475     11,351
                                               --------   --------   --------   --------   -------
  Net loss...................................   (51,879)   (32,515)   (46,595)   (14,031)   (9,662)
  Other comprehensive (loss) income:
     Foreign currency translation
       adjustment............................    (9,269)       561      2,766        929         4
                                               --------   --------   --------   --------   -------
          Total comprehensive loss...........  $(61,148)  $(31,954)  $(43,829)  $(13,102)  $(9,658)
                                               ========   ========   ========   ========   =======

              See notes to the consolidated financial statements.

                 FACILICOM INTERNATIONAL, INC. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF CAPITAL ACCOUNTS
                                 (IN THOUSANDS)

                                                                                                                         HOLDING
                                      COMMON STOCK     ADDITIONAL   CLASS A   CLASS B   EXCESS CAPITAL      STOCK-       LOSS ON
                                     ---------------    PAID-IN     INITIAL   INITIAL   CONTRIBUTIONS       BASED       MARKETABLE
                                     SHARES   AMOUNT    CAPITAL     CAPITAL   CAPITAL      CLASS A       COMPENSATION   SECURITIES
                                     ------   ------   ----------   -------   -------   --------------   ------------   ----------
BALANCE, SEPTEMBER 30, 1995........    --      $ --     $    --      $ 180     $ 60        $  2,594         $   --         $ --
 Net loss..........................    --        --          --         --       --              --             --           --
 Contributions.....................    --        --          --         --       --           7,083             --           --
 Guaranteed return.................    --        --          --         --       --              --             --           --
 Contribution to excess
   capital -- guaranteed return....    --        --          --         --       --             499             --           --
 Foreign currency translation
   adjustments.....................    --        --          --         --       --              --             --           --
                                      ---      ----     -------      -----     ----        --------         ------         ----
BALANCE, SEPTEMBER 30, 1996........    --        --          --        180       60          10,176             --           --
 Net loss..........................    --        --          --         --       --              --             --           --
 Converted loans from owners.......    --        --          --         --       --           5,396             --           --
 Guaranteed return.................    --        --          --         --       --              --             --           --
 Contribution to excess
   capital -- guaranteed return....    --        --          --         --       --             724             --           --
 Foreign currency translation
   adjustments.....................    --        --          --         --       --              --             --           --
                                      ---      ----     -------      -----     ----        --------         ------         ----
BALANCE, SEPTEMBER 30, 1997........    --        --          --        180       60          16,296             --           --
 Net loss..........................    --        --          --         --       --              --             --           --
 Contributions.....................    --        --          --         --       --          13,750             --           --
 Converted loans from owners.......    --        --          --         --       --           6,250             --           --
 Reorganization....................   226         2      36,534       (180)     (60)        (36,296)            --           --
 Utilization of tax benefit of the
   Company's operating loss by
   AHI.............................    --        --          --         --       --              --             --           --
 Stock options granted.............    --        --          --         --       --              --          5,706           --
 Phantom unit exchange.............    --        --          --         --       --              --            599           --
 Holding gain on marketable
   securities......................    --        --          --         --       --              --             --           24
 Foreign currency translation
   adjustments.....................    --        --          --         --       --              --             --           --
                                      ---      ----     -------      -----     ----        --------         ------         ----
BALANCE, SEPTEMBER 30, 1998........   226         2      36,534         --       --              --          6,305           24
 Net loss (Unaudited)..............    --        --          --         --       --              --             --           --
 Utilization of tax benefit of the
   Company's operating loss by AHI
   (Unaudited).....................    --        --          --         --       --              --             --           --
 Stock options granted/exercised
   (Unaudited).....................     1                 1,124                                               (759)
 Holding loss on marketable
   securities (Unaudited)..........                                                                                         (24)
 Foreign currency translation
   adjustments (Unaudited).........    --        --          --         --       --              --             --           --
                                      ---      ----     -------      -----     ----        --------         ------         ----
BALANCE, JUNE 30, 1999
 (Unaudited).......................   227      $  2     $37,658      $  --     $ --        $     --         $5,546         $ --
                                      ===      ====     =======      =====     ====        ========         ======         ====

                                       FOREIGN
                                      CURRENCY                     TOTAL
                                     TRANSLATION   ACCUMULATED    CAPITAL
                                     ADJUSTMENTS     DEFICIT     ACCOUNTS
                                     -----------   -----------   ---------
BALANCE, SEPTEMBER 30, 1995........    $    --      $  (1,725)   $   1,109
 Net loss..........................         --         (9,662)      (9,662)
 Contributions.....................         --             --        7,083
 Guaranteed return.................         --           (499)        (499)
 Contribution to excess
   capital -- guaranteed return....         --             --          499
 Foreign currency translation
   adjustments.....................       (245)            --         (245)
                                       -------      ---------    ---------
BALANCE, SEPTEMBER 30, 1996........       (245)       (11,886)      (1,715)
 Net loss..........................         --        (14,031)     (14,031)
 Converted loans from owners.......         --             --        5,396
 Guaranteed return.................         --           (724)        (724)
 Contribution to excess
   capital -- guaranteed return....         --             --          724
 Foreign currency translation
   adjustments.....................        929             --          929
                                       -------      ---------    ---------
BALANCE, SEPTEMBER 30, 1997........        684        (26,641)      (9,421)
 Net loss..........................         --        (46,595)     (46,595)
 Contributions.....................         --             --       13,750
 Converted loans from owners.......         --             --        6,250
 Reorganization....................         --             --           --
 Utilization of tax benefit of the
   Company's operating loss by
   AHI.............................         --        (11,654)     (11,654)
 Stock options granted.............         --             --        5,706
 Phantom unit exchange.............         --             --          599
 Holding gain on marketable
   securities......................         --             --           24
 Foreign currency translation
   adjustments.....................      2,766             --        2,766
                                       -------      ---------    ---------
BALANCE, SEPTEMBER 30, 1998........      3,450        (84,890)     (38,575)
 Net loss (Unaudited)..............         --        (51,879)     (51,879)
 Utilization of tax benefit of the
   Company's operating loss by AHI
   (Unaudited).....................         --         (6,755)      (6,755)
 Stock options granted/exercised
   (Unaudited).....................                                    365
 Holding loss on marketable
   securities (Unaudited)..........                                    (24)
 Foreign currency translation
   adjustments (Unaudited).........     (9,269)            --       (9,269)
                                       -------      ---------    ---------
BALANCE, JUNE 30, 1999
 (Unaudited).......................    $(5,819)     $(143,524)   $(106,137)
                                       =======      =========    =========

              See notes to the consolidated financial statements.

                 FACILICOM INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                  NINE MONTHS ENDED              YEARS ENDED
                                                       JUNE 30,                 SEPTEMBER 30,
                                                 --------------------   ------------------------------
                                                   1999       1998        1998        1997      1996
                                                 --------   ---------   ---------   --------   -------
Cash flows from operating activities:
  Net loss.....................................  $(51,879)  $ (32,515)  $ (46,595)  $(14,031)  $(9,662)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization..............    16,895       5,314       8,816      2,318     1,143
    Non-cash stock-based compensation..........       364       5,706       6,017         --        --
    Non-cash income tax benefit................    (6,753)     (6,569)    (11,654)        --        --
    Amortization of bond discount..............    (1,789)        762         237         --        --
    Loss on disposal of property and
       equipment...............................        --          --          --        130        --
    Changes in operating assets and
       liabilities:
       Accounts receivable.....................   (38,627)    (19,881)    (40,107)   (14,260)   (4,356)
       Prepaid expenses and other current
         assets................................        (7)     (7,595)     (3,792)      (810)     (770)
       Accounts payable and other current
         liabilities...........................    50,224      30,720      51,510     17,903     8,731
       Accounts payable -- related party.......     1,478        (228)        (57)       389        --
       Advance to affiliate....................      (196)     (2,018)       (490)        --      (499)
                                                 --------   ---------   ---------   --------   -------
Net cash used operating activities.............   (30,290)    (26,304)    (36,115)    (8,361)   (5,413)
                                                 --------   ---------   ---------   --------   -------
Cash flows from investing activities:
  Purchase of investments in subsidiaries......        --      (4,652)     (4,652)        --        --
  Purchase of investments in available-for-sale
    securities.................................    (7,407)    (64,234)    (77,820)        --        --
  Maturities of available-for-sale
    securities.................................    13,378       1,769      30,582         --        --
  Sales of available-for-sale securities.......    32,798       4,037       7,046         --        --
  Purchase of investments in held-to-maturity
    securities.................................    (1,164)    (86,549)    (87,683)        --        --
  Maturities of held-to-maturity securities....    16,120          --      14,446         --        --
  Purchases of property and equipment..........   (72,288)    (35,877)    (66,487)    (1,897)   (2,004)
  Other........................................       331          44        (124)       233       930
                                                 --------   ---------   ---------   --------   -------
  Net cash used in investing activities........   (18,232)   (185,462)   (184,692)    (1,664)   (1,074)
                                                 --------   ---------   ---------   --------   -------
Cash flows from financing activities:
  Advances from owners.........................        --          --          --      9,726     2,029
  Excess capital contributions.................        --      13,750      13,750         --     7,083
  Proceeds from debt issuance..................        --     300,000     300,000         --        --
  Proceeds from line of credit.................    10,000          --          --         --        --
  Payments of long-term debt and capital
    leases.....................................   (10,742)    (12,823)    (18,156)    (1,812)     (540)
  Payment of debt issuance costs...............               (10,305)    (10,440)
                                                 --------   ---------   ---------   --------   -------
  Net cash provided by financing activities....      (742)    290,622     285,154      7,914     8,572
                                                 --------   ---------   ---------   --------   -------
Effect of exchange rate changes on cash........      (169)        561       2,766        929         4
                                                 --------   ---------   ---------   --------   -------
Increase (decrease) in cash and cash
  equivalents..................................   (49,433)     79,417      67,113     (1,182)    2,089
Cash and cash equivalents, beginning of
  period.......................................    68,129       1,016       1,016      2,198       109
                                                 --------   ---------   ---------   --------   -------
Cash and cash equivalents, end of period.......  $ 18,696   $  80,433   $  68,129   $  1,016   $ 2,198
                                                 ========   =========   =========   ========   =======
Supplemental cash flow information:
  Interest paid................................  $ 17,861   $   1,181   $  15,834   $    747   $   201
                                                 ========   =========   =========   ========   =======

---------------

NONCASH TRANSACTIONS:

(a) For the nine months ended June 30, 1998 and the fiscal year ended September 30, 1998, the majority owner converted $6,250 of loans into capital and a $162 receivable was forgiven as part of the purchase of minority interest which reduced prepaid expenses and other current assets and increased goodwill.
(b) FCI received $480 in FCI-Sweden convertible debentures during the year ended September 30, 1997 to satisfy an advance to affiliate, which reduced advance to affiliate and advances from owners.

(c) During the year ended September 30, 1997, the majority owner converted $5,396 of loans and accrued interest into capital.
(d) FCI received property and equipment under capital leases and financing agreements, which increased property and equipment and long-term obligations $17,807 (Unaudited) and $10,755 (Unaudited) in the nine months ended June 30, 1999 and 1998, respectively, and $10,755, $10,385 and $6,400 in the fiscal years ended September 30, 1998, 1997 and 1996, respectively. In addition, for the nine months ended June 30, 1999 and 1998 and for the fiscal year ended September 30, 1998, FCI received equipment which increased property and equipment and accounts payable transmission equipment by $4,676 (Unaudited), $25,744 (Unaudited) and $24,668, respectively (of which $15,331 was not yet placed in service as of September 30, 1998).
(e) FCI recognized a tax benefit of $6,755 (Unaudited) and $6,569 (Unaudited) for the nine months ended June 30, 1999 and 1998, respectively, and $11,654 for the fiscal year ended September 30, 1998. In accordance with the tax sharing agreement with AHI entered into on December 22, 1997, FCI recorded a dividend to AHI for the amount of the benefit to be realized by AHI (See
     Note 5 to the consolidated financial statements).

              See notes to the consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL

     Organization. FaciliCom International, LLC ("FCI, LLC") is a Delaware limited liability company that was formed on May 5, 1995 to engage in various international telecommunications businesses. On December 22, 1997, the owners of FCI, LLC entered into an Investment and Shareholders Agreement ("Agreement"). Under the Agreement, the owners of FCI, LLC transferred all of their respective units in FCI, LLC and FCI (GP), LLC, a Delaware limited liability company, to FaciliCom International, Inc. ("FCI"), a Delaware corporation, and additionally Armstrong International Telecommunications, Inc. ("AIT") contributed $20,000,000 (in cash and assignment of indebtedness) to FCI, all in exchange for 225,741 shares of FCI's common stock. FCI was incorporated on November 20, 1997, and has 300,000 authorized shares of common stock. Since the reorganization was a combination of entities under common control, it was accounted for by combining the historical accounts of FCI, LLC, FCI (GP), LLC and FCI in a manner similar to a pooling of interests. FCI is authorized by the Federal Communications Commission (the "FCC") to provide global facilities-based services as well as switched international services through resale of the services and facilities of other international carriers. In addition, FCI has worldwide authorization for private line resale of noninterconnected private line services and authorization to resell interconnected private lines for switched services to Canada, the United Kingdom, Sweden, and New Zealand. FCI, LLC was and FCI is a majority-owned subsidiary of AIT, which is a wholly owned subsidiary of Armstrong Holdings, Inc. ("Armstrong" or "AHI").

     On July 21, 1995, FCI acquired 66.5% of the outstanding capital stock of both Nordiska Tele8 AB ("Tele8" or "FCI-Sweden") and FGC, Inc. ("FGC"), entities related through common ownership. Subsequently, FCI acquired up to 99% of FCI-Sweden and sold all of its interest in FGC. The additional interest in FCI-Sweden was the result of three separate transactions (see Note 8). On March 14, 1997, $1,600,000 of FCI-Sweden convertible debentures were converted into 7,400 shares of FCI-Sweden common stock, on May 15, 1997, FCI paid $3,600,000 for 14,400 shares of FCI-Sweden common stock and on October 23, 1997, FCI paid $750,000 for substantially all of the minority interest outstanding and recorded $750,000 of goodwill. Also, on October 23, 1997, FCI sold all of its interest in FGC for $100 and recorded a loss of approximately $79,000 on the transaction. FCI-Sweden is a corporation organized under the laws of Sweden to provide national and international telecommunications services. These acquisitions were accounted for as purchase transactions with the purchase price being allocated to the assets and liabilities acquired based on their fair values as of the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill and is being amortized over five years.

     The following summarizes the allocation of the original 1995 purchase price to the major categories of assets acquired and liabilities assumed (in thousands):

Current assets..............................................  $  343
Property and equipment......................................   1,760
Excess of cost over net assets of businesses acquired.......   1,715
Other intangibles...........................................      32
                                                              ------
                                                               3,850
Less liabilities assumed....................................   3,010
                                                              ------
          Cash paid.........................................  $  840
                                                              ======

     On April 27, 1998, FCI entered into an agreement to purchase 100% of the issued and outstanding capital stock of Oy Teleykkanen AB ("Tele 1" or "FCI-Finland"), a corporation formed under the laws of Finland, for $4.0 million in cash. FCI Finland is a Finnish provider of local and long distance international telecommunication services and has a carrier agreement to exchange customer traffic with Telecom Finland, the dominant carrier in Finland. This acquisition was accounted for using the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill and is being amortized over five years. The results of operations for Tele 1 were included in consolidated results of operations since the date of acquisition.

     The following summarizes the allocation of the purchase price to the major categories of assets acquired and liabilities assumed (in thousands):

Current assets..............................................  $1,017
Property and equipment......................................     976
Excess of cost over net assets of businesses acquired.......   3,911
Other assets................................................     126
                                                              ------
                                                               6,030
Less liabilities assumed....................................   1,966
                                                              ------
          Cash paid.........................................  $4,064
                                                              ======

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Basis of Presentation. The accompanying consolidated financial statements include the accounts of FCI and its majority owned and wholly owned subsidiaries (together, "FaciliCom"). All intercompany transactions and balances have been eliminated in consolidation. Because losses applicable to the minority interest exceeded the minority interest in the equity capital and the minority stockholder was not obligated to provide additional funding with respect to the losses incurred, such losses were recorded by FaciliCom prior to the purchase of the minority interest.

     b. Cash and cash equivalents. FaciliCom considers its investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost plus accrued interest and are highly liquid debt instruments of the U.S. government and commercial corporations and money market funds.

     c. Property and Equipment. Property and equipment is stated at cost. Depreciation is provided for financial reporting purposes using the straight-line method. Depreciation expense includes the amortization of capital leases. The estimated useful lives of property and equipment are as follows:

Transmission and communications equipment...................  5 to 25 years
Transmission and communications equipment-leased............  5 to 25 years
Furniture, fixtures and other...............................   5 to 7 years

     FaciliCom capitalizes the costs of software and software upgrades purchased for use in its transmission and communications equipment. FaciliCom expenses the costs of software purchased for internal use. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

     Depreciation expense for the fiscal years ended September 30, 1998, 1997 and 1996 was $7,383,000, $2,053,000 and $863,000.

     FaciliCom periodically evaluates its long-lived assets to confirm that the carrying values have not been impaired using the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121.

     d. Intangible Assets. Intangible assets, consisting primarily of goodwill, are amortized using the straight-line method over 5 years.

     FaciliCom periodically evaluates its intangible assets to confirm that the carrying values have not been impaired using the provisions of SFAS No. 121.

     e. Income Taxes. FCI, LLC is a limited liability company and is not subject to income tax, while FaciliCom International, Inc., incorporated on November 20, 1997 as a Delaware corporation is subject to income taxes.

     FaciliCom accounts for income taxes under the liability method in accordance with the provisions set forth in SFAS No. 109, "Accounting for Income Taxes," whereby deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing realization of deferred tax assets, FaciliCom uses judgment in considering the relative impact of negative and positive evidence. The weight given to the potential effect of negative and positive evidence is commensurate with the extent to which it can be objectively verified. Based on the weight of evidence, both negative and positive, including the lack of historical earnings, if it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is established.

     f. Initial and Excess Capital Contributions. Excess capital contributions were the amounts of capital an owner had contributed in excess of the owner's initial capital commitment. The owners were credited with a guaranteed return through September 30, 1997 for the use of their capital, and profits and losses were allocated, in accordance with the provisions in the FCI LLC Limited Liability Company Agreement ("LLC Agreement").

     The guaranteed return was calculated as simple interest at a rate per annum equal to the lowest rate of interest available to AIT or any of its affiliates from time-to-time under any of their respective existing credit facilities. Upon liquidation of FCI LLC, allocations of annual net profits are allocated first to the Class A and Class B owners to the extent required to adjust capital accounts, then to the extent of cumulative net losses previously allocated in accordance with certain capital contribution priorities set forth in the LLC Agreement and thereafter 75% to Class A and 25% to Class B owners. Allocations of annual net losses are allocated to the extent of cumulative net profits previously allocated and then to the extent of owner's capital contributions and thereafter to the Class A owner. Net losses allocated to the Class B owner may not cause such owner's account to result in a deficit. FaciliCom may make distributions after first paying any unpaid guaranteed return and then in accordance with the owner's respective capital contributions and thereafter 75% to the Class A owner and 25% to the Class B owner. Upon dissolution, the LLC Agreement provides for liquidation of FCI LLC's assets and any distribution to owners will be in accordance with the balance of their respective capital accounts. Following distribution of assets, owners having a capital account with a deficit balance shall be required to restore the account. The LLC Agreement provides that FCI LLC shall terminate on December 31, 2025. In consideration of all capital contributions made through September 30, 1997, the Class A and Class B owners owned 15,390,000 and 3,610,000 membership interests in FCI LLC, respectively, representing 81% and 19%, respectively, of such interests.

     g. Foreign Currency Translation. For non-U.S. subsidiaries, the functional currency is the local currency. Assets and liabilities of those operations are translated into U.S. dollars using year-end exchange rates; income and expenses are translated using the average exchange rates for the reporting period. Translation adjustments are reported as a separate component of other accumulated comprehensive income (loss). Exchange losses and gains resulting from foreign currency transactions are included in the results of operations based upon the provisions of SFAS No. 52, "Foreign Currency Translation."

     h. Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     i. Revenue Recognition. FaciliCom records revenues from the sale of telecommunications services at the time of customer usage based upon minutes of traffic processed at contractual fees. FaciliCom has entered into, and continues to enter into, operating agreements with telecommunications carriers in several foreign countries under which international long distance traffic is both delivered and received. Under these agreements, the foreign carriers are contractually obligated to adhere to the policy of the FCC, whereby traffic from the foreign country is routed to U.S. based international carriers, such as FaciliCom, in the same proportion as traffic carried into the country. Mutually exchanged traffic between FaciliCom and foreign carriers is settled through a formal settlement policy at an agreed upon rate which allows for the offsetting of receivables and payables with the same carrier (settlement on a net basis). Although FaciliCom can reasonably estimate the revenue it will receive under the FCC's proportional share policy, there is no guarantee that FaciliCom will receive return traffic and FaciliCom is unable to determine what impact changes in future settlement rates will have on net payments made and revenue received. Accordingly, FaciliCom does not record this revenue until the service is provided and the minutes of traffic are processed. FaciliCom recognizes revenues from prepaid calling cards when earned.

     j. Cost of Revenues. Cost of revenue includes network costs which consist of access, transport and termination costs. Such costs are recognized when incurred in connection with the provision of telecommunication services, including costs incurred under operating agreements.

     k. Interim Financial Information. The interim financial data as of June 30, 1999, and for the nine month periods ended June 30, 1999 and 1998, is Unaudited. The information reflects all adjustments consisting only of normal, recurring adjustments that, in the opinion of management, are necessary to present fairly the financial position and results of operations of FaciliCom for the periods indicated. Results of operations for the interim periods are not necessarily indicative of the results of operations for the full year.

     l. Stock-Based Compensation. FaciliCom accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APBO") No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost is measured as the excess, if any, of the market price of FaciliCom's stock at the date of grant (determined by a valuation report) over the amount an employee must pay to acquire the stock.

     m. Financial Instruments. FaciliCom has financial instruments, which include cash and cash equivalents, marketable securities and long-term debt obligations. The carrying values of these instruments in the balance sheets, except for certain marketable securities and 10 1/2% Senior Notes due 2008 (the "Notes") (see Note 4), approximated their fair market value. See Note 16 for disclosure of fair market value for marketable securities. The estimated fair value of FaciliCom's Notes at September 30, 1998 was $261.0 million and was estimated using quoted market prices.

     The fair values of the instruments were based upon quoted market prices of the same or similar instruments or on the rate available to FaciliCom for instruments of similar maturities.

     n. Fiber Optic Cable Arrangements. FaciliCom obtains capacity on certain fiber optic cables under three types of arrangements. The Indefeasible Right of Use ("IRU") basis provides FaciliCom the right to use a fiber optic cable, with most of the rights and duties of ownership, but without the right to control or manage the facility and without any right to salvage or duty to dispose of the cable at the end of its useful life. Because of this lack of control and an IRU term approximates the estimated economic life of the asset, FaciliCom accounts for such leases as leased transmission and communications equipment and as capital leases. The Minimum Assignable Ownership Units ("MAOU") basis provides FaciliCom an ownership interest in the fiber optic cable with certain rights to control and to manage the facility. Because of the ownership features, FaciliCom records these fiber optic cables as owned transmission and communications equipment and as long-term debt. The Carrier Lease Agreement basis involves a shorter term agreement which provides FaciliCom the right to use capacity on a cable but without any rights and duties of ownership. FaciliCom accounts for such leases as operating leases.

     o. Impact of Recently Issued Accounting Standards. In June 1997 the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which (i) establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements, and (ii) requires an enterprise to report a total for comprehensive income in condensed financial statements of interim periods. FaciliCom adopted SFAS No. 130 in fiscal 1999 and has elected to display the components of Comprehensive Income within the Consolidated Statements of Operations and Comprehensive Loss. Prior period amounts have been appropriately disclosed.

     In June 1997 the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. The statement is effective for fiscal years beginning after December 15, 1997. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measuring those instruments at fair value, with the potential effect on operations dependent upon certain conditions being met. The statement (as amended by SFAS No. 137) is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The implementation of SFAS No. 131 is not expected to have a material impact on FaciliCom's financial position or results of operations. FaciliCom has not determined the impact that implementing SFAS No. 133 will have on FaciliCom's financial position or results of operations.

     p. Reclassifications. Certain amounts in the September 30, 1997 and 1996 consolidated financial statements have been reclassified to conform with the presentation of the September 30, 1998 consolidated financial statements.

3. OPERATING DEFICIT AND MANAGEMENT'S PLANS

     FaciliCom had a net loss of approximately $46.6 million for the year ended September 30, 1998. On January 28, 1998, FaciliCom issued $300 million aggregate principal amount of the Notes. FaciliCom believes that the net proceeds from the offering of the Notes, together with cash provided by operating activities and vendor financing, will provide FaciliCom with sufficient capital to fund planned capital expenditures and anticipated losses and to make interest payments on the Notes through at least September 30, 1999.

4. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     Long-Term Debt. During 1997, FCI entered into an Equipment Loan and Security Agreement with NTFC Capital Corporation ("NTFC") to finance up to $5,000,000 for the purchase of transmission and communications equipment. Interest was payable quarterly and was calculated based upon the London Interbank Offering Rate ("LIBOR") plus 4%. Quarterly principal payments were to commence on June 30, 1999. The loan was collateralized by the related equipment purchased under such agreement. FaciliCom used a portion of the proceeds from the offering of Notes to pay off the indebtedness under the Equipment Loan and Security Agreement and the agreement was terminated.

     During 1995, FCI entered into an equipment financing agreement with Ericsson I.F.S. to purchase certain equipment. The original agreement was amended and restated on December 30, 1996, to increase the borrowing limit to $7,000,000 and certain terms were further revised on June 12, 1997 and November 21, 1997. Interest was calculated based upon LIBOR plus 4%. Quarterly principal payments were to commence on June 30, 1998. The loan was collateralized by the related equipment purchased under the financing agreement. FaciliCom used a portion of the proceeds from the offering of Notes to pay off the indebtedness under the equipment financing agreement and the agreement was terminated.

     On January 28, 1998, FCI issued $300 million aggregate principal amount of Notes bearing interest at 10 1/2% due 2008 pursuant to an Indenture (the "Offering"). The Notes are unsecured obligations of FCI and interest on the Notes is payable semiannually in arrears on January 15 and July 15 of each year, commencing on July 15, 1998.

     The Notes are redeemable at the option of FCI, in whole or in part at any time on or after January 15, 2003, at specified redemption prices plus accrued and unpaid interest. In addition, at any time prior to January 15, 2001, FCI, may redeem from time to time up to 35% of the originally issued aggregate principal amount of the Notes at the specified redemption prices with the net cash proceeds (as defined in the Indenture) of one or more public equity offerings. In the event of a change in control of ownership of FCI,

Inc., each holder of the Notes has the right to require FCI, to purchase all or any of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount.

     FCI used approximately $86.5 million of the proceeds from the Offering to purchase investments consisting of U.S. Government Obligations, which are pledged as security and restricted for the first six scheduled interest payments on the Notes (see Note 16).

     The Notes require maintenance of certain financial and nonfinancial covenants, including limitations on additional indebtedness, restricted payments including dividends, transactions with affiliates, liens and asset sales.

     Long-term debt at September 30, 1998 and 1997 consists of the following (dollars in thousands):

                                                     INTEREST RATE     1998      1997
                                                     -------------   --------   -------
Indenture notes, due 2008..........................         10.5%    $300,000   $    --
NTFC debt..........................................    LIBOR + 4%          --     7,116
Ericsson debt......................................    LIBOR + 4%          --     5,094
Cable capacity debt, due 2001......................  LIBOR + 4.5%         740     1,134
Other..............................................       Various          --       699
                                                                     --------   -------
Sub-total..........................................                   300,740    14,043
Less: Current portion of long-term debt............                      (394)   (1,043)
                                                                     --------   -------
                                                                     $300,346   $13,000
                                                                     ========   =======

     The LIBOR rate was 5.3% and 5.8% on September 30, 1998 and 1997, respectively.

     Capital Leases. FaciliCom leases certain fiber optic cables under agreements permitting the use of the cables over periods up to 25 years with payment requirements over periods not exceeding five years. Payments are made quarterly and interest is calculated at LIBOR plus 4% to 4.5%.

     Future minimum payments on long-term debt and capital lease obligations at September 30, 1998 are as follows (in thousands):

                                                              LONG-TERM   CAPITAL
                                                                DEBT      LEASES
                                                              ---------   -------
1999........................................................  $    394    $4,195
2000........................................................       346     4,065
2001........................................................        --       650
2002........................................................        --       221
2003........................................................        --        --
Thereafter..................................................   300,000        --
                                                              --------    ------
Total future minimum payments...............................  $300,740     9,131
                                                              ========
Less: Amount representing interest (using September 30, 1998
  LIBOR rate)...............................................                (933)
                                                                          ------
                                                                          $8,198
                                                                          ======

5. INCOME TAXES

     At September 30, 1998, FaciliCom has approximately $2.6 million of cumulative net operating losses ("NOLs") to offset future U.S. federal taxable income and approximately $25.3 million of NOLs to offset future foreign taxable income for those subsidiaries taxed in foreign jurisdictions. The U.S. NOLs expire in fifteen years, while the foreign NOLs do not expire. A valuation allowance was established for the deferred assets related to the NOLs at September 30, 1998.

     Deferred tax assets of approximately $3,130,000 at September 30, 1997 were related to the NOL carryforwards of foreign subsidiaries taxed in foreign jurisdictions totaling approximately $11,100,000. A valuation allowance was established for the amount of deferred tax assets at September 30, 1997.

     On December 22, 1997, FaciliCom adopted a tax sharing agreement with AHI, whereby FaciliCom is obligated to file a consolidated federal income tax return with AHI and subsidiaries. Under the Agreement, FCI is obligated to pay, with certain exceptions, its share of the consolidated tax liability to AHI and FCI will not be paid by AHI for tax benefits realized in the consolidated tax return. At December 31, 1997, FCI had approximately $1,018,000 of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes that amounted to approximately $393,000 and was recorded as a deferred tax liability and deferred income tax expense for the change in tax status for the year ended September 30, 1998.

     From December 23, 1997 through September 30, 1998, the period after the change in tax status, FCI recorded a tax benefit of $12.1 million based upon FaciliCom's losses expected to be utilized by AHI. The net benefit recorded was passed through to AHI.

     The components of loss before income taxes for the periods ended September 30, 1998, 1997 and 1996 are as follows (in thousands):

                                                              1998      1997      1996
                                                             -------   -------   ------
Domestic...................................................  $43,432   $ 6,978   $3,009
Foreign....................................................   14,514     7,053    6,653
                                                             -------   -------   ------
          Total............................................  $57,946   $14,031   $9,662
                                                             =======   =======   ======

     The components of the income tax provision for the years ended September 30, 1997 and 1996 are as follows (in thousands):

                                                               1997      1996
                                                              -------   -------
Deferred tax-asset foreign NOLs.............................  $ 2,010   $ 1,120
Valuation allowance.........................................   (2,010)   (1,120)
                                                              -------   -------
                                                              $    --   $    --
                                                              =======   =======

     A reconciliation of the total tax benefit with the amount computed by applying the statutory federal income tax rate to the loss before taxes for the year ended September 30, 1998 is as follows (in thousands):

                                                               1998
                                                              -------
Loss applying statutory rate................................  $19,700
Permanent differences.......................................   (3,693)
Foreign country taxes.......................................     (302)
Change in tax status........................................     (393)
State taxes.................................................      226
Valuation allowance.........................................   (4,187)
                                                              -------
Income tax benefit..........................................  $11,351
                                                              =======

     There are no pro forma income tax amounts presented giving effect to the change in tax status for the statements of operations presented as FaciliCom would have been a stand alone taxpaying entity and a valuation allowance would have been established for any net deferred tax benefit related to net operating losses.

     The components of deferred tax assets and liabilities at September 30, 1998 and 1997 are as follows (in thousands):

                                                                1998      1997
                                                              --------   -------
Deferred tax asset -- foreign NOLs..........................  $  7,718   $    --
Deferred tax asset -- domestic NOLs.........................     1,065     3,130
Property and equipment......................................       600        --
Stock-based compensation....................................     2,522        --
Valuation allowance.........................................   (11,905)   (3,130)
                                                              --------   -------
                                                              $     --   $    --
                                                              ========   =======

6. OPERATING LEASES

     FaciliCom leases office facilities and certain fiber optic cables and switching facilities under noncancelable operating leases. Rental expense for the fiscal years ended September 30, 1998, 1997, and 1996 was $21.9 million, $4.7 million and $1.4 million, respectively, of which $19.2 million, $3.8 million and $1.1 million relates to fiber optic cable leases, which are generally for less than one year. Future minimum lease payments under noncancelable operating leases as of September 30, 1998 are as follows (in thousands):

1999........................................................  $ 3,864
2000........................................................    3,733
2001........................................................    3,599
2002........................................................    3,247
2003........................................................    2,955
Thereafter..................................................   13,659
                                                              -------
Total.......................................................   31,057
Less: Subleases.............................................   (1,087)
                                                              -------
                                                              $29,970
                                                              =======

7. BORROWINGS FROM OWNERS

     At September 30, 1996, FaciliCom had outstanding interest-bearing working capital advances from Armstrong totaling $1,549,000. On November 1, 1996, FCI entered into a Convertible Line of Credit Agreement with Armstrong. The outstanding advances were converted into borrowings under the line of credit agreement. Under such agreement, FCI had a $15,000,000 credit facility of which $5,000,000 was available in cash and $10,000,000 was available for letter of credit needs. Armstrong had the right, at any time on or before October 31, 1999, to convert the entire principal amount of the cash loan into a maximum of 3.1% of additional ownership and convert the letter of credit balance outstanding into a maximum additional 4.44% ownership. In 1997, Armstrong converted the outstanding balance of $5,396,000 under the cash portion of the agreement into an ownership interest.

     At September 30, 1997, FCI had $10,000,000 for letter of credit needs of which it had outstanding letters of credit of $6,136,000 under the Convertible Line of Credit Agreement.

     In 1997, FCI entered into a Bridge Loan Agreement with Armstrong in which FCI could borrow up to $10,000,000. Interest was calculated based upon prime plus 1%. The prime rate was 8.5% at September 30, 1997. The loan was due on October 1, 1998. The outstanding balance at September 30, 1997 was $6,250,000. During the year ended September 30, 1998, Armstrong converted the outstanding balance of $6,250,000 into an ownership interest (see Note 1).

     Additionally, as of September 30, 1996, FCI-Sweden had outstanding convertible debentures in the amount of $480,000 to a minority stockholder of both FCI-Sweden and FGC (the "Minority Stockholder").

Such convertible debentures accrued interest at LIBOR plus 4%. Interest was payable annually on September 30, with the full principal amount due on September 30, 2003. In December 1996, these convertible debentures were assigned to FCI (see Note 8).

     FCI's total interest expense under the above borrowings was $195,000, $462,000 and $26,000 for the years ended September 30, 1998, 1997 and 1996, respectively.

8. OTHER RELATED PARTY TRANSACTIONS

     As of September 30, 1996, FCI had an outstanding advance to the Minority Stockholder of $499,000.

     As of September 30, 1996, FCI and the Minority Stockholder held $1,120,000 and $480,000, respectively, of FCI-Sweden debentures totaling $1,600,000 which earned interest at LIBOR plus 4%. The holder of the debentures had the right to convert the outstanding principal balance into FCI-Sweden common stock at a predetermined price ranging from $200 to $250 per share.

     On December 23, 1996, the Minority Stockholder assigned its right, title and interest in the FCI-Sweden convertible debentures to FCI to satisfy the outstanding advance due to FCI from the Minority Stockholder. On March 14, 1997, FCI converted all of its FCI-Sweden convertible debentures into 7,400 shares of FCI-Sweden common stock. On May 15, 1997, FCI-Sweden issued 14,400 additional shares of common stock to FCI for consideration of $3,600,000. Such transactions increased FCI's ownership in FCI-Sweden to 89.6%.

     In March 1996, Tele8 Kontakt, a subsidiary of FCI at that time, was awarded a license agreement from the Swedish government for certain rights relating to communications systems and technology. During October 1996, FCI distributed its rights under such license agreement to its owners.

     FCI has contracted with AHI, since its inception, for the performance of certain services by AHI for FCI, including but not limited to financial accounting, professional and billing services. In May 1998, an agreement was entered into for such services. The agreement expires on September 30, 2002. Expenses related to such contracted services of approximately $1.6 million, $439,000 and $7,000 are included in the statements of operations for the years ended September 30, 1998, 1997 and 1996, respectively.

     The terms of the agreements include professional services billed at hourly rates, check processing at an amount per check and data center services based on usage and disk storage space. FaciliCom believes that the terms of the agreements are competitive with similar services offered in the industry.

     As of September 30, 1998 an affiliate of AHI had issued letters of credits on behalf of FaciliCom totaling $9.4 million.

9. BENEFIT PLANS

     Foreign Operations. Various foreign subsidiaries contribute to their respective government pension funds, social insurance, medical insurance and unemployment charters for their employees. The total contribution was $1.3 million, $781,000 and $563,000 for the years ended September 30, 1998, 1997 and 1996, respectively.

     401(k). Employees of FCI may participate in a salary reduction (401(k) plan administered by AHI. All contributions represent employee salary reductions.

10. CONCENTRATION OF RISK

     Financial instruments that potentially subject FaciliCom to concentration of credit risk are accounts receivable. Four of FaciliCom's customers accounted for approximately 13.0% and 31.0% of gross accounts receivable as of September 30, 1998 and 1997, respectively. FaciliCom performs on-going credit evaluations of its customers and in certain circumstances requires collateral to support customer receivables. However, many of FaciliCom's customers, including these four, are suppliers to whom FaciliCom has accounts payable that mitigate this risk.

     In addition, FaciliCom is dependent upon certain suppliers for the provision of telecommunication services to its customers. FaciliCom has not experienced, and does not expect, any disruption of such services.

     Approximately 24% and 41% of FaciliCom's revenues for the years ended September 30, 1997 and 1996, respectively, were derived from two customers each with percentages in excess of 10%. No one customer represented 10% or more of FaciliCom's revenues for the year ended September 30, 1998.

11. COMMITMENTS

     Equipment. At September 30, 1998, FaciliCom had outstanding commitments to purchase certain switching equipment for approximately $15 million.

     In May 1998, FaciliCom entered into a Memorandum of Understanding ("MOU") with Qwest. The MOU incorporates agreements to provide Qwest with international direct dial termination service to various destinations and provides FaciliCom an indefeasible right of use ("IRU") for domestic and international fiber optic capacity. Deliveries of capacity under the IRU began in March 1999. The IRU is for twenty-five years, for which FaciliCom has agreed to pay $24 million. Delivery of two of the capacity segments occurred during the nine month period ended June 30, 1999. The delivery of the remaining capacity is expected by September 30, 1999. FaciliCom has recorded a liability related to the two capacity segments that were delivered during the nine month period ended June 30, 1999. In addition, during a three-year period, Qwest has the right of first refusal pursuant to additional capacity purchases made by FaciliCom.

     FaciliCom has also entered into two agreements that provide FaciliCom with IRU's for international fiber optic capacity for Europe and the Pacific Rim. Deliveries of the capacity under the agreements are expected prior to November 1999. The IRU's are for ten to fifteen years, for which FaciliCom has agreed to pay approximately $41.6 million through September 30, 2002, of which $2.5 million has already been paid as a deposit and an additional $24.1 million is expected to be paid in the fiscal year ended September 30, 1999.

     Subsequent to September 30, 1998, FaciliCom agreed to acquire additional capacity in Europe and Scandinavia for $8.6 million. Deliveries and payment of the capacity under these agreements are expected by September 30, 1999.

12. CONTINGENCIES AND LITIGATION

     FaciliCom is involved in various claims and possible actions arising in the normal course of its business. Although the ultimate outcome of these claims cannot be ascertained at this time, it is the opinion of FaciliCom's management, based on its knowledge of the facts and advice of counsel, that the resolution of such claims and actions will not have a material adverse effect on FaciliCom's financial condition or results of operations.

     In August 1997, FaciliCom entered into a settlement agreement relating to litigation arising from a certain 1996 FCI-Sweden international telephone services agreement and related billing, collection and factoring agreements with third parties. For the fiscal year ended September 30, 1996, selling, general and administrative expenses includes approximately $708,000 of losses relating to the settlement of which $500,000 represents a reserve on advances, paid at the time of the settlement agreement, on behalf of the telephone service company. Under the settlement agreement all of the above amounts were paid to fully satisfy any amounts which may be owing from FaciliCom and the telephone services company to a company under a factoring agreement. At the date of settlement, the management of FaciliCom believed the amounts advanced to the telephone services company were uncollectible. The settlement agreement also provides for the factoring company to assign to FaciliCom any and all receivable claims the factoring company may have against the billing and collection agent ("Agent"). FaciliCom filed a complaint against the Agent for breach of contract and related claims pursuant to an agreement between FaciliCom and the Agent. The Agent placed in escrow the sum of $1,431,324. On May 8, 1998, the balance of the escrow account was distributed among various entities. FaciliCom received $791,000.

13. STOCK-BASED COMPENSATION

     Through December 22, 1997, certain employees and directors were eligible to participate in a Performance Unit Plan established by FaciliCom, under which a maximum of 1,254,000 units could have been granted. A unit is a right to receive a cash payment equal to the excess of the fair market value of a unit on its maturity date over the initial value of a unit. Fair market value of a unit as determined by the management committee of FaciliCom. At September 30, 1997 and 1996, 484,500 and 152,000 units had been granted, respectively. Participants vested in their units over a period not to exceed two years and were entitled to receive cash compensation equivalent to the value of the units at the time a participant retires provided the participant had 10 years of continuous service or, if earlier, upon the occurrence of certain events, including a change in control of FaciliCom. FaciliCom accrued to expense over the participant's service vesting period (10 years) amounts based on the value of the unit at year end. Amounts charged to expense for this plan for the year ended September 30, 1997 was $288,000. No amounts were expensed in prior years.

     On December 22, 1997, the Board of Directors adopted the 1997 Phantom Stock Rights Plan (the "Phantom Stock Plan"). The Phantom Stock Plan provided for the granting of phantom stock rights ("Phantom Shares") to certain directors, officers and key employees of FaciliCom and its subsidiaries. The total number of Phantom Shares eligible for grant pursuant to the Phantom Stock Plan was 6,175, subject to adjustments for stock splits and stock dividends.

     All of the units granted under FaciliCom's Performance Unit Plan were exchanged for equivalent phantom rights with equivalent terms under the new phantom rights plan. Accordingly, 4,845 Phantom Shares had been granted of which 3,182 had vested. All of the provisions of the Phantom Stock Plan including vesting, forfeiture and cash settlement mirror the provisions of FaciliCom's Performance Unit Plan.

     On March 31, 1998, the Board of Directors adopted the FaciliCom International, Inc. 1998 Stock Option Plan (the "1998 Stock Option Plan"). By resolution of the Board of Directors on March 31, 1998, FaciliCom's Certificate of Incorporation was amended to create 25,000 shares of a non-voting class of common stock. At September 30, 1998, FaciliCom has 300,000 authorized shares, of which 275,000 are a voting class of common stock.

     The 1998 Stock Option Plan provides for the grant of options to purchase shares of FaciliCom's non-voting common stock to certain directors, officers, key employees and advisors of FaciliCom. The aggregate number of options that may be granted under the 1998 Stock Option Plan is 22,574 and no option may be granted after March 31, 2008. No option is exercisable within the first six months of grant and options expire after ten years.

     Also on March 31, 1998, all of the Phantom Shares previously granted to employees of FaciliCom under FaciliCom's Phantom Stock Plan were converted to options under the 1998 Stock Option Plan, and FaciliCom granted additional options to purchase 6,448 shares of non-voting common stock to employees, directors and advisors under the 1998 Stock Option Plan. The exchange of employees' Phantom Shares for options resulted in additional compensation cost for the incremental value of the new option amortized over the vesting period of the option that is shorter than the service period of the Phantom Shares. Total unrecognized compensation cost approximated $1,672,375 at time of conversion.

     A summary of the stock option activity at September 30, 1998 is as follows:

                                     OPTION SHARES    OPTION SHARES     OPTION SHARES     OPTION SHARES
                                       (EXERCISE     (EXERCISE PRICE   (EXERCISE PRICE   (EXERCISE PRICE
                                       PRICE $1)          $263)             $500)            $1,000)
                                     -------------   ---------------   ---------------   ---------------
Options granted March 31, 1998.....      9,918             670               705                --
Options granted June 1, 1998.......         --              --                30                --
Options granted July 1, 1998.......         --              --                --               200
                                         -----             ---               ---               ---
Options outstanding at September
  30, 1998.........................      9,918             670               735               200
                                         =====             ===               ===               ===
Options exercisable at September
  30, 1998.........................      9,490             380
                                         =====             ===

     All of the options outstanding at September 30, 1998 have a 10-year life and an option price range from $1.00 to $1,000 per option share. The options vest over a period up to 5 years and at September 30, 1998 there were 8,826 options granted that vested immediately. FaciliCom recognized compensation cost of $5,706,000 as of September 30, 1998 relating to options granted and recognized compensation cost of $311,592 for the year ended September 30, 1998 relating to FaciliCom's Phantom Stock plan. For the year ended September 30, 1998 compensation cost includes $2,112,640 for 3,401 options with an exercise price of $1.00 granted to certain non-employee directors and advisors related to certain directors of FaciliCom.

     The fair value of options granted at September 30, 1998 was as follows:

OPTION SHARES                                               OPTION FAIR VALUE
EXERCISE PRICE                                              AT DATE OF GRANT
--------------                                              -----------------
$    1....................................................        $640
$ 263.....................................................        $423
$ 500.....................................................        $306
$1,000....................................................        $135

     The fair value of the option grant is estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes model are: dividend yield 0%, volatility 30%, risk free interest rate of 6%, assumed forfeiture rate of 0% and an expected life of 3 to 5 years.

     If FaciliCom would have recorded compensation cost for FaciliCom's stock option plan consistent with the fair value-based method of accounting prescribed under SFAS No. 123 it would have had an immaterial effect on the net loss of FaciliCom for the fiscal year ended September 30, 1998.

     On October 1, 1998, FaciliCom granted options to purchase 1,702 shares at exercise prices ranging from $1 to $950. The options vest over 1 to 5 years and are exercisable for 10 years. Approximately $589,000 of compensation expense will be recorded for the options.

14. VALUATION AND QUALIFYING ACCOUNTS

     Activity in FaciliCom's allowance accounts for the periods ended September 30, 1998, 1997 and 1996 were as follows (in thousands):

                                                   DOUBTFUL ACCOUNTS
                                                       ADDITIONS
                                              ---------------------------
                                BALANCE AT    CHARGED TO
                               BEGINNING OF   COSTS AND      CHARGED TO                   BALANCE AT
                                  PERIOD       EXPENSE     OTHER ACCOUNTS   DEDUCTIONS   END OF PERIOD
                               ------------   ----------   --------------   ----------   -------------
1996.........................      $ --         $   --          $ --         $    --        $   --
1997.........................      $ --         $1,263          $ --         $(1,102)       $  161
1998.........................      $161         $3,771          $745         $   (57)       $4,620

                                        DEFERRED TAX ASSET VALUATION
                                      --------------------------------
                                                            CHARGED TO
                                          BALANCE AT        COSTS AND                  BALANCE AT
                                      BEGINNING OF PERIOD    EXPENSE     DEDUCTIONS   END OF PERIOD
                                      -------------------   ----------   ----------   -------------
1996................................        $   --            $1,120       $   --        $ 1,120
1997................................        $1,120            $2,010       $   --        $ 3,130
1998................................        $3,130            $8,221       $   --        $11,351

15. GEOGRAPHIC DATA

     FaciliCom operates as a provider of international long-distance telecommunications services. FaciliCom is a multinational company operating in many countries including the United States, the United Kingdom, Sweden, Denmark, France, Germany and The Netherlands. Sales between geographic areas represent the providing of services through carrying and ultimately termination of customer traffic originated in the other geographic area and are accounted for based on established sales prices. In computing operating loss for foreign operations, no allocations of certain general corporate expenses have been made. Summary information with respect to FaciliCom's geographic operations is as follows (in thousands):

                                                           YEARS ENDED SEPTEMBER 30,
                                                         ------------------------------
                                                           1998        1997      1996
                                                         ---------   --------   -------
NET REVENUE
  North America........................................  $ 142,126   $ 56,315   $ 8,363
  Europe...............................................    112,392     24,187     7,347
  Eliminations.........................................    (70,272)   (10,315)   (3,819)
                                                         ---------   --------   -------
          Total........................................  $ 184,246   $ 70,187   $11,891
                                                         =========   ========   =======
OPERATING LOSS
  North America........................................  $ (29,553)  $ (6,337)  $(2,936)
  Europe...............................................    (14,333)    (5,023)   (6,640)
                                                         ---------   --------   -------
          Total........................................  $ (43,886)  $(11,360)  $(9,576)
                                                         =========   ========   =======
ASSETS
  North America........................................  $ 488,649   $ 25,035   $ 9,431
  Europe...............................................    150,992     21,824    13,042
  Eliminations.........................................   (260,757)    (2,842)   (1,465)
                                                         ---------   --------   -------
          Total........................................  $ 378,884   $ 44,017   $21,008
                                                         =========   ========   =======

16. MARKETABLE SECURITIES

     In accordance with SFAS 115, FaciliCom's debt securities are considered either held-to-maturity or available-for-sale. Held-to-maturity securities represent those securities that FaciliCom has both the positive intent and the ability to hold to maturity, and are carried at amortized cost. This classification includes those securities purchased and pledged for payment of interest on the Notes. Available-for-sale securities represent those securities that do not meet that classification of held-to-maturity, are not actively traded and are carried at fair value. Unrealized gains and losses on these securities are excluded from earnings and are reported as a separate component of capital accounts until realized.

     The amortized cost and estimated fair value of the marketable securities are as follows:

                                                              SEPTEMBER 30, 1998
                                                ----------------------------------------------
                                                              GROSS        GROSS
                                                AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                  COST         GAIN         LOSS       VALUE
                                                ---------   ----------   ----------   --------
                                                                (IN THOUSANDS)
Held-to-Maturity
  U.S. Government Securities Maturing in 1
     year or less.............................  $ 31,394     $    79        $ --      $ 31,473
  Maturing between 1 and 3 years..............    43,124         546          --        43,670
                                                --------     -------        ----      --------
          Total held-to-maturity..............    74,518         625          --        75,143
                                                --------     -------        ----      --------
Available-for-sale
  Commercial paper............................     6,887          --          --         6,887
  Government backed securities................    31,787          24          --        31,811
                                                --------     -------        ----      --------
          Total available-for-sale............    38,674          24          --        38,698
                                                --------     -------        ----      --------
          Total marketable securities.........  $113,192     $   649        $ --      $113,841
                                                --------     -------        ----      --------
AS REPORTED SEPTEMBER 30, 1998 (IN THOUSANDS):
Current Assets:
  Held-to-maturity (at amortized cost)...................    $31,394
  Available-for-sale (at fair value).....................     38,698
                                                             -------
          Total current assets...........................    $70,092
                                                             =======
Noncurrent Assets:
  Held-to-maturity (at amortized cost)...................    $43,124
                                                             =======
Capital Accounts:
  Holding gain on marketable securities..................    $    24
                                                             =======

     At June 30, 1999, there were no available-for-sale securities.

17. OTHER EVENTS (UNAUDITED)

     Revolving Credit Facility. On May 24, 1999, FaciliCom entered into a $35.0 million revolving credit facility (the "Credit Facility"), which is scheduled to terminate on May 23, 2000. As of June 30, 1999, FaciliCom had $10.0 million outstanding under the Credit Facility. The Credit Facility contains interest rate options based upon LIBOR or Prime, plus applicable margin percentages. The Credit Facility contains certain restrictive covenants.

     Subsequent to June 30, 1999, FaciliCom replaced certain switching equipment with newer equipment. As such, in the 4th quarter of fiscal year ending September 30, 1999, FaciliCom will record approximately a $3.8 million write-down for the remaining net book value of the replaced equipment.


     Subsequent to June 30, 1999, FaciliCom canceled 539 shares of its outstanding voting common stock and simultaneously issued 2,379 options under the 1998 Stock Option Plan to certain advisors at an exercise price of $.01 per share, which vested immediately. As such, FaciliCom will record a 4th quarter charge of approximately $3.3 million for related compensation expense.

APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF AUGUST 17, 1999

                                     AMONG

                  WORLD ACCESS, INC., A DELAWARE CORPORATION,

             FACILICOM INTERNATIONAL, INC., A DELAWARE CORPORATION,

               ARMSTRONG INTERNATIONAL TELECOMMUNICATIONS, INC.,
                            A DELAWARE CORPORATION,

               EPIC INTERESTS, INC., A PENNSYLVANIA CORPORATION,

                                      AND

                  BFV ASSOCIATES, INC., A DELAWARE CORPORATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE I

                                   THE MERGER

                                                                    PAGE
                                                                    ----
1.1   The Merger..................................................   A-4
1.2   Closing.....................................................   A-4
1.3   Effective Time..............................................   A-5
1.4   Effects of the Merger.......................................   A-5
1.5   Certificate of Incorporation/Bylaws.........................   A-5
1.6   Directors of the Surviving Corporation......................   A-5
1.7   Merger Consideration........................................   A-5
1.8   Effect on Capital Stock of FCI..............................   A-6
1.9   FCI Stock Options...........................................   A-6
1.10  Exchange Procedures.........................................   A-6

                               ARTICLE II
                               [RESERVED]

                              ARTICLE III
                     REPRESENTATIONS AND WARRANTIES
3.1   Representations and Warranties of WAXS......................   A-7
3.2   Representations and Warranties of FCI.......................  A-13

                               ARTICLE IV
               COVENANTS RELATING TO CONDUCT OF BUSINESS
4.1   Covenants of WAXS...........................................  A-18
4.2   Covenants of FCI............................................  A-19
4.3   Operational Reports.........................................  A-20
4.4   Control of Other Party's Business...........................  A-20

                               ARTICLE V
                         ADDITIONAL AGREEMENTS
      Preparation of Proxy Statement and Consent Solicitation
5.1   Statement; Stockholders Meetings............................  A-20
5.2   Access to Information.......................................  A-21
5.3   Reasonable Efforts..........................................  A-22
5.4   Acquisition Proposals.......................................  A-22
5.5   Fees and Expenses...........................................  A-23
5.6   Public Announcements........................................  A-23
5.7   Termination of Tax Sharing Agreements.......................  A-23
5.8   Directors' and Officers' Indemnification and Insurance......  A-23
5.9   Reservation of Shares.......................................  A-24
5.10  Registration and Listing....................................  A-24
5.11  Board of Directors..........................................  A-24

                               ARTICLE VI
                          CONDITIONS PRECEDENT
      Conditions to Each Party's Obligation to Effect the
6.1   Merger......................................................  A-25
6.2   Additional Conditions to Obligations of WAXS................  A-25
      Additional Conditions to Obligations of FCI and the
6.3   Shareholders................................................  A-26

                                                                    PAGE
                                                                    ----
                              ARTICLE VII
                       TERMINATION AND AMENDMENT
7.1   Termination.................................................  A-27
7.2   Effect of Termination.......................................  A-28
7.3   Amendment...................................................  A-28
7.4   Extension, Waiver...........................................  A-28

                              ARTICLE VIII
                           GENERAL PROVISIONS
      Non-Survival of Representations, Warranties and
8.1   Agreements..................................................  A-29
8.2   Notices.....................................................  A-29
8.3   Interpretation..............................................  A-30
8.4   Counterparts................................................  A-30
8.5   Entire Agreement; No Third Party Beneficiaries..............  A-30
8.6   Governing Law...............................................  A-30
8.7   Severability................................................  A-30
8.8   Assignment..................................................  A-30
8.9   Submission to Jurisdiction; Waivers.........................  A-31
8.10  Enforcement.................................................  A-31
8.11  Definitions.................................................  A-31

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of August 17, 1999 (this "Agreement"), among WORLD ACCESS, INC., a Delaware corporation ("WAXS"), FACILICOM INTERNATIONAL, INC., a Delaware corporation ("FCI"), ARMSTRONG INTERNATIONAL TELECOMMUNICATIONS, INC., a Delaware corporation ("AIT"), EPIC INTERESTS, INC., a Pennsylvania corporation ("EPI"), and BFV ASSOCIATES, INC., a Delaware corporation ("BFV" and together with AIT and EPI, the "Shareholders").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of FCI and WAXS deem it advisable and in the best interests of each corporation and its respective stockholders that FCI and WAXS engage in a business combination in order to advance the long-term strategic business interests of FCI and WAXS;

     WHEREAS, the combination of FCI and WAXS shall be effected by the terms of this Agreement through a merger as outlined below (the "Merger");

     WHEREAS, in furtherance thereof, the respective Boards of Directors of FCI and WAXS have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of voting common stock, par value $.01 per share, of FCI ("FCI Voting Common Stock") and each share of non-voting common stock, par value $.01 per share of FCI ("FCI Non-Voting Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3) will be converted into the right to receive (i) shares of common stock, par value $.01 per share, of WAXS ("WAXS Common Stock") or cash and (ii) shares of Convertible Preferred Stock, Series C, of WAXS ("WAXS Preferred Stock"), as set forth in Section 1.7; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

     WHEREAS, simultaneously with the execution and delivery of this Agreement, FCI and the Shareholders and each of John D. Phillips, WorldCom Network Services, Inc. and The 1818 Fund III, L.P. (the "Principal Stockholders") are entering into an agreement (the "Voting Agreement") pursuant to which each Principal Stockholder will agree to, among other things, vote in favor of the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), FCI shall be merged with and into WAXS at the Effective Time. Following the Merger, the separate corporate existence of FCI shall cease and WAXS shall continue as the surviving corporation (the "Surviving Corporation").

     1.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger and the transactions contemplated by this Agreement (the "Closing") will take place on the second business day following the satisfaction or waiver of such conditions, unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Long Aldridge & Norman, LLP, 303 Peachtree Street, Suite 5300, Atlanta, Georgia 30303, unless another place is agreed to by the parties hereto.

     1.3 Effective Time. On the date of the Closing the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as WAXS and FCI shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time"). The filing of the Certificate of Merger shall be made on the Closing Date.

     1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers, licenses, authorizations and franchises of FCI and WAXS shall be vested in the Surviving Corporation, and all debts, liabilities and duties of FCI and WAXS shall become the debts, liabilities and duties of the Surviving Corporation.

     1.5 Certificate of Incorporation/Bylaws. The certificate of incorporation and bylaws of WAXS, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

     1.6 Directors of the Surviving Corporation. The directors of the Surviving Corporation as of the Effective Time shall be comprised of ten (10) members, six
(6) of which shall be designated by WAXS and four (4) of which shall be designated by FCI. The initial directors of WAXS as of the Effective Time shall be as set forth on Exhibit 1.6.

     1.7 Merger Consideration.

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, all issued and outstanding shares of FCI Voting Common Stock and FCI Non-Voting Common Stock shall be converted into the right to receive, in the aggregate, (i) 380,000 shares of WAXS Preferred Stock, less that number of shares of WAXS Preferred Stock (on an as converted basis using the Conversion Price (as defined in the Certificate of Designation)) as is equal to the number of shares of WAXS Common Stock to be the subject of any stock options granted by WAXS in consideration for the cancellation of FCI stock options pursuant to Section 1.9, and (ii), if WAXS has been able to issue and sell shares of WAXS Common Stock on or prior to the Closing Date as provided below, an amount in cash equal to the net proceeds from any such sales up to $56,000,000 less the amount of cash to be paid to FCI optionholders in consideration for the cancellation of their options pursuant to Section 1.9. WAXS agrees to use its reasonable best efforts to issue and sell, not later than such time as all other conditions provided for in Article VI have been satisfied or waived, such number of shares of WAXS Common Stock as will result in net proceeds to WAXS of $56,000,000 with such proceeds to be used to satisfy the cash payment obligations pursuant to Sections 1.7 and 1.9. If WAXS is unable to obtain net proceeds of $56,000,000 (the "Cash Shortfall") on or prior to the Closing, then each of the Shareholders and Anand Kumar shall be entitled to receive (i) (A) at the Closing, that number of shares of WAXS Common Stock as is equal to the amount of the Cash Shortfall that is attributable to each of them as determined by FCI divided by the Market Price (as defined in the Certificate of Designation) on the Trading Day immediately preceding the Closing Date and (B) WAXS shall be obligated to issue and each of the Shareholders and Anand Kumar shall be entitled to receive, at such time or times as may be requested by the Shareholders and Anand Kumar, provided that such persons shall have contracted to sell all shares of WAXS Common Stock issued pursuant to clause (A) above, such number of shares of WAXS Common Stock for resale by such persons as will result, together with the net proceeds from the resale by such persons of any WAXS Common Stock issued pursuant to clause (A) above or this clause
     (B), in net cash proceeds to such persons equal to the Cash Shortfall attributable to such persons and (ii) the FCI Optionholders entitled to receive cash in consideration for the cancellation of their options pursuant to Section 1.9 shall be entitled to receive, and WAXS shall be obligated to issue, at such time or times as may be requested by such optionholders, such number of shares of WAXS Common Stock for resale by such optionholders as will result in net cash proceeds to each of such persons in an amount equal to the Cash Shortfall that is attributable to each such optionholder as determined by FCI. The parties agree that the Shareholders, Anand Kumar and such FCI optionholders shall be entitled to, and shall use their respective reasonable best efforts to, resell any such shares of WAXS Common Stock on such terms and conditions as they may determine in their sole discretion on the Closing Date, provided that any such resale shall be on an arm's-length basis. Any cash to be paid by WAXS on the Closing Date shall be delivered by wire transfer to as many accounts as the Shareholders may reasonably request. WAXS shall file a registration statement on Form S-3 (the "Registration Statement") in connection with the resale, pursuant to open market or privately negotiated transactions, of the WAXS Common Stock to be received by the Shareholders pursuant to this
     Section 1.7(a), which Registration Statement shall be in a form that can be declared effective by the staff of the SEC. WAXS agrees to maintain the effectiveness of the Registration Statement until its obligation to issue shares of WAXS Common Stock pursuant to this Section 1.7(a) has been satisfied. WAXS agrees to pay all Registration Expenses (as defined in the Registration Rights Agreement) in connection with such registration. The parties agree that the provisions of Sections 2.3, 2.4, 2.5 and 2.7 of the Registration Rights Agreement shall apply, with any necessary modifications, to the registration and sale of any shares of WAXS Common Stock pursuant to the Registration Statement.

          (b) The WAXS Preferred Stock shall have such powers, preferences, rights, qualifications, limitations and restrictions as set forth in the Certificate of Designation therefor attached hereto as Exhibit 1.7(b) (the "Certificate of Designation").

     1.8 Effect on Capital Stock of FCI.

          (a) Subject to Section 1.8(b), as a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of FCI Voting Common Stock and FCI Non-Voting Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of FCI Voting Common Stock or FCI Non-Voting Common Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares, except as provided herein or by law.

          (b) Each share of FCI Voting Common Stock and FCI Non-Voting Common Stock issued and directly or indirectly owned or held by FCI at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no stock of WAXS or other consideration shall be delivered in exchange therefor.

     1.9 FCI Stock Options. On or prior to the Effective Time, FCI shall use its reasonable best efforts to take all action necessary (including obtaining consents from optionholders if necessary) such that each stock option granted by FCI shall cease to represent a right to acquire shares of FCI Non-Voting Common Stock. At the Closing, each holder of such FCI stock options shall be entitled to receive such portion of the cash or WAXS Common Stock in lieu thereof to be delivered or issued pursuant to Section 1.7 or such number of stock options granted by WAXS for WAXS Common Stock, in each case as FCI may advise WAXS in writing prior to the Closing. At the Closing, WAXS shall grant the stock options required by this Section 1.9, on terms reasonably satisfactory to FCI and WAXS.

     1.10 Exchange Procedures. At the Closing, each Shareholder shall surrender its Certificates to the Surviving Corporation and shall receive therefor, and Anand Kumar, if he shall surrender his Certificate(s) to the Surviving Corporation, shall receive therefor, (i) if the Shareholders have not selected the Cash Option, one or more certificates representing, in the aggregate, the whole number of shares of WAXS Common Stock that such Person has a right to receive pursuant to Section 1.7, and (ii) one or more certificates representing, in the aggregate, the whole number of shares of WAXS Preferred Stock that such Person is entitled to receive pursuant to Section 1.7.

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                                   ARTICLE II

                                   [RESERVED]

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of WAXS. Except as set forth in the WAXS SEC Reports (as defined below) filed and publicly available prior to the date hereof or the WAXS Disclosure Schedule delivered by WAXS to FCI prior to the execution of this Agreement (the "WAXS Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) WAXS represents and warrants to FCI and the Shareholders as follows:

          (a) Organization; Standing and Power; Subsidiaries.

             (1) Each of WAXS and each of its Subsidiaries (as defined in Section 8.11) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect on WAXS, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify or to be in good standing would not have a Material Adverse Effect on WAXS. The copies of the certificate of incorporation and bylaws of WAXS which were previously furnished or made available to FCI are true, complete and correct copies of such documents as in effect on the date of this Agreement.

             (2) Exhibit 21.1 to WAXS's Annual Report on Form 10-K for the year ended December 31, 1998 includes all the Subsidiaries of WAXS which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by WAXS, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Neither WAXS nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than the Subsidiaries of WAXS) that is or would reasonably be expected to be material to WAXS and its Subsidiaries taken as a whole.

          (b) Capital Structure.

             (1) The authorized capital stock of WAXS consists of (A) 150,000,000 shares of WAXS Common Stock, par value $.01 per share, of which 44,920,342 shares are outstanding and zero shares are held in the treasury of WAXS and (B) 10,000,000 shares of Preferred Stock, par value $.01 per share, of which 50,000 shares designated as 4.25% Cumulative Senior Perpetual Convertible Preferred Stock, Series A, par value $.01 per share (the "Series A Preferred Stock"), and 23,174 shares designated as 4.25% Cumulative Junior Convertible Preferred Stock, Series B, par value $.01 per share (the "Series B Preferred Stock"), are outstanding. WAXS has reserved or has available 4,347,827 shares of WAXS Common Stock for issuance upon conversion of the Series A Preferred Stock and 1,448,375 shares of WAXS Common Stock for issuance upon conversion of the Series B Preferred Stock. All issued and outstanding shares of the capital stock of WAXS are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There are outstanding no options, warrants or other rights to acquire capital stock from WAXS other than options representing in the aggregate the right to purchase 8,960,951 shares of WAXS Common Stock (collectively, the "WAXS Stock Options") under the World Access, Inc. 1991 Stock Option Plan, World Access, Inc. Outside Directors' Warrant Plan, World Access, Inc. Directors' Warrant Incentive Plan, World Access, Inc. 1998 Incentive Equity Plan, Telco Systems, Inc. 1980 Stock Option Plan, Telco Systems, Inc. 1988 Non-Statutory Stock Option Plan and Telco Systems, Inc. 1990 Stock Option Plan (collectively, the "WAXS Stock Option Plans"). Section 3.1(b) of the WAXS Disclosure Schedule sets forth a complete and correct list of the number of shares of WAXS Common Stock subject to WAXS Stock Options or other rights to purchase or receive WAXS Common Stock granted under the WAXS Benefit Plans or otherwise and the exercise prices thereof.

             (2) No bonds, debentures, notes or other indebtedness of WAXS having the right to vote on any matters on which holders of capital stock of WAXS may vote ("WAXS Voting Debt") are issued or outstanding.

             (3) Except as otherwise set forth in this Section 3.1(b) and as contemplated by Section 1.7 and Section 1.9, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which WAXS or any of its Subsidiaries is a party or by which any of them is bound obligating WAXS or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of WAXS or any of its Subsidiaries or obligating WAXS or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of WAXS or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of WAXS or any of its Subsidiaries.

          (c)  Authority; No Conflicts.

             (1) WAXS has all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby subject to the approval by the stockholders of WAXS by the Required WAXS Vote as defined in Section 3.1(g) of this Agreement and the transactions contemplated hereby, including the issuance of the shares of WAXS Common Stock and WAXS Preferred Stock to be issued in the Merger (the "Share Issuance"). The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of WAXS, subject to the approval by the stockholders of WAXS of this Agreement and of the Share Issuance by the Required WAXS Vote. This Agreement has been duly executed and delivered by WAXS and constitutes, and the Registration Rights Agreement will have been duly executed and delivered by WAXS and shall constitute, at the Closing, a valid and binding agreement of WAXS, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (2) Subject to the approval by the stockholders of WAXS of this Agreement and the Share Issuance by the Required WAXS Vote, the execution and delivery of this Agreement and the Registration Rights Agreement by WAXS does not or will not, as the case may be, and the consummation by WAXS of the Merger and the other actions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the certificate of incorporation or bylaws of WAXS or any Subsidiary of WAXS, or (B) except as would not have a Material Adverse Effect on WAXS and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (3) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WAXS or any Subsidiary of WAXS or their respective properties or assets.

             (3) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or with respect to WAXS or any Subsidiary of WAXS in connection with the execution and delivery of this Agreement or the Registration Rights Agreement by WAXS or the consummation of the Merger and the other transactions contemplated hereby and thereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) state securities or "blue sky" laws (the "Blue Sky Laws"), (C) the Securities Act, (D) the Exchange Act, (E) the DGCL with respect to the filing of the Certificate of Merger, (F) rules and regulations of Nasdaq, (G) antitrust or other competition laws of other jurisdictions, (H) such consents, approvals, orders, authorizations, registrations, declarations and filings as are required by applicable laws, regulations and rules governing the telecommunications business, and (I) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on WAXS. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (H) are hereinafter referred to as "Necessary Consents".

          (d) Reports and Financial Statements.

             (1) WAXS has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it under the federal securities laws with the SEC since January 1, 1998 (collectively, including all exhibits thereto, the "WAXS SEC Reports"). No Subsidiary of WAXS is required to file any form, report, registration statement, prospectus or other document with the SEC not otherwise filed with a WAXS SEC Report. None of the WAXS SEC Reports, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The WAXS SEC Reports, taken as a whole, do not and as of the Effective Time will not contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing as of the Effective Time, not misleading. Each of the financial statements (including the related notes) included in the WAXS SEC Reports (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of WAXS and its Subsidiaries as of the respective dates or for the respective periods set forth therein all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such WAXS SEC Reports, as of their respective dates (or as of the date of any amendment to the respective WAXS SEC Report filed prior to the date of this Agreement), complied or will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

             (2) Since December 31, 1998, WAXS and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of WAXS and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that would not have a Material Adverse Effect on WAXS.

          (e) Information Supplied. None of the information supplied or to be supplied by WAXS for inclusion or incorporation by reference in the Proxy Statement or the Consent Solicitation Statement (as defined herein) will, on the date it is first mailed to WAXS's stockholders or the holders of the FCI Notes (as defined herein), as applicable, or at the time of the WAXS Stockholders Meeting or the taking of the FCI Notes Consent (as defined herein), as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will, on the date it is first mailed to WAXS's stockholders and at the time of the WAXS Stockholders Meeting, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          (f) Board Approval. The Board of Directors of WAXS, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way (the "WAXS Board Approval"), has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of WAXS and its stockholders, (ii) approved this Agreement, the Merger and the Share Issuance and (iii) recommended that the stockholders of WAXS approve and adopt this Agreement, the Merger and the Share Issuance and directed that such matters be submitted for consideration by WAXS's stockholders at the WAXS Stockholders Meeting.

          (g) Vote Required. The affirmative vote of holders of shares of WAXS Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, representing a majority of the total votes cast at a meeting of the holders of outstanding shares of WAXS Common Stock, Series A Preferred Stock and Series B Preferred Stock (the "Required WAXS Vote"), is the only vote of the holders of any class or series of WAXS capital stock necessary to approve the transactions contemplated by this Agreement, the Registration Rights Agreement, the Merger and the Share Issuance.

          (h) Litigation: Compliance with Laws.

             (1) There is no suit, investigation, action or proceeding pending or, to the Knowledge of WAXS, threatened, against or affecting WAXS or any Subsidiary of WAXS having, or which would have a Material Adverse Effect on WAXS, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against WAXS or any Subsidiary of WAXS having, or which would have a Material Adverse Effect on WAXS.

             (2) Except as would not have a Material Adverse Effect on WAXS, WAXS and its Subsidiaries hold all permits, licenses, variances, authorizations, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of WAXS and its Subsidiaries, taken as a whole (the "WAXS Permits"). WAXS and its Subsidiaries are in compliance with the terms of the WAXS Permits, except where the failure so to comply would not have a Material Adverse Effect on WAXS. The businesses of WAXS and its Subsidiaries are not being conducted in violation of, and WAXS has not received any notices of violations with respect to, any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on WAXS.

          (i) Absence of Certain Changes or Events. Except in connection with this Agreement or the transactions contemplated hereby, and except as permitted by Section 4.1, since December 31, 1998 through and including the date hereof, (i) WAXS and its Subsidiaries have conducted, in all material respects, their business only in the ordinary course and (ii) there has not been any change, circumstance or event which has had, or would reasonably be expected to have, a Material Adverse Effect on WAXS, other than any change, circumstance or effect relating (A) to the economy or financial markets in general, or (B) in general to the industries in which WAXS and its Subsidiaries operate and not specifically relating to WAXS and its Subsidiaries.

          (j) Environmental Matters. Except as would not have a Material Adverse Effect on WAXS, (i) the operations of WAXS and its Subsidiaries have been and are in compliance with all Environmental Laws and with all licenses required by Environmental Laws (as defined below), (ii) there are no pending or, to the Knowledge of WAXS, threatened, actions, suits, claims, investigations or other proceedings (collectively, "Actions") under or pursuant to Environmental Laws against WAXS or its Subsidiaries or involving any real property currently or, to the Knowledge of WAXS, formerly owned, operated or leased by WAXS or its Subsidiaries, (iii) WAXS and its Subsidiaries are not subject to any Environmental Liabilities (as defined below), and, to the Knowledge of WAXS, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the Knowledge of WAXS, formerly owned, operated or leased by WAXS or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities, (iv) all real property owned and, to the Knowledge of WAXS, all real property operated or leased by WAXS or its Subsidiaries is free of contamination from Hazardous Material (as defined below) that would have an adverse effect on human health or the environment and (v) there is not now, nor, to the Knowledge of WAXS, has there been in the past, on, in or under any real property owned, leased or operated by WAXS or its Subsidiaries or any of their respective predecessors (a) any underground storage tanks regulated pursuant to 40 C.F.R. Part 280 or delegated state programs, dikes or impoundments containing more than a reportable quantity of Hazardous Materials, (b) any friable asbestos-containing materials or (c) any polychlorinated biphenyls.

          As used in this Agreement, "Environmental Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health, safety or the environment, as currently in effect and includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sec. 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. sec. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. sec. 6901 et seq.,the Clean Water Act, 33 U.S.C. sec. 1251 et seq., the Clean Air Act, 33 U.S.C. sec. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. sec. 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., sec. 136 et seq., Occupational Safety and Health Act 29 U.S.C. sec. 651 et seq. and the Oil Pollution Act of 1990, 33 U.S.C. sec. 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "Environmental Liabilities" with respect to any Person means any and all liabilities of or relating to such person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such person or any of such Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which
     (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. As used in this Agreement "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws which includes petroleum, petroleum products, friable asbestos, urea formaldehyde and polychlorinated biphenyls.

          (k) Intellectual Property. Except as would not have a Material Adverse Effect on WAXS: (i) WAXS and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted, (ii) the use of any Intellectual Property by WAXS and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which WAXS or any Subsidiary acquired the right to use any Intellectual Property; (iii) to the Knowledge of WAXS, no Person is challenging, infringing on or otherwise violating any right of WAXS or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to WAXS or its Subsidiaries; and (iv) neither WAXS nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by WAXS and its Subsidiaries and to its Knowledge no Intellectual Property owned and/or licensed by WAXS or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceabil-ity of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; non-public information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

          (l) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of WAXS, except Donaldson, Lufkin & Jenrette, (the "WAXS Financial Advisor"), whose fees and expenses will be paid by WAXS in accordance with WAXS's agreement with such firm, a copy of which has been, or will be promptly when available, provided to FCI.

          (m) Opinion of WAXS Financial Advisor. WAXS has received the opinion (the "Fairness Opinion") of the WAXS Financial Advisor, dated the date of this Agreement, to the effect that as of such date, the Merger Consideration is fair, from a financial point of view, to WAXS and its stockholders, a copy of which has been, or will be promptly when available, provided to FCI.

          (n) Taxes.

             (1) (i) All material Tax Returns of WAXS and its Subsidiaries have been filed, or requests for extensions have been timely filed and have not expired; (ii) all Tax Returns filed by WAXS and its Subsidiaries are complete and accurate in all material respects; (iii) all Taxes shown to be due on such Tax Returns or on subsequent assessments with respect thereto have been paid or adequate reserves have been established for the payment of such Taxes, and no other material Taxes are payable by WAXS and its Subsidiaries with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to the date of this Agreement; (iv) there are no material liens on any of the assets of WAXS and its Subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that WAXS and its Subsidiaries is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established; and (v) there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any Taxes of WAXS and its Subsidiaries that might reasonably be expected to result in a Tax determination which would have a Material Adverse Effect on WAXS.

             (2) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of WAXS and its Subsidiaries that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404, or 162 of the Code.

             (3) Neither WAXS nor any of its Subsidiaries is a party to a Tax Sharing Agreement.

          (o) Certain Contracts. Neither WAXS nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any noncompetition agreement or any other agreement or arrangement that limits or otherwise restricts WAXS or any of its Subsidiaries or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreement or arrangement would have a Material Adverse Effect on the Surviving Corporation after giving effect to the Merger, or (iii) any agreement or

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     arrangement between WAXS or any of its Subsidiaries, on the one hand, and any affiliates, directors or officers of WAXS or its Subsidiaries, on the other hand, that is not on arm's-length terms. All contracts filed with the WAXS SEC Reports and the contracts listed on Section 3.1(o) of the WAXS Disclosure Schedule are valid, binding and are in full force and effect and enforceable in accordance with their respective terms, other than such contracts which by their terms are no longer in force or effect. Neither WAXS nor its Subsidiaries are in violation or breach of or default under any such contract, nor to WAXS's and its Subsidiaries' Knowledge, is any other party to any such contract in violation or breach or other default under any such contract, except for any such violation, breach or default which would not have a Material Adverse Effect on WAXS.

          (p) Certain Employee Matters. To the Knowledge of WAXS, no key employee, or group of employees of WAXS has any plans to terminate employment with WAXS other than employees with plans to retire. WAXS has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours and equal opportunity, and, to the Knowledge of WAXS, it does not have any material labor relations problems (including threatened or actual strikes or work stoppages or material grievances). Neither WAXS nor any of its Subsidiaries is a party to any collective bargaining agreement.

     3.2 Representations and Warranties of FCI. Except as set forth in the FCI SEC Reports (as defined below) filed and publicly available prior to the date hereof or the FCI Disclosure Schedule delivered by FCI to WAXS prior to the execution of this Agreement (the "FCI Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), FCI represents and warrants to WAXS as follows:

          (a) Organization; Standing and Power; Subsidiaries.

             (1) Each of FCI and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect on FCI and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not have a Material Adverse Effect on FCI. The copies of the certificate of incorporation and by-laws of FCI which were previously furnished or made available to WAXS are true, complete and correct copies of such documents as in effect on the date of this Agreement.

             (2) Exhibit 21.1 to FCI's Annual Report on Form 10-K for the year ended September 30, 1998 includes all the Subsidiaries of FCI which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 102 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by FCI, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Neither FCI nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than the Subsidiaries of FCI), that is or would reasonably be expected to be material to FCI and its Subsidiaries taken as a whole.

          (b) Capital Structure.

             (1) The authorized capital stock of FCI consists of 275,000 shares of FCI Voting Common Stock, of which 225,741 shares are outstanding and zero shares are held in the treasury of FCI and 25,000 shares of FCI Non-Voting Common Stock, of which 1,182 shares are outstanding and zero shares are held in the treasury of FCI. Section 3.2(b) of the FCI Disclosure Schedule sets forth a

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        complete and accurate list of the number of shares of FCI Voting Common
        Stock and FCI Non-Voting Common Stock owned beneficially and of record by each holder thereof. All issued and outstanding shares of the capital stock of FCI are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There are outstanding no options, warrants or other rights to acquire capital stock from FCI other than options representing in the aggregate the right to purchase no more than 11,736 shares of FCI Non-Voting Common Stock (collectively, the "FCI Stock Options") under the FaciliCom International, Inc. 1998 Stock Option Plan as such plan has been amended (the "FCI Stock Option Plan"). Section 3.2(b) of the FCI Disclosure Schedule sets forth a complete and correct list of the number of shares of FCI Voting Common Stock and FCI Non-Voting Common Stock subject to FCI Stock Options or other rights to purchase or receive FCI Voting Common Stock or FCI Non-Voting Common Stock granted under the FCI Benefit Plans or otherwise and the exercise prices thereof.

             (2) No bonds, debentures, notes or other indebtedness of FCI having the right to vote on any matters on which stockholders may vote ("FCI Voting Debt") are issued or outstanding.

             (3) Except as otherwise set forth in this Section 3.2(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which FCI or any of its Subsidiaries is a party or by which any of them is bound obligating FCI or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of FCI or any of its Subsidiaries or obligating FCI or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of FCI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of FCI or any of its Subsidiaries.

          (c) Authority; No Conflicts.

             (1) FCI and the Shareholders have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the actions contemplated hereby have been duly authorized by all necessary corporate action on the part of FCI and the Shareholders. This Agreement has been duly executed and delivered by FCI and the Shareholders and constitutes a valid and binding agreement of FCI and the Shareholders, enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (2) The execution and delivery of this Agreement by FCI and the Shareholders does not or will not, as the case may be, and the consummation by FCI and the Shareholders of the Merger and the other actions contemplated hereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the certificate of incorporation or bylaws of FCI or a Shareholder or any Subsidiary of FCI or (B) except as would not have a Material Adverse Effect on FCI or a Shareholder, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (3) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to FCI or a Shareholder, any Subsidiary of FCI or their respective properties or assets.

             (3) No consent, approval order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to FCI or a Shareholder or any Subsidiary of FCI in connection with the execution and delivery of this Agreement or the Registration Rights Agreement by FCI and the Shareholders, or the consummation of the Merger and the other transactions contemplated hereby and thereby, except the Necessary Consents and such consents,

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        approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on FCI or the Shareholders.

          (d) Reports and Financial Statements.

             (1) FCI has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it under the federal securities laws with the SEC since January 1, 1998 (collectively, including all exhibits thereto, the "FCI SEC Reports"). No Subsidiary of FCI is required to file any form, report, registration statement or prospectus or other document with the SEC not otherwise filed with an FCI SEC Report. None of the FCI SEC Reports, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The FCI SEC Reports, taken as a whole, do not and as of the Effective Time will not contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing as of the Effective Time, not misleading. Each of the financial statements (including the related notes) included in the FCI SEC Reports (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of FCI and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such FCI SEC Reports, as of their respective dates (or as of the date of any amendment to the respective FCI SEC Report filed prior to the date of this Agreement), complied or will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

             (2) Since September 30, 1998, FCI and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of FCI and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that would not have a Material Adverse Effect on FCI.

          (e) Information Supplied. None of the information supplied or to be supplied by FCI for inclusion or incorporation by reference in the Proxy Statement or the Consent Solicitation Statement (as defined herein) will, on the date it is first mailed to WAXS's stockholders or the holders of the FCI Notes (as defined herein), as applicable, or at the time of the WAXS Stockholders Meeting, or the taking of the FCI Notes Consent (as defined herein), as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f) Board/Shareholder Approval. The Board of Directors of FCI, by resolutions duly adopted by unanimous written consent and not subsequently rescinded or modified in any way (the "FCI Board Approval"), has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of FCI and the Shareholders, (ii) approved this Agreement and the Merger and (iii) recommended that the Shareholders of FCI adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Shareholders. The Shareholders, by resolutions duly adopted by unanimous written consent and not subsequently rescinded or modified in any way, have adopted this Agreement and approved the Merger.

          (g) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of FCI Voting Common Stock to approve the Merger (the "Required FCI Vote") was the only vote of the

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

     holders of any class or series of FCI capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

          (h) Litigation: Compliance with Laws.

             (1) There is no suit, investigation, action or proceeding pending or, to the Knowledge of FCI, threatened, against or affecting FCI or any Subsidiary of FCI having, or which would have a Material Adverse Effect on FCI, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against FCI or any Subsidiary of FCI having, or which would have a Material Adverse Effect on FCI.

             (2) Except as would not have a Material Adverse Effect on FCI, FCI and its Subsidiaries hold all permits, licenses, variances, authorizations, exemptions, orders and approvals of all Governmental Entities necessary for the operation of the businesses of FCI and its Subsidiaries, taken as a whole (the "FCI Permits"). FCI and its Subsidiaries are in compliance with the terms of the FCI Permits, except where the failure so to comply would not have a Material Adverse Effect on FCI. The businesses of FCI and its Subsidiaries are not being conducted in violation of, and FCI has not received any notices of violations with respect to, any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on FCI.

          (i) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, except as disclosed in the FCI SEC Reports filed prior to the date of this Agreement, and except as permitted by Section 4.2, since September 30, 1998 through and including the date hereof, (i) FCI and its Subsidiaries have conducted, in all material respects, their business only in the ordinary course and (ii) there has not been any change, circumstance or event which has had, or would reasonably be expected to have, a Material Adverse Effect on FCI, other than any change, circumstance or effect relating (i) to the economy or financial markets in general, or (ii) in general to the industries in which FCI and its Subsidiaries operate and not specifically relating to FCI and its Subsidiaries.

          (j) Environmental Matters. Except as would not have a Material Adverse Effect on FCI, (i) the operations of FCI and its Subsidiaries have been and are in compliance with all Environmental Laws and with all licenses required by Environmental Laws (ii) there are no pending or, to the Knowledge of FCI, threatened, actions under or pursuant to Environmental Laws against FCI or its Subsidiaries or involving any real property currently or, to the knowledge of FCI, formerly owned, operated or leased by FCI or its Subsidiaries, (iii) FCI and its Subsidiaries are not subject to any Environmental Liabilities and, to the Knowledge of FCI, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the Knowledge of FCI, formerly owned, operated or leased by FCI or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities, (iv) all real property owned and, to the Knowledge of FCI all real property operated or leased by FCI or its Subsidiaries is free of contamination from Hazardous Material that would have an adverse effect on human health or the environment and (v) there is not now, nor, to the Knowledge of FCI, has there been in the past, on, in or under any real property owned, leased or operated by FCI or its Subsidiaries or any of their respective predecessors (a) any underground storage tanks, regulated pursuant to 40 C.F.R. Part 280 or delegated state programs, dikes or impoundments containing more than a reportable quantity of Hazardous Materials, (b) any friable asbestos containing materials or (c) any polychlorinated biphenyls.

          (k) Intellectual Property. Except as would not have a Material Adverse Effect on FCI: (i) FCI and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted, (ii) the use of any Intellectual Property by FCI and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which FCI or any Subsidiary acquired the right to use any Intellectual Property; (iii) to the Knowledge of FCI, no Person is challenging, infringing on or otherwise violating any right of FCI or any of its Subsidiaries with respect to
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     any Intellectual Property owned by and/or licensed to FCI or its
     Subsidiaries; and (iv) neither FCI nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by FCI and its Subsidiaries and to FCI's Knowledge, no Intellectual Property owned and/or licensed by FCI or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

          (l) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of FCI except Lehman Brothers, Inc. (the "FCI Financial Advisor"), whose fees and expenses will be paid by FCI in accordance with The Armstrong Group's agreement with such firm, a copy of which has been, or will be promptly when available, provided to WAXS.

          (m) Taxes.

             (1) (i) All material Tax Returns of FCI and its Subsidiaries have been filed, or requests for extensions have been timely filed and have not expired; (ii) all Tax Returns filed by FCI and its Subsidiaries are complete and accurate in all material respects; (iii) all Taxes shown to be due on such Tax Returns or on subsequent assessments with respect thereto have been paid or adequate reserves have been established for the payment of such Taxes, and no other material Taxes are payable by FCI and its Subsidiaries with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to the date of this Agreement; (iv) there are no material liens on any of the assets of FCI or any of its Subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that FCI or any of its Subsidiaries is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established; and (v) there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any Taxes of FCI and its Subsidiaries that might reasonably be expected to result in a Tax determination which would have a Material Adverse Effect on FCI or any of its Subsidiaries.

             (2) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of FCI or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404, or 162 of the Code.

             (3) Neither FCI nor any of its Subsidiaries is a party to a Tax Sharing Agreement.

          (n) Certain Contracts. Neither FCI nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any noncompetition agreement or any other agreement or arrangement that limits or otherwise restricts FCI or any of its Subsidiaries or any successor thereto or that would, after the Effective Time, limit or restrict the Surviving Corporation or any of its affiliates (other than the Shareholders and their respective affiliates) or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreement or arrangement would have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken together, after giving effect to the Merger, or (iii) any agreement or arrangement between FCI or any of its Subsidiaries, on the one hand, and any affiliates, directors or officers of FCI or its Subsidiaries, on the other hand, that is not on arm's-length terms. All contracts filed with the FCI SEC Reports and the contracts listed on Section 3.1(n) of the FCI Disclosure Schedule (unless otherwise indicated thereon) are valid binding and are in full force and effect and enforceable in accordance with their respective terms, other than such contracts which by their terms are no longer in force or effect. Neither FCI nor its Subsidiaries are in violation or breach of or default under any such contract, nor to FCI's Knowledge, is any other party to any such contract in violation or breach or other default under any such contract, except for any such violation, breach or default which would not have a Material Adverse Effect on FCI.

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          (o) Certain Employee Matters.  To the Knowledge of FCI, no key
     employee, or group of employees of FCI has any plans to terminate employment with FCI other than employees with plans to retire. FCI has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours and equal opportunity, and, to the Knowledge of FCI, it does not have any material labor relations problems (including threatened or actual strikes or work stoppages or material grievances). Neither FCI nor any of its Subsidiaries is a party to any collective bargaining agreement.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 Covenants of WAXS. During the period from the date of this Agreement and continuing until the Effective Time, WAXS agrees as to itself and its Subsidiaries that (except as expressly required, contemplated or permitted by this Agreement or the WAXS Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or any law or regulation or to the extent that FCI shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned):

          (a) Ordinary Course. WAXS and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having significant business dealings with them.

          (b) Dividends; Changes in Share Capital. Except as required under the Certificates of Designation for the WAXS Series A Preferred Stock and the WAXS Series B Preferred Stock or as set forth on Section 4.1(b) of the WAXS Disclosure Schedule, WAXS shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such action by a wholly owned Subsidiary of WAXS which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of WAXS or any of its Subsidiaries or any securities convertible into or exercisable for any shares of such capital stock, except for the purchase from time to time by WAXS of WAXS Common Stock in the ordinary course of business consistent with past practice in connection with the WAXS Benefit Plans.

          (c) Governing Documents. Except to the extent required by the rules and regulations of the Nasdaq, neither WAXS nor any of its Subsidiaries shall amend or propose to amend their respective certificates of incorporation, by-laws or other governing documents.

          (d) Acquisitions and Sales. Except for acquisitions, the fair market value of the total consideration (including equity and assumed indebtedness and preferred stock) for which does not exceed $20,000,000 or sales which are not material to WAXS and its Subsidiaries, taken as a whole, WAXS shall not, and shall not permit any of its Subsidiaries to, acquire or sell or agree to acquire or sell by merging or consolidating with, or by purchasing or selling a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or sell or agree to acquire or sell any assets (other than the acquisition or sale of assets used in the operations of the business of WAXS and its Subsidiaries in the ordinary course).

          (e) Accounting Methods; Income Tax Elections. WAXS shall not change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP as concurred in by WAXS's independent public accountants. WAXS shall not (i) change its fiscal year or (ii) make any material tax election, (iii) adopt or change any Tax accounting method,
     (iv) enter into any closing agreement, (v) surrender any right to claim a refund of Taxes, or (vi) take any other action which would have the
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     effect of materially increasing the Tax liability or materially decreasing any Tax Asset of WAXS, other than in the ordinary course of business consistent with past practice.

          (f) Certain Agreements. WAXS shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or arrangement that limits or otherwise restricts WAXS or any of its Subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreement or arrangement would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation after giving effect to the Merger.

          (g) Other Actions. WAXS agrees not to take any action which could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

          (h) Litigation. WAXS shall not and shall not permit any of its Subsidiaries to settle or compromise any litigation, except where the amount paid or payable, in each case, does not exceed $250,000.

     4.2 Covenants of FCI. During the period from the date of this Agreement and continuing until the Effective Time, FCI agrees as to itself and its Subsidiaries that (except as expressly required, contemplated or permitted by this Agreement or the FCI Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or any law or regulation or to the extent that WAXS shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned):

          (a) Ordinary Course. FCI and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having significant business dealings with them.

          (b) Dividends; Changes in Share Capital. FCI shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by wholly owned Subsidiaries of FCI,
     (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such action by a wholly owned Subsidiary of FCI which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of FCI or any of its Subsidiaries or any securities convertible into or exercisable for any shares of such capital stock except for the purchase from time to time by FCI of FCI Voting Common Stock and FCI Non-Voting Common Stock in the ordinary course of business consistent with past practice in connection with the FCI Benefit Plans.

          (c) Issuance of Securities. FCI shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any FCI Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or FCI Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of FCI Common Stock upon the exercise of FCI Stock Options or in connection with other stock-based Benefits Plans outstanding on the date hereof, in each case in accordance with their present terms, (ii) issuances by a wholly-owned Subsidiary of FCI of capital stock to such Subsidiary's parent or another wholly-owned subsidiary of FCI, or (iii) the granting of FCI Stock Options in the ordinary course of business consistent with past practice.

          (d) Governing Documents. Except to the extent required by the rules and regulations of the Nasdaq, neither FCI nor any of its Subsidiaries shall amend or propose to amend their respective certificates of incorporation, by-laws or other governing documents.

          (e) Acquisitions and Sales. Except for acquisitions, the fair market value of the total consideration (including equity and assumed indebtedness and preferred stock) for which does not exceed

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     $20,000,000 or sales which are not material to WAXS and its Subsidiaries,
     FCI shall not, and shall not permit any of its Subsidiaries to, acquire or sell or agree to acquire or sell by merging or consolidating with, or by purchasing or selling a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or sell or agree to acquire or sell any assets (other than the acquisition or sale of assets used in the operations of the business of FCI and its Subsidiaries in the ordinary course).

          (f) Accounting Methods; Income Tax Matters. FCI shall not change its methods of accounting in effect on September 30, 1998, except as required by changes in GAAP as concurred in by FCI's independent auditors. FCI shall not (i) change its fiscal year, (ii) make any material tax election, (iii) adopt or change any Tax accounting method, (iv) enter into any closing agreement, (v) surrender any right to claim a refund of Taxes, or (vi) take any other action which would have the effect of materially increasing the Tax liability or materially decreasing any Tax Asset of FCI or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice.

          (g) Certain Agreements. FCI shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or arrangement that limits or otherwise restricts FCI or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that could, after the Effective Time, limit or restrict the Surviving Corporation or any of its affiliates or any successor thereto, from engaging or competing in any line of business or, in any geographic area which agreement or arrangement would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation after giving effect to the Merger.

          (h) Other Actions. FCI agrees not to take any action which could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

          (i) Litigation. FCI shall not and shall not permit any of its Subsidiaries to settle or, compromise any litigation, except where the amount paid or payable, in each case, does not exceed $250,000.

     4.3 Operational Reports. Each of WAXS and FCI shall, on a regular and frequent basis, report to each other (to the extent permitted by law or regulation or any applicable confidentiality agreement) on material operational matters of WAXS, FCI, or their respective Subsidiaries, as applicable.

     4.4 Control of Other Party's Business. Nothing contained in this Agreement shall give FCI, directly or indirectly, the right to control or direct WAXS's operations prior to the Effective Time. Nothing contained in this Agreement shall give WAXS, directly or indirectly, the right to control or direct FCI's operations prior to the Effective Time. Prior to the Effective Time, each of FCI and WAXS shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Preparation of Proxy Statement and Consent Solicitation Statement; Stockholders Meetings.

          (a) As promptly as reasonably practicable following the date hereof, WAXS shall prepare and file with the SEC in accordance with the Exchange Act and the rules and regulations promulgated thereunder, and provide to FCI a copy of, proxy materials which shall constitute the proxy statement in connection with the WAXS Stockholders Meeting (such proxy statement, and any amendments or supplements thereto, the "Proxy Statement"). WAXS will use reasonable best efforts to cause the Proxy Statement to be mailed to WAXS's stockholders as promptly as practicable under the Exchange Act. WAXS shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Share Issuance and FCI shall furnish all information concerning FCI and the holders of FCI Common Stock as may be reasonably requested in
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     connection with any such action. As promptly as reasonably practicable following the date hereof, WAXS and FCI shall cooperate and prepare in form and substance reasonably satisfactory to each of WAXS and FCI a Consent Solicitation Statement (the "Consent Solicitation Statement") of WAXS for use in connection with the solicitation (the "Consent Solicitation") by WAXS of waivers from the holders of the $300 million aggregate principal amount of 10 1/2 % Series B Senior Notes due 2008 (the "FCI Notes") issued under the indenture between FCI, as issuer, and State Street Bank Trust Company, as trustee, dated as of January 28, 1998, as amended (the "Indenture"), of their right pursuant to the Indenture to require FCI to repurchase their FCI Notes at 101% of the principal amount of such FCI Notes in connection with the change of control of FCI resulting from the consummation of the Merger and any other waivers or amendments of the Indenture required to consummate the Merger or as may be agreed to by WAXS and FCI (the "FCI Notes Consent"). Each of WAXS and FCI agrees to cooperate and use its reasonable best efforts to obtain the FCI Notes Consent as soon as reasonably practicable following the date hereof, to comply in all material respects with all laws and regulations applicable to the Consent Solicitation and to prepare and, if necessary, execute all other documents in form and substance reasonably satisfactory to WAXS and/or FCI, as the case may be, as may be necessary to consummate the Consent Solicitation. If at any time prior to the Effective Time any information relating to WAXS or FCI, or any of their respective affiliates, officers or directors, should be discovered by WAXS or FCI which should be set forth in an amendment or supplement to the Proxy Statement or the Consent Solicitation Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall promptly be prepared and, in the case of the Proxy Statement, filed by WAXS with the SEC and disseminated to the stockholders of WAXS and, in the case of the Consent Solicitation Statement, dissemination to the holders of the FCI Notes. WAXS shall as soon as reasonably practicable notify FCI and the Shareholders of (i) the approval of the Proxy Statement by the SEC, (ii) the receipt of any comments from the SEC with respect to the Proxy Statement and (iii) any request by the SEC for any amendment to the Proxy Statement or for additional information.

          (b) WAXS shall, as promptly as reasonably practicable following the execution of this Agreement, duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders (the "WAXS Stockholders Meeting") for the purpose of obtaining the Required WAXS Vote with respect to this Agreement, the Merger and the Share Issuance, and shall take all reasonable and lawful action to solicit the approval of such matters by the Required WAXS Vote, including the inclusion in the Proxy Statement of the recommendation of the Board of Directors of the adoption of this Agreement by WAXS's Stockholders and the Fairness Opinion. The Board of Directors of WAXS shall recommend approval of such matters by the stockholders of WAXS to the effect as set forth in Section 3.1(f), and shall not withdraw, modify or materially qualify in any manner adverse to FCI or the Shareholders such recommendation or take any action or make any statement in connection with the WAXS Stockholders Meeting materially inconsistent with such recommendation (collectively, an "Adverse Change in the WAXS Recommendation"); provided, however, that nothing herein shall prohibit accurate disclosure in the Proxy Statement (and such disclosure shall not be deemed to be an Adverse Change in the WAXS Recommendation) of factual information regarding the business, financial condition or operations of FCI, or information regarding the satisfaction of the conditions to WAXS's obligation to consummate the transactions contemplated hereby.

     5.2 Access to Information. Upon reasonable notice, each of FCI and WAXS shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other parties hereto reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, each of FCI and WAXS shall (and shall cause its Subsidiaries to) furnish promptly to the other parties hereto (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state
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securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) consistent with its legal obligations, all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either FCI or WAXS may restrict the foregoing access to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict access to any properties or information. The parties will hold any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, dated July 27, 1999, between FCI and WAXS (the "Confidentiality Agreement"). Any investigation by WAXS or FCI or the Shareholders shall not affect the representations and warranties made herein of FCI or WAXS, as the case may be.

     5.3 Reasonable Efforts.

          (a) Subject to the terms and conditions of this Agreement, each party will use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such material consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals. The parties each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by it or any of its Subsidiaries or affiliates from any Governmental Entity or third party with respect to the Merger or any of the other transactions contemplated by this Agreement, in each case, to the extent permitted by law or regulation or any applicable confidentiality agreements existing on the date hereof.

          (b) The parties shall promptly prepare and file any required notifications with the United States Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The parties shall cooperate with each other in connection with the preparation of such notifications and related matters, including sharing information concerning sales and ownership and such other information as may be needed to complete such notification, and providing a copy of such notifications to the other prior to filing; provided, that WAXS and FCI shall have the right to redact any dollar revenue information from the copies of such notifications provided to the other parties. The parties shall keep all information about the other obtained in connection with the preparation of such notification confidential pursuant to the terms of the Confidentiality Agreement. Each party shall pay the filing fee required under the regulations promulgated pursuant to the HSR Act with respect for the notification for which such party is the "Acquiring Person" (as defined in the regulations promulgated to the HSR Act).

     5.4 Acquisition Proposals. Without the prior written consent of WAXS (in the case of FCI and the Shareholders) or FCI (in the case of WAXS), pending the Closing, each of FCI, the Shareholders and WAXS agrees that neither it nor any of its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its employees, officers, directors, affiliates, agents and representatives (including any investment banker, financial advisor, attorney or accountant retained by any of them) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information or engaging in discussions or negotiations) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar action involving FCI or WAXS, or any purchase or sale of a material portion of assets (including stock of Subsidiaries) of such party, taken as a whole, or any purchase or sale of, or tender or exchange offer for, a material portion of the equity securities of such party (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Each of FCI, the Shareholders and WAXS further agrees that neither it nor
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

any of its Subsidiaries shall, and that it shall use its reasonable best efforts to cause it and its Subsidiaries' officers, directors, affiliates, employees, agents and representatives (including any investment banker, financial advisor, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Each of FCI, the Shareholders and WAXS agrees that it and its Subsidiaries will, and will cause its officers, directors, affiliates, employees, agents and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Each of FCI , the Shareholders and WAXS agrees that it will use its reasonable best efforts to promptly inform its directors, officers, affiliates, key employees, agents and representatives of the obligations undertaken in this Section 5.4.

     5.5 Fees and Expenses. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and (i) all Expenses incurred by FCI (but not the Shareholders, except with respect to such Expenses incurred for the general benefit of both FCI and the Shareholders) and (ii) all Expenses incurred by any of the parties in connection with the Consent Solicitation and obtaining the FCI Notes Consent shall be paid by WAXS. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a parry hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

     5.6 Public Announcements. None of WAXS, FCI or the Shareholders shall issue a press release or any other public statement with respect to this Agreement or the transactions contemplated hereby except pursuant to a joint communications plan, in the case of WAXS, with FCI's prior consent, and in the case of FCI, with WAXS's prior consent, unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, in which case the parties shall use reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

     5.7 Termination of Tax Sharing Agreements. As of the Effective Time, FCI shall cause all Tax Sharing Agreements to which FCI or any of its Subsidiaries is a party to be terminated and of no further force and effect after the Effective Time, thereby extinguishing any rights or obligations of any party thereunder. AIT shall indemnify the Surviving Corporation and hold the Surviving Corporation harmless from any liability for the Taxes of any Person (other than FCI and its Subsidiaries) which are imposed on the Surviving Corporation either as a transferee, or pursuant to United States Treasury Regulation Section 1.1502-6(a) or pursuant to any other provision of federal, territorial, state, local, or foreign law or regulations, together with any costs and expenses incurred by the Surviving Corporation in connection therewith.

     5.8 Directors' and Officers' Indemnification and Insurance.

          (a) From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, the Surviving Corporation shall indemnify and hold harmless each present (as of the Effective Time) or former officer or director of FCI and its Subsidiaries (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer or director of FCI or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law; provided that no Indemnified Party may settle any such claim without the prior approval of the Surviving Corporation (which approval shall not be unreasonably withheld or delayed). Each Indemnified Party will be entitled

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     to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Surviving Corporation within ten
     (10) business days of receipt by the Surviving Corporation from the Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

          (b) The Surviving Corporation shall maintain, at no expense to the beneficiaries, in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by FCI with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement); provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous to any beneficiary thereof; and provided, further, that in no event shall the Surviving Corporation be required to pay annual premiums for such insurance in excess of 125% of the annual premiums currently paid by FCI for such insurance.

          (c) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party, on or prior to the sixth (6th) anniversary of the Effective Time, the provisions of this Section 5.8 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

          (d) The covenants contained in this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

          (e) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of the Surviving Corporation or the purchaser of such properties and assets shall succeed to the obligations set forth in this Section 5.8.

     5.9 Reservation of Shares. WAXS shall at all times reserve and keep available out of its authorized WAXS Common Stock, solely for the purpose of issue or delivery upon conversion or exchange of the WAXS Preferred Stock as provided in the Certificate of Designation, such number of shares of WAXS Common Stock as shall then be issuable or deliverable upon the conversion or exchange of all outstanding shares of WAXS Preferred Stock. Such shares of WAXS Common Stock shall, when issued or delivered in accordance with the Certificate of Designation, be duly and validly issued and fully paid and non-assessable. WAXS shall issue the WAXS Common Stock into which the Preferred Stock is convertible or exchangeable upon the proper surrender of the Preferred Stock in accordance with the provisions of the Certificate of Designation and shall otherwise comply with the terms thereof.

     5.10 Registration and Listing. If any shares of WAXS Common Stock required to be reserved for purposes of conversion or exchange of the WAXS Preferred Stock as provided in the Certificate of Designation require registration with or approval of any Governmental Entity under any federal or state or other applicable law before such WAXS Common Stock may be issued or delivered upon conversion or exchange, WAXS will endeavor in good faith and as expeditiously as possible to cause such WAXS Common Stock to be duly registered or approved, as the case may be. So long as the WAXS Common Stock is quoted on the Nasdaq or listed on any national securities exchange, WAXS, if permitted by the rules of such system or exchange, will quote or list and keep quoted or listed on such system or exchange, upon official notice of issuance, all WAXS Common Stock issuable or deliverable upon conversion or exchange of the WAXS Preferred Stock and all WAXS Common Stock, if any, issuable pursuant to Article I hereof.

     5.11 Board of Directors. If the WAXS Preferred Stock has been converted into WAXS Common Stock pursuant to the provisions of the Certificate of Designation, the Shareholders (and any of their affiliates and the initial transferees holding the shares of WAXS Common Stock issued upon any such conversion)

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shall be entitled to designate four (4) persons to be nominated and recommended by the WAXS Board for election to the WAXS Board at any meeting of WAXS stockholders; provided that, on the record date for determining the stockholders of WAXS entitled to vote on such matters, there are shares of WAXS Common Stock held by such persons constituting at least fifteen percent (15%) of the shares of WAXS Common Stock issued upon conversion of the Preferred Stock (the "Minimum Condition"). Notwithstanding the foregoing, if the shares of WAXS Common Stock held by such persons represent less than twenty percent (20%) of the total of all issued and outstanding shares of capital stock entitled to vote for the election of directors, then, so long as the Minimum Condition is satisfied, such persons shall be entitled to designate that number of persons to be nominated and recommended by the WAXS Board for election to the WAXS Board at any meeting of WAXS stockholders so that such persons would have, assuming the election of such nominees, at all times such number of persons nominated by them as members of the WAXS Board which, as a percentage of the total number of the members of the WAXS Board, is at least equal to the percentage of all issued and outstanding shares of capital stock entitled to vote for the election of directors held by such persons on the record date for determining the stockholders of WAXS entitled to vote on such matters. WAXS shall cause any such designees to be included in the slate of nominees recommended by the WAXS Board to the WAXS Stockholders for election as directors and WAXS shall use its reasonable best efforts to cause the election of such designees, including voting all shares for which WAXS proxies (unless otherwise directed by the stockholders submitting the proxy) or is otherwise entitled to vote in favor of the election of such designees. In the event any such designee shall cease to serve as a director for any reason, WAXS shall use its reasonable best efforts to cause the vacancy resulting thereby to be filled by a designee of such persons.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of FCI, the Shareholders and WAXS to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) No Injunctions or Restraints, Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, (i) having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or (ii) which otherwise would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation after giving effect to the Merger; provided, however, that the provisions of this Section 6.1(a) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, any such order or injunction.

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) Stockholder Approval. WAXS shall have obtained the Required WAXS Vote in connection with the approval of this Agreement, the Merger and the Share Issuance by the stockholders of WAXS.

          (d) FCI Notes Consent. The FCI Notes Consent shall have been obtained.

     6.2 Additional Conditions to Obligations of WAXS. The obligations of WAXS to effect the Merger are subject to the satisfaction of, or waiver by WAXS, on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of FCI set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date, in which case any such representations and warranties shall be true and correct as of such date), except where any failures to be true and correct would not have a Material Adverse Effect on the Surviving Corporation or its Subsidiaries, and WAXS shall have received a certificate of the chief executive officer and the chief financial officer of FCI to such effect.

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

          (b) Performance of Obligations of FCI and the Shareholders. FCI and the Shareholders shall have performed or complied in all material respects with all material agreements and covenants required to be performed by them under this Agreement at or prior to the Closing Date, and WAXS shall have received a certificate of the chief executive officer and the chief financial officer of FCI to such effect.

          (c) Consents and Approvals. Other than (i) the filing provided for under Section 1.3, (ii) filings pursuant to the HSR Act (which are addressed in Section 5.3(b)), and (iii) any consent, approval or waiver required under the Bank Credit Facility between Key Corporate Capital, Inc. and FaciliCom International LLC and Armstrong Holdings, Inc. dated May 21, 1999 (the "FCI Agreement") all consents, approvals and actions of, filings with and notices to any Governmental Entity required to consummate the Merger, the Share Issuance and the other transactions contemplated hereby, or of any other third party required of FCI or any of its Subsidiaries to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken would have a Material Adverse Effect on the Surviving Corporation after giving effect to the Merger, shall have been obtained; provided, however, that the provisions of this
     Section 6.2(c) shall not be available to WAXS, if WAXS's failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, the failure to obtain such consent or approval.

          (d) No Material Change. FCI and its Subsidiaries, taken as a whole, shall not have suffered, since the date hereof, a Material Adverse Effect, other than any change, circumstance or effect relating (i) to the economy or financial markets in general, or (ii) in general to the industries in which FCI operates and not specifically relating to FCI.

          (e) Opinion of Counsel to FCI. WAXS shall have received from Simpson Thacher & Bartlett an opinion, dated the Closing Date, in a form reasonably satisfactory to WAXS.

     6.3 Additional Conditions to Obligations of FCI and the Shareholders. The obligations of FCI and the Shareholders to effect the Merger are subject to the satisfaction of, or waiver by FCI, on or prior to the Closing Date of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of WAXS set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date, in which case any such representations and warranties shall be true and correct as of such date), except where any failures to be true and correct would not have a Material Adverse Effect on the Surviving Corporation or its Subsidiaries, and FCI shall have received a certificate of the chief executive officer and the chief financial officer of WAXS to such effect.

          (b) Performance of Obligations of WAXS. WAXS shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and FCI shall have received a certificate of the chief executive officer and the chief financial officer of WAXS to such effect.

          (c) Consents and Approvals.  Other than the filing provided for under
     Section 1.3, and filings pursuant to the HSR Act (which are addressed in Section 5.3(b)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required to consummate the Merger, the Share Issuance and the other transactions contemplated hereby, or of any other third party required of WAXS or any of its Subsidiaries to consummate the Merger and the transactions contemplated hereby, the failure of which to be obtained or taken would have a Material Adverse Effect on the Surviving Corporation after giving effect to the Merger, shall have been obtained; provided, however, that the provisions of this Section 6.3(c) shall not be available to FCI and the Shareholders if their failure to fulfill any of their obligations pursuant to Section 6.3 shall have been the cause of, or shall have resulted in, the failure to obtain such consent or approval.

          (d) No Material Change. WAXS and its Subsidiaries, taken as a whole, shall not have suffered, since the date hereof, a Material Adverse Effect, other than any change, circumstance or effect relating

     (i) to the economy or financial markets in general, (ii) in general to the industries in which WAXS operates and not specifically relating to WAXS or
     (iii) the trading price of WAXS as reported by Nasdaq.

          (e) Opinion of Counsel to WAXS. FCI shall have received from Long Aldridge & Norman LLP an opinion, dated the Closing Date, in a form reasonably satisfactory to FCI and the Shareholders.

          (f) Registration Rights Agreement. WAXS shall have executed and delivered to the Shareholders a Registration Rights Agreement substantially in the form attached hereto as Exhibit 6.3 (the "Registration Rights Agreement").

          (g) WAXS Registration Statement. Unless the Shareholders, Anand Kumar and the FCI option holders entitled to receive cash shall have received in the aggregate $56,000,000 in cash at the Closing, WAXS shall have filed the Registration Statement in connection with the resale, pursuant to open market or privately negotiated transactions, of the WAXS Common Stock to be received by the Shareholders hereunder, which Registration Statement shall be in a form that can be declared effective by the staff of the SEC.

          (h) Certificate of Designation. The Certificate of Designation shall have been duly filed by WAXS with the Secretary of State of the State of Delaware in accordance with the DGCL.

          (i) Approval of WAXS Series A Preferred Stock. Any required approval of this Agreement and the transactions contemplated hereby by the holders of the WAXS Series A Preferred Stock shall have been obtained and shall continue to be valid and in effect.

          (j) Armstrong Guarantee. The guarantee of Armstrong Holdings, Inc. pursuant to the FCI Credit Agreement shall have been terminated without any liability on the part of Armstrong Holdings, Inc. and on terms and conditions reasonably satisfactory to FCI.

          (k) Armstrong Letters of Credit. The letters of credit issued by Armstrong Utilities, Inc. on behalf of FCI shall have been terminated without any liability on the part of Armstrong Utilities, Inc. and on terms and conditions reasonably satisfactory to FCI.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties:

          (a) By mutual written consent of WAXS, FCI and the Shareholders;

          (b) By either WAXS or FCI and the Shareholders, if FCI and the Shareholders (in the case of WAXS) or WAXS (in the case of FCI and the Shareholders) shall have failed to comply in any material respect with any of its or their material covenants or agreements contained in this Agreement, which failure to so comply has not been cured within ten (10) business days following receipt by such other party of written notice of such failure to comply; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's reasonable efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph; and provided, further, that no party shall have the right to terminate this Agreement pursuant to this Section 7.1(b) if such party is then failing to comply in any material respect with any of its covenants or agreements contained in this Agreement;

          (c) By either WAXS or FCI and the Shareholders, if there has been a breach by FCI and the Shareholders (in the case of WAXS) or WAXS (in the case of FCI and the Shareholders) of any representations or warranties, which breach has not been cured within ten (10) business days following receipt by such other party of written notice of such failure to comply; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's reasonable efforts and for so long as the breaching party shall be so using its reasonable efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph; and provided further, that this provision shall not apply to such breaches which would not have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries after giving effect to the Merger;

          (d) By either FCI and the Shareholders or WAXS, if the Effective Time shall not have occurred on or before February 28, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose action or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date and any such action or failure constitutes a breach of this Agreement;

          (e) By either FCI and the Shareholders or WAXS if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 5.3), in the case of each of (i) and (ii) which is necessary to fulfill the conditions set forth in subsection 6.1(b) or with respect to WAXS only, 6.2(b) or, with respect to FCI and the Shareholders only, subsection 6.3(b), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to any party whose action or failure to fulfill any obligation under this Agreement has been the cause of such action or inaction and any such action or failure constitutes a breach of this Agreement; or

          (f) By WAXS or FCI and the Shareholders if the adoption of this Agreement by the stockholders of WAXS shall not have been obtained by reason of the failure to obtain the Required WAXS Vote, in each case upon the taking of such vote at a duly held meeting of stockholders of WAXS, or at any adjournment thereof.

     7.2 Effect of Termination. In the event of any termination of this Agreement by either FCI and the Shareholders, or WAXS, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of WAXS or FCI and the Shareholders or their respective officers or directors except with respect to Section 3.1(l), Section 3.2(l), the second sentence of Section 5.2, Section 5.5, Section 5.6, this
Section 7.2, and Article VIII, which provisions shall survive such termination and except that, notwithstanding anything to the contrary contained in this Agreement, neither WAXS nor FCI nor the Shareholders shall be relieved or released from any liabilities or damages arising out of its breach of this Agreement.

     7.3 Amendment. This Agreement may be amended by FCI and WAXS, by action taken or authorized by their respective Boards of Directors or representatives or authorized officers, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of FCI and WAXS, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange or automatic quotations system requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of FCI, the Shareholders and WAXS.

     7.4 Extension, Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, representatives or authorized officers, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next day courier service, or (c) on the tenth business day following the date of mailing if delivered by registered or certified mail return receipt requested, postage prepaid All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a) If to WAXS or Merger Sub, to:

               World Access, Inc.
               Resurgens Plaza, Suite 2210
               945 East Paces Ferry Road
               Atlanta, Georgia 30326
               Facsimile No.: (404) 233-2280
               Attention: John D. Phillips

               with a copy to

               Long Aldridge & Norman LLP
               303 Peachtree Street, Suite 5300
               Atlanta, Georgia 30308
               Facsimile No.: (404) 527-4198
               Attention: H. Franklin Layson

          (b) If to FCI to:

               FaciliCom International, Inc.
               1401 New York Avenue, N.W., 9th Floor
               Washington, D.C. 20005
               Facsimile No.: (202) 496-1109
               Attention: Walter J. Burmeister

               with a copy to

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Facsimile No.: (212) 455-2502
               Attention: Alan M. Klein

          (c) If to the Shareholders, to:

               Armstrong Holdings, Inc.
               One Armstrong Place
               Butler, PA 16001
               Facsimile No.: (724) 283-9655
               Attention: Kirby J. Campbell
               and

               Epic Interests, Inc.
               Two Gateway Center, 16th Floor
               Pittsburgh, PA 15222
               Facsimile No.: (412) 341-8296
               Attention: Robert Reid

               with a copy to

               Robert Reid
               808 Silver Spring Road
               Pittsburgh, PA 15243

               and

               BFV Associates, Inc.
               6845 Wilson Lane
               Bethesda, MD 20817
               Facsimile No.: (202) 661-4408
               Attention: Walter J. Burmeister

     8.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     8.5 Entire Agreement; No Third Party Beneficiaries.

          (a) This Agreement, the Registration Rights Agreement, and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as provided for in Section 5.8.

     8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

     8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the actions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.9 Submission to Jurisdiction; Waivers. Each of WAXS and FCI irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of WAXS and FCI hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of WAXS and FCI hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to lawfully serve process (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable law, that (a) the suit, action or proceeding in any such court is brought in an inconvenient forum, (b) the venue of such suit, action or proceeding is improper and (c) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.11 Definitions.  As used in this Agreement:

          (a) "beneficial ownership" or "beneficially own" shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

          (b) "Benefit Plans" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including, without limitations any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) in effect on the date of this Agreement to which such Person or its Subsidiary is a party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under Section 4069, 4201 or 4212(c) of ERISA.

          (c) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

          (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (e) "GAAP" means United States generally accepted accounting principles.

          (f) "Known" or "Knowledge" means, with respect to any party, the knowledge of such party's executive officers after reasonable inquiry.

          (g) "Material Adverse Effect" means, with respect to any entity, any change, circumstance or effect or any breach of the provisions of this Agreement that, individually or in the aggregate with all other changes, circumstances and effects or breaches, is or would reasonably be expected to be materially adverse to (i) other than with respect to the Shareholders, the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

          (h) "Nasdaq" means the National Market System of the NASDAQ Stock Market.

          (i) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (j) "SEC" means the Securities and Exchange Commission.

          (k) "Securities Act" means the Securities Act of 1933, as amended.

          (l) "Subsidiary", when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated,
     (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (m) "Tax" (and, with correlative meaning, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, employer tax, estimated, severance, telecommunications, occupation, goods and services, capital, profits, value added taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Person is required to pay, withhold or collect.

          (n) "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including, without limitation, credits related to alternative minimum Taxes).

          (o) "Tax Return" shall mean all reports, estimates, declarations of estimated tax, information statements and returns (including any attached schedules) or similar statement relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (p) "Tax Sharing Agreement" shall mean any and all existing Tax sharing agreements, or arrangements written or unwritten, express or implied, binding two or more Persons with respect to the payment of Taxes, including any agreements or arrangements which afford any other Person the right to receive any payment from one or more other Persons in respect to any Taxes or the benefit of any Tax Asset of one or more other Persons or require or permit the transfer or assignment of any income, revenue, receipts or gains.

     IN WITNESS WHEREOF, WAXS, FCI and the Shareholders have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

                                          WAXS:

                                          WORLD ACCESS, INC.

                                          By:     /s/ JOHN D. PHILLIPS
                                            ------------------------------------
                                            Name: John D. Phillips
                                            Title: Chairman, President and
                                            Chief Executive Officer

                                          FCI:

                                          FACILICOM INTERNATIONAL, INC.

                                          By:     /s/ WALTER J. BURMEISTER
                                            ------------------------------------
                                            Name: Walter J. Burmeister
                                            Title: President and Chief Executive
                                              Officer

                                          SHAREHOLDERS:

                                          ARMSTRONG INTERNATIONAL
                                          TELECOMMUNICATIONS, INC.

                                          By:      /s/ KIRBY J. CAMPBELL
                                            ------------------------------------
                                            Name: Kirby J. Campbell
                                            Title: Chief Executive
                                              Officer/Executive Vice
                                            President and Treasurer

                                          EPIC INTERESTS, INC.

                                          By:        /s/ ROBERT L. REED
                                            ------------------------------------
                                            Name: Robert L. Reed
                                            Title: President

                                          BFV ASSOCIATES, INC.

                                          By:     /s/ WALTER J. BURMEISTER
                                            ------------------------------------
                                            Name: Walter J. Burmeister
                                            Title: President

                                                                  EXHIBIT 1.7(B)

                               WORLD ACCESS, INC.

                         CERTIFICATE OF DESIGNATION OF
                     CONVERTIBLE PREFERRED STOCK, SERIES C,
                     SETTING FORTH THE POWERS, PREFERENCES,
                    RIGHTS, QUALIFICATIONS, LIMITATIONS AND
                 RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

     Pursuant to Section 151 of the Delaware General Corporation Law, World Access, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation on August 16, 1999 duly adopted the following resolution creating a series of Preferred Stock designated as Convertible Preferred Stock, Series C, and such resolution has not been modified and is in full force and effect on the date hereof:

     RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Charter, a series of the class of authorized Preferred Stock, par value $0.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1. Designation and Number.

     (a) The shares of such series shall be designated as Convertible Preferred Stock, Series C (the "Preferred Stock"). The number of shares initially
constituting the Preferred Stock shall be                , which number may be
decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of Preferred Stock.

     (b) The Preferred Stock shall, with respect to dividend rights, rank (i) pari passu with the Common Stock (as defined in Section 10) and (ii) junior to the 4.25% Cumulative Junior Convertible Preferred Stock, Series B (the "Series B Preferred Stock"), and all other classes and series of Senior Stock (as defined in Section 10) now or hereafter authorized.

     (c) The Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, rank (i) prior to the Common Stock, (ii) pari passu with the Series B Preferred Stock, and (iii) junior to all classes and series of Senior Stock (other than the Series B Preferred Stock) now or hereafter authorized.

     (d) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 10 below.

Section 2. Dividends and Distributions.

     (a) In the event that the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement, or other property or assets) to holders of Common Stock, then the Board of Directors shall declare, and the holder of each share of Preferred Stock shall be entitled to receive, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

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     (b) The holders of shares of Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3. Voting Rights.

     (a) Except as provided in Sections 3(b) and (c), in addition to any voting rights provided by law, so long as the Preferred Stock is outstanding, each share of Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his shares of Preferred Stock into Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

     (b) The issued and outstanding shares of Preferred Stock shall entitle the holders thereof, voting separately as a single series, in person or by proxy, at a special or annual meeting of stockholders called for the purpose of electing directors, to nominate and elect four (4) directors to the Corporation's Board of Directors, provided that, on the record date for determining the stockholders of the Corporation entitled to vote on such matters, there are shares of Preferred Stock issued and outstanding constituting at least fifteen percent (15%) of the shares of Preferred Stock issued and outstanding on the Issue Date pursuant to the Merger Agreement (the "Minimum Percentage"). Notwithstanding the foregoing, if the shares of Common Stock issuable upon conversion of the Preferred Stock represent (without giving effect to the last sentence of this Section 3(b)) less than twenty percent (20%) of all issued and outstanding shares of capital stock of WAXS entitled to vote for the election of directors, then, so long as the issued and outstanding shares of Preferred Stock constitute at least the Minimum Percentage, the holders thereof shall have the right to nominate and elect, voting separately as a single series, such number of directors which, as a percentage of the total number of members of the Board of Directors, is at least equal to the percentage of all issued and outstanding shares of capital stock entitled to vote for the election of directors held by such holders on an as converted basis (without giving effect to the last sentence of this Section 3(b)) on the record date for determining the stockholders of the Corporation entitled to vote on such matters. So long as the holders of Preferred Stock are entitled to nominate and elect directors pursuant to this Section 3(b), such holders shall not have the right, by virtue of their ownership of Preferred Stock, to vote on, or otherwise participate in, the nomination and election of any other directors of the Corporation.

     (c) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Preferred Stock, voting separately as a single series, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to:

          (i) authorize, increase the authorized number of shares of or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes of Senior Stock (as defined in Section 10);

          (ii) authorize, adopt or approve an amendment to the Charter that would increase or decrease the par value of the shares of Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Preferred Stock, or would alter or change the powers, preferences or special rights of other Senior Stock;

          (iii) amend or alter the Charter so as to affect the shares of Preferred Stock adversely and materially, including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Corporation or by reclassifying any capital stock into Senior Stock;

          (iv) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of Senior Stock; and

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          (v) effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Corporation, or the consolidation or merger of the Corporation with or into any other Person (except a wholly-owned subsidiary of the Corporation), or the sale or other distribution to another Person of all or substantially all of the assets of the Corporation; provided, however, that no separate vote of the holders of the Preferred Stock as a series shall be required in the case of a recapitalization, reorganization, consolidation or merger of the Corporation if either:

             (A) (i) the resulting or surviving corporation will have after such recapitalization, reorganization, consolidation or merger no Senior Stock or Parity Stock either authorized or outstanding (except such Senior Stock or Parity Stock of the Corporation as may have been authorized or outstanding immediately preceding such consolidation or merger, or such stock of the resulting or surviving corporation (having the same powers, preferences and special rights of any such Senior Stock or Parity Stock) as may be issued in exchange therefor); and (ii) each holder of shares of Preferred Stock immediately preceding such recapitalization, reorganization, consolidation or merger will receive in exchange therefor the same number of shares of stock, with the same preferences, rights and powers, of the resulting or surviving corporation;

     or

             (B) each holder of shares of Preferred Stock, immediately preceding such recapitalization, reorganization, consolidation or merger will receive the same consideration to be received by holders of WAXS Common Stock in connection with such recapitalization, reorganization, consolidation or merger, where such consideration is valued so that each such holder of Preferred Stock shall receive aggregate consideration with a Fair Market Value at least equal to the Liquidation Preference multiplied by the number of shares of Preferred Stock held by such holder.

     (d) (i) The foregoing right of holders of shares of Preferred Stock to take any action as provided in Sections 3(b) and 3(c) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Preferred Stock held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

     So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the President of the Corporation may call, and upon the written request of holders of record of at least 5% of the outstanding shares of Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and on the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

          (ii) At each meeting of stockholders at which the holders of shares of Preferred Stock shall have the right, voting separately as a single series, to elect directors of the Corporation as provided in Section 3(b) or to take any other action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum of such holders. At any such meeting or at any adjournment thereof:

             (A) the absence of a quorum of the holders of shares of Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Preferred Stock (voting separately as a single series), and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Preferred Stock, or the taking of any action as provided in this Section 3; and

             (B) in the absence of a quorum of the holders of shares of Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.
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             For taking of any action as provided in Section 3(b) or Section
        3(c) by the holders of the shares of Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares of Preferred Stock held by the Corporation or any Affiliate of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section 3.

             Each director elected by the holders of shares of Preferred Stock as provided in Section 3(b) shall, unless his term shall expire earlier in accordance with the provisions thereof, hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified.

             If any director so elected by the holders of Preferred Stock shall cease to serve as a director before his term shall expire (except by reason of the termination of the voting rights accorded to the holders of Preferred Stock in accordance with Section 3(b)), the holders of the Preferred Stock then outstanding and entitled to vote for such director may, by written consent as provided herein, or at a special meeting of such holders called as provided herein, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

             Any director elected by the holders of shares of Preferred Stock voting separately as a single series may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the outstanding shares of Preferred Stock, at the time of removal. A special meeting of the holders of shares of Preferred Stock may be called in accordance with the procedures set forth in Section 3(d).

Section 4. Reacquired Shares.

     Any shares of Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $.01 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another series of preferred stock, par value $.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth therein, but in any event may not be reissued as shares of Preferred Stock or other Parity Stock unless all shares of the Preferred Stock issued on the Issue Date shall have already been redeemed, converted or exchanged.

Section 5. Liquidation, Dissolution or Winding Up.

     (a) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having juris diction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made:

          (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Preferred Stock, subject to Section 6, shall have received the Liquidation Preference with respect to each share; or
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          (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Preferred Stock and all other Parity Stock in proportion to the total amounts to which the holders of all shares of the Preferred Stock and other Parity Stock are entitled upon such liquidation, dissolution or winding up.

     (b) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5.

Section 6. Voluntary Conversion.

     (a) Any holder of Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 6, any or all of such holder's shares of Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 6(f), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price then in effect. The conversion right under this Section 6 shall be exercised by the surrender of the shares to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 6(j). All shares of Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Preferred Stock shall be issued in lieu thereof.

     (b) As promptly as practicable after the surrender, as herein provided, of any shares of Preferred Stock for conversion pursuant to Section 6(a), the Corporation shall deliver to or upon the written order of the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Preferred Stock have been converted in accordance with the provisions of this
Section 6. Subject to the following provisions of this paragraph and of Section 6(c), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock issuable upon conversion of such shares of Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock issuable upon conversion of such shares of Preferred Stock as the record holder of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five (5) days), but such surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock upon issuable conversion of such shares of Preferred Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

     (c) The Conversion Price for purposes of this Section 6 and Section 7 shall be subject to adjustment as follows:

          (i) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution on the outstanding shares of Common Stock in capital stock (which, for purposes of this Section 6(c) shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of the Common Stock or (E) pay a dividend or make a distribution on the outstanding shares of Common Stock in securities of the Corporation pursuant to a shareholder rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other

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

     appropriate actions shall be taken by the Corporation) so that the holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 6(c)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

          (ii) In case the Corporation shall at any time or from time to time issue shares of Common Stock (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) for a consideration per share less than the lower of the (A) Current Market Price per share of Common Stock or (B) Market Price per share of Common Stock then in effect at the record date or "issuance date"(referred to in the following sentence), as the case may be (the "Date") (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued or to be issued upon the conversion, exchange or exercise of such convertible or exchangeable securities or options, warrants or other rights (plus the aggregate amount of any additional consideration initially payable upon such conversion, exchange or exercise of such security) would purchase at the Current Market Price or the Market Price, as applicable.

     Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (1) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (2) in all other cases, on the date ("issuance date") of such issuance; provided that:

             (A) the determination as to whether an adjustment is required to be made pursuant to this Section 6(c)(ii) shall be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights;

             (B) if any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 6(c)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases or decrease or decreases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at this time; and

             (C) no adjustment in the Conversion Price shall be made pursuant to this Section 6(c)(ii) as a result of any issuance of securities by the Corporation in respect of which an adjustment to the Conversion Price is made pursuant to Section 6(c)(i).

          (iii) In case the Corporation shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends payable in shares of Common Stock for which adjustment is made under Section 6(c)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in Section 6(c)(ii) or those in respect of which an adjustment in the Conversion Price is made pursuant to Section 6(c)(i) or (ii)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

          (iv) In case the Corporation, at any time or from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Section 6(c)(i) through
     Section 6(c)(iii), inclusive, or Section 6(g) (but not including any action described in any such Section) and the Board of Directors of the Corporation in good faith determines that it would be equitable in the circumstances to decrease the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be decreased in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Preferred Stock).

          (v) Notwithstanding anything herein to the contrary, no adjustment under this Section 6(c) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least $0.05 in the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least $0.05 in such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Preferred Stock pursuant hereto.

          (vi) Notwithstanding anything herein to the contrary, no adjustment under this Section 6(c) shall be made upon (A) the grant of options to acquire up to 2,000,000 shares of Common Stock to employees or directors of the Corporation pursuant to benefit plans approved by the Board of Directors of the Corporation or upon the issuance of shares of Common Stock upon exercise of such options, (B) the issuance of any Common Stock (or securities convertible into or exchangeable for capital stock or options, warrants or other rights to acquire capital stock) in exchange for professional or other services rendered to the Corporation up to a maximum of 500,000 shares of Common Stock per annum, but no more than 1,000,000 shares of Common Stock in the aggregate, (C) the issuance of any Common Stock pursuant to this Certificate of Designation or the Certificates of Designation related to the Series A

     Preferred Stock and the Series B Preferred Stock or (D) the sale of Common Stock by the Corporation in an underwritten public offering.

     (d) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

     (e) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Preferred Stock at least (five) 5 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying to the extent feasible the increased or decreased Conversion Price then in effect following such adjustment.

     (f) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. If the conversion of any share or shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

     (g) In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock) (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Preferred Stock at least ten (10) Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert such share of Preferred Stock into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Preferred Stock upon conversion of the shares of Preferred Stock as provided above. The provisions of this Section 6(g) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

     (h) In case at any time or from time to time:

          (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock;

          (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

          (iii) there shall be any reclassification of the Common Stock, or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

          (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

     (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion or exchange of the Preferred Stock pursuant to
Section 6(a) or 7, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

     (j) The issuance or delivery of certificates for Common Stock upon the conversion or exchange of shares of Preferred Stock pursuant to Section 6(a) or 7 shall be made without charge to the converting holder of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

Section 7. Mandatory Conversion.

     (a) If for sixty (60) consecutive Trading Days the Market Price of the Common Stock at the end of each such Trading Day during such period exceeds the Conversion Price in effect on each such Trading Day, then on the Business Day next succeeding such sixty (60) day period (the "Sixty Day Conversion Date"), the outstanding shares of Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 6(f), to the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price in effect on the Sixty Day Conversion Date.

     (b) Any shares of Preferred Stock that have not been converted into shares of Common Stock pursuant to the terms of this Certificate of Designation on that date which is three (3) years following the Issue Date (the "Three Year Conversion Date") shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 6(f), to the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the Current Market Price in effect on the Three Year Conversion Date (the "Three Year Conversion Price"). Notwithstanding the foregoing, (x) the Three Year Conversion Price shall in no event be less than $11.50, subject to adjustment on the same basis as the Conversion Price pursuant to Section 6(c), and (y) in the event that (A) the Three Year Conversion Price is less than the Market Price on the Issue Date, subject to adjustment on the same basis as the Conversion Price pursuant to Section 6(c), and (B) the Nasdaq Composite Index ("IXIC") as of the close of business on the Three Year Conversion Date is eighty-five percent (85%) or less than the IXIC as of the close of business on the Issue Date (the difference between one hundred percent (100%) and such percentage is hereinafter referred to as the "Market Correction Percentage"), then the Three Year Conversion Price shall be increased by a percentage equal to that portion of the Market Correction Percentage in excess of fifteen percent (15%). Notwithstanding the foregoing, in no event, shall the Three Year Conversion Price be greater than the Conversion Price, subject to adjustment pursuant to Section 6(c), on the Three Year Conversion Date.

     (c) Within ten (10) Business Days after the Sixty Day Conversion Date or the Three Year Conversion Date, as applicable, the Corporation shall deliver to each holder of Preferred Stock being converted (i) an officer's certificate attesting to the satisfaction of the condition precedent to mandatory conversion and (ii) a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Preferred Stock have been converted in accordance with this Section 7. Such conversion shall be deemed to have been made immediately prior to the close of business on the Sixty Day Conversion Date or the Three Year Conversion Date, as applicable, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares of Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time.

     (d) Notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Sixty Day Conversion Date or the Three Year Conversion Date, as applicable, (i) the shares represented thereby shall no longer be deemed outstanding, and (ii) all rights of the holders of shares of Preferred Stock to be converted shall cease and terminate, excepting only the right to receive the shares of Common Stock to which such holder is entitled under this Section 7 and any dividends or other distributions thereon; provided, however, that if the Corporation shall default in the execution and delivery of the shares of Common Stock, the shares of Preferred Stock that were to be converted shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Preferred Stock.

     (e) Notice of a conversion of shares of Preferred Stock pursuant to Section 7(a) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, regulation or securities exchange requirement).

Section 8. Certain Restrictions.

     Whenever the Corporation shall not have converted or exchanged shares of Preferred Stock at a time required by Section 6 or 7, at such time and thereafter until all conversion and exchange obligations provided in Section 6 or 7 that have come due shall have been satisfied, the Corporation shall not:
(A) declare or pay dividends, or make any other distributions, on any shares of its capital stock or (B) redeem, convert, purchase or otherwise acquire for consideration any shares of its capital stock.

Section 9. Certain Remedies.

     Any registered holder of Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

Section 10. Definitions.

     For the purposes of this Certificate of Designation of Preferred Stock, the following terms shall have the meanings indicated:

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; provided that for purposes of this Certificate of Designation the initial holders of the Preferred Stock and their respective Affiliates shall not be considered Affiliates of the Corporation.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York, New York or The City of Atlanta, Georgia are authorized or required by law or executive order to close.

          "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Corporation and each other class of capital stock of the Corporation into which such stock is reclassified or reconstituted.

          "Conversion Price" shall mean $20.38, subject to adjustments as set forth in Section 6(c).

          "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of twenty (20) days, ending on such date, which are Trading Days, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

          "Fair Market Value" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction (assuming that the Common Stock is valued "as if fully distributed" so that, among other things, there is no consideration given for minority investment discounts or discounts related to illiquidity or restrictions on transferability).

          "Issue Date" shall mean the original date of issuance of shares of Preferred Stock to the holders pursuant to the Merger Agreement.

          "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock including, without limitation, the Common Stock.

          "Liquidation Preference" with respect to a share of Preferred Stock shall mean $1,000.00.

          "Market Price" shall mean, per share of Common Stock on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by Nasdaq and reported by any member firm of the NYSE, selected by the Corporation. If neither (a), (b) or (c) is applicable, Market Price shall mean the Fair Market Value per share determined in good faith by the Board of Directors of the Corporation unless holders of at least fifteen percent (15%) of the outstanding shares of Preferred Stock request that the Corporation obtain an opinion of a nationally recognized investment banking firm chosen by such holders and the Corporation (at the Corporation's expense), in which event Fair Market Value shall be determined by such investment banking firm.

          "Merger Agreement" shall mean the Agreement and Plan of Merger, dated August 17, 1999, between World Access, Inc., FaciliCom International, Inc., Armstrong International Telecommunications, Inc., Epic Interests, Inc., and BFV Associates, Inc.

          "Nasdaq " shall mean the National Market System of the NASDAQ Stock Market.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Parity Stock" shall mean any capital stock of the Corporation, including the Preferred Stock, ranking on a par upon liquidation, dissolution or winding up with the Preferred Stock.

          "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger) of such entity.

          "Preferred Stock" shall have the meaning set forth in Section 1(a) hereof.

          "Senior Stock" shall mean any capital stock of the Corporation ranking senior to the Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), including, without limitation, the Series A Preferred Stock and the Series B Preferred Stock.

          "Series A Preferred Stock" shall mean the 4.25% Cumulative Senior Perpetual Convertible Preferred Stock, Series A.

          "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Trading Days" shall mean a day on which the national securities exchanges are open for trading.

Section 11. Modification or Amendment.

     Except as specifically set forth herein, modifications or amendments to this Certificate of Designation may be made by the Corporation only with the consent of the holders of more than 50% of the outstanding shares of Preferred Stock.

     IN WITNESS WHEREOF, World Access, Inc. has caused this Certificate to be
duly executed in its corporate name on this   day of           , 1999.

                                          WORLD ACCESS, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT 6.3

     REGISTRATION RIGHTS AGREEMENT, dated as of           , 1999, between WORLD
ACCESS, INC., a Delaware corporation (the "Company"), and ARMSTRONG INTERNATIONAL TELECOMMUNICATIONS, INC., a Delaware corporation, BFV ASSOCIATES, INC., a Delaware corporation, EPIC INTERESTS, INC., a Pennsylvania corporation, and ANAND KUMAR (collectively, the "Stockholders").

     1. Background.  Pursuant to an Agreement and Plan of Merger, dated August
          , 1999, by and among the Company, the Stockholders (other than Anand Kumar) and FaciliCom International, Inc. ("FaciliCom") (the "Merger Agreement"), the Stockholders are to receive, among other things, up to 380,000 shares of the Company's Convertible Preferred Stock, Series C, $.01 par value per share (the amount of such stock issued at Closing, the "Preferred Stock"). The Preferred Stock is convertible into shares of common stock, par value $.01 per share, of WAXS (the "Common Stock") under certain terms and conditions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

     2. Registration Under Securities Act, etc.

          2.1 Registration on Request.

             (a) Request. At any time, or from time to time following the date of this Agreement, one or more holders (the "Initiating Holders") of an aggregate of 25% or more of the total number of shares of Common Stock issued or issuable upon conversion or issued upon exchange of the Preferred Stock may, upon written request, require the Company to effect the registration under the Securities Act of any Registrable Securities held by such Initiating Holders. The Company promptly will given written notice of such requested registration to all other holders of Registrable Securities who may join in such registration. The Company will use its reasonable best efforts to effect, at the earliest possible date, the registration under the Securities Act, including by means of a shelf registration on Form S-3 (or any successor form) pursuant to Rule 415 under the Securities Act if so requested in such request (but only if the Company is then eligible to use such a shelf registration and if Form S-3 (or such successor form) is then available to the Company), of

                (i) the Registrable Securities that the Company has been so requested to register by such Initiating Holders, and

                (ii) all other Registrable Securities that the Company has been requested to register by the Holders thereof (such Holders together with the Initiating Holders hereinafter are referred to as the "Selling Holders") by written request given to the Company within 30 days after the giving of such written notice by the Company of such registration, all to the extent requisite to permit the disposition of the Registrable Securities so to be registered.

             (b) Registration of Other Securities.

                (i) Holders other than the Initiating Holders and holders of other registrable securities with the right to participate in a Company registration statement shall have the right to include their shares of Registrable Securities or other registrable securities, as the case may be, in any registration pursuant to this Section 2.1. In connection with those registrations in which multiple Initiating Holders or holders of other registrable securities with the right to participate in such registration ("piggy-back rights holders") participate, in the event the facilitating broker/dealer or, in an underwritten offering, the lead managing underwriter advises that marketing factors require a limitation on the number of shares to be sold, the number of shares to be included in the sale or underwriting and registration shall be allocated pro rata among the Initiating Holders and the holders seeking registration pursuant to piggy-back registration rights otherwise granted by the Company on the basis of the estimated proceeds from the sale of the securities covered by such registration.

                (ii) The Company shall have the right to cause the registration of additional securities for sale for the account of the Company in any registration of Registrable Securities requested by an Initiating Holder pursuant to this Section 2.1 which involves an underwritten offering; provided, however, that the Company shall not have the right to cause the registration of such additional securities if such Initiating Holders are advised in writing (with a copy to the Company) by the lead managing underwriter designated pursuant to
           Section 2.1(e) that, in such firm's good faith opinion, registration of such securities in addition to those securities otherwise included pursuant to Sections 2(a) and (b) would materially adversely affect the offering and sale of the Registrable Securities then contemplated by such Initiating Holders.

             (c) Registration Statement Form.  Registrations under this Section
        2.1 shall be on such appropriate registration form of the Commission as shall be reasonably selected by the Company.

             (d) Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected:

                (i) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of (x) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (y) 180 days after the effective date of such registration statement with respect to any registration statement filed pursuant to Rule 415 under the Securities Act,

                (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to any of the Selling Holders and has not thereafter become effective,

                (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of any of the Selling Holders, or

                (iv) if, when effective, it includes fewer than seventy-five (75%) percent of the number of shares of Registrable Securities of the Initiating Holders which were the subject matter of the request.

             (e) Selection of Underwriters. The underwriter or underwriters of each underwritten offering of Registrable Securities so to be registered pursuant to this Section 2.1 shall be selected by the holders of more than 50% of the Registrable Securities to be included in such registration and shall be reasonably acceptable to the Company.

             (f) Request to Withdraw Registration Statement. Notwithstanding anything in Section 2.1(d) to the contrary, if the total number of Registrable Securities requested by the Initiating Holders to be included in such registration cannot be included as provided in Section 2.1(b), then the Initiating Holders owning 66 2/3 of the shares of Common Stock originally proposed to be registered shall have the right to withdraw their request for registration by giving written notice to the Company within ten days after receipt of notice from the Company of a pro rata cutback in the number of shares of Registrable Securities to be offered and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 2.1 hereof.

             (g) Limitations on Registration on Request. Notwithstanding anything in this Section 2.1 to the contrary, in no event will the Company be required to (i) effect, in the aggregate, more than four registrations pursuant to this Section 2.1 or (ii) effect more than one registration pursuant to this Section 2.1 within any 12-month period occurring immediately subsequent to the effectiveness (within the meaning of Section 2.1(d)) of a registration statement filed pursuant to this Section 2.1.

             (h) Listing. The Company shall list the Registrable Securities subject to Section 2.1(a) on the Nasdaq Stock Market or any national securities exchange where the Company's Common Stock is then listed.

             (i) Expenses. The Company will pay all Registration Expenses (except for any underwriting commissions or discounts) in connection with the first and second registrations requested pursuant to this
        Section 2.1. Each Holder of Registrable Securities whose Registrable Securities are included in the third and fourth registrations requested pursuant to this Section 2.1 shall pay its proportionate share of the Registration Expenses (including any underwriting commissions or discounts) on the basis of such Holder's share of the gross proceeds from the sale of its Registrable Securities under such registrations.

     2.2 Piggyback Registration.

          (a) Right to Include Registrable Securities. If the Company at any time proposes to register any shares of Common Stock or any securities convertible into Common Stock under the Securities Act by registration on any form other than Forms S-4 or S-8 (or successor forms), whether or not for sale for its own account, it will each such time give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 2.2. Upon the written request of any such Holder (a "Requesting Holder") made as promptly as practicable and in any event within 30 days after the receipt of any such notice, the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Requesting Holders thereof; provided, however, that prior to the effective date of an underwritten registration statement filed in connection with such registration, immediately upon notification to the Company from the managing underwriter of the price at which such securities are to be sold, if such price is below the price that any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, the Company shall so advise such Requesting Holder of such price, and such Requesting Holder shall then have the right to withdraw its request to have its Registrable Securities included in such registration statement; provided further, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder or Holders of Registrable Securities entitled to do so to cause such registration to be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1.

             (b) Priority in Piggyback Registrations. If the managing underwriter of any underwritten offering shall inform the Company by letter of its opinion that the number of Registrable Securities requested to be included in such registration would materially adversely affect such offering, and the Company has so advised the Requesting Holders in writing, then the Company will include in such registration, to the extent of the number and type that the Company is so advised can be sold in (or during the time of) such offering, and subject to the rights described in Section 2.1(f) of that certain Registration Rights Agreement, dated as of April 21, 1999, between the Company and The 1818 Fund III, L.P., first, all securities proposed by the Company to be sold for its own account, second such Registrable Securities requested to be included in such registration pursuant to this Agreement and securities of other Persons who have the right pursuant to agreements with the Company to require that their securities be included in such registration, pro rata on the basis of the estimated proceeds from the sale thereof, and third, all other securities proposed to be registered.

             (c) Expenses. The Company will pay all Registration Expenses in connection with any registration effected pursuant to this Section 2.2.

          2.3 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will, as expeditiously as possible:

                (i) prepare and (within 90 days after the end of the period within which requests for registration may be given to the Company or in any event as soon thereafter as practicable) file with the commission the requisite registration statement to effect such registration and thereafter use its reasonable best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities that are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities that are Registrable Securities) and any time prior to the effective date of the registration statement relating thereto;

                (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of (a) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (b) 180 days after the effective date of such registration statement with respect to any registration statement filed pursuant to Rule 415 under the Securities Act if the Company is eligible to file a registration statement on Form S-3, in which case the Company shall use its best efforts to keep the registration statement effective and updated during such period;

                (iii) provide to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                (iv) use its reasonable best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (z) to take any other action that may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                (v) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                (vi) in the case of an underwritten or "best efforts" offering, furnish at the effective date of such registration statement to each seller of Registrable Securities, and each such seller's underwriters, if any, a signed counterpart of:

                    (A) an opinion of counsel for the Company, dated the
               effective date of such registration statement and, if applicable, the date of the closing under the underwriting agreement; and

                    (B) a "comfort" letter signed by the independent public
               accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement,

           covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' comfort letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as the underwriters may reasonably request;

                (vii) cause representatives of the Company to participate in any "road show" or "road shows" reasonably requested by any underwriter of an underwritten or "best efforts" offering of any Registrable Securities;

                (viii) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event (including those events referred to in Section 2.6) as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller, subject to the provisions of Section 2.6, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary to that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein no misleading in the light of the circumstances under which they were made;

                (ix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and, if required, make available to its Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
           Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus;

                (x) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

                (xi) use its reasonable best efforts to list all Registrable Securities covered by such registration statement on the Nasdaq Stock Market, Inc. or any national securities exchange on which Registrable Securities of the same class covered by such registration statement are then listed and, if no such Registrable Securities are so listed, on the Nasdaq Stock Market, Inc. or any national securities exchange on which the Common Stock is then listed.

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          The Company may require each seller of Registrable Securities as to which any registration is being effected to promptly furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing; provided, that any such information or questionnaires shall be given or made by a seller of Registrable Securities without representation or warranty of any kind whatsoever except representations with respect to the identify of such seller, such seller's Registrable Securities and such seller's intended method of distribution or any other representations required by applicable law.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (viii) of this Section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of this Section 2.3 and Section 2.6 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     2.4 Underwritten Offerings.

          (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by Holders of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will use its reasonable best efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitations, indemnities to the effect and to the extent provided in Section 2.7. The Holders of the Registrable Securities proposed to be sold by such underwriters will reasonably cooperate with the Company in the negotiation of the underwriting agreement. Such Holders of Registrable Securities to be sold by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities. No holder of Registrable Securities shall be required to make any representations or warranties to, or agreements with, the Company other than representations, warranties or agreements regarding the identity of such holder, such holder's Registrable Securities and such holder's intended method of distribution or any other representations required by applicable law.

          (b) Piggyback Underwritten Offerings. If the Company proposes to register any of its securities under the Securities Act as contemplated by
     Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Requesting Holder of Registrable Securities, use its reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters, subject to the provisions of Section 2.2(b). The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities. No holder of Registrable Securities shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding the identity of such holder, such holder's Registrable Securities and such holder's intended method of distribution or any other representations required by applicable law.
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          (c) Underwriting Discounts and Commission.  The Holders of Registrable
     Securities sold in any offering pursuant to Section 2.4(a) or Section
     2.4(b) shall pay all underwriting discounts and commissions of the underwriter or underwriters with respect to the Registrable Securities sold thereby.

     2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.6 Limitations, Conditions and Qualifications to Obligations under Registration Covenants. Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the Company shall not be required to file a Registration Statement, amendment or post-effective amendment thereto or prospectus supplement or to supplement or amend any Registration Statement if the Company is then involved in discussions concerning, or otherwise engaged in, an acquisition, disposition, financing or other material transaction if the Company determines in good faith that the making of such a filing, supplement or amendment at such time would materially adversely effect or interfere with such transaction so long as the Company shall, as soon as practicable thereafter (but in no event more than 90 days thereafter) make such filing, supplement or amendment. The Company shall promptly give the Holders of Registrable Securities written notice of such postponement, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. Upon receipt by a Holder of notice of an event of the kind described in this Section 2.6, such Holder shall forthwith discontinue such Holder's disposition of Registrable Securities until such Holder's receipt of notice from the Company that such disposition may continue and of any supplemented or amended prospectus indicated in such notice. If the Company postpones the filing of a registration statement, Holders of Registrable Securities requesting registration thereof pursuant to Section 2.1, representing not less then 331/3% of the Registrable Securities with respect to which registration has been requested and constituting not less than 662/3% of the Initiating Holders, shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which Holders of Registrable Securities are entitled pursuant to Section 2.1.

     2.7 Indemnification.

          (a) Indemnification by the Company. The Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2.1 or 2.2, each seller of any Registrable Securities covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, and their respective directors, officers, partners, members, agents and affiliates against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or any such director, officer, partner, member, agent, affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel (including those incurred in connection with any claim for indemnity hereunder), insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such seller or underwriter and each such director, officer, partner, member, agent, affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in
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

     connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may have been supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission were corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, member, agent or controlling person and shall survive the transfer of such securities by such seller.

          (b) Indemnification by the Sellers. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.7(a)) the Company and its respective directors, officers, partners, members, agents and affiliates and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 2.7(b) shall be limited to the amount of the net proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.7(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (i) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (ii) any conflict or potential conflict exists between the
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

     Company and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay the reasonable fees and actual expenses under this Section 2.7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

          (d) Contribution.  If the indemnification provided for in this Section
     2.7 shall for any reason be held by a court to be unavailable to an indemnified party under Section 2.7(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 2.7(a) or (b), the indemnified party and the indemnifying party under Section 2.7(a) or (b) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same, including those incurred in connection with any claim for indemnity hereunder), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omission which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations, or
     (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement; provided, however, that for purposes of this clause (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such prospective sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this Section 2.7(d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

          (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 2.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

          (f) Indemnification Payments. The indemnification and contribution required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the common stock, par value $.01 per share, and each other class of capital stock of the Company into which such stock is reclassified or reconstituted.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any other similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the

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time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

     "Holder" means the initial holder of Registrable Securities and any subsequent direct or indirect holder of Registrable Securities.

     "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

     "Registrable Securities" means (i) any shares of Common Stock issued or issuable upon conversion or exchange of the Preferred Stock, (ii) any Related Registrable Securities, and (iii) any shares of Common Stock owned by the Stockholders. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act and the purchaser thereof does not receive "restricted securities" as defined in Rule 144, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not, in the opinion of counsel for the Holders, require registration of them under the Securities Act or (d) they shall have ceased to be outstanding. All references to percentages of Registrable Securities shall be calculated pursuant to Section 9.

     "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration and filing fees, all fees of the NYSE, the Nasdaq Stock Market, Inc., other national securities exchanges or the National Association of Securities Dealers, Inc., all fees and expenses of complying with U.S. securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions with respect to the Registrable Securities) and the reasonable fees and expenses of one counsel to the Selling Holders (selected by Selling Holders representing at least 50% of the Registrable Securities covered by such registration) up to a maximum amount of $50,000. Notwithstanding the foregoing, in the event the Company shall determine, in accordance with Section 2.2(a) or
Section 2.6, not to register any securities with respect to which it had given written notice of its intention to so register to Holders of Registrable Securities, all of the costs of the type (and subject to any limitation to the extent) set forth in this definition and incurred by Requesting Holders in connection with such registration on or prior to the date the Company notifies the Requesting Holders of such determination shall be deemed Registration Expenses.

     "Related Registrable Securities" means, with respect to shares of Common Stock issuable upon conversion or exchange of the Preferred Stock, any securities of the Company issued or issuable with respect to such shares of Common Stock by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

     4. Rule 144 and Rule 144A. The Company shall take all actions reasonably necessary to enable Holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the provisions of (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any holder of

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Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     5. Amendments and Waivers. This Agreement may be amended with the written consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of at least 50% of the Registrable Securities affected by such amendment, action or omission to act. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     7. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

             (i) if to the Stockholders, addressed to each of them in the manner set forth in the Merger Agreement, or at such other address as each shall have furnished to the Company in writing in the manner set forth herein;

             (ii) if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing in the manner set forth herein, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

             (iii) if to the Company, addressed to it in the manner set forth in the Merger Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding in the manner set forth herein.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier, if delivered by overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

     8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and permitted assigns and, with respect to the Stockholders, any Holder of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. Except by operation of law, this Agreement may not be assigned by the Company without the prior written consent of the Holders of a majority in interest of the Registrable Securities outstanding at the time such consent is requested.

     9. Calculation of Percentage Interests in Registrable Securities. For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of shares of Registrable Securities consisting of Common Stock outstanding at the time such calculation is made and, if the closing price per share of Common Stock as quoted by the Nasdaq Stock Market, Inc. or any national securities exchange is equal to or greater than the price at which each share of Preferred Stock may be exchanged for or convertible into Common Stock, then the number of shares of Common Stock that may be so received upon such exchange after the exchange or conversion.

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     10. No Inconsistent Agreements.  The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement. Without limiting the generality of the foregoing, the Company will not hereafter enter into any agreement with respect to its securities that grants, or modify any existing agreement with respect to its securities to grant, to the holder of its securities in connection with an incidental registration of such securities higher priority to the rights granted to the Stockholders under Section 2.2(b).

     11. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     12. Certain Distributions. The Company shall not at any time make a distribution on or with respect to the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and such Registrable Securities are not changed or exchanged) of securities of another issuer if Holders of Registrable Securities are entitled to receive such securities in such distribution as Holders of Registrable Securities and any of the securities so distributed are registered under the Securities Act, unless the securities to be distributed to the Holders of Registrable Securities are also registered under the Securities Act.

     13. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Stockholders shall be enforceable to the fullest extent permitted by law.

     14. Entire Agreement. This Agreement, together with the Merger Agreement (including the exhibits and schedules thereto) and the Certificate of Designation, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Merger Agreement (including the exhibits and schedules thereto) and the Certificate of Designation supersede all prior agreements and understandings between the parties with respect to such subject matter.

     15. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     17. Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.

                                          WORLD ACCESS, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          ARMSTRONG INTERNATIONAL
                                          TELECOMMUNICATIONS, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          EPIC INTERESTS, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          BFV ASSOCIATES, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          ANAND KUMAR

                                          By:
                                            ------------------------------------
                                            Anand Kumar

                                                                      APPENDIX B

                                   OPINION OF

                          DONALDSON, LUFKIN & JENRETTE

                             SECURITIES CORPORATION

                                                                 August 17, 1999

Board of Directors
World Access, Inc.
945 East Paces Ferry Road
Suite 2200
Atlanta, GA 30326

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to World Access, Inc. (the "Company") of the consideration to be paid by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of August 17, 1999 (the "Agreement"), by and among the Company, FaciliCom International, Inc. ("FaciliCom") and Armstrong International Telecommunications, Inc., Epic Interests, Inc. and BFV Associates, Inc. (the "Shareholders"), pursuant to which FaciliCom will be merged (the "Merger") with and into the Company.

     Pursuant to the Agreement, all issued and outstanding shares of FaciliCom voting and non-voting common stock will be converted into the right to receive in the aggregate (i) 380,000 shares of the Company's Convertible Preferred Stock, Series C ("Company Preferred Stock") less that number of shares of Company Preferred Stock (on an as converted basis using the Conversion Price (as defined)) as is equal to the number of shares of Company Common Stock to be the subject of any stock options granted by the Company in consideration for the cancellation of FaciliCom stock options and (ii) if the Company has been able to issue and sell shares of the Company's common stock, par value $0.01 per share ("Company Common Stock"), as provided below, on or prior to the Closing Date, an amount in cash equal to the net proceeds from any such sales up to $56 million less the amount of cash to be paid to FaciliCom optionholders in consideration for the cancellation of their options. The Company agrees to use its reasonable best efforts to issue and sell such number of shares of Company Common Stock that will result in net proceeds to the Company of $56 million with such proceeds to be used to satisfy the above cash payment obligations. If the Company is unable to obtain net proceeds of $56 million (the "Cash Shortfall") on or prior to the Closing, then each of the Shareholders and Anand Kumar shall be entitled to receive (i)(A) at the Closing, that number of shares of Company Common Stock as is equal to the amount of the Cash Shortfall that is attributable to each of them as determined by FaciliCom divided by the Market Price (as defined) on the trading day immediately preceding the Closing Date and
(B) the Company shall be obligated to issue to each of the Shareholders and Anand Kumar, provided that such persons shall have contracted to sell all shares of Company Common Stock issued pursuant to clause (A) above, such number of shares of Company Common Stock for resale by such persons as will result, together with the net proceeds from the resale by such persons of any Company Common Stock issued pursuant to clause (A) above or this clause (B), in net cash proceeds to such persons equal to the Cash Shortfall attributable to such persons and (ii) the Company shall be obligated to issue to the FaciliCom optionholders entitled to receive cash in consideration for the cancellation of their options, such number of shares of Company Common Stock for resale by such optionholders as will result in net cash proceeds to each of such persons in an amount equal to the Cash Shortfall that is attributable to each such optionholder as determined by FaciliCom.

     The Company Preferred Stock shall have a liquidation preference of $1,000 per share (up to $380 million in aggregate) and no fixed dividend rate. Each share of the Company Preferred Stock shall be convertible at the option of the holder at a conversion price of $20.38 (subject to antidilution adjustments) (the "Conversion Price"). In addition, if for sixty (60) consecutive trading days, the Market Price (as defined) of Company Common Stock for each day of such period exceeds the Conversion Price, then each share of the Company Preferred Stock shall automatically be converted into Company Common Stock at the Conversion Price. Three years from the issue date (the "Three Year Conversion Date"), any outstanding shares of Company Preferred Stock shall automatically be converted into Company Common Stock at the Current Market Price (as defined) in effect on the Three Year Conversion Date (the "Three Year Conversion Price"), provided that (i) the Three Year Conversion Price shall in no event be less than $11.50 (subject to antidilution adjustments) and (ii) in the event that (A) the Three Year Conversion Price is less than the Market Price (subject to antidilution adjustments) on the issue date of the Company Preferred Stock and (B) the Nasdaq Composite Index ("IXIC") as of the close of business on the Three Year Conversion Date is eighty-five percent (85%) or less than the IXIC as of the close of the business on the issue date of the Company Preferred Stock (the difference between one hundred percent (100%) and such percentage is referred to as the "Market Correction Percentage"), then the Three Year Conversion Price shall be increased by a percentage equal to that portion of the Market Correction Percentage in excess of fifteen percent (15%). Not withstanding the foregoing, in no event shall the Three Year Conversion Price be greater than the Conversion Price on the Three Year Conversion Date. "Market Price" on any date shall mean the closing price of the Company Common Stock on such date or if there is no such price, shall have the meaning as otherwise set forth in the Certificate of Designation of the Company Preferred Stock. "Current Market Price" on any date shall mean the average daily Market Price of the Company Common Stock for those days during the period of twenty (20) trading days ending on such date or shall have the meaning as otherwise set forth in the Certificate of Designation of the Company Preferred Stock. The Company Preferred Stock shall be entitled, voting as a separate series, to elect 4 directors (and shall not be entitled to vote with respect to any other directors) so long as at least 15% of the originally issued Company Preferred Stock is issued and outstanding, subject to certain exceptions.

     In addition, the Company has advised us that under the terms of the Share Exchange Agreement and Plan of Merger and Reorganization, dated May 12, 1998, by and among the Company, WA Telecom Products Co., Inc. f/k/a/ World Access, Inc. ("Old World Access"), Cherry Communications U.K. Limited ("Cherry U.K.") and the shareholder of Cherry U.K. (the "Cherry Shareholder"), pursuant to which the Company acquired Cherry U.K., and under the terms of the Agreement and Plan of Merger and Reorganization, dated May 12, 1998, by and among the Company, Old World Access, WA Merger Corp. and Cherry Communications Incorporated d/b/a Resurgens Communications Group ("Resurgens") pursuant to which the Company acquired Resurgens, the Company will as a result of the Merger be required to release to the shareholders of Resurgens an additional 7.5 million shares of Company Common Stock.

     In arriving at our opinion, we have reviewed the draft dated August 17, 1999 of the Agreement and the draft dated August 17, 1999 of the Certificate of Designation of Convertible Preferred Stock, Series C. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and FaciliCom including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of FaciliCom for the period beginning January 1, 1999 and ending December 31, 2003 prepared by the management of FaciliCom and certain financial projections of the Company for the period beginning January 1, 1999 and ending December 31, 2003 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company and FaciliCom with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of the Company, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and FaciliCom or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the management of the Company of the operating synergies achievable as a result of the Merger and upon our discussion of such synergies with the management of FaciliCom. With respect to the financial projections supplied to us, we have relied on representations that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and FaciliCom as to the future operating and financial performance of the Company and FaciliCom, respectively. We have not assumed any responsibility for making any independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which the Company's securities will actually trade at any time. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be paid by the Company pursuant to the Agreement is fair to the Company from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By:     /s/ MICHAEL CONNOLLY
                                            ------------------------------------
                                                      Michael Connolly
                                                       Vice President

                                                                      APPENDIX C

                                VOTING AGREEMENT

     This AGREEMENT dated as of August 17, 1999, among FaciliCom International, Inc., a Delaware corporation ("FCI"), and Armstrong International Telecommunications, Inc., a Delaware corporation ("AIT"), BFV Associates, Inc., a Delaware corporation ("BFV"), and Epic Interests, Inc., a Pennsylvania corporation ("Epic") (each, an "FCI Shareholder" and, collectively, the "FCI Shareholders"), and the parties listed on Schedule A hereto (each, a "WAXS Shareholder" and, collectively, the "WAXS Shareholders").

     WHEREAS, World Access, Inc., a Delaware corporation ("WAXS"), FCI and the FCI Shareholders propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for a merger (the "Merger") of FCI with and into WAXS, upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, each WAXS Shareholder owns, of record or beneficially, at least the number of shares of WAXS Common Stock or Series A Preferred Stock (the "WAXS Capital Stock") set forth opposite such WAXS Shareholder's name on Schedule A hereto (such shares of WAXS Capital Stock, together with any other shares of WAXS Capital Stock or Series B Preferred Stock of which such WAXS Shareholder acquires beneficial ownership after the date hereof and during the term of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise, being collectively referred to herein as the "Subject Shares"); and

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, FCI and the FCI Shareholders have requested that the WAXS Shareholders enter into this Agreement.

     NOW, THEREFORE, to induce FCI and the FCI Shareholders to enter into, and in consideration of entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

          1. Representations and Warranties of the WAXS Shareholders.

             (a) Representations and Warranties of the WAXS Shareholders. Each WAXS Shareholder hereby represents and warrants to FCI and the FCI Shareholders as to itself as follows:

                (i) Authority; No Conflicts. Such WAXS Shareholder has the legal capacity (in the case of John D. Phillips) and all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such WAXS Shareholder and constitutes a valid and binding obligation of such WAXS Shareholder enforceable in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally and by general principals of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution of this Agreement by such WAXS Shareholder and the consummation by such WAXS Shareholder of the transactions contemplated hereby except, in each case, where the failure to make such filings or obtain such permits, authorizations, consents or approvals would not prevent or delay the performance by such WAXS Shareholder of its obligations under this Agreement. None of the execution and delivery of this Agreement by such WAXS Shareholder, the consummation of the transactions contemplated hereby nor compliance with the terms hereof by such WAXS Shareholder will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation, by-laws or analogous documents of such WAXS Shareholder (other than John D. Phillips) or any other agreement to which such WAXS Shareholder is a party, including any voting agreement, stockholders agreement, voting trust, trust agreement, pledge agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such WAXS Shareholder or to its property or assets except, in each case, for any such conflicts, violations, defaults or other occurrences that would not prevent or delay the performance by such WAXS Shareholder of its obligations under this Agreement.

                (ii) The Subject Shares. Such WAXS Shareholder is the record and beneficial owner of (or, in the case of John D. Phillips, has sole direct or indirect voting and dispositive power over), at least the number of Subject Shares set forth opposite such WAXS Shareholder's name on Schedule A hereto, free and clear of any encumbrances, agreements, adverse claims, liens or other arrangements, in each case, with respect to the right to vote or dispose of the Subject Shares, except as set forth on Schedule A. Except as set forth on Schedule A and subject to applicable securities laws, such WAXS Shareholder has the sole right and power to vote and dispose of the Subject Shares. None of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction (excluding applicable securities laws) with respect to the voting or transfer of any of the Subject Shares, except as contemplated by this Agreement or as set forth on Schedule A.

          2. Representations and Warranties of FCI and the FCI
     Shareholders. Each of FCI and the FCI Shareholders hereby represents and warrants to the WAXS Shareholders that it has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by FCI and the FCI Shareholders and constitutes a valid and binding obligation of FCI and the FCI Shareholders enforceable in accordance with its terms. Except as otherwise provided for or disclosed in the Merger Agreement, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other person is necessary for the execution of this Agreement by FCI and the FCI Shareholders and the consummation by them of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by FCI or the FCI Shareholders, the consummation of the transactions contemplated hereby nor the compliance with the terms hereof by FCI or the FCI Shareholders will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation, by-laws, certificate of formation or analogous documents of FCI or any FCI Shareholder or any other agreement to which they are a party, including any voting agreement, stockholders agreement, voting trust, trust agreement, pledge agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license, or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to FCI or any FCI Shareholder or to FCI's or any FCI Shareholders' property or assets.

          3. Covenants of the WAXS Shareholders. Until the termination of this Agreement in accordance with Section 5 hereof, each WAXS Shareholder agrees as follows:

             (a) Voting of Subject Shares. At any meeting of stockholders of WAXS or at any adjournment thereof or in any other circumstances upon which any WAXS Shareholder's vote, consent or other approval (including by written consent) is sought (including, if required, any action taken by the holders of the Series A Preferred Stock acting as a separate class), each such WAXS Shareholder shall vote all of the Subject Shares then beneficially owned by such WAXS Shareholder (i) in favor of the Merger and the adoption and the approval of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement,
        (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of WAXS under the Merger Agreement and

        (iii) against any action or agreement that would materially impede, interfere with, delay or postpone or that would reasonably be expected to discourage the Merger, including, but not limited to: (A) any extraordinary corporate transactions (other than the Merger), such as a merger, consolidation or other business combination involving WAXS or its Subsidiaries, a sale or transfer of a material amount of assets of WAXS or its Subsidiaries or a reorganization, recapitalization or liquidation of WAXS or its Subsidiaries or; (B) any amendment of WAXS' certificate of incorporation or by-laws or other proposal or transaction involving WAXS or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner materially impede, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of WAXS Capital Stock; provided, however, that the restrictions in clause (iii) of this Section 3(a) shall not prevent such WAXS Shareholder from supporting any action, or motion with respect thereto, that is permitted by the Merger Agreement. Each WAXS Shareholder shall not hereafter, unless and until this Agreement terminates pursuant to Section 5 hereof, purport to grant (other than through the irrevocable proxy granted in Section 3(b)(1) any proxy or power of attorney with respect to any of the Subject Shares, deposit any of the Subject Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Subject Shares, in each case only to the extent it relates to the matters referred to in the preceding sentence.

             (b) Proxies. Each WAXS Shareholder hereby grants to FCI and any individual designated in writing by it, as such WAXS Shareholder's proxy and attorney-in fact (with full power of substitution), for and in the name, place and stead of such WAXS Shareholder, a proxy to vote, or to grant a consent or approval in respect of, all of the Subject Shares then beneficially owned by such WAXS Shareholder in favor of the Merger and the adoption and approval of the Merger Agreement as indicated in
        Section 3(a) above. Each WAXS Shareholder agrees that this proxy shall be irrevocable and coupled with an interest and may under no circumstances be revoked, agrees to take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such WAXS Shareholder with respect to any of the Subject Shares. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.(1)

             (c) Transfer Restrictions. Each WAXS Shareholder agrees from the date hereof until termination of this Agreement not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any of the Subject Shares to any person, (ii) enter into any voting arrangement or understanding, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares only to the extent it relates to the matters referred to in Section 3(a) above or (iii) take any action that would make any of its representations or warranties contained herein untrue or incorrect in any material respect or have the effect of preventing or materially impeding such WAXS Shareholder from performing any of its obligations under this Agreement (other than any exercised options or conversion of Series A Preferred Stock into WAXS Common Stock).

          4. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

          5. Termination. This Agreement shall terminate, and no party hereto shall have any rights or obligations hereunder, upon the first to occur of
     (a) the Effective Time of the Merger, (b) the termination of the Merger Agreement in accordance with its terms, and (c) February 28, 2000.

---------------

1 The 1818 Fund III, L.P. did not agree to this provision.

          6. General Provisions.

             (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

             (b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               if to FCI or the FCI Shareholders:
                   FaciliCom International, Inc.
                   1401 New York Avenue, N.W., 9th Floor
                   Washington, D.C. 20005
                   Attention: Walter J. Burmeister
                   Facsimile: (202) 496-1109

               and
                   Armstrong International Telecommunications, Inc. One Armstrong Place
                   Butler, PA 16001
                   Attention: Kirby J. Campbell
                   Facsimile: (724) 283-2602

               with a copy to:
                   Simpson Thacher & Bartlett
                   425 Lexington Avenue
                   New York, NY 10017
                   Attention: Alan M. Klein, Esq.
                   Facsimile: (212) 455-2502

               if to the WAXS Shareholders, to:
                   John D. Phillips
                   World Access, Inc.
                   Resurgens Plaza, Suite 2210
                   945 East Paces Ferry Road
                   Atlanta, Georgia 30326
                   Attention: W. Tod Chmar
                   Facsimile: (404) 233-2280

               with a copy to
                   Long Aldridge & Norman LLP
                   303 Peachtree Street, Suite 5300
                   Atlanta, Georgia 30308
                   Attention: H. Franklin Layson
                   Facsimile: (404) 527-4198

               and
                   MCI WORLDCOM, INC.
                   500 Clinton Center Dr.
                   Clinton, MS 39056
                   Attention: David Myers
                   Facsimile: (601) 460-8190
               and
                   The 1818 Fund III, L.P.
                   c/o Brown Brothers Harriman & Co.
                   59 Wall Street
                   New York, New York 10005
                   Attention: Lawrence C. Tucker
                   Facsimile: (212) 493-8429

               with a copy to
                   Paul, Weiss, Rifkind, Wharton & Garrison
                   1285 Avenue of the Americas
                   New York, New York 10019-6064
                   Attention: Marilyn Sobel, Esq.
                   Facsimile: (212) 757-3990

             (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

             (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

             (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

             (f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          7. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy to which it may be entitled, at law or in equity, the parties shall be entitled to the remedy of specific performance of the covenants and agreements contained herein and injunctive and other equitable relief.

          8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto. Except as provided in the preceding sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies or any nature whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, each of the WAXS Shareholders, FCI, and the FCI Shareholders have caused this Agreement to be signed by its signatory thereunto duly authorized, as of the date first written above.

                                          WORLDCOM NETWORK SERVICES, INC.

                                          By:      /s/ DAVID E. MYERS
                                            ------------------------------------
                                            Name: David E. Myers
                                            Title: Vice President and Controller

                                          THE 1818 FUND III, L.P.

                                          By: Brown Brothers Harriman & Co.,
                                            its General Partner

                                          By:    /s/ LAWRENCE C. TUCKER
                                            ------------------------------------
                                            Name: Lawrence C. Tucker
                                            Title: Partner

                                          JOHN D. PHILLIPS

                                          By:     /s/ JOHN D. PHILLIPS
                                            ------------------------------------
                                            Name: John D. Phillips

                                          FACILICOM INTERNATIONAL, INC.

                                          By:   /s/ WALTER J. BURMEISTER
                                            ------------------------------------
                                            Name: Walter J. Burmeister
                                            Title: President

                                          ARMSTRONG INTERNATIONAL
                                          TELECOMMUNICATIONS, INC.

                                          By:     /s/ KIRBY J. CAMPBELL
                                            ------------------------------------
                                            Name: Kirby J. Campbell
                                            Title: Chief Executive Officer

                                          BFV ASSOCIATES, INC.

                                          By:   /s/ WALTER J. BURMEISTER
                                            ------------------------------------
                                            Name: Walter J. Burmeister
                                            Title:  President

                                          EPIC INTERESTS, INC.

                                          By:       /s/ ROBERT L. REED
                                              ----------------------------------
                                            Name: Robert L. Reed
                                            Title:  President

                                   SCHEDULE A

WAXS SHAREHOLDER
WorldCom Network Services, Inc...............                    1,310,430
                                                        Shares of WAXS Common Stock
The 1818 Fund III, L.P.......................                     50,000
                                                    Shares of Series A Preferred Stock
                                                   which are convertible into 4,347,826
                                                     Shares of WAXS Common Stock(3)(4)
John D. Phillips.............................                    1,875,000
                                                     Shares of WAXS Common Stock(1)(2)

---------------

(1) Of the shares indicated, 937,500 shares are owned of record by Renaissance Partners II, a Georgia general partnership, and 937,500 shares are owned of record by Resurgens Partners, LLC, a Georgia limited liability company. Renaissance Partners II is the manager of Resurgens Partners, LLC and, as such, has sole voting and, except as noted below, dispositive power over the shares of WAXS Common Stock owned of record by Resurgens Partners, LLC. John
    D. Phillips beneficially owns a majority of the general partnership interests of Renaissance Partners II and, as such, has sole voting and, except as noted below, dispositive power over the shares of WAXS Common Stock owned of record by Resurgens Partners, LLC. Of the aggregate 1,875,000 shares of WAXS Common Stock owned of record by Renaissance Partners II and Resurgens Partners, LLC, an aggregate of 1,250,000 shares (625,000 owned of record by each of Renaissance Partners II and Resurgens Partners, LLC) are held in escrow pursuant to the Share Exchange Agreement and Plan of Reorganization, dated May 12, 1998, between WAXS, WAXS Inc., Cherry Communications, U.K. Limited and Renaissance Partners II (the "Share Exchange Agreement") and the Agreement and Plan of Reorganization, dated May 12, 1998, between WAXS, WAXS Inc., WA Merger Corp. and Cherry Communications Incorporated (the "Agreement"). The shares held in escrow pursuant to the Share Exchange Agreement and the Agreement are subject to transfer restrictions.
(2) John D. Phillips has options to acquire 167,340 shares of WAXS Common Stock.
(3) The 1818 Fund III, L.P. reports shared voting and dispositive power over such securities with Brown Brothers Harriman & Co., Lawrence C. Tucker and
    T. Michael Long.
(4) The 1818 Fund III, L.P. also holds an option to purchase up to an additional 20,000 shares of Series A Preferred Stock which are convertible into 1,739,130 shares of WAXS Common Stock.

                               WORLD ACCESS, INC.

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON DECEMBER 7, 1999


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF WORLD ACCESS, INC.

    The Board of Directors of World Access, Inc. recommends that you vote FOR the Merger Proposal

[x] Please mark votes as in this example.

    The Merger Proposal: Approval of the adoption of the Agreement and Plan of Merger, dated as of August 17, 1999, among World Access, Inc., FaciliCom International, Inc., Armstrong International Telecommunications, Inc., Epic Interests, Inc. and BFV Associates, Inc., pursuant to which FaciliCom International, Inc. will be merged with and into World Access, Inc., and the transactions contemplated thereby.

    FOR  [ ]                    AGAINST  [ ]                    ABSTAIN  [ ]


    The undersigned appoints W. Tod Chmar and Mark A. Gergel, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified hereon at the Special Meeting of Stockholders (the "Meeting") of World Access, Inc. to be held on December 7, 1999 at 11:00 a.m. local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the Meeting, to act in their discretion upon any other matter or matters that may properly be brought before the Meeting and to appear and vote all the shares of Common Stock, 4.25% Cumulative Senior Perpetual Convertible Preferred Stock, Series A, or 4.25% Cumulative Junior Convertible Preferred Stock, Series B, of World Access, Inc. that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Meeting.


    UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED "FOR" THE FOREGOING PROPOSAL.

                                                  ------------------------------

                                                  Signature

                                                  ------------------------------
                                                  Signature (if jointly held)

                                                  Dated:
                                                  ------------------------------

                                                  PLEASE DATE AND SIGN AS NAME
                                                  APPEARS HEREON. WHEN SIGNING
                                                  AS EXECUTOR, ADMINISTRATOR,
                                                  TRUSTEE, GUARDIAN OR ATTORNEY,
                                                  PLEASE GIVE FULL TITLE AS
                                                  SUCH. IF A CORPORATION, PLEASE
                                                  SIGN IN FULL CORPORATE NAME BY
                                                  PRESIDENT OR OTHER AUTHORIZED
                                                  CORPORATE OFFICER. IF A
                                                  PARTNER-SHIP, PLEASE SIGN IN
                                                  PARTNERSHIP NAME BY AUTHORIZED
                                                  PERSON. JOINT OWNERS SHOULD
                                                  EACH SIGN.